Exhibit 13

VRDP SHARES FEE AGREEMENT

dated as of

June 30, 2011

between

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.
as Issuer

and

BANK OF AMERICA, N.A.
as Liquidity Provider

BlackRock MuniHoldings New Jersey Quality Fund, Inc.
Series W-7
Variable Rate Demand Preferred Shares (“VRDP Shares”)

Schedule I	—	Description of VRDP Shares; Initial Remarketing Agent
Schedule II	—	Litigation
Exhibit A	—	Forms of Opinions of Counsel for the Fund and the Investment Adviser
Exhibit A-1	—	Form of Corporate Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit A-2	—	Form of Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit A-3	—	Form of Opinion of Maryland Counsel to the Fund
Exhibit A-4	—	Form of In-House Counsel Opinion for the Investment Adviser
Exhibit A-5	—	Form of Negative Assurance Letter of Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit B	—	Forms of Opinions of Counsel for the Liquidity Provider and the Remarketing Agent
Exhibit B-1	—	Form of Opinion of Ashurst LLP as counsel to the Liquidity Provider
Exhibit B-2	—	Form of Opinion of In-house Counsel with respect to bank regulatory matters
Exhibit B-3	—	Form of Opinion of Ashurst LLP as counsel to the Remarketing Agent
Exhibit C	—	Form of Opinion of Counsel for the Tender and Paying Agent
Exhibit D	—	Eligible Assets
Exhibit E	—	Form of Related Documents
Exhibit E-1	—	Form of VRDP Shares Purchase Agreement
Exhibit E-2	—	Form of VRDP Shares Remarketing Agreement
Exhibit E-3	—	Form of Tender and Paying Agent Agreement
Exhibit E-4	—	Form of Placement Agreement
Exhibit E-5	—	Form of Articles Supplementary
Exhibit E-6	—	Form of VRDP Shares

VRDP SHARES FEE AGREEMENT

VRDP SHARES FEE AGREEMENT dated as of June 30, 2011, between BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC., a closed-end investment company organized as a Maryland corporation, as issuer (the “Fund”), and BANK OF AMERICA, N.A., a national banking association, including its successors and assigns, as liquidity provider (the “Liquidity Provider”).

WHEREAS, the Fund has authorized the issuance of its Variable Rate Demand Preferred Shares, as set forth on Schedule I hereto, which are subject to this Agreement (the “VRDP Shares”);

WHEREAS, the Fund wishes to enhance the liquidity of the VRDP Shares by providing for the right of Holders and Beneficial Owners (as defined below) to sell pursuant to the Articles Supplementary (as defined below) and the obligation of the Liquidity Provider to purchase VRDP Shares pursuant to the Purchase Obligation (as defined below);

WHEREAS, the original issuance and sale of the VRDP Shares by the Fund is conditioned upon, and subject to, the Purchase Obligation being in effect with respect to the VRDP Shares; and

WHEREAS, the Articles Supplementary provides that the Fund for the benefit of the Holders and Beneficial Owners of VRDP Shares shall (i) maintain a VRDP Shares Purchase Agreement (as defined below) providing a Purchase Obligation on an ongoing basis to the extent that the Fund can do so on a commercially reasonable basis, and (ii) provide Holders and Beneficial Owners with advance notice of any termination of the Purchase Obligation.

NOW, THEREFORE, in consideration of the respective agreements contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01.Definitions.
The following terms, as used herein, have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Agent Member” means a Person with an account at the Securities Depository that holds one or more VRDP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent and the Tender and Paying Agent with respect to such Beneficial Owner.

“Agreement” means this VRDP Shares Fee Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Alternate VRDP Shares Purchase Agreement” means any agreement with a successor liquidity provider replacing the VRDP Shares Purchase Agreement (or any replacement therefor) upon its termination in accordance with its terms and containing a Purchase Obligation substantially similar to the Purchase Obligation therein, as determined by the Fund.

“AMPS” has the meaning set forth in Section 6.20.

“Applicable Rate” means the dividend rate per annum on any share of VRDP Shares for a Rate Period determined as set forth in Section 2(e)(i) of Part I of the Articles Supplementary or in the definition of “Maximum Rate,” as applicable.

“Articles Supplementary” means the Articles Supplementary Establishing and Fixing the Rights and Preferences of the VRDP Shares.

“Available Commitment” as of any day means, with respect to the VRDP Shares, the sum of the aggregate Liquidation Preference of the VRDP Shares then Outstanding plus all accumulated but unpaid dividends, whether or not earned or declared.

“Basic Maintenance Amount,” as of any Valuation Date, has the meaning set forth in the Rating Agency Guidelines.

“Beneficial Owner” means a Person in whose name VRDP Shares are recorded as beneficial owner of such VRDP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person’s subrogee, including the Liquidity Provider to the extent it is at any time the Beneficial Owner of VRDP Shares (irrespective of any assignment or transfer by the Liquidity Provider of its voting rights).

“Board” means the Board of Directors of the Fund or any duly authorized committee thereof.

“Business Day” means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

“Charter” means the Articles of Incorporation of the Fund, and all amendments thereto, as filed with the Secretary of State of the State of Maryland.

“Closing Date” means the Date of Original Issue of the VRDP Shares subject to the satisfaction of the conditions specified in Section 3.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the shares of common stock, par value $0.10 per share, of the Fund.

“Conditional Acceptance” means a conditional acceptance by the Liquidity Provider of an extension of the Scheduled Termination Date.

“Confidential Information” has the meaning set forth in Section 8.15.

“Custodian” means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Fund as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

“Date of Original Issue,” with respect to the VRDP Shares, means the date on which the Fund initially issued such VRDP Shares.

“Defeased Securities” means a security for which cash, cash equivalents or other eligible property has been pledged in an amount sufficient to make all required payments on such security to and including maturity, in accordance with the instrument governing the issuance of such security.

“Deposit Securities” means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(1)  cash or any cash equivalent;

(2)  any U.S. Government Security;

(3)  any Municipal Obligation that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Obligations with substantially similar terms as of the date of the Articles Supplementary (or such rating’s future equivalent), including (A) any such Municipal Obligation that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Obligation that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;

(4)  any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Obligations or U.S. Government Securities or any combination thereof; or

(5)  any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of the Articles Supplementary (or such rating’s future equivalent).

“Derivative Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, forward swap transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, futures contracts, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Derivative Termination Value” means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivative Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include the Liquidity Provider or an affiliate of the Liquidity Provider).

“Discounted Value” as of any Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines.

“Dividend Payment Date” except as otherwise provided in Section 2(d) of Part I of the Articles Supplementary, means the date that is the first Business Day of each calendar month.

“Dividend Period,” with respect to VRDP Shares, means the period from, and including, the Date of Original Issue of VRDP Shares to, but excluding, the initial Dividend Payment Date for VRDP Shares and any period thereafter from, and including, one Dividend Payment Date for VRDP Shares to, but excluding, the next succeeding Dividend Payment Date for VRDP Shares.

“Effective Leverage Ratio” means the quotient of:

(A)the sum of (i) the aggregate liquidation preference of the Fund’s “senior securities” (as that term is defined in the 1940 Act) that are stock, plus any accumulated but unpaid dividends thereon, excluding, without duplication, (x) any such senior securities for which the Fund has issued a Notice of Redemption and either has delivered Deposit Securities to the Tender and Paying Agent or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (y) the Fund’s outstanding preferred shares to be redeemed in accordance with Section 6.20 of this Agreement with the gross proceeds from the sale of the VRDP Shares, for which the Fund either has delivered Deposit Securities to the Tender and Paying Agent or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption; (ii) the aggregate principal amount of a Fund’s “senior securities representing indebtedness” (as that term is defined in the 1940 Act), plus any accrued but unpaid interest thereon; (iii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Fund (less the aggregate principal amount of any such floating rate trust certificates owned by the Fund and corresponding to the associated residual floating rate trust certificates owned by the Fund); and (iv) the aggregate amount of the Fund's repurchase obligations under repurchase agreements.
divided by

(B)the sum of (i) the Market Value of the Fund’s total assets (including amounts attributable to senior securities but excluding, any assets consisting of Deposit Securities referred to in clauses (i)(x) and (y) of paragraph A above), less the amount of the Fund’s accrued liabilities (which accrued liabilities shall include net obligations of the Fund under each Derivative Contract in an amount equal to the Derivative Termination Value thereof payable by the Fund to the related counterparty), other than liabilities for the aggregate principal amount of senior securities representing indebtedness, and (ii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Fund (less the aggregate principal amount of any such floating rate trust certificates owned by the Fund and corresponding to the associated residual floating rate trust certificates owned by the Fund).

“Effective Leverage Ratio Cure Period” has the meaning set forth in Section 6.18.

“Electronic Means” means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means as set forth in Section 7.02 of the Tender and Paying Agent Agreement or as specified in the related notice.

“Eligible Assets” means the instruments listed on Exhibit D to this Agreement, as amended from time to time with the prior consent of the Liquidity Provider.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Extraordinary Corporate Event” means as to the Liquidity Provider, (i) the consolidation, amalgamation with, or merger with or into or the transfer of all or substantially all of the Liquidity Provider’s assets to another entity, or (ii) the dissolution, for any reason, of the Liquidity Provider other than in connection with the consolidation, amalgamation with, or merger with or into another entity or the transfer of all or substantially all of the Liquidity Provider’s assets; provided, however, that with respect to (i) above, an Extraordinary Corporate Event does not include any of the listed occurrences where (x) the surviving entity, or transferee of all or substantially all of the Liquidity Provider’s assets (a) assumes all of the obligations of the Liquidity Provider under the terms of the VRDP Shares Purchase Agreement and (b) has (i) short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act and (y) the Liquidity Provider has provided notice in writing to the Fund confirming the information described in (x) at least 10 days prior to the scheduled date of the applicable listed occurrence in (i) above.

“Failed Remarketing Condition” means a Failed Remarketing Condition—Purchased VRDP Shares or a Failed Remarketing Condition—Unpurchased VRDP Shares.

“Failed Remarketing Condition—Purchased VRDP Shares” means the Liquidity Provider acquires and continues to be the beneficial owner for federal income tax purposes of any VRDP Shares in connection with purchases made pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) on any Purchase Date including VRDP Shares the Liquidity Provider continues to be the beneficial owner of for federal income tax purposes after the expiration or termination of the VRDP Shares Purchase Agreement.

“Failed Remarketing Condition—Purchased VRDP Shares Redemption” means redemption by the Fund, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed by the Board for redemption, of VRDP Shares that the Liquidity Provider shall have acquired pursuant to the Purchase Obligation and continued to be the beneficial owner of for federal income tax purposes for a continuous period of six months during which such VRDP Shares are tendered for Remarketing on each Business Day in accordance with the Related Documents but cannot be successfully remarketed (i.e., a Failed Remarketing Condition—Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such VRDP Shares), determined by the Fund on a first-in, first-out basis, in accordance with and subject to the provisions of Section 6.21 of this Agreement and the Articles Supplementary.

“Failed Remarketing Condition—Unpurchased VRDP Shares” means that a Beneficial Owner (other than the Liquidity Provider or its affiliates) continues to hold VRDP Shares, that were subject to a Tender in accordance with the VRDP Shares Purchase Agreement, after any Purchase Date as a result of the failure by the Liquidity Provider for any reason to purchase such VRDP Shares pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) (“Unpurchased VRDP Shares”), until such time as all Outstanding Unpurchased VRDP Shares are (i) successfully remarketed pursuant to a Remarketing, (ii) purchased by the Liquidity Provider pursuant to the Purchase Obligation, or (iii) if not successfully remarketed pursuant to a Remarketing or purchased by the Liquidity Provider pursuant to the Purchase Obligation, the subject of a validly tendered Notice of Revocation (or any combination of the foregoing); and any Unpurchased VRDP Shares shall be deemed tendered for Remarketing until the earliest to occur of the foregoing events (i), (ii) or (iii) with respect to such Unpurchased VRDP Shares.

“Final Notice of Purchase” means, in connection with an Optional Tender or a Mandatory Tender, a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members, in the case of an Optional Tender, or Holders, in the case of a Mandatory Tender, if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Purchase Date indicating the number of VRDP Shares to be purchased on such date pursuant to the Purchase Obligation, or, in connection with a Mandatory Purchase, the Mandatory Purchase Notice delivered by the Fund or the Tender and Paying Agent on behalf of the Fund.

“Fitch” means Fitch Ratings, a part of the Fitch Group, which is a majority-owned subsidiary of Fimalac, S.A.

“Fitch Discount Factor” means the discount factors set forth in the Fitch Guidelines for use in calculating the Discounted Value of the Fund’s assets in connection with Fitch ratings of the VRDP Shares at the request of the Fund.

“Fitch Eligible Assets” means assets of the Fund set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund’s assets in connection with Fitch ratings of the VRDP Shares at the request of the Fund

“Fitch Guidelines” means the guidelines applicable to Fitch’s current ratings of the VRDP Shares, provided by Fitch in connection with Fitch’s ratings of shares of a Series of VRDP Shares at the request of the Fund (a copy of which is available on request of the Fund), in effect on the date hereof and as may be amended from time to time, provided, however that any such amendment will not be effective for thirty (30) days from the date that Fitch provides final notice of such amendment to the Fund

“Fund” has the meaning set forth in the preamble to this Agreement.

“Fund Insolvency Event” means that the Fund becomes a debtor under Title 11 of the United States Bankruptcy Code or becomes subject to insolvency or liquidation proceedings under any United States federal or state, or any other law.

“Holder” means a Person in whose name a VRDP Share is registered in the registration books of the Fund maintained by the Tender and Paying Agent.

The word “including” means “including without limitation.”

“Indemnified Persons” means, as applicable, the Fund and its affiliates and directors, officers, partners, employees, agents, representatives and control persons within the meaning of the Exchange Act, entitled to indemnification by the Liquidity Provider, or the Liquidity Provider and its affiliates and directors, officers, partners, employees, agents, representatives and control persons within the meaning of the Exchange Act, entitled to indemnification by the Fund, in each case, under Section 8.03.

“Initial Rate Period” with respect to the VRDP Shares, means the period commencing on and including the Date of Original Issue thereof and ending on, and including, the next succeeding Wednesday, as set forth under "Designation" in the Articles Supplementary.

“Investment Adviser” means BlackRock Advisors LLC, or any successor company or entity.

“Legal Process” has the meaning set forth in Section 8.15.

“Liquidation Preference,” with respect to a given number of VRDP Shares, means $100,000 times that number.

“Liquidity Account” has the meaning set forth in Section 6.22(a).

“Liquidity Account Investments” means Deposit Securities or any other security or investment owned by the Fund that is rated not less than A-/A3 or the equivalent rating (or any such rating’s future equivalent) by each NRSRO then rating such security or investment (or if rated by only one NRSRO, by such NRSRO) or, if no NRSRO is then rating such security, deemed to be, with the prior written consent of the Liquidity Provider, of an equivalent rating by the Investment Adviser on the Fund’s books and records.

“Liquidity Provider” has the meaning set forth in the preamble of this Agreement.

“Liquidity Provider Information” means (i) the  information under the captions “Summary – Liquidity Provider” and “Liquidity Provider” in the Offering Memorandum and (ii) any information in the Remarketing Materials under the caption “Liquidity Provider”, which in each case has been furnished in writing by the Liquidity Provider or its affiliates for inclusion therein (including without limitation through incorporation by reference).

“Liquidity Provider Ratings Event” means the Liquidity Provider shall fail to maintain at any time (i) short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act.

“Liquidity Provider Ratings Event Termination Date” means the date established by the Tender and Paying Agent, acting upon instructions of the Fund pursuant to the Tender and Paying Agent Agreement, for termination of the VRDP Shares Purchase Agreement upon the occurrence of a Liquidity Provider Ratings Event, which date shall be not less than 16 days nor more than 30 days following such Liquidity Provider Ratings Event.

“Liquidity Requirement” has the meaning set forth in Section 6.22(b).

“Managed Assets” means the Fund’s net assets, including assets attributable to any principal amount of any borrowings (including the issuance of commercial paper or notes) or preferred shares outstanding.  For the avoidance of doubt, assets attributable to borrowings includes the portion of the Fund’s assets in a tender option bond trust of which the Fund owns the residual interest (without regard to the value of the residual interest to avoid double counting).

“Mandatory Purchase” means the mandatory purchase of Outstanding VRDP Shares by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement in connection with a Mandatory Purchase Event.

“Mandatory Purchase Date” means the Purchase Date for a Mandatory Purchase in accordance with the Articles Supplementary and the VRDP Shares Purchase Agreement.

“Mandatory Purchase Event” means, (i) in connection with the termination of the VRDP Shares Purchase Agreement due to its expiration as of a Scheduled Termination Date, by the fifteenth day prior to any such Scheduled Termination Date, (a) the Liquidity Provider shall not have agreed to an extension or further extension of the Scheduled Termination Date to a date not earlier than 364 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement then in effect, and (b) the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 364 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement being replaced, or (ii) in connection with the termination of the VRDP Shares Purchase Agreement due to a Liquidity Provider Ratings Event or Related Party Termination Event, by the fifteenth day prior to the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 364 days from the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced.  The Mandatory Purchase Event shall be deemed to occur on such fifteenth day prior to any Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be.

“Mandatory Purchase Notice” means, in connection with the Mandatory Purchase of VRDP Shares, a notice substantially in the form attached to the VRDP Shares Purchase Agreement as Exhibit B, delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider specifying a Mandatory Purchase Date.

“Mandatory Tender,” with respect to a Mandatory Tender Event, means the mandatory tender of all VRDP Shares by Holders for Remarketing, or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider at the Purchase Price pursuant to Section 2 of Part II of the Articles Supplementary and the VRDP Shares Purchase Agreement.

“Mandatory Tender Event” means (a) each failure by the Fund to make a scheduled payment of dividends on a Dividend Payment Date; (b) the occurrence of a Liquidity Provider Ratings Event (which shall constitute a single Mandatory Tender Event upon the occurrence of such Liquidity Provider Ratings Event, whether or not continuing and whether or not such Liquidity Provider Ratings Event also results in a Mandatory Purchase Event; provided that, following restoration of the short-term debt ratings to the requisite level, a subsequent Liquidity Provider Ratings Event shall constitute a new Mandatory Tender Event); (c) in the event of a failure by the Fund to pay the Liquidity Provider the applicable fee when due under the terms of this Agreement if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that such failure to pay such fee constitutes a Mandatory Tender Event; (d) the eighth day prior to the scheduled date of the occurrence of an Extraordinary Corporate Event; (e) the Fund shall have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement by the 15th day prior to the Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced; (f) the Fund shall have provided a Notice of Proposed Special Rate Period in accordance with the Articles Supplementary; or (g) in the event of a breach by the Fund of its Effective Leverage Ratio covenant with the Liquidity Provider set forth in Section 6.18 of this Agreement and the failure to cure such breach within 60 days from the date of such breach (which 60-day period would include the Effective Leverage Ratio Cure Period), if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund and the Tender and Paying Agent that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the Fund curing such breach prior to the delivery date of such notice from the Liquidity Provider).

“Mandatory Tender Notice” means, in connection with the Mandatory Tender of VRDP Shares, a notice, substantially in the form attached to the VRDP Shares Remarketing Agreement as Annex II, delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider specifying a Mandatory Tender Event and Purchase Date.

“Market Value” of any asset of the Fund means the market value thereof determined by an independent third-party pricing service designated pursuant to the Fund’s valuation policies and procedures approved from time to time by the Board for use in connection with the determination of the Fund’s net asset value.  Market Value of any asset shall include any interest or dividends, as applicable, accrued thereon. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available.  Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions.  The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.

“Maximum Rate” with respect to the VRDP Shares, has the meaning specified in the Articles Supplementary.

“Minimum VRDP Shares Asset Coverage” means asset coverage, as defined in Section 18(h) of the 1940 Act as of the date hereof (excluding (1) from the denominator of such asset coverage test (i) any such senior securities for which the Fund has issued a Notice of Redemption and either has delivered Deposit Securities to the Tender and Paying Agent or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (ii) the Fund’s outstanding preferred shares to be redeemed in accordance with Section 6.20 of this Agreement with the gross proceeds from the sale of the VRDP Shares, for which the Fund either has delivered Deposit Securities to the Tender and Paying Agent or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (2) from the numerator of such asset coverage test, any Deposit Securities referred to in the previous clause (1)(i) and (ii)), with such changes thereafter as agreed with the prior written consent of the Liquidity Provider, of at least 200% or such higher percentage as required and specified in this Agreement, but, in any event, not more than 250%, with respect to all outstanding senior securities of the Fund which are stock, including all Outstanding VRDP Shares (or, in each case, if higher, such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

“Minimum VRDP Shares Asset Coverage Cure Date” with respect to the failure by the Fund to maintain the Minimum VRDP Shares Asset Coverage (as required by the Articles Supplementary and this Agreement) as of the last Business Day of each month, means the tenth Business Day of the following month.

“Minimum Rate Period” means any Rate Period consisting of seven Rate Period Days, as adjusted to reflect any changes when the regular day that is a Rate Determination Date is not a Business Day.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors.

“Moody’s Discount Factor” means the discount factors set forth in the Moody’s Guidelines for use in calculating the Discounted Value of the Fund’s assets in connection with Moody’s ratings of the VRDP Shares at the request of the Fund.

“Moody’s Eligible Assets” means assets of the Fund set forth in the Moody’s Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund’s assets in connection with Moody’s ratings of the VRDP Shares at the request of the Fund.

“Moody’s Guidelines” means the guidelines applicable to Moody’s current ratings of the VRDP Shares, provided by Moody's in connection with Moody’s ratings of shares of a Series of VRDP Shares at the request of the Fund (a copy of which is available on request of the Fund), in effect on the date hereof and as may be amended from time to time, provided, however that any such amendment will not be effective for thirty (30) days from the date that Moody's provides final notice of such amendment to the Fund.

 “Municipal Obligations” means Municipal Bonds as described in the Offering Memorandum.

“Notice of Purchase” means, as the context requires, a Preliminary Notice of Purchase or a Final Notice of Purchase, in each case, substantially in the form attached as Exhibit A to the VRDP Shares Purchase Agreement.

“Notice of Redemption” means any notice with respect to the redemption of VRDP Shares pursuant to paragraph (c) of Section 10 of Part I of the Articles Supplementary.

“Notice of Revocation” means, in connection with the revocation by a Beneficial Owner or its Agent Member of its Notice of Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement as Exhibit C, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to revoke the tender of some or all of the VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II of the Articles Supplementary.

“Notice of Tender” means, in connection with an Optional Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement as Exhibit A, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to tender VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II of the Articles Supplementary.

“NRSRO” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, that is not an “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act) of the Fund or the Liquidity Provider, including, at the date hereof, Moody’s and Fitch.

“Offering Memorandum” means the Offering Memorandum of the Fund relating to the offering and sale of the VRDP Shares dated June 29, 2011, as amended, revised or supplemented from time to time, including in connection with any Remarketing, if applicable.

“Optional Tender” means any tender of VRDP Shares by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, other than a Mandatory Tender, for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date, or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider pursuant to Section 2 of Part II of the Articles Supplementary and the VRDP Shares Purchase Agreement.

The word “or” is used in its inclusive sense.

“Other Rating Agency” means each NRSRO, if any, other than Moody’s and Fitch, then providing a rating for the VRDP Shares pursuant to the request of the Fund.

“Other Rating Agency Guidelines” means the guidelines applicable to each Other Rating Agency's ratings of the VRDP Shares, provided by Other Rating Agency in connection with such Other Rating Agency’s ratings of shares of a Series of VRDP Shares at the request of the Fund (a copy of which is available on request of the Fund), as may be amended from time to time, provided, however that any such amendment will not be effective except as agreed between the Other Rating Agency and the Fund.

 “Outstanding” means, as of any date with respect to the VRDP Shares, the number of VRDP Shares theretofore issued by the Fund except, without duplication, (i) any VRDP Shares theretofore cancelled or delivered to the Tender and Paying Agent for cancellation or redemption by the Fund, (ii) any VRDP Shares with respect to which the Fund has given a Notice of Redemption and irrevocably deposited with the Tender and Paying Agent sufficient Deposit Securities to redeem such VRDP Shares, pursuant to Section 10 of Part I of the Articles Supplementary, (iii) any VRDP Shares as to which the Fund shall be a Beneficial Owner, and (iv) any VRDP Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund; provided, however, with respect to clause (ii), any such VRDP Shares will be deemed to be Outstanding for purposes of the VRDP Shares Purchase Agreement until redeemed by the Fund.

“Person” means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Placement Agent” means BlackRock Investments, LLC.

“Placement Agreement” means the placement agreement, dated as of June 28, 2011, between the Fund and the Placement Agent with respect to the offering and sale of the VRDP Shares.

“Preferred Shares” means the preferred shares of the Fund, and includes the VRDP Shares.

“Purchase Date,” with respect to any purchase of VRDP Shares, means (i) in connection with an Optional Tender, the date specified in a Notice of Tender, which date shall be no earlier than the seventh day (or, if such day is not a Business Day, the next succeeding Business Day) following delivery to the Tender and Paying Agent of the Notice of Tender, (ii) in connection with a Mandatory Tender, the date specified in the Mandatory Tender Notice (or, if such day is not a Business Day, the next succeeding Business Day), subject to the immediately succeeding sentence below, or (iii) in connection with a Mandatory Purchase, the Mandatory Purchase Date specified in the Mandatory Purchase Notice (or, if such day is not a Business Day, the next succeeding Business Day).  The Purchase Date in respect of a Mandatory Tender Event shall be not later than seven days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided, that: (A) the Purchase Date in connection with the failure of the Fund to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (B) the Purchase Date in connection with the occurrence of an Extraordinary Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate Event, the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event shall be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender Notice); (C) the Purchase Date in connection with the Fund obtaining an Alternate VRDP Shares Purchase Agreement may not be later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement and the effective date of such Alternate VRDP Shares Purchase Agreement (which may not be later than the termination date of the VRDP Shares Purchase Agreement); and (D) the Purchase Date in connection with a Notice of Proposed Special Rate Period may not be later than the first day of such proposed Special Rate Period.

“Purchase Obligation” means the unconditional and irrevocable obligation of the Liquidity Provider during the term and pursuant to the terms of the VRDP Shares Purchase Agreement to purchase Outstanding VRDP Shares on any Purchase Date at the Purchase Price from Beneficial Owners, in the case of any Optional Tender, and Holders, in the case of any Mandatory Tender or any Mandatory Purchase, in each case following delivery of a Final Notice of Purchase with respect to such VRDP Shares.

“Purchase Price” means an amount equal to the Liquidation Preference of any VRDP Shares to be purchased on a Purchase Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to but excluding, the relevant Purchase Date.

“Purchased VRDP Shares” means all VRDP Shares purchased by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement, so long as the Liquidity Provider continues to be the beneficial owner for federal income tax purposes of such VRDP Shares.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Rate Determination Date” means, with respect to any series of VRDP Shares, the last day of a Rate Period for such series or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that the next succeeding Rate Determination Date will be determined without regard to any prior extension of a Rate Determination Date to a Business Day.

“Rate Period” with respect to the VRDP Shares, means the Initial Rate Period and any Subsequent Rate Period, including any Special Rate Period.

“Rate Period Days” for any Rate Period, means the number of days that would constitute such Rate Period, but for the application of Section 2(d) of Part I of the Articles Supplementary or Section 4(b) of Part I of the Articles Supplementary.

“Rating Agency” means each of Fitch (if Fitch is then rating the VRDP Shares at the request of the Fund), Moody’s (if Moody’s is then rating the VRDP Shares at the request of the Fund) and any Other Rating Agency (if such Other Rating Agency is then rating the VRDP Shares at the request of the Fund).

“Rating Agency Guidelines” means Moody’s Guidelines (if Moody’s is then rating the VRDP Shares at the request of the Fund), Fitch Guidelines (if Fitch is then rating the VRDP Shares at the request of the Fund) and any Other Rating Agency Guidelines (if such Other Rating Agency is then rating the VRDP Shares at the request of the Fund).

“Redemption Date” means any date fixed for redemption in accordance with Section 10(c) of Part I of the Articles Supplementary.

“Redemption Price” means the applicable redemption price specified in Section 10(a) or 10(b) of Part I of the Articles Supplementary.

“Related Documents” means this Agreement, the Charter, the Articles Supplementary, the VRDP Shares, the Placement Agreement, the VRDP Shares Purchase Agreement, the VRDP Shares Remarketing Agreement and the Tender and Paying Agent Agreement.

“Related Party” means a related party for purposes of Section 267(b) or Section 707(b) of the Code, as such provisions may be amended from time to time.

“Related Party Termination Date” means the effective date of the termination of the VRDP Shares Purchase Agreement in accordance with its terms following the occurrence of a Related Party Termination Event.

“Related Party Termination Event” means the Liquidity Provider becoming a Related Party of the Fund other than through the acquisition of VRDP Shares pursuant to the terms of the VRDP Shares Purchase Agreement

“Remarketing” means the remarketing of VRDP Shares by the Remarketing Agent on behalf of the Beneficial Owners thereof pursuant to an Optional Tender or on behalf of the Holders thereof pursuant to a Mandatory Tender, as provided in the VRDP Shares Remarketing Agreement and the Articles Supplementary.

“Remarketing Agent” means, with respect to the VRDP Shares, the Person or Persons designated, with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld) as Remarketing Agent for the VRDP Shares, initially as set forth in Schedule I hereto, and its or their permitted successors and assigns.

“Remarketing Materials” means (i) the Fund’s most recent annual report and, if available, subsequent semi-annual report, which shall be deemed to have been made available upon the electronic availability of any such document on a public website, (ii) the most recent annual and, if available, interim report of the Liquidity Provider, which shall be deemed to have been made available upon the electronic availability of any such document on a public website, (iii) such other publicly available information as the Fund or the Liquidity Provider or the Remarketing Agent, if applicable, may reasonably request from time to time, of the Liquidity Provider, the Fund or the Remarketing Agent, and such other documentation, representations, warranties and certifications as the Fund, the Liquidity Provider or the Remarketing Agent, if applicable, may reasonably request, it being understood that the Fund, the Liquidity Provider or the Remarketing Agent, if applicable, may, in its discretion, determine to deliver to purchasers and prospective purchasers, in connection with the offer and sale of VRDP Shares by the Liquidity Provider, a Remarketing Memorandum, and (iv) such other publicly available information necessary, in the opinion of counsel for the Fund, the Liquidity Provider or the Remarketing Agent, if applicable, to amend or supplement the foregoing materials, in order that the foregoing materials will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time made available to or delivered to a purchaser.

“Remarketing Memorandum” means the Offering Memorandum or any other written communication describing the Fund, the Liquidity Provider and/or the terms of the VRDP Shares and the Purchase Obligation, which has been approved by each party hereto in writing for use in connection with Remarketing prior to its use, which approval shall not be unreasonably withheld or delayed.

“Representatives” has the meaning set forth in Section 8.15.

“Requisite NRSROs” means (i) any two NRSROs that have issued a rating with respect to a security or class of debt obligations of an issuer; or (ii) if only one NRSRO has issued a rating with respect to such security or class of debt obligations of an issuer at the time a purchaser Acquires (as such term is defined from time to time in Rule 2a-7 under the 1940 Act) the security, that NRSRO.

“Scheduled Termination Date” means the date that is 364 days from (and including) the Closing Date, or any succeeding date to which the term of this Agreement is extended pursuant to Section 2.02.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Depository” means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VRDP Shares.

“Special Rate Period” with respect to the VRDP Shares, has the meaning specified in Section 4(a) of Part I of the Articles Supplementary.

“Special Redemption Provisions” has the meaning specified in Section 10(a)(i) of Part I of the Articles Supplementary.

“Subsequent Rate Period” with respect to the VRDP Shares, means the period from, and including, the first day following the Initial Rate Period of the VRDP Shares to, and including, the next Rate Determination Date for the VRDP Shares and any period thereafter from, and including, the first day following a Rate Determination Date for the VRDP Shares to, and including, the next succeeding Rate Determination Date for the VRDP Shares; provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on, and including, the last day of the last Dividend Period thereof; except for Special Rate Periods, each Subsequent Rate Period will be a Minimum Rate Period.

“Tender” means either a Mandatory Tender or an Optional Tender, as applicable.

“Tender and Paying Agent” means The Bank of New York Mellon or, with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld), any successor Person, which has entered into an agreement with the Fund to act in such capacity as the Fund’s tender agent, transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to VRDP Shares.

“Tender and Paying Agent Agreement” means the tender and paying agent agreement, dated as of June 30, 2011, by and between the Fund and the Tender and Paying Agent, as amended, modified or supplemented from time to time, or any similar agreement with a successor tender and paying agent.

“Termination Event” means a termination of this Agreement (a) on a Scheduled Termination Date, as such date may be extended pursuant to the terms hereof, (b) following written notice provided by the Fund pursuant to Section 8.06(b) hereof following the occurrence of a Liquidity Provider Ratings Event at any time during the term hereof or (c) on a Related Party Termination Date.

“Transactions” has the meaning set forth in Section 8.15.

“U.S. Government Securities” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Valuation Date” means, for purposes of determining whether the Fund is maintaining the VRDP Shares Basic Maintenance Amount, each Friday that is a Business Day, or for any Friday that is not a Business Day, the immediately preceding Business Day, and the Date of Original Issue, commencing with the Date of Original Issue.

“VRDP Shares” has the meaning set forth in the preamble to this Agreement.

“VRDP Shares Purchase Agreement” means the VRDP Shares purchase agreement, dated as of June 30, 2011, by and between the Liquidity Provider and the Tender and Paying Agent, as amended, modified or supplemented, or any Alternate VRDP Shares Purchase Agreement.

“VRDP Shares Remarketing Agreement” means the VRDP Shares remarketing agreement with respect to the VRDP Shares, dated as of June 30, 2011, by and between the Fund and the Remarketing Agent, as amended, modified or supplemented from time to time.

“written” or “in writing” means any form of written communication, including communication by means of telex, telecopier or electronic mail.

SECTION 1.02.Incorporation of Certain Definitions by Reference.

Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor (including by incorporation by reference) in the Articles Supplementary.  Any day not referred to herein as a Business Day shall mean a calendar day.

ARTICLE II
PURCHASE OBLIGATION

SECTION 2.01.Commitment to Purchase VRDP Shares; Fees.

(a)The Fund and the Liquidity Provider are entering into this Agreement in connection with the Liquidity Provider’s agreement to provide the Purchase Obligation under the VRDP Shares Purchase Agreement.  The Liquidity Provider agrees that in no event shall amounts paid by it in respect of the Purchase Price be paid from funds or property of the Fund, including, without limitation, any funds derived from funds that the Fund may have on deposit with the Liquidity Provider.  The obligation of the Liquidity Provider to purchase VRDP Shares pursuant to the VRDP Shares Purchase Agreement shall run to the benefit of the Holders and Beneficial Owners of VRDP Shares and shall be unconditional and irrevocable in accordance with the provisions thereof.

(b)Pursuant to the Articles Supplementary, the Fund shall use its best efforts to engage at all times a Remarketing Agent that is a nationally recognized securities dealer with experience in remarketing variable-rate securities whose appointment has been consented to in writing by the Liquidity Provider (which consent shall not be unreasonably withheld) to use its best efforts to find purchasers for all VRDP Shares properly tendered pursuant to a Tender.  All such VRDP Shares shall be remarketed at the Purchase Price of such VRDP Shares.

(c)Upon the occurrence of the Closing Date, the Fund shall use its best efforts to engage at all times a Tender and Paying Agent to perform the duties specified in the Articles Supplementary, the Tender and Paying Agent Agreement and the VRDP Shares Purchase Agreement.

SECTION 2.02.Extension of Scheduled Termination Date.

The Fund shall have the right, exercisable not more than 120 days nor less than 90 days prior to the Scheduled Termination Date, to request that the Liquidity Provider extend the term of such Scheduled Termination Date for an additional period of 364 days or, if mutually agreed upon by the parties hereto, a period greater than 364 days, which request may be conditioned upon terms and conditions that are different from the terms and conditions of this Agreement and the VRDP Shares Purchase Agreement then in effect.  The Liquidity Provider shall, no later than 30 days after receiving such request, notify the Fund and the Tender and Paying Agent of its acceptance or rejection of such request, which acceptance by the Liquidity Provider may be a Conditional Acceptance conditioned upon terms and conditions which are different from the terms and conditions of this Agreement and the VRDP Shares Purchase Agreement then in effect or the terms and conditions proposed by the Fund in making an extension request.  If the Liquidity Provider fails to notify the Fund and the Tender and Paying Agent of its acceptance or rejection of the Fund’s request for extension within such 30-day period, such failure to respond shall constitute a rejection of such request.  If the Liquidity Provider provides a Conditional Acceptance, then the Fund shall have 30 days thereafter to notify the Liquidity Provider and the Tender and Paying Agent of its acceptance or rejection of the terms and conditions specified in the Liquidity Provider’s Conditional Acceptance.  The Fund’s failure to notify the Liquidity Provider and the Tender and Paying Agent within the 30-day period will be deemed a rejection of the terms and conditions specified in the Liquidity Provider’s Conditional Acceptance.  The Fund acknowledges and agrees that the Liquidity Provider may grant or deny any request for extension of the Scheduled Termination Date in its sole and absolute discretion.

SECTION 2.03.Sale of VRDP Shares.

(a)The Liquidity Provider shall make available to the Remarketing Agent those VRDP Shares held by it pursuant to the VRDP Shares Purchase Agreement for Remarketing in accordance with the terms of the VRDP Shares Remarketing Agreement and the remarketing procedures thereunder; provided, however, that the Liquidity Provider expressly reserves the right to sell VRDP Shares held by it at any time to any Person that it reasonably believes is a QIB and by any other means deemed appropriate by the Liquidity Provider in its sole discretion in accordance with applicable law; provided, that the Liquidity Provider shall not sell any VRDP Shares held by it outside of a Remarketing to any Person that is not a registered investment company under the 1940 Act (a "RIC") other than (i) an affiliate of the Liquidity Provider or Remarketing Agent or (ii) in connection with a repurchase financing transaction, without the prior consent of the Fund.  For purposes of the preceding sentence, the Fund's prior consent shall not be unreasonably withheld or delayed with respect to sales to (1) a tender option bond trust (all of  the investors in which are RICs, banks, insurance companies or any companies that are included in the S&P 500 (or a direct or indirect wholly-owned subsidiary thereof)) or (2) to any bank, insurance company or any company that is included in the S&P 500 (or a direct or indirect wholly-owned subsidiary thereof); provided, that with respect to any other purchaser, any consent withheld by the Fund because of the identity of such purchaser shall not be deemed unreasonable.  The Liquidity Provider agrees that offers and sales will be made only to persons it reasonably believes are QIBs, pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(2) of the Securities Act.

(b)In order to facilitate the sale of VRDP Shares by the Liquidity Provider, the Fund and the Liquidity Provider agree to timely make available their respective Remarketing Materials for inclusion in any Remarketing Memorandum.

SECTION 2.04.Reduction of Available Commitment.

(a)As of the opening of business on the day following the Liquidity Provider’s receipt of written notice (which the Tender and Paying Agent will provide within two (2) Business Days of receipt of notice from the Fund) of any redemption or other repurchase of VRDP Shares consummated by the Fund, the Available Commitment shall automatically be reduced by the amount applicable to the VRDP Shares so redeemed or otherwise repurchased; and the Available Commitment in respect of such VRDP Shares shall be extinguished and shall not thereafter be revived, except with the prior written consent of the Liquidity Provider.

(b)In the event that any dividends or redemption proceeds paid by the Fund on Outstanding VRDP Shares prior to the occurrence of a Fund Insolvency Event are required to be, and are, paid over to the bankruptcy estate of the Fund pursuant to a final, non-appealable judgment of a court of competent jurisdiction arising out of a Fund Insolvency Event, any Beneficial Owner (or former Beneficial Owner) of VRDP Shares that has paid over to the bankruptcy estate of the Fund pursuant to such judgment any dividends or redemption proceeds previously received from the Fund may demand reimbursement from the Liquidity Provider of any amounts so paid.  The Liquidity Provider agrees to make such reimbursement payment within three Business Days of receipt of any such demand for payment made in writing and accompanied by evidence reasonably satisfactory to the Liquidity Provider of payment made to the bankruptcy estate of the Fund by or on behalf of the demanding party.  In connection with any reimbursement payment by the Liquidity Provider, the Beneficial Owner (or former Beneficial Owner) of VRDP Shares shall be deemed to have transferred, assigned and conveyed to the Liquidity Provider the right to receive from the Fund and the bankruptcy estate of the Fund any such dividends or redemption proceeds in exchange for the reimbursement payment by the Liquidity Provider, and the Beneficial Owner (or former Beneficial Owner) shall execute, acknowledge and deliver such further conveyances, assignments and other documents as the Liquidity Provider may reasonably request and are reasonably necessary in order to effectuate such assignment.  The provisions of this Section 2.04 shall survive any expiration or termination of this Agreement, in respect of any dividends or redemption proceeds paid by the Fund on Outstanding VRDP Shares during the term of this Agreement, and shall be in addition to any other obligation of the Liquidity Provider under this Agreement.

SECTION 2.05.Fees.

(a)The Fund shall pay to the Liquidity Provider from the Closing Date to and including the date on which the Purchase Obligation under the VRDP Shares Purchase Agreement for all VRDP Shares has terminated, a monthly fee for each VRDP Share outstanding on the first calendar day of the immediately preceding calendar month, in an amount, equal to (a) the product of (i)           % of           % times $100,000 multiplied by (ii) the actual number of days from and including such first calendar day of the immediately preceding calendar month to and including the last calendar day of such immediately preceding month or, if applicable, the date of any prior redemption or liquidation for such VRDP Share (as the case may be) divided by (b) 365.  The fee for the period from and including the Closing Date to and including July 31, 2011 shall be paid on August 15, 2011, provided, that the day count for such fee calculation pursuant to clause (a)(ii) of the immediately preceding sentence for such payment on August 15, 2011 shall be 32 days and the fee shall be calculated in respect of each VRDP Share Outstanding on the Closing Date instead of the first calendar day of the immediately preceding month.  Additionally, on the Closing Date the Fund shall pay the Liquidity Provider an upfront fee equal to           % of the Liquidation Preference of VRDP Shares issued on the Closing Date.

(b)With respect to the fees payable pursuant to the first sentence of Section 2.05(a), such fee shall be invoiced by the Liquidity Provider and shall be payable monthly in arrears on the 15th calendar day of each month and if such day is not a Business Day, the next succeeding Business Day, and upon the date of termination of this Agreement, unless such payment date is a Dividend Payment Date, in which case such fee shall be paid on the Business Day immediately preceding such payment date.  In addition, notwithstanding the foregoing, in the event of any optional redemption of VRDP Shares during the period commencing on the date hereof and ending on the initial Scheduled Termination Date, on the related Redemption Date the Fund shall pay to the Liquidity Provider a make-whole amount equal to the fee that would otherwise have been payable in respect of such redeemed VRDP Shares for the remainder of such period calculated as if such VRDP Shares remained Outstanding and not purchased by the Liquidity Provider during such remaining period.

SECTION 2.06.Operating Expenses.

The Fund shall pay amounts due to be paid by it hereunder (including any incidental expenses but not including redemption or dividend payments on the VRDP Shares) as operating expenses.

SECTION 2.07.No Deductions; Increased Costs.

(a)To the extent set forth in clauses (b) and (c) below, all “Sums Payable Hereunder” shall be paid in full, without any deduction or withholding whatsoever.  For purposes of this Section 2.07, “Sums Payable Hereunder” shall mean amounts payable by the Fund hereunder, whether of fees, expenses or otherwise (but excluding any sums payable with respect to VRDP Shares of liquidation preference or dividends whether in connection with a Failed Remarketing Condition —Purchased VRDP Shares Redemption or otherwise).

(b)If any change in applicable law, regulation, condition, directive or interpretation thereof applicable to transactions of the type contemplated in this Agreement and the VRDP Shares Purchase Agreement (including any request, guideline or policy whether or not having the force of law (which the Liquidity Provider, in the reasonable exercise of its judgment, complies with) and including, without limitation, Regulation D promulgated by the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect and in connection with the implementation of Basel III, but excluding, changes in tax laws) or interpretation thereof by any authority charged with the administration or interpretation thereof with respect to the regulation of national banks occurs after the date hereof which:

(i)  imposes, modifies or deems applicable any reserve or deposit or similar requirements against any assets held by or in connection with the Liquidity Provider’s commitment to provide the Purchase Obligation or this Agreement; or

(ii)  imposes upon the Liquidity Provider any other condition with respect to Sums Payable Hereunder or amounts payable by the Liquidity Provider with respect to this Agreement or any other Related Document to which the Liquidity Provider is a party or its commitment to provide the Purchase Obligation; and the result of any of the foregoing is (x) to increase the cost to the Liquidity Provider of entering into or performing this Agreement or any other Related Document to which the Liquidity Provider is a party, making any payment pursuant to its Purchase Obligation or maintaining its commitment to provide the Purchase Obligation, (y) to reduce the amount of any Sums Payable Hereunder to the Liquidity Provider or (z) to require the Liquidity Provider to make any payment to a regulatory authority on or calculated by reference to the gross amount of any sum received by it, in each case by an amount which the Liquidity Provider deems material, then:

(1)  the Liquidity Provider shall promptly notify the Fund in writing of the happening of such event;

(2)  the Liquidity Provider shall promptly deliver to the Fund a certificate stating in reasonable detail the change which has occurred or the reserve requirements or other conditions which have been imposed on the Liquidity Provider or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and

(3)  the Fund shall within thirty (30) days after demand and the Fund’s receipt of the certificate described in subclause (2) above pay to the Liquidity Provider such an amount or amounts as will compensate the Liquidity Provider for such additional cost, reduction or payment as set forth on such certificate.

The reasonably detailed certificate of the Liquidity Provider prepared in good faith, signed by an authorized signatory of the Liquidity Provider, as to the additional amounts payable pursuant to this paragraph delivered to the Fund shall be conclusive and binding on the Fund absent manifest error of the amount thereof.  In the event any such amounts paid by the Fund are subsequently refunded to the Liquidity Provider by the authority imposing such costs, the Liquidity Provider will reimburse the Fund for such amounts to the extent they are refunded to the Liquidity Provider, but without interest; provided, however, that it is understood and agreed that the Liquidity Provider has no duty or obligation to contest the imposition of or seek the recovery of any such costs.

For the avoidance of doubt, no payment will be due under this subsection in respect of a cost arising solely out of the ownership of VRDP Shares after performance by the Liquidity Provider of its obligations under this Agreement.

(c)If any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, in connection with the implementation of Basel III), in each case adopted after the date hereof, or any change in the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or any of its branches) with any request or directive made after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Liquidity Provider’s capital as a consequence of its obligations hereunder or under its commitment to provide the Purchase Obligation or the transactions referenced herein or contemplated hereby to a level below that which the Liquidity Provider could have achieved but for such adoption, change or compliance (taking into consideration the Liquidity Provider’s policies with respect to liquidity and capital adequacy) by an amount deemed by the Liquidity Provider to be material, then, within thirty (30) days of demand by the Liquidity Provider and receipt by the Fund of a certificate stating in reasonable detail the basis on which such amount was determined, the amount requested and the way in which such amount has been calculated, the Fund shall pay to the Liquidity Provider such additional amount or amounts determined by the Liquidity Provider set forth on such certificate as will compensate the Liquidity Provider for such reduced rate of return.  The reasonably detailed certificate of the Liquidity Provider prepared in good faith, signed by an authorized signatory of the Liquidity Provider, as to the additional amounts payable pursuant to this paragraph delivered to the Fund shall be conclusive and binding on the Fund absent manifest error of the amount thereof.

For the avoidance of doubt, no payment will be due under this subsection in respect of a cost arising solely out of the ownership of VRDP Shares after performance by the Liquidity Provider of its obligations under this Agreement.

(d)With respect to the Liquidity Provider’s claim for any compensation under this Section 2.07, the Fund shall not be required to compensate the Liquidity Provider for any amount incurred more than one hundred eighty (180) days prior to the date that the Liquidity Provider notifies the Fund of the event that gives rise to such claim; provided that if the circumstances giving rise to such claim is retroactive, then such 180-day period referenced above shall be extended to include the period of retroactive effect.

ARTICLE III
CLOSING DATE

SECTION 3.01.Conditions to Closing Date

It shall be a condition to the Closing Date that each of the following conditions shall have been satisfied or waived as of such date, and upon such satisfaction or waiver, this Agreement shall be effective:

(a)this Agreement shall have been duly executed and delivered by the parties hereto;

(b)the VRDP Shares Purchase Agreement shall have been duly executed and delivered by the parties hereto or thereto;

(c)the VRDP Shares shall have a short-term credit rating of P-1 from Moody’s and F1+ from Fitch, and a long-term credit rating of Aaa from Moody’s and a long-term issue credit rating of AAA from Fitch on the Closing Date;

(d)the Liquidity Provider shall have short-term debt ratings of P-1 from Moody’s and F1+ from Fitch;

(e)100% of the VRDP Shares being offered pursuant to the Offering Memorandum have been purchased by investors that are not affiliates of the Fund or the Investment Adviser;

(f)receipt by the Liquidity Provider of executed originals, or copies certified by a duly authorized officer of the Fund to be in full force and effect and not otherwise amended, of: the Articles Supplementary, the VRDP Shares, the Placement Agreement, the VRDP Shares Purchase Agreement, the VRDP Shares Remarketing Agreement and the Tender and Paying Agent Agreement, in the forms attached hereto as Exhibit E; a true and complete copy of the Charter as in full force and effect on the Closing Date; the Offering Memorandum in form and substance reasonably satisfactory to the Liquidity Provider, as in effect on the Closing Date; and an incumbency certificate with respect to the authorized signatories thereto;

(g)receipt by the Liquidity Provider of opinions of counsel for the Fund and, with respect to the Fee Agreement, of counsel for the Investment Adviser, in the form of Exhibit A;

(h)receipt by the Fund of opinions of counsel for the Liquidity Provider and the Remarketing Agent, in the form of Exhibit B;

(i)receipt by the Fund and the Liquidity Provider of opinions of counsel for the Tender and Paying Agent in the form of Exhibit C;

(j)the reasonable fees and expenses and all other amounts (including reasonable attorneys’ fees and expenses related to the issuance of the VRDP Shares) payable to the Liquidity Provider on or prior to the Closing Date pursuant to this Agreement shall have been paid; and

(k)there shall have been delivered to the Liquidity Provider such information and copies of documents, approvals (if any) and records certified, where appropriate, of organizational and legal proceedings as the Liquidity Provider may have requested relating to the Fund’s entering into and performing this Agreement and the other Related Documents to which it is a party, and the transactions contemplated hereby and thereby. Such documents shall, in any event, include a certificate of the Fund, in form and substance satisfactory to the Liquidity Provider and its counsel, executed by an executive officer of the Fund, dated the Closing Date, to the effect that the all representations and warranties made by the Fund herein or in any of the Related Documents to which it is a party shall be true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of such time, unless such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, that all fees and expenses and other amounts and obligations payable by the Fund under this Agreement have been paid or satisfied as of such date and that all actions required to be taken, all consents required to be obtained, and all resolutions required to be adopted (which resolutions shall be attached to such certificate), in each case by the Fund under applicable law, have been done, obtained and adopted.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE FUND

The representations and warranties set out in this Article IV are given hereunder by the Fund on the Closing Date (in respect of Section 4.01 to Section 4.06 (inclusive), Section 4.09 and Section 4.10) and as of the Closing Date and each date subsequent to the date thereof, except that the representations and warranties set forth in Section 4.07, Section 4.08, Section 4.11, Section 4.12 and Section 4.13 shall be given only on the Closing Date, and, in the case of Section 4.07, on each date subsequent to the Closing Date on which the Offering Memorandum is provided to Holders or potential Holders of VRDP Shares.

SECTION 4.01.Existence.

The Fund is validly existing as a corporation under the laws of the State of Maryland, with full right and power to issue the VRDP Shares and to execute, deliver and perform its obligations under this Agreement and each other Related Document.

SECTION 4.02.Authorization; Contravention.

The execution, delivery and performance by the Fund of this Agreement and each other Related Document are within the Fund’s powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Fund or result in the creation or imposition of any lien or encumbrance on any asset of the Fund, except for such violations or contraventions which would not have a material adverse effect on the Fund’s ability to perform its obligations under this Agreement, any of the VRDP Shares or any other Related Documents; provided, however, that the foregoing exception shall not apply to any violation or contravention of the Fund’s charter.

SECTION 4.03.Binding Effect.

This Agreement, the Tender and Paying Agent Agreement and the VRDP Shares Remarketing Agreement, if executed and delivered on the date this representation is made, constitute valid and binding agreements of the Fund, or, if not yet executed and delivered, will, when executed and delivered, constitute valid and binding agreements of the Fund, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws.  The VRDP Shares have been duly authorized and validly issued by the Fund, and, when the Fund receives the consideration therefore contemplated in the Offering Memorandum, will be fully paid and nonassessable and are free of any preemptive or similar rights.

SECTION 4.04.Financial Information.

The financial statements of the Fund as of its most recent fiscal year-end, and the auditors’ report with respect thereto, copies of which have heretofore been furnished to the Liquidity Provider, present fairly in all material respects the financial condition of the Fund, at such date and for such period, and were prepared in accordance with United States generally accepted accounting principles, consistently applied.  The audits of these statements were conducted in accordance with the standards of the Public Company Accounting Oversight Board.  Since the date of the financial statements, no transaction or event has occurred and no change has occurred in the condition (financial or otherwise) or operations of the Fund which materially and adversely affect the issuance of any of the VRDP Shares or the Fund’s ability to pay when due or otherwise perform its obligations under this Agreement, any of the VRDP Shares and the Related Documents.

SECTION 4.05. Litigation.

Except as disclosed in the Offering Memorandum or in Schedule II hereto, no action, suit, proceeding or investigation is pending or (to the best knowledge of the Fund) overtly threatened in writing against the Fund in any court or before any governmental authority (i) in any way contesting or that, if decided adversely, would affect the validity of any other Related Document or this Agreement; or (ii) in which a final adverse decision would adversely affect provisions for or materially adversely affect the sources for payment of liquidation preference of or dividends on the VRDP Shares.

SECTION 4.06.Consents.

All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any governmental agency or bureau required to be obtained in connection with the execution, delivery, performance, validity or enforceability against the Fund of this Agreement and the other Related Documents (including the VRDP Shares) to which the Fund is or will be a party have been obtained and are in full force and effect.

SECTION 4.07. Offering Memorandum.

The Offering Memorandum, true copies of which will be or have been delivered to the Liquidity Provider on or before the date hereof, does not contain, and such Offering Memorandum (including any amendments or supplements prepared subsequent to its date) (a true copy of which, in each case, has been and shall be furnished to the Liquidity Provider prior to the distribution thereof) does not contain, and will not contain, an untrue statement of a material fact and such Offering Memorandum does not omit, and will not omit, to state a material fact necessary to make the statements therein, in the light of the circumstances under which made, not misleading, except no representation is made as to Liquidity Provider Information furnished in writing by the Liquidity Provider or its affiliates for inclusion therein.

SECTION 4.08.Incorporation of Representations and Warranties.

The Fund hereby makes to the Liquidity Provider the same representations and warranties as were made by it in the Placement Agreement as of the date or dates indicated therein, which representations and warranties, together with the related definitions of terms contained therein, are hereby incorporated by reference with the same effect as if each and every such representation and warranty and definition were set forth herein in its entirety.

SECTION 4.09.Complete and Correct Information.

All information, reports and other papers and data with respect to the Fund furnished to the Liquidity Provider were, at the time the same were so furnished, complete and correct in all material respects. Any financial, budget and other projections furnished to the Liquidity Provider were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of conditions existing at the time of delivery of such financial, budget or other projections, and represented, and as of the date of this representation, represent, the Fund’s best estimate of the Fund’s future financial performance.  No fact is known to the Fund that materially and adversely affects or in the future may (so far as it can reasonably foresee) materially and adversely affect the VRDP Shares, or the Fund’s ability to pay when due its obligations under this Agreement, any of the VRDP Shares and the other Related Documents that has not been set forth in the Offering Memorandum referenced in Section 4.07 hereof or in the financial information and other documents referred to in this Section 4.09 or in such information, reports, papers and data or otherwise disclosed in writing to the Liquidity Provider.  The documents furnished and written statements made by the Fund in connection with the negotiation, preparation or execution of this Agreement and the other Related Documents do not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.10. 1940 Act Registration.

The Fund is duly registered as a closed-end management investment company under the 1940 Act and such registration is in full force and effect.

SECTION 4.11.Effective Leverage Ratio; Minimum VRDP Shares Asset Coverage.

As of the Closing Date, the Fund is in compliance with the Effective Leverage Ratio and the Minimum VRDP Shares Asset Coverage.

SECTION 4.12.Investment Policies.

As of the Closing Date, the Fund owns only Eligible Assets.

SECTION 4.13.Credit Quality.

The Fund has invested its Managed Assets primarily in investment grade securities that, at the time of investment, were rated within the four highest grades (Baa or BBB or better) by at least one NRSRO or were unrated but judged to be of comparable quality by the Investment Adviser.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE LIQUIDITY PROVIDER

The representations and warranties set out in this Article V are given hereunder by the Liquidity Provider on the Closing Date, except with respect to the representation and warranty set forth in Section 5.07 which shall be given on the Closing Date and as of the date of the Offering Memorandum prepared in connection with the initial offering of VRDP Shares.

SECTION 5.01.Existence.

The Liquidity Provider is a national banking association duly organized and validly existing under the laws of the United States.  The Liquidity Provider has all requisite power and authority to execute and deliver, and to perform its obligations under this Agreement and the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation.

SECTION 5.02.Authorization; Contravention.

The execution, delivery and performance by the Liquidity Provider of this Agreement and the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation, are within the Liquidity Provider’s powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation.

SECTION 5.03.Binding Effect.

Each of this Agreement and the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation, constitutes, in the case of this Agreement, a valid and binding agreement of the Liquidity Provider, and, in the case of the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation, will, when executed and delivered, constitute a valid and binding agreement of the Liquidity Provider, in each case, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws.

SECTION 5.04.Financial Information.

The publicly available portions of the Liquidity Provider’s most recent Call Report, and any amendments and supplements thereto, present fairly, in all material respects, the financial position of the Liquidity Provider and its subsidiaries as of the date of such report.  Since the date of the most recent such Call Report, no transaction or event has occurred and no change has occurred in the condition (financial or otherwise) or operations of the Liquidity Provider that would materially and adversely affect its ability to perform its obligations under this Agreement or the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation.

SECTION 5.05.Litigation.

Except as disclosed in the Offering Memorandum or in a schedule delivered to the Fund prior to the Closing Date, no filed action, suit, proceeding or any commenced investigation actually known to the Liquidity Provider is pending against the Liquidity Provider in any court or before any governmental authority in any way contesting or that a reasonably expected adverse decision would affect the validity of this Agreement or the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation.

SECTION 5.06.Consents.

All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any regulatory, supervisory or governmental agency or bureau required to be obtained in connection with the performance of the Liquidity Provider or the execution, delivery by, or the validity or enforceability against, the Liquidity Provider of this Agreement and the other Related Documents to which the Liquidity Provider is a party have been obtained and are in full force and effect.

SECTION 5.07.Offering Memorandum.

The Liquidity Provider Information does not contain, and will not contain, an untrue statement of material fact and the Liquidity Provider Information does not omit, and will not omit, to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 5.08.Ranking.

The obligations of the Liquidity Provider under the VRDP Shares Purchase Agreement rank pari passu with all other senior unsecured obligations of the Liquidity Provider (other than any such obligations preferred by statute or by operation of law).

SECTION 5.09.Related Party.

The Liquidity Provider is not related to the Fund within the meaning of Section 267(b) or Section 707(b) of the Code.

SECTION 5.10.Debt Rating.

The Liquidity Provider has a short-term debt ratings of “P-1” from Moody’s and “F1+” from Fitch.

ARTICLE VI
COVENANTS OF THE FUND

The Fund agrees that, so long as there is any Purchase Obligation under the VRDP Shares Purchase Agreement or any amount payable hereunder or under any VRDP Shares remains outstanding:

SECTION 6.01.Information.

Without limitation of the other provisions of this Agreement, the Fund will deliver, or cause the Tender and Paying Agent to deliver, to the Liquidity Provider:

(a)upon receipt, a copy of any Notice of Tender and any Notice of Purchase;

(b)within three (3) Business Days following the occurrence of a Mandatory Tender Event, a Mandatory Tender Notice;

(c)within three (3) Business Days following the occurrence of a Mandatory Purchase Event, a Mandatory Purchase Notice;

(d)as promptly as practicable after the preparation and filing thereof with the SEC, each annual and semi-annual report prepared with respect to the Fund to the Liquidity Provider and Holders of VRDP Shares, which delivery may be made by notice of the electronic availability of any such document on a public website;

(e)notice of any change (including being put on Credit Watch or Watchlist), suspension or termination in or of the ratings on the VRDP Shares by any NRSRO then rating the VRDP Shares at the request of the Fund, or any change of an NRSRO rating the VRDP Shares at the request of the Fund, as promptly as practicable upon the occurrence thereof;

(f)notice of any redemption or other repurchase of any or all of the VRDP Shares as provided in the Articles Supplementary;

(g)notice of any proposed amendments to or waivers of any of the Related Documents at such time as the amendments or waivers are sent to other parties and in any event not less than ten (10) Business Days prior to any proposed amendment or waiver and copies of all actual amendments or waivers thereto within five (5) Business Days of being signed or, in each case, as provided in the relevant document;

(h)notice of any missed, reduced or deferred dividend payment that remains uncured for more than three (3) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the grace period;

(i)notice of insufficient deposit to provide for a properly noticed redemption as soon as reasonably practicable, but in no event later than two (2) Business Days after discovery of insufficient deposits;

(j)notice of non-compliance with the Rating Agency Guidelines for more than five (5) Business Days or of the Minimum VRDP Shares Asset Coverage for more than five (5) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the grace period;

(k)notice of the distribution of net capital gains in advance of the Rate Period that such income will or may be distributed, simultaneously with the Tender and Paying Agent providing such notice to Beneficial Owners or their Agent Members;

(l)notice of any change to any investment adviser or sub-adviser of the Fund within two (2) Business Days after a resignation or a notice of removal has been sent by or to any investment adviser or sub-adviser; provided, however, that this clause shall not apply to personnel changes of the investment adviser or sub-adviser;

(m)notice of any proxy solicitation as soon as reasonably practicable, but in no event later than five (5) Business Days after mailing thereof by the Fund’s proxy agent;

(n)notice one (1) Business Day after the occurrence thereof of (i) the failure of the Fund to pay the amount due on any senior securities or other debt at the time outstanding, and any period of grace or cure with respect thereto shall have expired; or (ii) the failure of the Fund to pay, or admitting in writing its inability to pay, its debts generally as they become due; or (iii) the failure of the Fund to pay accumulated dividends on any additional preferred stock ranking pari passu with the VRDP Shares, and any period of grace or cure with respect thereto shall have expired;

(o)as soon as reasonably practicable upon the request of the Liquidity Provider, any Remarketing Materials required of the Fund pursuant to Section 2.03(b);

(p)notice of a material breach of any representation, warranty or covenant of the Fund, or the Tender and Paying Agent or Remarketing Agent set forth herein or in any Related Documents as soon as reasonably practicable, but in no event later than five (5) days after knowledge of senior management of the Fund or the Investment Adviser thereof;

(q)notice of any action, suit, proceeding, investigation or regulatory or business development, including any that is pending or threatened in writing against the Fund or other Person in any court or before any governmental authority (i) in any way contesting or affecting the validity of this Agreement or any Related Document to which the Fund is a party; or (ii) in which a final adverse decision or outcome would materially adversely affect the ability of the Fund to perform its obligations under this Agreement or any other Related Document to which the Fund is a party as promptly as practicable, but in no event, later than 10 Business Days after knowledge of senior management of the Fund or the Investment Adviser thereof;

(r)copies of all certificates that the Fund has delivered to each NRSRO which is then rating the VRDP Shares at the request of the Fund that are set forth in the respective Rating Agency Guidelines regarding Minimum VRDP Shares Asset Coverage, the VRDP Shares Basic Maintenance Amount and all related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines as soon as reasonably practicable, but in no event, later than ten (10) Business Days after such certificates have been sent;

(s)on an approximately bi-weekly basis, a preliminary report of portfolio holdings of the Fund as of the end of the two-week period, which shall be substantially in the form previously provided to the Liquidity Provider for due diligence purposes or as otherwise reasonably requested by the Liquidity Provider from time to time;

(t)from time to time such additional information regarding the financial position, results of operations or prospects of the Fund as the Liquidity Provider may reasonably request including, without limitation, copies of all offering memorandums or other offering material with respect to the sale of any securities of the Fund as soon as reasonably practicable, but in no event later than ten (10) Business Days after a request;

(u)upon receipt, a copy of a Notice of Revocation received by the Tender and Paying Agent from a Beneficial Owner or its Agent Member;

(v)notice on each Business Day of the Fund's then-current Effective Leverage Ratio and Minimum VRDP Shares Asset Coverage as of the close of business on the immediately preceding Business Day by Electronic Means (which for this purpose, includes the posting on the Fund's website); and

(w)notice of all balances, cash and portfolio holdings in the Failed Remarketing Condition Liquidity Account on each Business Day on which there are any such amounts in such account.

SECTION 6.02.No Amendment or Certain Other Actions Without Consent of the Liquidity Provider.

Without the prior written consent of the Liquidity Provider, the Fund will not agree or consent to any amendment, supplement, modification or repeal of any Related Document to which it is a party (or to which its consent is required because such Related Document constitutes an organizational document of the Fund or otherwise) or provision therein, nor waive any provision thereof.  In addition, the Fund will not, without the prior written consent of the Liquidity Provider, designate or approve of: (i) the designation of any Special Rate Period pursuant to Section 4(a) of Part I of the Articles Supplementary; (ii) any change to the Dividend Payment Dates or Dividend Periods in respect of any Minimum Rate Periods pursuant to Section 2(d)(i) of Part I of the Articles Supplementary; (iii) any change to the definition of Applicable Rate, Applicable Spread or Maximum Rate, as each is defined in the Definitions section of the Articles Supplementary; (iv) any change to the Dividend Payment Dates in respect of any Special Rate Period consisting of more than seven Rate Period Days pursuant to Section 2(d)(ii) of Part I of the Articles Supplementary; (v) the authorization, creation or issuance of any class or series of shares ranking prior to or on a parity with the VRDP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding  up of the affairs of the Fund, or the authorization, creation or issuance of additional shares of any series of VRDP Shares in accordance with Section 5(c)(i)(a) of Part I of the Articles Supplementary; (vi) unless the VRDP Shares are redeemed in full prior to the conversion, the conversion of the Fund from a closed-end to an open-end investment company pursuant to Section 5(c)(ii)(A) of Part I of the Articles Supplementary; (vii) any plan of reorganization of the Fund pursuant to Section 5(c)(ii)(B) of Part I of the Articles Supplementary; (viii) the inclusion of Special Redemption Provisions in the Notice of Special Rate Period as described in Section 10(a)(ii) of Part I of the Articles Supplementary; (ix) the modification of the procedures for redemption as described in Section 10(j) of Part I of the Articles Supplementary; (x) any amendment to the Articles Supplementary in connection with the issuance of additional VRDP Shares or the issuance of an additional series of VRDP Shares pursuant to Section 13(a) of Part I of the Articles Supplementary; (xi) the selection of one or more Other Rating Agencies, which prior written consent shall be determined in the Liquidity Provider's good faith discretion; (xii) any change to the Fund's investment objectives, as described in the Offering Memorandum, requiring the approval of the holders of a "majority of the Outstanding" (as defined in the 1940 Act) Common Shares and VRDP Shares, voting as a separate class, which prior written consent shall be determined in the Liquidity Provider's good faith discretion; or (xiii) the appointment of a LIBOR Dealer (as defined in the Definitions section of the Articles Supplementary) from time to time.

SECTION 6.03.Notices and Consents Regarding Remarketing Agent and the Tender and Paying Agent.

The Fund shall not, without the Liquidity Provider’s prior written consent (which consent shall not be unreasonably withheld), appoint any Person other than the Person defined herein as the Tender and Paying Agent to perform the duties of the Tender and Paying Agent or the Person identified in Schedule I to perform the duties of the Remarketing Agent, in each case in respect of the VRDP Shares.  In addition, the Fund shall require in the Remarketing Agreement that the Remarketing Agent will notify the Liquidity Provider within one (1) Business Day by telephone or Electronic Means, if, at any time, the Remarketing Agent owns any VRDP Shares.

SECTION 6.04.Maintenance of Existence.

The Fund shall continue to maintain its existence as a corporation under the laws of the State of Maryland, with full right and power to issue the VRDP Shares and to execute, deliver and perform its obligations under this Agreement and each other Related Document.

SECTION 6.05.Ratings.

The Fund will use its best efforts to maintain a long-term credit rating of the VRDP Shares of Aaa by Moody’s and a long-term issue credit rating of the VRDP Shares of AAA by Fitch (or the highest equivalent ratings category for preferred stock furnished by at least two Rating Agencies).

SECTION 6.06.Tax Status of the Fund.

The Fund will qualify as a Regulated Investment Company within the meaning of Section 851(a) of the Code and the dividends made with respect to the VRDP Shares will qualify as tax exempt dividends to the extent designated by the Fund.

SECTION 6.07.Deposit Securities.

Except as otherwise provided with respect to a Failed Remarketing Condition—Purchased VRDP Shares Redemption in Section 6.21 below, if a Notice of Redemption of VRDP Shares has been provided in accordance with the Articles Supplementary, the Fund shall have available Deposit Securities or shall deposit with the Tender and Paying Agent, on the day such Notice of Redemption is provided to Holders, an aggregate amount of Deposit Securities with a Market Value sufficient to redeem the VRDP Shares that are the subject of such notice as provided in the Articles Supplementary.

SECTION 6.08.Payment Obligations.

The Fund shall promptly pay or cause to be paid all amounts payable by it hereunder and under the Tender and Paying Agent Agreement and the VRDP Shares Remarketing Agreement, according to the terms hereof or thereof, shall take such actions as may be necessary to include all payments hereunder which are subject to appropriation in its budget and make full appropriations related thereto, and shall duly perform each of its obligations under this Agreement, the Tender and Paying Agent Agreement and the VRDP Shares Remarketing Agreement.  All payments of any sums due hereunder shall be made in the amounts required hereunder without any reduction or setoff, notwithstanding the assertion of any right of recoupment or setoff or of any counterclaim by the Fund.

SECTION 6.09.Compliance With Law.

The Fund shall comply with all laws, ordinances, orders, rules and regulations that may be applicable to it if the failure to comply could have a material adverse effect on the Fund’s ability to pay when due and otherwise perform its obligations under this Agreement, any of the VRDP Shares, and the other Related Documents.

SECTION 6.10.Maintenance of Approvals: Filings, Etc.

The Fund shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for its execution, delivery and performance of this Agreement and the other Related Documents to which it is a party, except to the extent not doing so would not have a material adverse effect on the Fund’s ability to pay when due and otherwise perform its obligations under this Agreement, any of the VRDP Shares or any other Related Documents.

SECTION 6.11.Inspection Rights.

The Fund shall, at any reasonable time and from time to time, upon at least five (5) Business Days advance written notice provided to the Fund, permit the Liquidity Provider or any agents or representatives thereof, at the Fund’s expense, to examine the records and books of account related to the transactions contemplated by this Agreement, to visit its properties and to discuss its affairs, finances and accounts with any of its officers and independent accountants, provided, however, that the Fund shall not be required to pay for more than two inspections per fiscal year.  The Fund will not withhold its authorization for its independent accountants to discuss its affairs, finances and accounts with the Liquidity Provider.

SECTION 6.12.Permitted Liens.

The Fund shall not create or incur or suffer to be incurred or to exist any lien on any other funds, accounts or other property held under the Charter, except (a) as permitted by the Charter or liens arising by operation of law for taxes, assessments or similar governmental charges or levies and liens arising in the ordinary course of business by operation of law and not securing indebtedness, in each case that (x) are not yet due and payable or (y) are being contested in good faith by appropriate proceedings and for which the Fund has set aside on its books adequate reserves with respect thereto in accordance with United States generally accepted accounting principles consistently applied and (b) except for any lien of the Custodian with respect to the payment of its fees or repayment for its advances, any lien that may be incurred in connection with the Fund’s use of tender option bonds, futures and forward start swaps and other derivative transactions, and any lien that may be incurred in connection with the Fund’s use of alternative forms of leverage for purposes of redeeming all of the Outstanding VRDP Shares, provided that the Fund delivers all of the proceeds raised from the alternative leverage to the Tender and Paying Agent for investment in Deposit Securities for the purpose of redeeming the VRDP Shares, issues a notice of redemption for the VRDP Shares on the day it receives such cash and redeems such VRDP Shares as soon as practicable in accordance with the terms of the Articles Supplementary.

SECTION 6.13.Litigation, Etc.

The Fund shall give prompt notice in writing to the Liquidity Provider of any litigation, administrative proceeding or business development which, if adversely determined, may materially adversely affect its business, properties or affairs and reasonably would impair the ability of the Fund to perform its obligations as set forth hereunder or under any of the Related Documents to which it is a party.

SECTION 6.14. 1940 Act Registration.

The Fund shall maintain its valid registration as a registered closed-end company under the 1940 Act in full force and effect.

SECTION 6.15.Purchase by Affiliates.

The Fund shall not permit or cause to be permitted the Investment Adviser, affiliated persons of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act) (other than the Fund, in the case of a purchase of VRDP Shares which are to be cancelled within 10 days of purchase by the Fund), and Persons over which the Investment Adviser, or affiliated persons (as defined in Section 2(a)(3) of the 1940 Act) of the Investment Adviser, exercise discretionary investment or voting authority (other than the Fund, in the case of a purchase of VRDP Shares which are to be cancelled within 10 days of purchase by the Fund), to purchase VRDP Shares without the prior written consent of the Liquidity Provider, and any such purchases without such consent shall be void ab initio.

SECTION 6.16.Eligible Assets.

The Fund shall make investments only in Eligible Assets in accordance with the Fund’s investment objectives and the investment policies set forth in the Offering Memorandum.

SECTION 6.17.Credit Quality.

Unless the Fund receives the prior written consent of the Liquidity Provider (such consent to be determined in the Liquidity Provider’s good faith discretion), the Fund will invest its Managed Assets primarily in investment grade securities that, at the time of investment, are rated within the four highest grades (Baa or BBB or better) by at least one NRSRO or are unrated but judged to be of comparable quality by the Investment Adviser.

SECTION 6.18.Leverage Ratio.

Unless the Fund receives the prior written consent of the Liquidity Provider, the Fund’s Effective Leverage Ratio shall not exceed 45%; provided, however in the event that the Fund’s Effective Leverage Ratio exceeds 45% (i) solely by reason of fluctuations in the market value of its portfolio securities, in such event and to the extent the Effective Leverage Ratio exceeds 46% and (ii) in any event other than an event described in the immediately preceding clause (i), the Fund shall cause its Effective Leverage Ratio to be 45% or lower within ten (10) Business Days (“Effective Leverage Ratio Cure Period”).

SECTION 6.19.Engagement of Remarketing Agent and Tender and Paying Agent.

The Fund will use its best efforts to engage at all times a Remarketing Agent that is a nationally recognized securities dealer with expertise in remarketing adjustable rate securities and a Tender and Paying Agent, as provided in Section 2.01 of this Agreement.

SECTION 6.20.Use of Proceeds.

The Fund shall use the gross proceeds from the sale of the VRDP Shares to redeem the Fund’s outstanding auction market preferred shares (“AMPS”).  The Fund shall give a notice of redemption of the Fund’s outstanding AMPS within two Business Days following the Closing Date, or, if such date is impracticable pursuant to the governing documents of the Fund’s outstanding AMPS, the earliest practicable date following the Closing Date pursuant to the governing documents of the Fund’s outstanding AMPS, for redemption of the AMPS at the earliest practicable date pursuant to the governing documents of the Fund’s outstanding AMPS, which date shall not be greater than 60 days from the Closing Date.  If the foregoing requirements of the prior sentence are not complied with within 60 days of the Closing Date, the Fund shall redeem out of funds legally available therefore and otherwise in accordance with state law, the VRDP Shares as promptly as possible and pay the make-whole amount due as set forth in Section 2.05(b) and this Agreement and the other Related Documents to which the Liquidity Provider is a party to shall be terminated subject to the survival of any provision specified therein.

SECTION 6.21.Failed Remarketing Condition—Purchased VRDP Shares Redemption.

If the Liquidity Provider acquires any VRDP Shares pursuant to the Purchase Obligation and continues to be the beneficial owner for federal income tax purposes of such Purchased VRDP Shares for a continuous period of six months during which such Purchased VRDP Shares are tendered for Remarketing on each Business Day in accordance with the Related Documents but cannot be successfully remarketed (i.e., a Failed Remarketing Condition—Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such Purchased VRDP Shares), the Fund shall effect a Failed Remarketing Condition—Purchased VRDP Shares Redemption out of funds legally available for the redemption of the Purchased VRDP Shares that are subject to the Failed Remarketing Condition--Purchased VRDP Shares Redemption and in accordance with any other applicable law restrictions that apply to redemptions of stock; provided, that, as of the date of redemption: (i) to the extent any VRDP Shares are Outstanding and held by Persons other than the Liquidity Provider, the Purchase Obligation of the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption (i.e., Bank of America, N.A., or any successor or permitted assign) remains in effect to the extent required by, and in accordance with, the VRDP Shares Purchase Agreement with Bank of America, N.A., or any successor or permitted assign; and (ii) to the extent (a) any VRDP Shares are Outstanding and held by Persons other than the Liquidity Provider and (b) the Purchase Obligation of the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption (i.e., Bank of America, N.A., or any successor or permitted assign) remains in effect to the extent required by, and in accordance with, the VRDP Shares Purchase Agreement with Bank of America, N.A., or any successor or permitted assign, the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition— Purchased VRDP Shares Redemption (i.e., Bank of America, N.A., or any successor or permitted assign) shall have made written affirmation to the Fund not later than the Business Day immediately preceding the Redemption Date to the effect that the Liquidity Provider is in compliance with the Purchase Obligation in accordance with its terms.  Notwithstanding the foregoing proviso, any failure or delay by the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition— Purchased VRDP Shares Redemption (i.e., Bank of America, N.A., or any successor or permitted assign) to deliver the affirmation referred to in the foregoing proviso shall not relieve the Fund of its obligation to effectuate a Failed Remarketing Condition— Purchased VRDP Shares Redemption and shall only result in a delay by the Fund to effectuate a Failed Remarketing Condition— Purchased VRDP Shares Redemption until one (1) Business Day following the date that such Liquidity Provider delivers such affirmation.  The six-month holding period for Purchased VRDP Shares acquired and continuously held as a result of a continuing Failed Remarketing Condition—Purchased VRDP Shares will be determined by the Fund on a first-in, first-out basis.

The Fund shall effect a Failed Remarketing Condition—Purchased VRDP Shares Redemption on the Redemption Date fixed by the Fund therefor, which date will not be later than three Business Days after the expiration of the six-month period, except that if the Fund does not have funds legally available for the redemption of all of the required number of Purchased VRDP Shares which are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption or the Fund otherwise is unable as a result of applicable law restrictions that apply to redemptions of stock, in each case, as certified in writing by the Fund, to effect such redemption on or prior to three Business Days after the expiration of the six-month period, the Fund will redeem those Purchased VRDP Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption out of legally available funds and in accordance with applicable law restrictions that apply to redemptions of stock.

In order to further the purposes of IRS Private Letter Ruling 112002-11, notwithstanding anything expressed or implied to the contrary in this Agreement, nothing outside of this Section 6.21 or Section 6.23 shall confer upon the Liquidity Provider any rights to a redemption of Purchased VRDP Shares (other than the rights provided to Holders under the Articles Supplementary).

SECTION 6.22.Failed Remarketing Condition Liquidity Account.

(a)Upon the occurrence and continuance of a Failed Remarketing Condition—Purchased VRDP Shares with respect to any VRDP Shares, by the fifth Business Day following such occurrence, the Fund shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian’s normal procedures, from the other assets of the Fund (a “Liquidity Account”) Liquidity Account Investments with a Market Value equal to at least 110% of the Liquidation Preference of such Purchased VRDP Shares.  If, while the Failed Remarketing Condition—Purchased VRDP Shares with respect to such Purchased VRDP Shares is continuing, the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Purchased VRDP Shares as of the close of business on any Business Day is less than 110% of the Liquidation Preference of such Purchased VRDP Shares, then the Fund shall cause the Custodian and the Investment Adviser to take all such necessary actions, including segregating additional assets of the Fund as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Purchased VRDP Shares is at least equal to 110% of the Liquidation Preference of such Purchased VRDP Shares not later than the close of business on the next succeeding Business Day.  With respect to assets of the Fund segregated as Liquidity Account Investments, the Investment Adviser, on behalf of the Fund, shall be entitled to instruct the Custodian with a copy to the Liquidity Provider on any date to release any Liquidity Account Investments with respect to any Purchased VRDP Shares from such segregation and to substitute therefor other Liquidity Account Investments, so long as (i) the assets of the Fund segregated as Liquidity Account Investments with respect to such Purchased VRDP Shares at the close of business on such date have a Market Value equal to 110% of the Liquidation Preference of such Purchased VRDP Shares and (ii) the assets of the Fund designated and segregated as Deposit Securities at the close of business on such date have a Market Value equal to the Liquidity Requirement (if any) determined in accordance with subsection (b) below with respect to such Purchased VRDP Shares for such date.  The Fund shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Liquidity Account for any Purchased VRDP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances.  Notwithstanding anything expressed or implied to the contrary herein, the assets of the Liquidity Account shall continue to be assets of the Fund subject to the interests of all creditors and shareholders of the Fund.

(b)Subject to notice having been received as referred to in subsection (a) above, the Market Value of the Deposit Securities held in the Liquidity Account for any Purchased VRDP Shares, from and after the day (or, if such day is not a Business Day, the next succeeding Business Day) preceding the expiration of the six-month period for the Failed Remarketing Condition—Purchased VRDP Shares applicable to such Purchased VRDP Shares (which, for the avoidance of doubt, may result in multiple six month periods, each in respect of a Failed Remarketing Condition—Purchased VRDP Shares in respect of applicable Purchased VRDP Shares) specified in the table set forth below, shall not be less than the percentage of the Liquidation Preference for such Purchased VRDP Shares set forth below opposite such day (the “Liquidity Requirement”), but in all cases subject to the cure provisions of subsection (c) below:

Number of Days* Preceding the Six-Month Anniversary of the Liquidity Provider’s Purchase	Value of Deposit Securities as Percentage of Liquidation Preference
150	20%
120	40%
90	60%
60	80%
30	100%

*Or if such day is not a Business Day, the next succeeding Business Day

(c)If the aggregate Market Value of the Deposit Securities included in the Liquidity Account for any Purchased VRDP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Purchased VRDP Shares for such Business Day, then the Fund shall cause the segregation of additional or substitute Deposit Securities in respect of the Liquidity Account for such Purchased VRDP Shares, so that the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Purchased VRDP Shares is at least equal to the Liquidity Requirement for such Purchased VRDP Shares not later than the close of business on the next succeeding Business Day.

(d)The Deposit Securities included in the Liquidity Account for any Purchased VRDP Shares may be applied by the Fund, in its discretion, towards payment of the Redemption Price for such Purchased VRDP Shares.  Upon the earlier to occur of (i) the successful remarketing of the Purchased VRDP Shares or (ii) the deposit by the Fund with the Tender and Paying Agent with arrangements satisfactory to the Liquidity Provider of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of such Purchased VRDP Shares on the Redemption Date for such Purchased VRDP Shares, the requirement of the Fund to maintain a Liquidity Account for such Purchased VRDP Shares as contemplated by this Section 6.22 shall lapse and be of no further force and effect.

SECTION 6.23.Maintenance of Minimum VRDP Shares Asset Coverage.

The Fund shall maintain Minimum VRDP Shares Asset Coverage of 225% or, if it does not cure a failure to maintain the Minimum VRDP Shares Asset Coverage by the Minimum VRDP Shares Asset Coverage Cure Date, the Fund shall immediately commence a redemption of VRDP Shares, as provided in Section 10(b)(i) of Part I of the Articles Supplementary, out of funds legally available for the redemption of VRDP Shares and in accordance with any other applicable law restrictions that apply to redemptions of stock.

SECTION 6.24.Issuance of Senior Securities.

For so long as any VRDP Shares are Outstanding, the Fund shall not issue or suffer to exist any other “senior security” (as defined in the 1940 Act as of the date hereof or, in the event such definition shall be amended, with such changes to the definition thereof as consented to by the Liquidity Provider) of the Fund, except as may be otherwise mutually agreed upon by the Fund and the Liquidity Provider or that may be issued in connection with the Fund’s redemption of all of the Outstanding VRDP Shares, provided that the Fund delivers all of the proceeds raised from such issuance to the Tender and Paying Agent for investment in Deposit Securities for the purpose of redeeming the VRDP Shares, issues a notice of redemption for the VRDP Shares on the day it receives such cash and redeems such VRDP Shares as soon as practicable in accordance with the terms of the Articles Supplementary.

SECTION 6.25.Satisfaction of Conditions to Closing Date.

The Fund shall use commercially reasonable efforts to satisfy the conditions set forth in Section 3.01; provided, however, that nothing shall limit the Board from acting in accordance with their fiduciary duties with respect to any determination whether to issue VRDP Shares or otherwise.

ARTICLE VII
COVENANTS OF THE LIQUIDITY PROVIDER

The Liquidity Provider agrees that, from the Closing Date, so long as there is any commitment under the VRDP Shares Purchase Agreement or any amount payable under the VRDP Shares Purchase Agreement or under any VRDP Shares remains outstanding:

SECTION 7.01.Proceedings.

The Liquidity Provider will deliver to the Fund as promptly as practicable notice of any filed action, suit or proceeding or any commenced investigation actually known to the Liquidity Provider, including any that is pending against the Liquidity Provider in any court or before any governmental authority (i) in any way contesting or affecting the validity of this Agreement or the VRDP Share Purchase Agreement, including without limitation, the Purchase Obligation; or (ii) in which a reasonably expected final adverse decision would have the effect of making the Liquidity Provider unable to perform its obligations under this Agreement and the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation.

SECTION 7.02.Waiver.

In the event of a termination of the VRDP Shares Purchase Agreement as a result of a Termination Event, the Liquidity Provider agrees to waive its right with respect to Purchased VRDP Shares to exercise the Purchase Obligation provided by any subsequent Liquidity Provider; provided, however, that any Purchased VRDP Shares that are subsequently sold by the Liquidity Provider in a successful Remarketing shall at the time of such sale and thereafter have the full benefit of the Purchase Obligation of any subsequent Liquidity Provider; and, provided, further, that any Purchase Obligation of a subsequent Liquidity Provider with respect to the Purchased VRDP Shares shall be on parity with the Purchase Obligation of such Liquidity Provider with respect to all other Outstanding VRDP Shares.

SECTION 7.03.Payment Obligations.

The Liquidity Provider shall promptly pay or cause to be paid all amounts payable by it under the VRDP Shares Purchase Agreement according to the terms thereof.  The obligation of the Liquidity Provider under the VRDP Shares Purchase Agreement shall be unconditional and irrevocable in accordance with the provisions thereof, without regard to, without limitation, any failure of the representations, warranties, agreements or performance of the Tender and Paying Agent set forth therein or of the Fund set forth or incorporated by reference in this Agreement or in any Related Documents.

SECTION 7.04.Compliance With Law.

The Liquidity Provider shall comply with all laws, ordinances, orders, rules and regulations that may be applicable to it if the failure to comply could have a material adverse effect on the Liquidity Provider’s ability to perform when due the Purchase Obligation or its other obligations under the Related Documents.

SECTION 7.05.Maintenance of Approvals: Filings, Etc.

The Liquidity Provider shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for its execution, delivery and performance of this Agreement and the other Related Documents.

SECTION 7.06.No Amendment Without Consent of the Fund.

Without the prior written consent of the Fund, the Liquidity Provider will not agree or consent to any amendment, supplement, modification or repeal of the VRDP Shares Purchase Agreement, nor waive any provision thereof.

SECTION 7.07.Additional Information.

The Liquidity Provider will deliver or cause to be delivered to the Fund:

(a)as promptly as practicable after the preparation thereof, each publicly available financial statement prepared with respect to the Liquidity Provider, which delivery shall be deemed to have been made upon electronic availability to the public of any such document;

(b)as soon as reasonably practicable upon the request of the Fund, any Remarketing Materials required of the Liquidity Provider pursuant to Section 2.03(b); and

(c)as promptly as practicable after the purchase of VRDP Shares pursuant to a Failed Remarketing Condition or the sale of such Purchased VRDP Shares, written notice thereof (which notice shall also be provided to the Remarketing Agent in the case of any such sale other than through a Remarketing), specifying, as applicable, the commencement or conclusion of the Failed Remarketing Condition, the date of purchase or sale and number of VRDP Shares purchased or sold;

provided, however, that any failure of the Liquidity Provider to deliver any of the foregoing notices shall not relieve the Fund of its obligation to adjust the Applicable Rate to the Maximum Rate and to pay any amounts due on the Purchased VRDP Shares.

If at any time the Liquidity Provider’s bank holding company is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Liquidity Provider shall furnish, or cause to be furnished, to Holders and Beneficial Owners of VRDP Shares and prospective purchasers of VRDP Shares, upon request, information with respect to the Liquidity Provider satisfying the requirements of subsection (d)(4) of Rule 144A.

SECTION 7.08.Obligation to Execute Related Documents.

The Liquidity Provider shall execute each of the Related Documents to which it is a party if, on the Closing Date, to the extent (a) such Related Documents have been delivered to the Liquidity Provider (i) in the forms attached hereto as Exhibit E or (ii) with such changes as agreed to by the Liquidity Provider in its sole discretion in good faith and (b) the conditions specified in Sections 3.01 have been satisfied.

ARTICLE VIII
MISCELLANEOUS
SECTION 8.01.Notices.

All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, electronic mail or similar writing), except in the case of notices and other communications permitted to be given by telephone, and shall be given to such party at its address or telecopy number or email address set forth below or such other address or telecopy number or email address as such party may hereafter specify for the purpose by notice to the other parties.  Each such notice, request or other communication shall be effective (i) if given by mail, upon receipt, or (ii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Liquidity Provider under Section 6.01 shall not be effective until received in writing; except as otherwise specified, notices under Section 6.01 may be given by telephone to the Liquidity Provider at the telephone numbers listed below (or such other telephone numbers as may be designated by the Liquidity Provider, by written notice to the Fund, to receive such notice), immediately confirmed in writing, including by fax or electronic mail.  The notice address for each party is specified below:

(a)if to the Fund:

BlackRock MuniHoldings New Jersey Quality Fund, Inc.
100 Bellevue Parkway
Wilmington, DE 19808-3700
Attention: Accounting Custody
Telephone: (302) 797-6179
Telecopy: (302) 797-2455
Email: Accounting.Custody@blackrock.com

(b)if to the Liquidity Provider:
Article I. Bank of America, N.A.
One Bryant Park
1111 Avenue of the Americas, 9th Floor
New York, NY 10036
Attention:  James Nacos/Thomas Visone
Telephone:  (212) 449-7358 / (646) 743-1408
Telecopy:  (646) 736-7286
Email:  DG.Pfloats@baml.com; james.nacos@baml.com; Thomas.visone@baml.com

Article II. Wire Instructions:
Account with bank:
BANK OF AMERICA, NEW YORK
ABA:  026009593
FOR:  BANK OF AMERICA CHARLOTTE GLOBAL DERIVATIVE SETTLEMENTS
Acct #:  6550219386
Ref:  BlackRock VRDP Transactions

SECTION 8.02.No Waivers.

(a)The obligations of the Fund hereunder shall not in any way be modified or limited by reference to any other document, instrument or agreement (including, without limitation, the VRDP Shares or any other Related Document).  The rights of the Liquidity Provider hereunder are separate from and in addition to any rights that any Holder or Beneficial Owner of any VRDP Shares may have under the terms of such VRDP Shares or any Related Document or otherwise.

(b)No failure or delay by the Fund or the Liquidity Provider in exercising any right, power or privilege hereunder or under any other Related Document or the VRDP Shares shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No failure or delay by the Fund or the Liquidity Provider in exercising any right, power or privilege under or in respect of the VRDP Shares or any other Related Document shall affect the rights, powers or privileges of the Fund or the Liquidity Provider hereunder or thereunder or shall operate as a limitation or waiver thereof.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 8.03.Expenses and Indemnification.

(a)The Fund shall upon demand either, as the Liquidity Provider may require, pay in the first instance or reimburse the Liquidity Provider (to the extent that payments for the following items are not made under the other provisions hereof) for (i) the reasonable fees, expenses, and disbursement of the Liquidity Provider (including reasonable fees and costs of outside counsel) incurred by the Liquidity Provider in connection with the execution, delivery and performance of this Agreement and the other Related Documents and other instruments mentioned herein, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and costs of outside counsel) incurred by the Liquidity Provider in connection with the enforcement of or preservation of rights under this Agreement or the other Related Documents.  The Fund shall not be responsible under clause (ii) above for the fees and costs of more than one law firm in any one jurisdiction with respect to any one proceeding or set of related proceedings for the Liquidity Provider, unless the Liquidity Provider shall have concluded that there are legal defenses available to it that are different from or additional to those available to the Fund.

(b)The Fund agrees to indemnify and hold harmless the Liquidity Provider and each other Indemnified Person of the Liquidity Provider from and against any losses, claims, damages, liabilities or expenses incurred by them (including reasonable fees and disbursements of outside counsel) which (i) are related to or arise out of (A) any untrue statements or alleged untrue statements of a material fact made or any statements of a material fact omitted or alleged to have been omitted to be made in the Offering Memorandum or any of the Remarketing Materials and required to be stated therein or necessary to make the statement therein, in light of the circumstances in which they were made, not materially misleading and excluding any statement of omissions related to the Liquidity Provider Information (including in each case any documents incorporated by reference therein), (B) actions taken or omitted to be taken by the Fund or its affiliates in connection with the transactions contemplated by this Agreement, the VRDP Shares Purchase Agreement, the Tender and Paying Agent Agreement, the VRDP Shares Remarketing Agreement, the Placement Agreement or any other Related Document, (C) actions taken or omitted to be taken by the Liquidity Provider or another Indemnified Person of the Liquidity Provider at the indemnifying party’s direction or with the indemnifying party’s consent in conformity with the indemnifying party's actions or omissions or (ii) are otherwise related to or arise out of this Agreement and the Related Documents, including modifications or future additions to this Agreement and any other Related Documents, any lawsuits by shareholders of the Fund and any violation of any applicable law by the Fund and to promptly reimburse the Liquidity Provider or any other Indemnified Person of the Liquidity Provider for all expenses (including reasonable fees and disbursements of outside counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which any such Indemnified Person is a party.  The indemnifying party will not, however, be responsible for any losses, claims, damages, liabilities or expenses of any such Indemnified Person pursuant to clause (ii) of the preceding sentence to the extent the same resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person or to the extent the same resulted from any failure by the Liquidity Provider to perform the Purchase Obligation in accordance with the terms of the VRDP Shares Purchase Agreement, which failure has not been the proximate result of, or caused by, a breach by the Fund of its obligations under this Agreement, as determined in a non-appealable final judgment by a court of competent jurisdiction.

(c)The indemnifying party also agrees that if any indemnification sought by an Indemnified Person pursuant to this Agreement is unavailable or insufficient, for any reason, to hold harmless the Indemnified Persons of the other party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), then the indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, liabilities, damages and expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Fund on the one hand and the Liquidity Provider on the other hand from the actual or proposed transactions giving rise to or contemplated by this Agreement or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Fund on the one hand and the Liquidity Provider on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations; provided that in any event the aggregate contribution of the Liquidity Provider and its Indemnified Persons to all losses, claims, damages, liabilities and expenses with respect to which contributions are available hereunder will not exceed the amount of fees actually received by the Liquidity Provider from the Fund pursuant to the proposed transactions giving rise to this Agreement (unless such losses, claims, damages, liabilities or expenses were caused by the gross negligence, bad faith or willful misconduct of the Liquidity Provider or one or more of its Indemnified Persons.  For purposes of determining the relative benefits to the Fund on the one hand, and the Liquidity Provider on the other, under the proposed transactions giving rise to or contemplated by this Agreement, such benefits shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Fund pursuant to the transactions, whether or not consummated, for which the Liquidity Provider is providing services as provided in this Agreement bears to (ii) the fees paid or proposed to be paid by the Fund or on the Fund’s behalf to the Liquidity Provider in connection with the proposed transactions giving rise to or contemplated by this Agreement.  No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.  The indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to any rights that any Indemnified Person may have at common law or otherwise.

(d)If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Person proposes to demand indemnification, it shall notify the indemnifying party with reasonable promptness; provided, however, that any failure by such Indemnified Person to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder (except to the extent that the indemnifying party is materially prejudiced by such failure to promptly notify).  The indemnifying party shall be entitled to assume the defense of any such action, suit, proceeding or investigation, including the employment of counsel reasonably satisfactory to the Indemnified Person.  The Indemnified Person shall have the right to counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Indemnified Person in accordance with the preceding sentence or (ii) the Indemnified Person shall have been advised by counsel that there exist actual or potential conflicting interests between the indemnifying party and such Indemnified Person, including situations in which one or more legal defenses may be available to such Indemnified Person that are different from or additional to those available to the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons of the other party; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the  indemnifying party and any counsel designated by the indemnifying party.

Each party further agrees that it will not, without the prior written consent of the other party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each other Indemnified Person from all liability and obligations arising therefrom.  The Fund further agrees that neither the Liquidity Provider, nor any of its affiliates, nor any directors, officers, partners, employees, agents, representatives or control persons of the Liquidity Provider or any of its affiliates shall have any liability to the Fund arising out of or in connection with the proposed transactions giving rise to or contemplated by this Agreement except for such liability for losses, claims, damages, liabilities or expenses to the extent they have resulted from the Liquidity Provider’s gross negligence, bad faith or willful misconduct.  No party shall be responsible or liable to the other party or any other person for consequential, special or punitive damages which may be alleged as a result of this Agreement.

(e)Nothing in this Section is intended to limit any party’s obligations contained in other parts of this Agreement or the VRDP Shares.  Neither the Fund  nor the Liquidity Provider will refer to the other in any materials used in marketing the VRDP Shares other than the Offering Memorandum without the prior written consent of the other.

SECTION 8.04.Amendments and Waivers.

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Fund and the Liquidity Provider.

SECTION 8.05.Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither party hereto may assign or otherwise transfer any of its rights under this Agreement, by operation of law or otherwise, without the prior written consent of the other party.  Any assignment without such prior written consent shall be void.

SECTION 8.06.Term of this Agreement.

(a)Subject to subsections (b) and (c) below, this Agreement shall terminate on the later of (i) the earliest of (x) the Scheduled Termination Date (as such date may be extended in accordance with Section 2.02 hereof) and (y) the reduction of the Available Commitment of the Liquidity Provider to zero; and (ii) the date of payment of all sums payable by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement (irrespective of the Liquidity Provider’s obligations under Section 2.05 of the VRDP Shares Purchase Agreement); and notwithstanding any termination of this Agreement, Section 2.05 (with respect to previously accrued but unpaid fees), Section 6.01 (p), (q) and (s), Section 6.02, Section 6.05, Section 6.06, Section 6.08, Section 6.14, Section 6.16, Section 6.17, Section 6.18, Section 6.19, Section 6.20, Section 6.21, Section 6.22, Section 6.23 and Section 6.24 of Article VI (Covenants of the Fund), Section 8.03 (Expenses and Indemnification), Section 8.07 (Governing Law) and Section 8.08 (Waiver of Jury Trial) of this Article VIII (Miscellaneous) shall remain in full force and effect; provided that the foregoing sections of Article VI (Covenants of the Fund) shall survive termination of this Agreement only until such time that the Liquidity Provider no longer owns any VRDP Shares purchased pursuant to the Purchase Obligation and Section 8.15 shall only remain in full force and effect for one (1) year after termination of this Agreement.

(b)Notwithstanding the foregoing, (i) the Fund may terminate this Agreement prior to the Scheduled Termination Date (as such date may be extended in accordance with Section 2.02 hereof) in accordance with this Section 8.06(b) as of the Liquidity Provider Ratings Event Termination Date specified by notice in writing to the Liquidity Provider following the occurrence of a  Liquidity Provider Ratings Event or (ii) this Agreement shall terminate prior to the Scheduled Termination Date (as such date may be extended in accordance with Section 2.02 hereof) as of a Related Party Termination Date upon the occurrence of a Related Party Termination Event; provided that, notwithstanding any termination of this Agreement, Section 6.01 (p), (q) and (s), Section 6.02, Section 6.05, Section 6.06, Section 6.08, Section 6.14, Section 6.16, Section 6.17, Section 6.18, Section 6.19, Section 6.20, Section 6.21, Section 6.22, Section 6.23 and Section 6.24 of Article VI (Covenants of the Fund), Section 8.03 (Expenses and Indemnification), Section 8.07 (Governing Law) and Section 8.08 (Waiver of Jury Trial) of this Article VIII (Miscellaneous) shall remain in full force and effect; provided that the foregoing sections of Article VI (Covenants of the Fund) shall survive termination of this Agreement only until such time that the Liquidity Provider no longer owns any VRDP Shares purchased pursuant to the Purchase Obligation and Section 8.15 shall only remain in full force and effect for one (1) year after termination of this Agreement.

(c)No expiration or termination of this Agreement shall be effective, so long as VRDP Shares are Outstanding, until the completion of a Mandatory Purchase in respect thereof, if then required under the Articles Supplementary, including the purchase by the Liquidity Provider of any VRDP Shares required to be purchased by it as a result thereof pursuant to the VRDP Shares Purchase Agreement.

SECTION 8.07.Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles that would require the application of the laws of another jurisdiction.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.

SECTION 8.08.Waiver of Jury Trial.

The Fund and the Liquidity Provider hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement.

SECTION 8.09.Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 8.10.Beneficiaries.

This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder.

SECTION 8.11.Entire Agreement.

This Agreement shall constitute the entire agreement and understanding between the parties hereto with respect to the matters set forth herein and shall supersede any and all prior agreements and understandings relating to the subject matter hereof.

SECTION 8.12.Inconsistency Between Documents.

In the event of any inconsistency between this Agreement and the Articles Supplementary, including with respect to the taking of any action or the consent required for any such action, this Agreement shall govern.

SECTION 8.13.Regulatory Matters.

Each party hereto acknowledges and agrees that it shall not be a condition precedent to the Purchase Obligation that any seller of VRDP Shares demonstrate or account for any loss.

SECTION 8.14. Nonpetition Covenant.

Notwithstanding any prior termination of this Agreement, Bank of America, N.A., solely in its capacity as Liquidity Provider, hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the redemption and the payment in full of the VRDP Shares and all accumulated dividends, petition or otherwise invoke the process of any court or government authority for the purpose of commencing a case against the Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Fund or any substantial part of the property of the Fund; provided, however, that nothing in this provision shall preclude, or be deemed to stop, the Liquidity Provider from taking any action prior to the expiration of the aforementioned one year and one day period in (x) any case or proceeding voluntarily filed or commenced by the Fund, (y) any involuntary insolvency proceeding filed or commenced against the Fund by a Person other than the Liquidity Provider, or (z) with respect to its rights or preferences as a Beneficial Owner or Holder of VRDP Shares.

SECTION 8.15.Confidentiality.

All information, whether oral, written, via computer disk or electronic media or otherwise, to which it is given access or is made available to it by the other party (including by such other party’s agents and representatives) in connection with the transactions contemplated by this Agreement or any other Related Document is referred to as “Confidential Information”.  Confidential Information shall include, without limitation, all technology,  processes, trade secrets, contracts, proprietary information, portfolio information, historical and projected financial information, operating data and organizational cost structures, strategic or management plans, customer information and customer lists, whether received before or after the date hereof.  Confidential Information shall also include information of or relating to any parent, subsidiary or affiliate of a party.

Each party agrees to hold all Confidential Information in confidence, that it will not disclose any Confidential Information to any person, other than directors, officers, employees, agents or representatives (including those of a legal nature) (collectively, the “Representatives”) who have a need to know such information in connection with the transactions contemplated by this Agreement or any other Related Document (the “Transactions”), and that it will not use any such Confidential Information for purposes other than in connection with the Transactions.  For the avoidance of doubt, any Ratings Agency rating the VRDP Shares at the request of the Fund shall not be deemed to be a Representative for purposes of this Section 8.15 and will not be subject to the obligations of this Section 8.15.  Each party agrees to inform its Representatives of the confidential and valuable nature of the Confidential Information and of its obligations under this Section 8.15.  Each party shall be responsible and liable for any breach of this Section 8.15 by its Representatives.  Each party agrees to use reasonable care and implement reasonable controls, but in all events at least the same degree of care and controls that it uses to protect its own confidential and proprietary information of similar importance, to prevent the unauthorized use, disclosure or availability of Confidential Information.

It is understood and agreed that no information shall be within the protection of this Section 8.15 where such information: (a) is or becomes publicly available through no fault of either party or its Representatives, (b) is authorized to be released by the disclosing party, (c) is rightly obtained from a third party, who, to the receiving party’s knowledge, is not under obligation of confidentiality, (d) is required to be disclosed as a matter of law or legal process or (e) is made available to any regulatory body.  Furthermore, the obligations of confidentiality set out in this Section 8.15 shall not extend to Confidential Information that is disclosed to Holders or Beneficial Owners or potential Holders or Beneficial Owners, in each case in their capacity as such, in the Remarketing Memorandum or the Remarketing Materials, in notices to Holders or Beneficial Owners pursuant to one or more of the Related Documents or pursuant to the Fund’s or the Liquidity Provider’s informational obligations under Rule 144A(d)(4) or other reporting obligation of the Securities and Exchange Commission.

In the event that either party to this Agreement or any of its Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, regulatory request or demand, civil investigative demand or similar process ("Legal Process")) to disclose any of the Confidential Information, such party may disclose such Confidential Information to the extent legally required; provided, however, that the Liquidity Provider shall, to the extent permitted by law, rule and regulation and reasonably practicable, notify the Fund prior to such disclosure by the Liquidity Provider so that the Fund may seek, at the Fund's expense, a protective order or other appropriate remedy; provided, further, that the Liquidity Provider will have no liability to the Fund for failure to provide such notice.  In the absence of such protective order, other remedy or waiver by the Fund, the Liquidity Provider may disclose such Confidential Information to the extent legally required.  Notwithstanding anything to the contrary contained herein, either party and its affiliates may disclose Confidential Information, without notice to the other party, to any governmental agency, regulatory authority or self-regulatory authority (including, without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee any aspect of the party's business or that of its affiliates in connection with the exercise of such authority or claimed authority.  Nothing herein shall require a party to fail to honor any Legal Process on a timely basis.

In the event that this Agreement is terminated, or at any time upon request, each party agrees to return promptly or destroy all copies of the Confidential Information without retaining any copies thereof and to destroy all copies of any analyses, compilations, studies or other documents prepared by it or for its use containing or reflecting any Confidential Information.  Provided however each party will be permitted to retain all or any portion or the Confidential Information to comply with its governing laws, regulations or internal policies.  Such Confidential Information shall remain subject to the confidentiality obligations set forth in this Section 8.15.

Inasmuch as any breach of this Section 8.15 may result in immediate and irreparable injury, it is recognized and agreed that each party shall be entitled to equitable relief, including injunctive relief and specific performance, in addition to all other remedies available at law.  Further, all obligations, rights and remedies hereunder shall survive any return or destruction of the Confidential Information and any termination of this Agreement; provided, however, that all obligations, rights and remedies hereunder shall survive the termination of this Agreement and remain in full force and effect for one (1) year after the termination of this Agreement.

It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege under this Section 8.15 shall operate as a waiver hereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Section 8.15.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.

By:	/s/ Brendan Kyne
Name: Brendan Kyne
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ James Nacos
Name: James Nacos
Title: Authorized Signatory

SCHEDULE I

Description of VRDP Shares:	1,727 Series W-7 Variable Rate Demand Preferred Shares, par value $0.10 per share, with a liquidation preference of $100,000 per share.
Initial Remarketing Agent:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Schedule I - 1

SCHEDULE II

LITIGATION

[On File]

Schedule II - 1

EXHIBIT A

FORMS OF OPINIONS OF COUNSEL FOR THE FUND
AND THE INVESTMENT ADVISER
[On File]

Exhibit A - 1

EXHIBIT B

FORMS OF OPINIONS OF COUNSEL FOR THE LIQUIDITY PROVIDER
AND THE REMARKETING AGENT

[On File]

Exhibit B - 1

EXHIBIT C

FORM OF OPINION OF COUNSEL FOR
THE TENDER AND PAYING AGENT

[On File]

Exhibit C - 1

EXHIBIT D

ELIGIBLE ASSETS
On the Closing Date and at all times thereafter that the VRDP Shares Purchase Agreement is outstanding:

1.All assets in the Fund consist of “Eligible Assets”, defined to consist only of the following as of the time of investment:

A.Debt obligations

i.  Debt obligations issued by a State, the District of Columbia or political subdivision thereof, including, but not limited to, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of Section 142(b)(1) of the Code issued by or on behalf of one or more States, or any public agency or authority of any State, or political subdivision of a State.

ii. Debt obligations issued by a U.S. Territory or political subdivision thereof, including limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Code issued by or on behalf of one or more U.S. Territories, or any public agency or authority of any U.S. Territory, or political subdivision of a U.S. Territory, which are rated in one of the four highest rating categories (“investment grade”) by two or more NRSROs, or by one NRSRO if rated by only one NRSRO, or by one NRSRO, in the case of debt obligations that are Defeased Securities, or are determined by the Investment Adviser in good faith application of its internal credit rating standards to be the credit equivalent of investment grade.

iii.Debt obligations of the United States.

iv.Debt obligations issued, insured, or guaranteed by a department or an agency of the U.S. Government, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation.

v.Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the Secretary of Transportation under Section 9 of the National Capital Transportation Act of 1969.

vi.Debt obligations of the Federal Home Loan Banks.

vii.    Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.

viii.   Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.

ix.     Debt obligations of any agency named in 12 U.S.C. § 24(Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank’s own account, including qualified Canadian government obligations.

x.Debt obligations of issuers other than those specified in (i) through (ix) above that are rated in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if the security has been rated by only one NRSRO and that are “marketable.”  For these purposes, an obligation is “marketable” if:

•  it is registered under the Securities Act;

 •it is offered and sold pursuant to Securities and Exchange Commission Rule 144A; 17 CFR 230.144A; or

•  it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value.

Exhibit D - 1

xi.     Certificates or other securities evidencing ownership interests in a municipal bond trust structure (generally referred to as a tender option bond structure) that invests in (a) debt obligations of the types described in (i) or (ii) above or (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in (i) or (ii) above which with respect to both “a” and “b” are rated, or credit enhanced by a third party that is rated, in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if such debt obligations or depository receipts or third party credit enhancement providers have been rated by only one NRSRO.

An asset shall not lose its status as an Eligible Asset solely by virtue of the fact that:

•   it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or

•   it is for long-term or short-term financing purposes.

B. Derivatives

i.  Interest rate derivatives;

ii. Swaps, futures, forwards, structured noted, options and swaptions related to Eligible Assets or on an index related to Eligible Assets; or

iii.Credit default swaps.

C. Other Assets

i.  Shares of other investment companies (open- or closed-end funds and ETFs) that invest at least 80% of their assets in debt obligations rated at least "BBB-" and "Baa3", so long as such investments in the aggregate do not constitute more than 5% of the Fund's Managed Assets as of the time of investment.

ii. Cash.

iii.Repurchase agreements on assets described in A above.

iv.Taxable fixed-income securities, for the purpose of acquiring control of an issuer whose municipal bonds (a) the Fund already owns and (b) have deteriorated or are expected shortly to deteriorate that such investment should enable the Fund to better maximize its existing investment in such issuer, provided that the Fund may invest no more than 0.5% of its Managed Assets in such securities.

D.Other assets, upon written agreement of the Liquidity Provider that such assets are eligible for purchase by the Fund.

2.The Investment Adviser will provide the following information at the Closing Date (for purposes of the information to be provided at the Closing Date, such information shall be as of a date no earlier than two days prior to the Closing Date), and within 10 days after the end of every calendar quarter thereafter for every debt security in the fund:

i.  The identity of each portfolio holding (including the name of the issuer and obligor and the security and CUSIP Number);

ii.      The par value for each portfolio holding; and

iii.The identity of any portfolio holding that is in payment default.

Exhibit D - 2

3.The Fund will purchase Eligible Assets (primarily Municipal Securities) for its portfolio based upon the Investment Adviser’s assessment of an asset’s relative value in terms of current yield, price, credit quality, and future prospects; and will monitor the continued creditworthiness of its portfolio investments and analyze economic, political and demographic trends affecting the markets for such assets.

4.The Investment Adviser has instituted policies and procedures that it believes are sufficient to ensure that the Fund and it comply with the representations, warranties and covenants contained in this subsection of the Agreement.

5.The Fund will, upon request, provide the Liquidity Provider and its internal and external auditors and inspectors as the Liquidity Provider may from time to time designate, with all reasonable assistance and access to information and records of the Fund relevant to the Fund’s compliance with and performance of the representations, warranties and covenants terms of this subsection of the Agreement, but only for the purposes of internal and external audit.

6.No Eligible Asset described in Paragraph 1(A) above that is held by the Fund was in payment default at the time of it was acquired by the Fund.

Exhibit D - 3

EXHIBIT E

FORM OF RELATED DOCUMENTS

Exhibit E - 1

EXHIBIT E-1

FORM OF VRDP SHARES PURCHASE AGREEMENT

[See Exhibit 99.4]

Exhibit E-1 - 1

EXHIBIT E-2

FORM OF VRDP SHARES REMARKETING AGREEMENT

[See Exhibit 99.11]

Exhibit E-2 - 1

EXHIBIT E-3

FORM OF TENDER AND PAYING AGENT AGREEMENT

[On File]

Exhibit E-3 - 1

EXHIBIT E-4

FORM OF PLACEMENT AGREEMENT

[On File]

Exhibit E-4 - 1

EXHIBIT E-5

FORM OF ARTICLES SUPPLEMENTARY

[On File]

Exhibit E-5 - 1

EXHIBIT E-6

FORM OF VRDP SHARES

[On File]

Exhibit E-6 - 1

Request for Extension of Scheduled Termination Date and
Agreement to Extend the VRDP Shares Fee Agreement
Dated as of March 29, 2012

1.
In accordance with Section 2.02 of the VRDP Shares Fee Agreement, dated as of June 30, 2011 (the “Original VRDP Shares Fee Agreement”), between BlackRock MuniHoldings New Jersey Quality Fund, Inc., as issuer (the “Fund”) and Bank of America, N.A., as liquidity provider (the “Liquidity Provider”), the Fund hereby requests an extension of the Scheduled Termination Date of the Original VRDP Shares Fee Agreement and the VRDP Shares Purchase Agreement to June 26, 2013, effective upon acceptance of this request by the Liquidity Provider, as evidenced by (i) the Fund delivering to the Liquidity Provider a copy hereof signed by the Fund and (ii) the Liquidity Provider signing and returning to the Fund a copy hereof, whereupon this Request for Extension of Scheduled Termination Date and Agreement to Extend VRDP Shares Fee Agreement (this “Agreement”) shall be a binding agreement of the parties hereto, and the extension of both the Original VRDP Shares Fee Agreement (as it may be further amended) and VRDP Shares Purchase Agreement (as it may be further amended) shall become effective without further action by any party.

2.
Upon effectiveness of the extension of the Scheduled Termination Date of the Original VRDP Shares Fee Agreement to June 26, 2013, the Scheduled Termination Date (of the VRDP Shares Purchase Agreement shall automatically be extended to June 26, 2013.  The Fund will send a copy of the fully executed Agreement to the Tender and Paying Agent for its acknowledgement, with instructions to send a notice of the extension to the Holders of the VRDP Shares (with a copy to Beneficial Owners to the extent provided in the Tender and Paying Agent Agreement).

3.	Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Original VRDP Shares Fee Agreement.

4.
This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.

5.
The parties hereto hereby confirm that the Original VRDP Shares Fee Agreement and the VRDP Shares Purchase Agreement remain in full force and effect in accordance with the terms and subject to the conditions set forth therein, except as and to the extent modified by or pursuant to this Agreement.

6.	Section 1(C)(i) of Exhibit D to the Original VRDP Shares Fee Agreement is hereby deleted and replaced in its entirety with the following:

"Securities issued by other investment companies (open- or closed-end funds and ETFs) that invest exclusively in Eligible Assets, provided that such investments in the aggregate do not constitute more than 5% of the Fund's Managed Assets as of the time of investment; provided further, that notwithstanding the foregoing requirements of this clause (i), the Fund shall be permitted, subject to Applicable Law, to invest up to 25% of its Managed Assets in securities issued by a money-market fund that (a) is registered under the 1940 Act, (b) is affiliated with the Investment Adviser and (c) invests exclusively in Eligible Assets."

7.
If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdiction or jurisdictions, because it conflicts with any provision of any constitution, statute, rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

8.	This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC., as Issuer

By:	/s/ Brendan Kyne
Name: Brenden Kyne
Title: Vice President

BANK OF AMERICA, N.A. as Liquidity Provider

By:	/s/ James Nacos
Name: James Nacos
Title: Authorized Signatory

Acknowledged by:

THE BANK OF NEW YORK MELLON,
as Tender and Paying Agent

By: /s/ Christina Sotiriou
        Name: Christina Sotiriou
        Title:  Senior Associate

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.
100 BELLEVUE PARKWAY
WILMINGTON, DELAWARE 19809

                                                     June 25, 2012

Bank of America, N.A.
One Bryant Park
1111 Avenue of the Americas, 9th Floor
New York, NY 10036

Re:	VRDP Shares Fee Agreement

Dear James Nacos/Thomas Visone:

Reference is hereby made to the VRDP Shares Fee Agreement, dated as of June 30, 2011, by and between BlackRock MuniHoldings New Jersey Quality Fund, Inc. (the “Fund”) and Bank of America, N.A. (“BOFA”) (the "Fee Agreement").  Section 6.05 of the Fee Agreement provides that the Fund will use its best efforts to maintain a long-term credit rating of the Fund’s variable rate demand preferred shares (the “VRDP Shares”) of "Aaa" by Moody's and a long-term issue credit rating of the Fund’s VRDP Shares of "AAA" by Fitch (or the highest equivalent ratings category for preferred stock furnished by at least two Rating Agencies).

The Fund understands that BOFA intends to waive the Fund’s obligation under Section 6.05 of the Fee Agreement to use best efforts to maintain a long-term credit rating of “Aaa” by Moody’s.  This letter confirms that the Fund will no longer be required to comply with Section 6.05 of the Fee Agreement, and that the Fund will instead use its best efforts to maintain a long-term credit rating of the Fund’s VRDP Shares of at least “Aa3” by Moody’s and a long-term issue credit rating of the Fund’s VRDP Shares of “AAA” by Fitch (or the highest equivalent ratings category for preferred stock furnished by at least two Rating Agencies).

The Fee Agreement shall remain in full force and effect in accordance with the terms and subject to the conditions set forth therein, except as modified by this letter.  Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Fee Agreement.

This letter shall be construed in accordance with and governed by the domestic law of the State of New York, and BOFA and the Fund hereby submit to the non-exclusive jurisdiction of the federal and New York State courts located in The City of New York in connection with any dispute related to this letter or any matters contemplated hereby.

1

Please acknowledge and agree to the foregoing by signing the enclosed copy of this letter in the space provided below and returning the executed copy to the Fund.  This letter may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument binding upon all of the parties hereto notwithstanding the fact that all parties are not signatory to the original or the same counterpart.  For purposes of this letter, facsimile signatures shall be deemed originals.

Sincerely,

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC., as Issuer

By:	/s/ Robert W. Crothers
Name: Robert W. Crothers
Title: Vice President

Accepted and agreed to as of the
first date written above:

BANK OF AMERICA, N.A.

By: /s/ James Nacos
       Name:  James Nacos
       Title:  Authorized Signatory

AMENDMENT

dated as of

April 17, 2014

to the

VRDP SHARES FEE AGREEMENT

dated as of

June 30, 2011

between

BlackRock MuniHoldings New Jersey Quality Fund, Inc.
as Issuer

and
Bank of America, N.A.,
as Liquidity Provider

BlackRock MuniHoldings New Jersey Quality Fund, Inc.
Series W-7
Variable Rate Demand Preferred Shares (“VRDP Shares”)

TABLE OF CONTENTS

i

EXHIBITS:
Exhibit A—Notice of Special Rate Period
Exhibit B—Form of Voting Trust Agreement
Exhibit C—Portfolio Information
Exhibit D—Effective Leverage Ratio and Asset Coverage Information
Exhibit E—Eligible Assets

ii

AMENDMENT TO THE
VRDP SHARES FEE AGREEMENT

AMENDMENT TO THE VRDP SHARES FEE AGREEMENT dated as of April 17, 2014 (this “Amendment”)

BETWEEN:

(1)BlackRock MuniHoldings New Jersey Quality Fund, Inc., a closed-end investment company organized as a Maryland corporation, as issuer (the “Fund”); and

(2)Bank of America, N.A., a national banking association, including its successors and assigns, as liquidity provider (the “Liquidity Provider”) and, to the extent provided herein, in its individual capacity.

WHEREAS:

The Fund entered into the VRDP Shares Fee Agreement with the Liquidity Provider, dated as of June 30, 2011, as amended (the “VRDP Shares Fee Agreement”) relating to the Fund’s Series W-7 Variable Rate Demand Preferred Shares (the “VRDP Shares”);

The Fund has determined to designate a Special Rate Period for the VRDP Shares pursuant to, and in accordance with, the Articles Supplementary.  The Special Rate Period will commence on April 17, 2014 and end on April 19, 2017 or such later date to which it may be extended in accordance with the terms set forth under “Additional Provisions Relating to the Termination of Special Rate Period” in the Notice of Special Rate Period attached hereto as Exhibit A (the “Notice of Special Rate Period”).  All references in this Amendment to the “Special Rate Period” shall be to such Special Rate Period; and

The Fund and the Liquidity Provider wish to modify certain provisions of the VRDP Shares Fee Agreement in respect of the rights and obligations of the Fund and the Liquidity Provider thereunder during the Special Rate Period, as set forth herein.

NOW, THEREFORE, in consideration of the respective agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Any capitalized terms used in this Amendment but not defined herein shall have the meanings given to such capitalized terms in the VRDP Shares Fee Agreement.  The following defined terms shall apply to the VRDP Shares Fee Agreement only during the Special Rate Period:

“Affiliate” means, for purposes of Section 3.01, 3.02 and 3.04 of this Amendment, with respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, officer, employee or general partner (a) of such Person, (b) of any majority-owned subsidiary or parent company of such Person or (c) of any Person described in clause (i) above.  For the purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (x) to vote more than 25% of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.  For the avoidance of doubt, the term "Affiliate" shall include a tender option bond trust of which BANA and/or one or more of its Affiliates collectively owns a majority of the residual interests.

“Amendment to the Purchase Agreement” means the amendment, dated as of April 17, 2014, to the VRDP Shares Purchase Agreement, dated as of June 30, 2011, by and between the Liquidity Provider and the Tender and Paying Agent.

“Amendment to the Remarketing Agreement” means the amendment, dated as of April 17, 2014, to the VRDP Shares Remarketing Agreement, dated as of June 30, 2011, by and between the Fund and the Remarketing Agent.

“Amendment to the Tender and Paying Agent Agreement” means the amendment, dated as of April 17, 2014, to the Tender and Paying Agent Agreement, dated as of June 30, 2011, by and between the Fund and the Tender and Paying Agent.

“Articles of Amendment” means the Fund’s Articles of Amendment Amending the Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares, dated as of April 17, 2014.

“Applicable Law” means the laws of the State of Maryland (including, without limitation, the Maryland General Corporation Law) and the federal law of the United States of America (including, without limitation, the 1940 Act).

“BANA” means, unless the context indicates otherwise, Bank of America, N.A., in its individual capacity and not in its capacity as Liquidity Provider.

“Effective Leverage Ratio” means the quotient of:

(A)the sum of (i) the aggregate liquidation preference of the Fund’s “senior securities” (as that term is defined in the 1940 Act) that are stock, plus any accumulated but unpaid dividends thereon, excluding, without duplication, any such senior securities for which the Fund has issued a Notice of Redemption and either has delivered Deposit Securities to the Tender and Paying Agent or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption; (ii) the aggregate principal amount of a Fund’s “senior securities representing indebtedness” (as that term is defined in the 1940 Act), plus any accrued but unpaid interest thereon; (iii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Fund (less the aggregate principal amount of any such floating rate trust certificates owned by the Fund and corresponding to the associated residual floating rate trust certificates owned by the Fund); and (iv) the aggregate amount of the Fund’s repurchase obligations under repurchase agreements.

divided by

(B)the sum of (i) the Market Value of the Fund’s total assets (including amounts attributable to senior securities but excluding, any assets consisting of Deposit Securities referred to in clause (A)(i) above), less the amount of the Fund’s accrued liabilities (which accrued liabilities shall include net obligations of the Fund under each Derivative Contract in an amount equal to the Derivative Termination Value thereof payable by the Fund to the related counterparty), other than liabilities for the aggregate principal amount of senior securities representing indebtedness; and (ii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Fund (less the aggregate principal amount of any such floating rate trust certificates owned by the Fund and corresponding to the associated residual floating rate trust certificates owned by the Fund).

“Excluded Transfer” means any transfer of VRDP Shares (a) to a tender option bond trust in which BANA and/or its Affiliates collectively own all of the residual interests, (b) in connection with a distribution in-kind to the holders of securities of or receipts representing an ownership interest in any tender option bond trust in which BANA and/or its Affiliates own collectively all of the residual interests, provided that such distribution in-kind is pursuant to a mandatory termination of such tender option bond trust under the documents governing such tender option bond trust and such mandatory termination results from objective events or conditions outside of the control of BANA, its Affiliates and any holder of ownership interest in such tender option bond trust, (c) in connection with a repurchase financing transaction, (d) relating to a collateral pledge arrangement, (e) to a Person who, after giving effect to such transfer, together with any affiliated person (as defined in the 1940 Act) of such Person, will own, hold or control with power to vote, not more than 25% of the Outstanding VRDP Shares or (f) to BANA or an Affiliate of BANA.

“Initial Extended Termination Date,” “Maximum Rate” “Special Rate Period Commencement Date,” “SRP Applicable Rate,” “SRP Calculation Date” and “SRP Subsequent Rate Period” shall have the meaning given to such terms in the Notice of Special Rate Period.

ARTICLE II
FEES DURING SPECIAL RATE PERIOD; SCHEDULED TERMINATION DATE; CALCULATION OF DIVIDENDS, AND OPTIONAL AND MANDATORY TENDERS

(a)Section 2.05(a) of the VRDP Shares Fee Agreement shall be amended by replacing the fee rate of          % with a fee rate of 0.01% for each day during the Special Rate Period.

(b)Section 2.07 of the VRDP Shares Fee Agreement shall not be applicable during the Special Rate Period.

(c) Effective as of the Special Rate Period Commencement Date, the Scheduled Termination Date will be extended to the Initial Extended Termination Date and the Initial Extended Termination Date will constitute the Scheduled Termination Date.

(d)For the avoidance of doubt, during the Special Rate Period, the dividend rate on the VRDP Shares shall be calculated in accordance with the Notice of Special Rate Period delivered in connection with the establishment of the Special Rate Period.

(e)During the Special Rate Period, Beneficial Owners and Holders shall not have the right to tender their VRDP Shares for Remarketing pursuant to an Optional Tender.

(f)During the Special Rate Period, there shall be no Mandatory Tender Events or Mandatory Tenders or any consequences or penalties as a result of there being no Mandatory Tender Events or Mandatory Tenders.

ARTICLE III
ADDITIONAL PROVISIONS APPLICABLE DURING SPECIAL RATE PERIOD

Except as otherwise expressly provided herein, each of the provisions of this Article III shall be applicable only during the Special Rate Period.

SECTION 3.01.Voting Rights.

(a)From (and including) the first day of the Special Rate Period to (and excluding) the last day thereof, and for so long as BANA together with any of its Affiliates  individually or in the aggregate own at least 20% of the Outstanding VRDP Shares and the Fund has not failed to pay dividends on the VRDP Shares for two years, BANA, to the extent it owns any VRDP Shares, shall enter into and maintain, and cause such Affiliates that own any VRDP Shares to enter into and maintain, in full force and effect a voting trust agreement in substantially the form attached hereto as Exhibit B (a “Voting Trust Agreement”) and thereby convey into the voting trust, governed by the Voting Trust Agreement, the right to vote all of its VRDP Shares owned by it and such Affiliates as of the first day of the Special Rate Period or acquired any time thereafter and so owned, with respect to:

(i)the election of the two members of the Board of Directors for which Holders of VRDP Shares are exclusively entitled to vote under Section 18(a)(2)(C) of the 1940 Act and all other rights given to Holders of VRDP Shares with respect to the election of the Board of Directors of the Fund;

(ii)the conversion of the Fund from a closed-end management investment company to an open-end fund, or to change the Fund’s classification from diversified to non-diversified, each pursuant to Section 13(a)(1) of the 1940 Act (any of the foregoing, a “Conversion”), together with any additional voting or consent right under the Articles Supplementary that relates solely to any action or amendment to the Articles Supplementary that is so closely related to the Conversion that it would be impossible to give effect to the Conversion without implicating such additional voting or consent right; provided that any such additional voting or consent right shall not include any voting or consent right related to satisfying any additional term, condition or agreement which the Conversion is conditioned upon or subject to or, for the avoidance of doubt, any voting or consent right relating to any amendment or waiver of Section 6, 7 or 10 of the Articles Supplementary or any definitions relevant to any such Section;

(iii)the deviation from a policy in respect of concentration of investments in any particular industry or group of industries as recited in the Fund’s registration statement, pursuant to Section 13(a)(3) of the 1940 Act (a “Deviation”), together with any additional voting or consent right under the Articles Supplementary that relates solely to any action or amendment to the Articles Supplementary that is so closely related to the Deviation that it would be impossible to give effect to the Deviation without implicating such additional voting or consent right; provided that any such additional voting or consent right shall not include any voting or consent right related to satisfying any additional term, condition or agreement which the Deviation is conditioned upon or subject to or, for the avoidance of doubt, any voting or consent right relating to any amendment or waiver of Section 6, 7 or 10 of the Articles Supplementary or any definitions relevant to any such Section; and

(iv)borrowing money, issuing senior securities, underwriting securities issued by other Persons, purchasing or selling real estate or commodities or making loans to other Persons other than in accordance with the recitals of policy with respect thereto in the Fund’s registration statement, pursuant to Section 13(a)(2) of the 1940 Act (any of the foregoing, a “Policy Change”), together with any additional voting or consent right under the Articles Supplementary that relates solely to any action or amendment to the Articles Supplementary that is so closely related to the Policy Change that it would be impossible to give effect to the Policy Change without implicating such additional voting or consent right; provided that any such additional voting or consent right shall not include any voting or consent right related to satisfying any additional term, condition or agreement which the Policy Change is conditioned upon or subject to or, for the avoidance of doubt, any voting or consent right relating to any amendment or waiver of Section 6, 7 or 10 of the Articles Supplementary, Section 6.24 of the VRDP Shares Fee Agreement or any definitions relevant to any such section;

Each voting right set forth in clauses (i) through (iv) above is referred to herein as a “Voting Right.”

(b)At all times that Voting Rights are subject to the Voting Trust Agreement, BANA or its Affiliate or designee will be the registered owner or Beneficial Owner of the VRDP Shares.  If any dividend or other distribution in respect of the VRDP Shares is paid, such dividend or distribution will be paid directly to BANA or its Affiliate or designee owning such VRDP Shares; provided that any additional VRDP Shares subsequently acquired by BANA or its Affiliate will become part of the VRDP Shares covered by the Voting Trust Agreement.

(c)The Voting Rights of BANA and its Affiliates shall remain subject to the Voting Trust Agreement during the Special Rate Period for so long as BANA and its Affiliates collectively are the Beneficial Owners in the aggregate of 20% or more of the Outstanding VRDP Shares.

(d)At all times that the Voting Rights are subject to the Voting Trust Agreement, BANA, to the extent it is a Beneficial Owner of any VRDP Shares, shall irrevocably appoint and constitute, and shall cause each of its Affiliates that are Beneficial Owners of any VRDP Shares (other than a tender option bond trust to the extent BANA or an Affiliate (other than such trust) thereof and not such trust exercises the Voting Rights in respect of the VRDP Shares held by such trust) to irrevocably appoint and constitute the trustee under the Voting Trust Agreement (the “Trustee”) as its attorney-in-fact and agrees, and agrees to cause each of such Affiliates, to grant the Trustee one or more irrevocable proxies with respect to the Voting Rights and further agrees, and agrees to cause each of such Affiliates, to renew any such proxies that may lapse by their terms while the VRDP Shares are still subject to the Voting Trust Agreement.

(e)Notwithstanding the above provisions of this Section 3.01, upon the transfer of VRDP Shares during the Special Rate Period by BANA or any Affiliate thereof to any third party (other than a transfer to an Affiliate thereof, in which case such VRDP Shares shall remain subject to the Voting Trust Agreement), such VRDP Shares shall no longer be subject to the Voting Trust Agreement; provided, however, in connection with an Excluded Transfer:

(i)of the type specified in clause (a) of the definition of Excluded Transfer, the VRDP Shares shall remain subject to the Voting Trust Agreement until such time as the Fund, upon the request of BANA or the relevant Affiliate, enters into a voting arrangement satisfying Section 12(d)(1)(E)(iii) of the 1940 Act;

(ii)of the type specified in clauses (c) or (d) of the definition of Excluded Transfer, to the extent BANA or any of its Affiliates retains the right to vote or direct voting in connection with such transactions, the VRDP Shares shall remain subject to the Voting Trust Agreement until such time as there is a default by BANA or such Affiliate under the related repurchase transaction or collateral pledge arrangement; and

(iii)of the type specified in clauses (c) or (d) of the definition of Excluded Transfer, to the extent BANA or any of its Affiliates does not retain the right to vote or direct voting of such VRDP Shares in such transactions, such transactions do not permit the removal of the VRDP Shares’ rights transferred to the Voting Trust from the Voting Trust Agreement within the first 60 days of closing of such transferee becoming the Beneficial Owner of such VRDP Shares unless there is a default by BANA or such Affiliate under the related repurchase transaction or collateral pledge arrangement.

(f)Without the prior written consent of the Fund, BANA will not agree or consent, and agrees to cause its Affiliates not to agree or consent, to any amendment, supplement, modification or repeal of the Voting Trust Agreement, nor waive any provision thereof, if any such amendment, supplement, modification, repeal or waiver would (i) adversely affect the conveyance into the voting trust governed by the Voting Trust Agreement of all Voting Rights in respect of the VRDP Shares beneficially owned by BANA or its Affiliates or the voting of such VRDP Shares in accordance with the Voting Trust Agreement and this Agreement or (ii) terminate, replace or change the Voting Consultant (as defined in the Voting Trust Agreement) or the Trustee, in each case in effect at the start of the Special Rate Period; provided that, in the case of any proposed amendment, supplement, modification or repeal of the Voting Trust Agreement which is a result of a change in law or regulation or in the case of any termination, replacement or change of the Voting Consultant or the Trustee, the consent of the Fund shall not be unreasonably withheld or delayed and the consent of the Fund shall otherwise be in its sole discretion.

SECTION 3.02. Disposition of VRDP Shares.

(a)BANA shall not, and shall cause its Affiliates not to, sell, transfer or otherwise dispose of any or all of the VRDP Shares owned (legally or beneficially) by it during the Special Rate Period without the prior consent of the Fund, unless any such sale, transfer or disposition is made in accordance with Section 3.02(b) of this Amendment and the terms of the Notice of Special Rate Period.

(b)Notwithstanding Section 2.03 of the VRDP Shares Fee Agreement or Section 2(n) of the VRDP Shares Remarketing Agreement, subject to paragraph (f) below, during the Special Rate Period, BANA and its Affiliates may sell any or all of the VRDP Shares owned by it only to Persons that BANA reasonably believes are either (i) QIBs that are registered closed-end management investment companies, the common shares of which are traded on a national securities exchange (“Closed-End Funds”), banks or entities that are 100% direct or indirect subsidiaries of such banks’ publicly traded parent holding companies (collectively “Banks”), insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries) or registered open-end management investment companies or (ii) tender option bond trusts (whether tax-exempt or taxable) in which all investors are Persons that BANA reasonably believes are QIBs that are Closed-End Funds, Banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries) or registered open-end management investment companies (or, in the case of a tender option bond trust in which an Affiliate of BANA retains a residual interest, an Affiliate of BANA that is a wholly owned direct or indirect subsidiary of Bank of America Corporation), in each case, pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act.  The foregoing restrictions on transfer shall not apply to any VRDP Shares that may be registered in the future under the Securities Act or any subsequent transfer of such VRDP Shares thereafter.  Notwithstanding the foregoing, the Fund shall have the right of first refusal in accordance with the Right of First Refusal Procedures on all proposed transfers of Outstanding VRDP Shares from BANA or an Affiliate thereof (other than an Excluded Transfer) to an unaffiliated third party which will upon settlement result in such unaffiliated third party holding and having purchased directly or indirectly in a series of related transactions (with the actual knowledge of BANA) from BANA (or BANA’s Affiliates in the aggregate), more than 25% of the Outstanding VRDP Shares; provided, that the foregoing right of first refusal shall apply in connection with the transfer of the residual interests in a tender option bond trust or the equity or residual interests of any other entity formed by BANA or its Affiliates to hold the VRDP Shares that results in the indirect transfer of more than 25% of the voting rights of the Outstanding VRDP Shares to an unaffiliated third party (other than an Excluded Transfer); provided, further, that in the case of a transfer of a residual interest in a tender options bond trust, the right of first refusal will apply to the residual interests and not the VRDP Shares.  Any transfer in violation of this Section 3.02 shall be void ab initio.

(c)In connection with the right of first refusal set forth in Section 3.02(b) of this Amendment, the following procedures shall apply (the “Right of First Refusal Procedures”):

(i)BANA shall notify the Fund by Electronic Means of any proposed sale of VRDP Shares which would entitle the Fund to exercise its right of first refusal and such notification shall include the name and contact information of the prospective purchaser, the number of VRDP Shares subject to the proposed sale and the proposed sale price;

(ii)if the Fund wishes to exercise its right of first refusal, BANA must be notified of such election by the Fund by Electronic Means within three Business Days after delivery of notice from BANA, pursuant to subparagraph (i) above (not counting the day of delivery), and the price to be paid by the Fund with respect to such transfer will be the lesser of the (x) Liquidation Preference plus accrued and unpaid dividends and (y) the proposed sale price to the unaffiliated third party, provided, however, the price to be paid by the Fund with respect to any sale of the residual interests in a tender option bond trust or any sale of VRDP Shares by any tender option bond trust to anyone other than BANA or its Affiliates shall be at the proposed sale price;

(iii)the exercise of the right of first refusal by the Fund pursuant to subparagraph (ii) above shall be deemed to be the trade date for the purchase of the VRDP Shares by the Fund from BANA or its Affiliate, as the case may be, and the sale shall settle within 30 days after such trade date or, if the 30th day after such trade date is not a Business Day, then the next Business Day after such 30th day;

(iv)if BANA does not receive an affirmative response from the Fund pursuant to subparagraph (ii) above within the required time frame, such right of first refusal shall be deemed rejected by the Fund;

(v)any VRDP Shares purchased by the Fund pursuant to its exercise of the right of first refusal in subparagraph (ii) above shall not be subject to the limitations of Section 6.15 of the VRDP Shares Fee Agreement, provided such VRDP Shares shall be cancelled by the Fund within one Business Day after settlement of such purchase to the extent the Fund, together with the Investment Adviser and accounts or entities over which the Fund or the Investment Adviser exercises discretionary authority, owns or controls in the aggregate more than 25% of the Outstanding VRDP Shares; and

(vi)all purchases of VRDP Shares pursuant to the Fund’s right of first refusal shall be made only out of legally available funds for the redemption of shares of the Fund under Applicable Law and the Articles Supplementary and otherwise in accordance with Applicable Law and the Articles Supplementary.

(d)Anything herein to the contrary notwithstanding, except with respect to the deemed holding and ownership provided for above in respect of the Applicable Sections, any tender option bond trust to which VRDP Shares are transferred during the Special Rate Period and each of the beneficial owners thereof shall, subject to the provisions of the agreements governing the tender option bond trust, retain all of its other rights in respect of the VRDP Shares under the Articles Supplementary or Applicable Law, including, for the avoidance of doubt, its rights in respect of matters addressed by any of the Applicable Sections to the extent necessary for the protection or exercise of such other rights retained pursuant to this Section 3.02(d) or that are otherwise applicable as a result of the exercise of such other rights.

(e)Notwithstanding the foregoing, in connection with the extension of, or the failure to extend, the Initial Extended Termination Date in accordance with the terms of the VRDP Shares Purchase Agreement, any VRDP Shares beneficially owned by BANA or any of its Affiliates will be deemed automatically tendered for Remarketing and, if not successfully remarketed, will be deemed owned by the Liquidity Provider and subject to redemption, on the terms set forth in the Notice of Special Rate Period and in the Related Documents.

SECTION 3.03.Rating Agencies.

(a)Notwithstanding Section 6.05 of the VRDP Shares Fee Agreement, during the Special Rate Period, the Fund will use its best efforts to maintain a long-term preferred share rating of the VRDP Shares by at least two Rating Agencies, provided that the Fund shall not be required to maintain such ratings at any specific ratings category level.

(b)During the Special Rate Period, there shall be no other consequences, penalties or notices with respect to the withdrawal of the VRDP Shares’ short-term preferred shares ratings by a Rating Agency.

(c)Notwithstanding Section 5(d) of the Articles Supplementary, the Board of Directors of the Fund, without the approval of the Liquidity Provider or BANA, may terminate the services of any Rating Agency then providing a rating for the VRDP Shares and replace it with another NRSRO, provided that the Fund provides seven (7) days’ notice by Electronic Means to the Liquidity Provider or BANA prior to terminating the services of a Rating Agency and replacing it with another NRSRO that, at the time of such replacement has (i) published a rating for the VRDP Shares and (ii) entered into an agreement with the Fund to continue to publish such rating subject to such NRSRO’s customary conditions.

(d)(i)The Board of Directors of the Fund, without the approval of the Liquidity Provider or BANA, may terminate the services of any Rating Agency then providing a rating for the VRDP Shares without replacement, provided that (A) the Fund has given the Tender and Paying Agent, and such terminated Rating Agency, the Liquidity Provider and BANA at least 45 calendar days’ advance written notice of such termination of services, (B) the Fund is in compliance with the Rating Agency Provisions of such terminated Rating Agency at the time the notice required in the preceding clause (A) is given and at the time of the termination of such Rating Agency’s services, and (C) the VRDP Shares continue to be rated by at least two Rating Agencies at and after the time of the termination of such Rating Agency’s services.

(ii) On the date that the notice is given as described in clause (A) of the preceding Section 3.03(c)(i) and on the date that the services of the applicable Rating Agency are terminated, the Fund shall provide the Tender and Paying Agent and such terminated Rating Agency with an officers’ certificate as to the compliance with the provisions of the preceding Section 3.03(c)(i).

(e)In the event that during the Special Rate Period a Rating Agency ceases to furnish a preferred share rating or the Fund terminates a Rating Agency in accordance with Section 3.03(b) or Section 3.03(c) of this Amendment, the Fund shall no longer be required to comply with the applicable Rating Agency Provisions of the Rating Agency so ceasing to furnish a preferred share rating or so terminated and, as applicable, the Fund shall be required to thereafter comply only with the Rating Agency Provisions of each Rating Agency then providing a rating for the VRDP Shares at the request of the Fund, and any credit rating of such terminated Rating Agency, to the extent it would have been taken into account in any of the provisions for such VRDP Shares during the Special Rate Period, shall be disregarded, and only the credit ratings of the Rating Agencies then providing a rating for the VRDP Shares shall be taken into account for purposes of the VRDP Shares, provided that, for purposes of determining the SRP Applicable Rate applicable to a SRP Calculation Period, any designation of a Rating Agency after the SRP Calculation Date for such SRP Calculation Period will take effect on or as of the next succeeding SRP Calculation Date.

SECTION 3.04.Information Reporting.

(a)The Fund agrees that, during the Special Rate Period and so long as BANA or any Affiliate thereof is the beneficial owner of any Outstanding VRDP Shares, it will deliver, or direct the Tender and Paying Agent to deliver, to BANA and any such Affiliate:

(i)on the fifteenth (15th) day of each calendar month (each a “Portfolio Reporting Date”), the information set forth in Exhibit C to this Amendment as of the end of the last Business Day of the calendar month immediately preceding the Portfolio Reporting Date;

(ii)on each Monday, provided that if a Monday is not a Business Day, then the next succeeding Business Day, the information set forth in Exhibit D to this Amendment and a calculation of the Effective Leverage Ratio and the Minimum VRDP Shares Asset Coverage of the Fund, in each case, as of the close of business on the immediately preceding Business Day; and

(iii)upon the failure of the Fund to maintain the Minimum VRDP Shares Asset Coverage as required by Section 6 of Part I of the Articles Supplementary or the Effective Leverage Ratio as required by Section 6.18 of the VRDP Shares Fee Agreement, notice of such failure within one (1) Business Day of the occurrence thereof.

SECTION 3.05.The Notice of Special Rate Period and Ambiguities

(a)During the Special Rate Period, the terms and provisions of the Notice of Special Rate Period shall be deemed a part of the Articles Supplementary.

(b)In the event of any conflict between the terms of the Notice of Special Rate Period and the terms of the VRDP Shares Fee Agreement (as amended by this Amendment) or the Related Documents (as amended by any amendments thereto), the terms of the Notice of Special Rate Period shall govern.

ARTICLE IV
OTHER AMENDMENTS

(a)Exhibit E of the VRDP Shares Fee Agreement shall be deleted and replaced in its entirety with Exhibit E attached hereto; provided, however, Section 2 of Exhibit E attached hereto shall be inapplicable during the Special Rate Period.

(b)The definition of "Managed Assets" in the VRDP Shares Fee Agreement shall be deleted and replaced in its entirety with the following:
“Managed Assets” means the Fund’s total assets (including any assets attributable to money borrowed for investment purposes) minus the sum of the Fund’s accrued liabilities (other than money borrowed for investment purposes).  For the avoidance of doubt, assets attributable to money borrowed for investment purposes includes the portion of the Fund’s assets in a tender option bond trust of which the Fund owns the residual interest (without regard to the value of the residual interest to avoid double counting).

(c)Section 6.17 of the VRDP Shares Fee Agreement shall be amended to include the words "; provided, however, that the Fund, may invest up to 100% of it Managed Assets in securities issued by money market funds that invest exclusively in Eligible Assets" at the end of the sentence.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE FUND

The representations and warranties set out in this Article IV are given hereunder by the Fund to BANA, in its individual capacity and as the Liquidity Provider, on the date hereof.

SECTION 5.01.Existence.

The Fund is validly existing as a corporation under the laws of the State of Maryland, with full right and power to execute, deliver and perform its obligations under this Amendment, the Amendment to the Remarketing Agreement, the Amendment to the Tender and Paying Agent Agreement, the Articles of Amendment and the Notice of Special Rate Period (collectively, the “Fund Amendments”).

SECTION 5.02.Authorization; Contravention.

The execution, delivery and performance by the Fund of the Fund Amendments are within the Fund’s powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Fund or result in the creation or imposition of any lien or encumbrance on any asset of the Fund, except for such violations or contraventions which would not have a material adverse effect on the Fund’s ability to pay when due and otherwise perform its obligations under any Fund Amendment; provided, however, that the foregoing exception shall not apply to any violation or contravention of the Fund’s charter.

SECTION 5.03.Binding Effect.

This Amendment, the Amendment to the Remarketing Agreement and the Amendment to the Tender and Paying Agent Agreement constitute valid and binding agreements of the Fund, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws.

SECTION 5.04. Consents.

All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any shareholder of the Fund, court or any governmental agency or bureau required to be obtained in connection with the execution, delivery, performance, validity or enforceability against the Fund of the Fund Amendments to which the Fund is or will be a party have been obtained and are in full force and effect.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BANA

The representations and warranties set out in this Article V are given hereunder by BANA, in its individual capacity and as the Liquidity Provider, to the Fund on the date hereof.

SECTION 6.01. Existence.

BANA is a national banking association duly organized and validly existing under the laws of the United States.  BANA has all requisite power and authority to execute and deliver, and to perform its obligations under this Amendment and the Amendment to the Purchase Agreement, including, without limitation, the Purchase Obligation (the “BANA Amendments”).

SECTION 6.02. Authorization; Contravention.

The execution, delivery and performance by BANA of the BANA Amendments are within BANA’s powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon BANA or result in the creation or imposition of any lien or encumbrance on any asset of BANA, except for such violations or contraventions which would not have a material adverse effect on BANA’s ability to pay when due and otherwise perform its obligations under any BANA Amendment; provided, however, that the forgoing exception shall not apply to any violation or contravention of BANA’s charter.

SECTION 6.03. Binding Effect.

Each of the BANA Amendments constitutes a valid and binding agreement of BANA, in each case, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws.

SECTION 6.04. Consents.

All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any regulatory, supervisory or governmental agency or bureau required to be obtained in connection with the performance of BANA under, or the execution, delivery by, or the validity or enforceability against, BANA of, the BANA Amendments have been obtained and are in full force and effect.

ARTICLE VII
MISCELLANEOUS

SECTION 7.01. Successors and Assigns.

The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither party hereto may assign or otherwise transfer any of its rights under this Amendment, by operation of law or otherwise, without the prior written consent of the other party.  Any assignment without such prior written consent shall be void.

SECTION 7.02. Governing Law.

This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AMENDMENT OR ANY MATTERS CONTEMPLATED HEREBY.

SECTION 7.03. Waiver of Jury Trial.

THE FUND AND BANA, IN ITS INDIVIDUAL CAPACITY AND AS THE LIQUIDITY PROVIDER, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AMENDMENT.

SECTION 7.04. Counterparts.

This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7.05. Beneficiaries.

This Amendment is not intended and shall not be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder.

SECTION 7.06. Non-petition Covenant.

Notwithstanding any prior termination of the VRDP Shares Fee Agreement, BANA, in its individual  capacity and in its capacity as Liquidity Provider, hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the redemption and the payment in full of the VRDP Shares and all accumulated dividends, petition or otherwise invoke the process of any court or government authority for the purpose of commencing a case against the Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Fund or any substantial part of the property of the Fund; provided, however, that nothing in this provision shall preclude, or be deemed to stop, BANA, in its individual capacity and in its capacity as Liquidity Provider, from taking any action prior to the expiration of the aforementioned one year and one day period in (x) any case or proceeding voluntarily filed or commenced by the Fund, (y) any involuntary insolvency proceeding filed or commenced against the Fund by a Person other than BANA, in its individual  capacity or in its capacity as Liquidity Provider, or (z) with respect to its rights or preferences as a Beneficial Owner or Holder of VRDP Shares.

SECTION 7.07. Purchase of VRDP Shares by BANA.

The Fund acknowledges and agrees that, in connection with the Mandatory Tender of the VRDP Shares upon the occurrence of the Mandatory Tender Event resulting from the delivery by the Fund of the Notice of Proposed Special Rate Period, dated March 28, 2014, BANA or an Affiliate thereof purchased all of the VRDP Shares subject to Remarketing pursuant to such Mandatory Tender directly in its individual capacity and not in its capacity as Liquidity Provider pursuant to the Purchase Obligation.  Accordingly, BANA has acknowledged that (i) such purchase of the VRDP Shares by BANA does not constitute a Failed Remarketing Condition-Purchased VRDP Shares, and (ii) except as provided in “Additional Provisions Relating to the Termination of Special Rate Period” in the Notice of Special Rate Period, the beneficial ownership of such VRDP Shares by BANA shall not require a Failed Remarketing Condition-Purchased VRDP Shares Redemption.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC., as Issuer

By:	/s/ Robert W. Crothers
Name: Robert W. Crothers
Title: Vice President

BANK OF AMERICA, N.A. in its individual capacity and as Liquidity Provider

By:	/s/ James Nacos
Name: James Nacos
Title: Authorized Signatory

Signature Page to the Amendment

EXHIBIT A

NOTICE OF SPECIAL RATE PERIOD

[On File]

A-1

EXHIBIT B

FORM OF VOTING TRUST AGREEMENT

[See Exhibit 99.3]

B-1

EXHIBIT C
PORTFOLIO INFORMATION
Reporting as of:____________

TOB Floaters: $____________

CUSIP	Portfolio Name	Description	Market Value	Payment Default (Yes/No)	Par Value	Rating	State
[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]

C-1

EXHIBIT D
EFFECTIVE LEVERAGE RATIO AND ASSET COVERAGE INFORMATION

EFFECTIVE LEVERAGE RATIO TEST

Preferred Shares Outstanding -	[●]
Accrued Dividends	[●]

Total Preferred Liability	[●]

Preferred Shares Outstanding - VRDP	[●]
Accrued Dividends	[●]

Total Debt Senior Securities	[●]

Floaters Issued by Trust	[●]

Market Value of Total Assets	[●]

Total Market Value of Total Assets	[●]

NOTE: Derivative Termination Value of Derivatives Contract

Effective Leverage Ratio	[●]

Pass/Fail	[●]

ASSET COVERAGE RATIO TEST

Minimum VRDP Shares Asset Coverage	[●]
Pass/Fail	[●]

D-1

EXHIBIT E

ELIGIBLE ASSETS

On the Special Rate Period Commencement Date and at all times thereafter that the VRDP Shares Purchase Agreement is outstanding:

1.           "Eligible Assets" are defined to consist only of assets that conform to the following requirements as of the time of investment:

A.         Debt obligations:  The following debt obligations which are not in payment default at the time of investment:

i.           Debt obligations issued by a State, the District of Columbia or political subdivision thereof, including, but not limited to, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of Section 142(b)(1) of the Code issued by or on behalf of one or more States, or any public agency or authority of any State, or political subdivision of a State.

ii.          Debt obligations issued by a U.S. Territory or political subdivision thereof, including limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Code issued by or on behalf of one or more U.S. Territories, or any public agency or authority of any U.S. Territory, or political subdivision of a U.S. Territory, which are rated in one of the four highest rating categories ("investment grade") by two or more NRSROs, or by one NRSRO if rated by only one NRSRO, or by one NRSRO, in the case of debt obligations that are Defeased Securities, or are determined by the Investment Adviser in good faith application of its internal credit rating standards to be the credit equivalent of investment grade.

iii.         Debt obligations of the United States.

iv.         Debt obligations issued, insured, or guaranteed by a department or an agency of the U.S. Government, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation.

v.          Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the Secretary of Transportation under Section 9 of the National Capital Transportation Act of 1969.

vi.         Debt obligations of the Federal Home Loan Banks.

vii.        Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.

viii.       Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.

ix.          Debt obligations of any agency named in 12 U.S.C. § 24(Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank's own account, including qualified Canadian government obligations.

x.           Debt obligations of issuers other than those specified in (i) through (ix) above that are rated in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if the security has been rated by only one NRSRO and that are "marketable."  For these purposes, an obligation is "marketable" if:

•             it is registered under the Securities Act;

•             it is offered and sold pursuant to Securities and Exchange Commission Rule 144A; 17 CFR 230.144A; or

•             it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value.

xi.          Certificates or other securities evidencing ownership interests in a municipal bond trust structure (generally referred to as a tender option bond structure) that invests in (a) debt obligations of the types described in (i) or (ii) above or (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in (i) or (ii) above which with respect to both "a" and "b" are rated, or credit enhanced by a third party that is rated, in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if such debt obligations or depository receipts or third party credit enhancement providers have been rated by only one NRSRO.

An asset shall not lose its status as an Eligible Asset solely by virtue of the fact that:

•             it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or

•             it is for long-term or short-term financing purposes.

B.          Derivatives

i.            Interest rate derivatives;

ii.           Swaps, futures, forwards, structured noted, options and swaptions related to Eligible Assets or on an index related to Eligible Assets;

iii.          Credit default swaps; or

iv.         Common shares issued by open-end investment companies registered under the 1940 Act, swaps, futures, forwards, structured notes, options, swaptions, or other derivatives contracts that are designed solely to hedge the Fund's obligations under its deferred compensation plan, provided, that any such swap, future, forward, structured note, option, swaption, or other derivatives contract is not itself an equity security or a derivative based on a commodity, and may only be settled in cash (any asset under this clause iv, a "Deferred Compensation Hedge Asset"); provided, that the Deferred Compensation Hedge Assets so acquired do not constitute more than 0.05% of the Fund's Managed Assets as of the time of investment.

C.          Other Assets

i.            Securities issued by other investment companies (open- or closed-end funds and ETFs) that invest exclusively in Eligible Assets.

ii.           Cash.

iii.          Repurchase agreements on assets described in A above.

iv.         Taxable fixed-income securities, for the purpose of acquiring control of an issuer whose municipal bonds (a) the Fund already owns and (b) have deteriorated or are expected shortly to deteriorate that such investment should enable the Fund to better maximize its existing investment in such issuer, provided, that the Fund may invest no more than 0.5% of its Managed Assets in such securities.

v.           Any assets received by the Fund from by an issuer described in Section 1(A) (a "Permitted Issuer") as the result of a default by the Permitted Issuer of its obligations under a debt obligation of such issuer described in Section 1(A) or of the bankruptcy or restructuring of the Permitted Issuer.

D.          Other assets, upon written agreement of the Liquidity Provider that such assets are eligible for purchase by the Fund.

2.           The Fund will provide the following information at the Special Rate Period Commencement Date (for purposes of the information to be provided at the Special Rate Period Commencement Date, such information shall be as of a date no earlier than two days prior to the Special Rate Period Commencement Date), and within 10 days after the end of every calendar quarter thereafter for every debt security in the fund:

i.            The identity of each portfolio holding (including the name of the issuer and obligor and the security and CUSIP Number);

ii.           The par value for each portfolio holding; and

iii.          The identity of any portfolio holding that is in payment default.

3.           For any investment company the shares of which are held by the Fund, other than shares of any money market fund, the Fund will provide the following information at the Special Rate Period Commencement Date (for the purposes of the information to be provided at the Special Rate Period Commencement Date, such information shall be as of a date no earlier than two days prior to the Special Rate Period Commencement Date) and within 10 days after the end of every calendar quarter after the Special Rate Period Commencement Date:

i.            the identity of the investment company and the CUSIP Number, the number of shares owned, and the percentage of the investment company's equity represented by the Fund's investment;

ii.           a representation that the portfolio of each fund investment consists solely of "Eligible Assets" based upon the affirmative representation of the underlying investment company's investment adviser; and

ii.           the information contained in the most recently released financial statements of each such underlying investment company relating to the portfolio holdings of each such investment company.

4.           The Fund will purchase Eligible Assets (primarily Municipal Obligations) for its portfolio based upon the Investment Adviser's assessment of an asset's relative value in terms of current yield, price, credit quality, and future prospects; and will monitor the continued creditworthiness of its portfolio investments and analyze economic, political and demographic trends affecting the markets for such assets.

5.           The Fund has instituted policies and procedures that it believes are sufficient to ensure that the Fund comply with the representations, warranties and covenants contained in Section 6.16 of the VRDP Shares Fee Agreement.

6.           The Fund will, upon request, provide the Liquidity Provider and its internal and external auditors and inspectors as the Liquidity Provider may from time to time designate, with all reasonable assistance and access to information and records of the Fund relevant to the Fund's compliance with and performance of the representations, warranties and covenants terms of Section 6.16 of the VRDP Shares Fee Agreement, but only for the purposes of internal and external audit.

7.           No Eligible Asset described in Section 1(A) above that is held by the Fund was in  payment default at the time it was acquired by the Fund.

Request for Extension of Scheduled Termination Date and
Agreement to Extend the VRDP Shares Fee Agreement
Dated as of April 15, 2013

1.
BlackRock MuniHoldings New Jersey Quality Fund, Inc., as issuer (the “Fund”), and Bank of America, N.A., as liquidity provider (the “Liquidity Provider”) hereby acknowledge (i) that on March 27, 2013, in accordance with Section 2.02 of the VRDP Shares Fee Agreement, dated as of June 30, 2011, between the Fund and the Liquidity Provider (the “Original VRDP Shares Fee Agreement”), the Fund delivered to the Liquidity Provider a written request to extend the Scheduled Termination Date of the Original VRDP Shares Fee Agreement and the VRDP Shares Purchase Agreement to June 30, 2014 (the “Original Renewal Request”), and (ii) that on April 3, 2013, the Liquidity Provider requested that the Original Renewal Request be amended to extend the Scheduled Termination Date to June 25, 2014.

2.
In accordance with Section 2.02 of the Original VRDP Shares Fee Agreement, the Fund hereby requests an extension of the Scheduled Termination Date of the Original VRDP Shares Fee Agreement and the VRDP Shares Purchase Agreement to June 25, 2014, effective upon acceptance of this request by the Liquidity Provider, as evidenced by (i) the Fund delivering to the Liquidity Provider a copy hereof signed by the Fund and (ii) the Liquidity Provider signing and returning to the Fund a copy hereof, whereupon this Request for Extension of Scheduled Termination Date and Agreement to Extend VRDP Shares Fee Agreement (this “Agreement”) shall be a binding agreement of the parties hereto, and the extension of both the Original VRDP Shares Fee Agreement (as it may be further amended) and VRDP Shares Purchase Agreement (as it may be further amended) shall become effective without further action by any party.

3.
Upon effectiveness of the extension of the Scheduled Termination Date of the Original VRDP Shares Fee Agreement to June 25, 2014, the Scheduled Termination Date of the VRDP Shares Purchase Agreement shall automatically be extended to June 25, 2014.  The Fund will send a copy of the fully executed Agreement to the Tender and Paying Agent for its acknowledgement, with instructions to send a notice of the extension to the Holders of the VRDP Shares (with a copy to Beneficial Owners to the extent provided in the Tender and Paying Agent Agreement).

4.	Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Original VRDP Shares Fee Agreement.

5.
This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.

6.
The parties hereto hereby confirm that the Original VRDP Shares Fee Agreement and the VRDP Shares Purchase Agreement remain in full force and effect in accordance with the terms and subject to the conditions set forth therein, except as modified by Section 6 of this Agreement.

7.	Effective as of June 26, 2013, section 2.05(a) of the Original VRDP Shares Fee Agreement is hereby deleted and replaced in its entirety with the following:

The Fund shall pay to the Liquidity Provider from June 26, 2013 to and including the date on which the Purchase Obligation under the VRDP Shares Purchase Agreement for all VRDP Shares has terminated, a monthly fee for each VRDP Share outstanding on the first calendar day of the immediately preceding calendar month, in an amount, equal to (a) the product of (i)           % of           % times $100,000 multiplied by (ii) the actual number of days from and including such first calendar day of the immediately preceding calendar month to and including the last calendar day of such immediately preceding month or, if applicable, the date of any prior redemption or liquidation for such VRDP Share (as the case may be) (b) divided by  365.

8.
If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdiction or jurisdictions, because it conflicts with any provision of any constitution, statute, rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

9.	This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC., as Issuer

By:	/s/ Robert W. Crothers
Name: Robert W. Crothers
Title: Vice President

BANK OF AMERICA, N.A. as Liquidity Provider

By:	/s/ James Nacos
Name: James Nacos
Title: Authorized Signatory

Acknowledged by:

THE BANK OF NEW YORK MELLON,
as Tender and Paying Agent

By: /s/ Christina Sotiriou
        Name:  Christina Sotiriou
        Title:  Vice President

EXECUTION COPY

ADMINISTRATIVE SERVICES AGREEMENT

THIS AGREEMENT (the "Agreement") is dated as of December 29, 2000 by and among STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street"), and each entity listed on Schedule I hereto, together with any other entity which may from time to time become a party to this Agreement by execution of an Instrument of Accession substantially in the form attached as Exhibit I hereto (each a "Fund" and collectively, the "Funds").

WHEREAS, each Fund is, unless otherwise noted, registered as an open-end or closed-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, each Fund desires to retain State Street to furnish certain accounting and other administrative services, and State Street is willing to furnish such services, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	INTERPRETATION.

1.1	In this Agreement:

"Agreement" means this Agreement including the recitals hereto and the Schedules and Exhibits, as the same may be amended from time to time by agreement of the parties.

"Authorized Person" means any person authorized by a Fund to give Proper Instructions on behalf of the Fund and in respect of whom State Street has not received written notice from the Fund that such authorization has been revoked.

"Authorized Price Sources" means pricing sources designated by a Fund on State Street's standard form price source authorization, as the same may be amended by the Fund and State Street from time to time or as otherwise designated by the Fund or an Authorized Person, including, without limitation, the investment adviser to the Fund.

"Business Day" means any day on which the New York Stock Exchange is open for trading or on which banking institutions in the City of New York are open for business.

"Charter Documents" means a Fund's Articles of Incorporation or Declaration of Trust, as the case may be, and By-Laws.

"Compliance Monitoring Services" means the agreed investment compliance checks as may be carried out by State Street in respect of a Fund on a daily (or other periodic) basis pursuant to the provisions of the Compliance Monitoring Services Addendum attached hereto as Exhibit 2.

"Constitutive Documents" means, collectively, a Fund's Charter Documents and Prospectus, as defined herein.

"Existing Service" means a Service which is described in the Service Level Agreement or which is determined by the JSC (as defined in Section 15) to be an Existing Service.

"Historic Fund Records" means the books, records, data files, documents and other information maintained by or on behalf of each Fund as part of the Services prior to the effective date of this Agreement and which are necessary for the provision of the Services by State Street hereunder.

"MLIM" means Merrill Lynch Investment Managers, L.P.

"New Service" means a Service other than an Existing Service.

"Proper Instructions" means instructions (which may be standing instructions) received by State Street from an Authorized Person, in any of the following forms:

(i)	in writing signed by the Authorized Person; or
(ii)	in a tested communication; or
(iii)	in a communication utilizing access codes effected between electro mechanical or electronic devices as may be agreed upon by the parties in writing from time to time; or
(iv)	by such other means as may be agreed upon in writing from time to time by State Street and the party giving such instruction including, without limitation, oral instructions.

"Prospectus" means a Fund's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Fund's Prospectus(es) and Statement(s) of Additional Information relating to all portfolios and all amendments and supplements thereto as in effect from time to time.

"Service Level Agreement" means the Service Level Agreement of even date herewith between State Street and MLIM relating to the provision of the Services, as amended from time to time.

"Services" means the accounting and other administrative services described in Sections 3 and 4 hereof.

1.2
References herein to a Fund shall be deemed to include each portfolio or class of share of such Fund, as applicable. For purposes of any liability or indemnification provision hereunder each separate portfolio of an investment company shall be considered a Fund.

1.3
In this Agreement references, to "persons" shall include legal as well as natural entities, references importing the singular shall include the plural (and vice versa), use of the masculine pronoun shall include the feminine and numbered schedules, exhibits, sections or sub-sections shall (unless the contrary intention appears) be construed as references to such schedules and

2

exhibits hereto and, sections or sub-sections herein bearing those numbers. The Schedules and Exhibits are hereby incorporated herein by reference.

2.	APPOINTMENT.

2.1
Each Fund hereby retains State Street and State Street agrees to provide the Services, in each case subject to and in accordance with the terms and conditions set forth in this Agreement and subject to the control, supervision and direction of the Fund and the review and comment by the Fund's auditors and legal counsel and in accordance with such procedures as may be established from time to time between the Fund and State Street. State Street confirms that it shall offer employment to substantially all of those persons employed by, and in good standing with, the Mutual Fund Accounting Department of MLIM as of the date hereof

2.2
In the event that a Fund establishes one or more additional series of shares with respect to which it desires to have State Street render Services under the terms hereof, it shall so notify State Street in writing and thereafter such series will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by State Street on a discrete basis.

2.3
Subject to obtaining the prior written approval of each Fund, State Street may assign, delegate or otherwise transfer any or all of its rights and obligations under this Agreement to a third party provided that State Street's liability to the Funds shall not be affected thereby.

2.4
It is hereby acknowledged and agreed by each Fund that this Agreement is entered into by the Fund as a principal contracting party and not as agent for any other party and nothing contained herein shall be interpreted as creating any contractual obligations on the part of State Street towards any shareholders of the Fund.

2.5	State Street shall not be responsible for any duties or obligations which it has not specifically undertaken pursuant to this Agreement and 'no such duties or obligations shall be implied or inferred.

2.6
This Agreement and the Services to be provided by State Street hereunder shall be revised by the parties from time to time to comply with changes in any law, rule or regulation applicable to the Funds.

2.7
If any literature, including, but not limited to, brochures, advertising materials, web site contents and marketing materials, issued by or on behalf of a Fund contains any reference to State Street, other than literature merely identifying State Street as providing accounting or administrative services to the Fund, or if any literature issued by State Street contains any reference to a Fund, then the Fund or State Street, as the case may be, will obtain the other party's prior written consent to such reference before its publication in any form.

3.	ACCOUNTING SERVICES.

3.1
State Street shall maintain the books of account and other financial records of each Fund in accordance with applicable law, including Section 31(a) of the 1940 Act and rules thereunder, other than records maintained by the Fund's custodian (as agreed among the Fund, State Street

3

and the custodian) and shall perform the following duties in the manner prescribed by the Constitutive Documents and further in accordance with such written procedures, including, but not limited to, the Service Level Agreement, as may be established between the Fund and State Street from time to time:

3.1.1	Record general ledger entries;

3.1.2	Calculate daily net income;

3.1.3	Reconcile activity to the trial balance;

3.1.4	Calculate and publish daily net asset value;

3.1.5	Prepare account balances; and.

3.1.6	Provide such other accounting services as may be required to enable each Fund to maintain its books and records in compliance with applicable law and generally accepted accounting principles.

3.2
Each Fund shall provide timely prior written notice to State Street of any modification in the manner in which such calculations are to be performed. For purposes of calculating the net asset value of a Fund, State Street shall value the Fund's portfolio securities utilizing prices obtained from Authorized Price Sources. State Street shall not be responsible for any revisions to the methods of calculation prescribed by the Constitutive Documents or the Fund unless and until such revisions are communicated in writing to State Street.

4.	ADMINISTRATIVE SERVICES.

4.1
State Street shall provide the following additional administrative services to each Fund in the manner prescribed by the Constitutive Documents and further in accordance with such written procedures, including, but not limited to, the Service Level Agreement, as may be established between the Fund and State Street from time to time:

4.1.1	Oversee the maintenance by the Fund's custodian of certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act;

4.1.2	Calculate, submit for approval by officers of the Fund and arrange for payment of the Fund's expenses;

4.1.3
Prepare for review and approval by officers of the Fund financial information for the Fund's semi-annual and annual reports, proxy statements and other communications required or otherwise to be sent to Fund shareholders;

4.1.4
Prepare and file, following review by an officer of and legal counsel for the Fund, the Fund's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and prepare financial information required by Form

4

N-1A, Form N-2 and other regulatory filings and such other financial reports, forms or filings as may be mutually agreed upon;

4.1.5
Prepare reports relating to the business and affairs of the Fund as may be mutually agreed upon and not otherwise prepared by the Fund's investment adviser, custodian, legal counsel or independent accountants;

4.1.6	Make such reports and recommendations to the Board of Directors of the Fund (the "Board") concerning the performance of the Fund's independent accountants as the Board may reasonably request;

4.1.7
Make such reports and recommendations to the Board concerning the performance and fees of the Fund's custodian and transfer and dividend disbursing agent (the "Transfer Agent") as the Board may reasonably request or deem appropriate;

4.1.8	Consult with the Fund's officers, independent accountants, legal counsel, custodian and Transfer Agent in establishing and following the accounting policies of the Fund;

4.1.9
Provide Compliance Monitoring Services to assist the Fund's investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and Fund prospectus limitations as may be mutually agreed upon;

4.1.10	Assist the Fund in the handling of routine regulatory examinations and work closely with the Fund's legal counsel in response to any non-routine regulatory matters;

4.1.11
Assist the Fund in the preparation of reports to the Board of Directors and with any other work of a routine or non-routine nature that requires information maintained or accessible through the Fund's accounting and financial records.

4.2
State Street shall be responsible for the provision of the office facilities and the personnel required by it to perform the Services contemplated herein. State Street shall also provide reasonable facilities for use by the Fund's auditors in connection with any periodic inspection of the books and records maintained by State Street hereunder.

5.	SERVICE LEVEL AGREEMENT.

5.1
In conjunction with this Agreement, State Street and MUM shall enter into a Service Level Agreement which specifies key performance indicators and delivery benchmarks in respect of the Services and which reflects the performance goals of the parties from time to time.

5.2	Subject at all times to the terms and conditions of this Agreement, State Street shall use all reasonable endeavors to provide the Services in accordance with the Service Level Agreement.

5.3
Each Fund shall use all reasonable endeavors to fulfill its duties and obligations under the Service Level Agreement and to cause any third parties referenced therein to do likewise. State Street shall have no liability for any loss, liability, claim, cost or expense to the extent resulting from or

5

caused by the failure of a Fund or any other party referenced in the Service Level Agreement to comply with the terms thereof. For avoidance of doubt, the preceding sentence shall not relieve State Street of liability to the extent any such loss or expense arises from its own negligence, bad faith, fraud, willful default or willful misconduct in the discharge of its duties hereunder.

5.4
The liability of State Street in respect of its obligations under the Service Level Agreement shall be governed by the terms of this Agreement. In no event shall a failure by State Street to comply with any term or condition of the Service Level Agreement constitute a breach or violation of this Agreement giving rise to financial penalties, damages or contractual or other remedies, except as set out in this Section 5. However, the fact that State Street has met the key performance indicators or delivery benchmarks of the Service Level Agreement shall not relieve State Street of any liability that it might otherwise have under this Agreement arising from or as a result of its fraud, willful default, negligence or willful misconduct in the performance of its duties hereunder. It is the intention of State Street and each Fund that the remedy for any:

5.4.1	failure by State Street, a Fund or any third party referenced in the Service Level Agreement to meet the performance indicators, delivery benchmarks or other aspects of the Service Level Agreement; or

5.4.2
consistent failure by State Street, a Fund or any third party referenced in the Service Level Agreement to fulfill its duties and obligations under the Service Level Agreement in a material respect; or

5.4.3	dispute relating to the Service Level Agreement,

shall be referral of the matter to the JSC (as defined below) for attempted resolution or, where applicable, termination of this Agreement in accordance with Section 20.6.4.

5.5
The purpose of the referral to the JSC is to resolve the inability of the relevant party to meet the provisions of the Service Level Agreement. It shall be the responsibility of the JSC to develop and oversee implementation of procedural or operational changes which will enable the Service Level Agreement to be more regularly met; revise the obligations of the parties under the Service Level Agreement to more adequately meet the service requirements of the Funds; or otherwise develop a solution aimed at ensuring that the inability to meet the Service Level Agreement will be less likely to occur in the future.

5.6
If a matter is referred to the JSC pursuant to Section 5.4 and despite implementation of the JSC's recommendations, a party consistently fails to meet in a material respect its obligations under the Service Level Agreement that were the subject of the referral or any revised obligations agreed as a result of the referral (other than for reasons outside the party's reasonable control), then the matter shall be referred to the senior executive of the Global Investor Services Group of State Street and the First Vice President — MUM Operations (or their equivalents following any reorganization) (together the "Executive Officers") for resolution. The referral shall expressly cite this Section 5 and state that the relevant Fund(s) or State Street, as the case may be, may exercise its right to terminate this Agreement should the matter not be resolved.

6

5.7
If the Executive Officers are unable to resolve the matter within thirty (30) Business Days of the referral, and if (but only if) all relevant parties agree in writing within five (5) Business Days of the aforementioned deadline, the matter may be submitted to a mutually-acceptable Professional Mediator (as defined in Section 26.5 below) to attempt to facilitate a resolution within thirty (30) Business Days of the referral. Any such mediation shall be conducted in accordance with the provisions of Sections 26.4 through 26.6. below.

5.8
If either (i) following a failure by the Executive Officers to resolve the matter, the relevant Fund(s) and State Street do not agree on use of a Professional Mediator or (ii) the matter has not been resolved within thirty (30) Business Days of the conclusion of such mediation effort, then the relevant Fund(s) or State Street, as the case may be, shall be entitled to terminate this Agreement in accordance with Sections 20.4.3 and 20.6.4, respectively.

5.9
Nothing in this Section 5 shall limit the liability of State Street for any failure to perform the Services in accordance with the standard of care set forth in Section 11 and the terms of this Agreement as distinct from a failure by State Street to meet key performance indicators or delivery benchmarks of the Service Level Agreement. The fact that the Service Level Agreement performance metrics have been met shall not excuse State Street from liability that it would otherwise have under the terms of this Agreement.

6.	NECESSARY INFORMATION.

6.1	Each Fund will promptly deliver to State Street copies of each of the following documents and all future amendments and supplements thereto, if any:

6.1.1	The Fund's Charter Documents;

6.1.2	The Fund's Prospectus;

6.1.3
Certified copies of the resolutions of the Board authorizing (1) the Fund to enter into this Agreement and (2) certain individuals on behalf of the Fund to (a) give Proper Instructions to State Street pursuant to this Agreement and (b) sign checks and pay expenses;

6.1.4	A copy of the investment advisory agreement between the Fund and its investment adviser; and

6.1.5	Such other certificates, documents or opinions which State Street may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

6.2
Each Fund shall provide or cause to be provided to State Street such additional data and information as State Street may reasonably require in order to discharge its duties under this Agreement, including, without limitation, the information detailed in the Service Level Agreement. State Street shall have no liability for the failure to provide, any error in the provision of, or any delay in providing, any of the Services to the extent the provision of such Services is dependent upon receipt of the aforesaid information and the same has not been provided in a materially complete, accurate and timely manner. For avoidance of doubt, the preceding sentence shall not relieve State Street of liability to the extent any such loss or expense

7

arises from its own negligence, bad faith, fraud, willful default or willful misconduct in the discharge of its duties hereunder.

6.3
Each Fund shall assure that its custodian and other service providers make available to State Street such information in respect of the Fund as State Street may reasonably require for the performance of the Services.

6.4
Each Fund shall use all reasonable endeavors to ensure that any information provided or caused to be provided to State Street pursuant to this Agreement, including the Service Level Agreement, shall be provided in a complete, accurate and timely manner so as to enable State Street to duly render the Services.

6.5
In the course of discharging its duties hereunder, State Street may rely on the information provided to it by or on behalf of a Fund or by any persons authorized by a Fund including, without limitation, any other service providers to the Fund or any Authorized Price Sources.

6.6
Each Fund acknowledges and agrees that except as otherwise expressly set forth in the Service Level Agreement, State Street shall have no responsibility for, or duty to review, confirm or otherwise perform any investigation as to the completeness, accuracy or sufficiency of any information provided to it by the Fund, any persons authorized by the Fund or any other service. providers to the Fund, including, without limitation, any Authorized Price Sources and shall be without liability for any loss, liability, claim, expense or damage suffered or incurred by any person as a result of State Street having relied upon and utilized such information in good faith. For avoidance of doubt, the preceding sentence shall not relieve State Street of liability to the extent any such loss or expense arises from its own negligence, bad faith, fraud, willful default or willful misconduct in the discharge of its duties hereunder. State Street will promptly notify a Fund in the event it becomes aware that any information received by it is incomplete, inaccurate or insufficient or in the event of a failure or delay by any party to provide information required by State Street to discharge its duties under this Agreement.

7.	RECONCILIATION.

7.1
Each Fund represents and warrants to State Street that it has completed or caused to be completed a full reconciliation of the Historic Fund Records and except as otherwise disclosed in writing to State Street such records are accurate and complete in all material respects.

7.2
To the extent the Historic Fund Records remain unreconciled as of the effective date of this Agreement, each Fund shall ensure that the outstanding items are reconciled as soon as practicable or otherwise promptly redressed, in each case at the expense of the Fund. State Street shall provide all reasonable assistance to each Fund (at the expense of the Fund) to reconcile any outstanding items.

7.3
State Street shall have no liability to a Fund or any other person and shall be indemnified and held harmless by each Fund from and against any loss, liability, damage, claim, cost or expense resulting from or caused by its good faith reliance on the accuracy and completeness of the Historic Fund Records.

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8.	PROPER INSTRUCTIONS.

8.1
Each Fund shall provide State Street with an incumbency certificate specifying the names, specimen signatures and powers of all Authorized Persons in respect of the Fund. State Street may rely upon the identity and authority of such persons until it receives written notice from the relevant Fund to the contrary.

8.2
Each Fund will give State Street ail necessary instructions to enable State Street to fulfill its obligations under this Agreement at such times and in such form as mutually agreed upon, including, without limitation, as State Street may request.

8.3
State Street shall have no responsibility or liability to a Fund and shall be indemnified and held harmless by the Fund, if a subsequent written confirmation of an oral Proper Instruction fails to conform to the oral instructions received by State Street. State Street shall promptly seek written confirmation of any oral instruction received by it.

8.4
State Street shall have no obligation to act in accordance with purported instructions to the extent they conflict with applicable law or regulation, provided that State Street shall not be under any obligation to ensure that any instruction received by it would not contravene any such laws or regulations.

8.5
State Street shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions which it reasonably deems to be incomplete or unclear, provided that it promptly seeks such clarification.

8.6
State Street shall be held harmless by a Fund in acting upon any instruction, notice, request, consent, certificate or instrument reasonably believed by it to be genuine and to be signed or otherwise given by the proper party or parties.

8.7
If a Fund instructs State Street to take any action (including, without limitation, the initiation of legal proceedings) which may involve the payment of money or liability on the part of State Street, State Street may refrain from acting in accordance with such instruction until it has received indemnity, security or both reasonably satisfactory to it and sufficient to hold it harmless from and against any loss, liability or expense which State Street may incur as a result of taking such action.

9.	PROFESSIONAL ADVICE.

When deemed necessary for the proper performance of its duties under this Agreement with respect to specific and non-routine matters involving one or more of the Funds, State Street may, with the consent of a Fund (which consent shall not be unreasonably withheld), seek legal, tax, financial, administrative or other advice of a reputable professional adviser and State Street shall be reimbursed in respect of any costs and expenses properly incurred in obtaining and receiving any such advice. State Street shall have no liability to a Fund for any loss, liability, claim, cost, expense, tax or assessment arising as a direct or indirect result of having relied on such advice in good faith.

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10.	COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

Each Fund assumes responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it in the conduct of its business.

11.	STANDARD OF CARE; LIMITATION OF LIABILITY.

11.1
State Street shall at all times exercise reasonable care and diligence and act in good faith in the performance of its duties hereunder, provided, however, that State Street shall be without liability to any Fund or any agent thereof for any loss, liability, damage, claim, cost or expense unless caused by its own fraud, willful default, negligence or willful misconduct or that of its agents, delegates or employees. State Street shall be responsible for the performance of only such duties as are explicitly set forth in this Agreement and shall have no responsibility for the actions or activities of any other party (save its agents, delegates or employees), including other service providers to a Fund.

11.2
Each Fund, severally but not jointly, hereby indemnities and secures harmless (to the maximum extent permitted by law) State Street from and against all claims, actions, costs, charges, losses, damages and expenses (including without limitation legal fees and amounts reasonably paid in settlement) which State Street may incur or sustain (other than by reason of State Street's bad faith, willful default or negligence or that of its agents, delegates or employees) in connection with the performance of its duties for that particular Fund under this Agreement or otherwise arising from any act or omission of that particular Fund or any other person (including any predecessor service provider to the Fund) prior to the effective date of this Agreement.

11.3
If State Street (the "Indemnified Party") shall seek indemnification from a Fund (the "Indemnifying Party") in respect of a claim or liability asserted by a third party, the Indemnified Party shall give written notice thereof to the Indemnifying Party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the Indemnifying Party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the basis for the claim for indemnification and any claim or liability being asserted by the third party. Within 15 days after receiving such notice, the Indemnifying Party shall give written notice to the Indemnified Party stating whether it disputes the claim for indemnification and whether it will defend against the third-party claim or liability at its own cost and expense. If the Indemnifying Party fails to give notice that it disputes an indemnification claim within 15 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim. The Indemnifying Party shall be entitled to direct the defense against the third-party claim or liability with counsel selected by it (subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld) as long as the Indemnifying Party is conducting a good faith and diligent defense. The Indemnified Party shall at all times have the right to fully participate in the defense of a third-party claim or liability at its own expense directly or through counsel. If no such notice of intent to dispute and defend a third-party claim or liability is given by the Indemnifying Party, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to undertake the defense of such claim or liability (with counsel selected by the Indemnified Party), and to compromise or settle it, exercising reasonable business judgment. Except as otherwise provided

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in the immediately preceding sentence, neither the Indemnified Party nor the Indemnifying Party shall settle or confess any claim or make any compromise in any case in which the Indemnifying Party will be asked to indemnify the Indemnified Party, except with the prior written consent of both parties. The Indemnified Party shall at all times make available such information and assistance as the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense, at the expense of the Indemnifying Party.

11.4
In no event shall any party be liable for any loss arising by reason of the occurrence of a Force Majeure Event (as defined in Section 12) which prevents, hinders or delays it from or in performing its obligations under this Agreement.

11.5
State Street shall not be liable for any liabilities, damages, losses, claims, taxes, duties, costs or expenses (including, without limitation, legal fees) whatsoever incurred or suffered by a Fund at any time as a result of the failure of the Fund or any other person (other than State Street, its employees, agents or delegates) to comply with the laws or regulations of any country or jurisdiction. For avoidance of doubt, the preceding sentence shall not relieve State Street of liability to the extent such other person's failure to comply with laws or regulations is the direct result of State Street's negligence, bad faith, fraud, willful default or willful misconduct in the discharge of its duties hereunder.

11.6
The provisions herein regarding indemnification, liability and limits thereon shall survive following the expiration or termination of this Agreement to the extent relating to any claim or right of action arising in connection with the performance of this Agreement and each Fund and State Street shall enter into such documents as shall be necessary to ensure the survival of the same.

11.7
Each Fund acknowledges that except as otherwise expressly set forth in this Agreement, State Street's duties under this Agreement do not include any obligation to monitor the compliance of the Fund or any other person whatsoever with any restriction or guideline imposed by its Constitutive Documents or by law or regulation or otherwise with regard to the investment of the assets of the Fund. In no event shall State Street have any duty to enforce compliance by the Fund or any other person whatsoever with any such restrictions or guidelines.

11.8
Each Fund acknowledges and agrees that State Street shall provide Compliance Monitoring Services, if any, on a contractual basis only in accordance with the terms of the Compliance Monitoring Services Addendum attached hereto as Exhibit 2. The Compliance Monitoring Services are provided by State Street as a supplement to and not in place or in lieu of a Fund's own compliance program and/or that of the investment advisers of the Fund.

11.9
State Street shall have no liability to a Fund or otherwise for any loss or liability resulting from State Street's performance or non-performance of the Compliance Monitoring Services except as expressly set forth in the Compliance Monitoring Services Addendum.

11.10
In no event shall State Street or any Fund be liable for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever, even if advised of the possibility of such damages. The limitation on liability imposed by this Section 11.10 shall not be construed to relieve State Street of liability to a Fund in circumstances where (i) it is otherwise liable to the

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Fund under the terms of this Agreement for losses resulting from an inaccurate Net Asset Value calculation and (ii) the liability of the Fund arises from its obligation to compensate shareholders for direct loss resulting from the purchase or redemption of shares at such inaccurate Net Asset Value.

12.	FORCE MAJEURE.

12.1	If a party is prevented, hindered or delayed from or in performing any of its obligations under this Agreement by a Force Majeure Event (as defined below) then:

12.1.1	that party's obligations under this Agreement shall be suspended for so long as the Force Majeure Event continues and to the extent that party is so prevented, hindered or delayed;

12.1.2
as soon as reasonably possible after commencement of the Force Majeure Event that party shall notify the other party in writing of the occurrence of the Force Majeure Event, the date of commencement of the Force Majeure Event and the effects of the Force Majeure Event on its ability to perform its obligations under this Agreement; and

12.1.3
as soon as reasonably possible after the cessation of the Force Majeure Event that party . shall notify the other party in writing of the cessation of the Force Majeure Event and shall resume performance of its obligations under this Agreement.

12.2
For the purposes of this Section 12 and Section 11.4, "Force Majeure Event" means any event beyond the reasonable control of a party including, without limitation, acts of God, war damage, enemy action, riot, civil commotion, rebellion, act of any government or any other competent authority or compliance with any law or governmental order, rule, regulation or direction. For avoidance of doubt, provided that State Street has exercised reasonable care and diligence and complied with its obligations under Section 123 and 13 below, a Force Majeure Event shall include any failure or malfunction of any telecommunications, computer or other electrical, mechanical or technological application, service or system to the extent any such failure is beyond State Street's reasonable control.

12.3	Each party hereto shall use all reasonable efforts to mitigate the effects of any Force Majeure Event.

13.	CONTINGENCY MEASURES.

13.1
State Street shall maintain in a separate and safe place additional copies of all records required to be maintained pursuant to this Agreement or additional tapes, disks or other sources of information necessary to reproduce all such records.

13.2
Within twelve (12) months of the date hereof, State Street shall establish and maintain a disaster recovery back-up facility available for its use in providing the Services required hereunder in the event circumstances beyond State Street's control result in State Street not being able to process the necessary work at its principal facility. State Street shall, from time to time, upon request from a Fund provide written evidence and details of its arrangement with respect to such back-up

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facility. State Street further agrees to provide each Fund from time to time on request with a copy of the disaster recovery and contingency plans of State Street and to make its staff available to discuss such plans on request. Nothing in this Section shall relieve State Street of any liability that it might otherwise have under this Agreement arising from or as a result of its fraud, willful default, negligence or willful misconduct in the performance of its duties hereunder, provided, however, that the aggregate liability of State Street to any Fund in relation to the maintenance of a disaster recovery back-up facility during the initial twelve (12) months of this Agreement shall not at any time exceed an amount equal to ten (10) per cent of the fee paid or accrued and payable by such Fund (as of the date of the liability) in respect of the accounting and administrative services provided pursuant to the Agreement.

13.3
State Street shall at all times employ a then current version of one of the leading commercially available virus detection software programs to test the on-site hardware and software applications utilized by it to deliver the Services to determine that such hardware and software does not contain any computer code designed to disrupt, disable, harm, or otherwise impede operation. With respect to any applications utilized on a remote basis, State Street shall use commercially reasonable efforts to obtain a similar representation or commitment from the third party provider of such application.

13.4
State Street shall at its expense retain a firm of independent auditors to perform an annual audit of the internal accounting controls and procedures employed by State Street in the performance of the Services and to issue a detailed report thereon and shall provide to each Fund a copy of such report within ten (10) Business Days of its issue by the independent auditors. The first such annual audit shall be carried out in the fourth quarter of 2001. State Street shall also allow each Fund's independent auditors and the corresponding personnel of each Fund's investment adviser reasonable access to perform their own audit of State Street's internal accounting controls, provided, however, that the frequency and scope of such audits shall be as agreed by the JSC from time to time.

13.5
Upon request of a Fund, State Street shall from time to time as appropriate, furnish to such Fund a letter setting forth the insurance coverage maintained by State Street, any changes in such coverage which may have occurred from the date of the last such request and any claim relating to the Fund which State Street may have made under such insurance.

14.	FEES AND EXPENSES.

14.1
In consideration of the provision of the Services by State Street, each Fund (or Merrill Lynch Investment Managers, L.P., for those Funds identified on Schedule 1 hereto as Funds for which its investment adviser pays accounting costs) shall pay to State Street such fees and shall reimburse State Street such expenses as may be agreed by the parties from time to time in a separate written fee schedule.

14.2
Each Fund will bear all expenses that are incurred in its operation and not specifically assumed by State Street. Expenses to be borne by each Fund, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Fund's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by State

13

Street under this Agreement); cost of any services contracted for by the Fund directly from parties other than State Street; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and independent accountants' fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Fund; costs incidental to the preparation, printing and distribution of the Fund's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Fund's tax returns, Form N-1A or N-2, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; and fidelity bond and directors' and officers' liability insurance.

15.	JOINT SERVICES COMMITTEE.

15.1
Following the signing of this Agreement, State Street and the Funds, in conjunction with MLIM and Princeton Administrators, L.P. (collectively, the "MLIM Group") which have entered into separate Administrative Services Agreements with State Street, shall establish a Joint Services Committee (the "JSC") comprised of an equal number of representatives appointed to represent State Street and the MLIM Group (the "Committee Members"). For purposes of this section, the MUM Group shall be treated as one entity in terms of their ability to appoint representatives to the JSC. Except as otherwise agreed, a meeting shall not be validly constituted unless an equal number of representatives from the MUM Group and State Street are present. The JSC shall continue in existence after termination of this Agreement until such time as all activities performed by State Street under this Agreement have been transferred to a successor service provider. All parties shall be entitled from time to time to replace any of their representatives (and shall notify one another of their intention to do so). The JSC shall monitor the progress and performance of this Agreement in relation to the Services and shall meet on a regular basis no less frequently than quarterly unless otherwise agreed. Each of State Street and the MLIM Group shall also be entitled to convene meetings of the JSC by giving notice to all members of the JSC. A representative of the Funds shall chair all meetings of the JSC. The minutes shall be kept by State Street and, subject to review of all parties, issued to the MUM Group. The JSC shall establish its own procedures and each party shall use all reasonable endeavors to meet the actions agreed at those meetings and cooperate with the other to provide personnel, resources and actions to meet their obligations under this Agreement.

15.2
State Street shall provide to the JSC and the representative(s) of the MUM Group a monthly report in such form as the Committee Members shall agree (the "Key Performance Indicator Report") showing the following performance levels achieved by State Street in providing the relevant Services including, but not limited to:

15.2.1	the average performance in the previous 12 months;

15.2.2	the month with the highest and lowest performance levels in the previous 12 months; and

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15.2.3	the performance in each month since the previous meeting.

15.3	The JSC shall be responsible for:

15.3.1
determining whether a Service is an Existing Service or a New Service and, for this purpose, a Service shall be determined to be an Existing Service if, although that Service is not described in a Service Level Agreement, it is a service which a Fund can demonstrate (to the reasonable satisfaction of State Street) has been provided or made available prior to the date of this Agreement by MUM to one or more of the Funds.

15.3.2	oversight of the performance of the Services;

15.3.3	oversight of the performance by State Street, each Fund and third parties of their duties under the Service Level Agreement;

15.3.4
determining when and where revisions need to be made to this Agreement and to the Service Level Agreement(s) to more adequately meet or address the service requirements of the Funds from time to time; and

15.3.5	determining changes to be made in the Services as a result of changes in any law, rule or regulation applicable to the Funds.

16.	REPRESENTATIONS AND WARRANTIES OF STATE STREET

16.1	State Street represents and warrants to each Fund that:

16.1.1	It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

16.1.2	It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts and the State of New Jersey;

16.1.3	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

16.1.4	No legal or administrative proceedings have been instituted or threatened which would impair State Street's ability to perform its duties and obligations under this Agreement; and

16.1.5	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of State Street or any law or regulation applicable to it.

17.	REPRESENTATIONS AND WARRANTIES OF THE FUNDS

17.1	Each Fund represents and warrants to State Street that:

15

17.1.1	It is a corporation or business trust, as the case may be, duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation or establishment;

17.1.2	It has the requisite corporate or trust power and authority under applicable laws and by its Constitutive Documents to enter into and perform this Agreement;

17.1.3	All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

17.1.4	It is an investment company properly registered under the 1940 Act;

17.1.5
A registration statement under the 1933 Act and the 1940 Act has been filed and, if the Fund is offering securities in a transaction that requires registration under the 1933 Act, will be effective and remain effective during the term of this Agreement as required by applicable law. The Fund also warrants to State Street that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Fund offers or sells its shares have been made;

17.1.6	No legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement; and

17.1.7	Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

18.	CONFIDENTIALITY

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the Securities and Exchange Commission, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such provident party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any auditor or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

19.	RECORDS.

19.1
State Street is authorized to maintain all accounts, registers, corporate books and other documents and information on magnetic tape or disc or in accordance with any other mechanical or electronic system provided that they are capable of being reproduced in legible form in accordance with applicable laws.

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19.2
In compliance with the requirements of Rule 31a-3 under the 1940 Act, State Street agrees that all records which it maintains for a Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. State Street further agrees that all records which it maintains for a Fund pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. State Street shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

20.	TERM; TERMINATION

20.1
This Agreement shall become effective as of the date of its execution and delivery and shall continue in full force and effect for an initial term of five (5) years (the "Initial Term") with automatic one year renewals from year to year thereafter unless otherwise terminated in accordance with this provisions of this Section 20.

20.2	Upon termination of this Agreement, each Fund shall pay to State Street upon demand, such fees and reimbursable costs, expenses and disbursements as, may be due as of the date of such termination.

20.3	State Street shall be entitled to resign its appointment hereunder in respect of a Fund:

20.3.1
following expiration of the Initial Term, by giving not less than 270 days notice in writing to the Fund to expire at any time, provided, however, that State Street will use reasonable efforts in assisting the Fund to select a successor and if, after the expiration of the notice period, a new administrative services provider has not been appointed or is not ready to assume its duties, State Street shall continue its appointment hereunder for such additional period as may be mutually agreed between State Street and the Fund.

20.3.2	with immediate effect at any time prior to the expiry of the Initial Term if:

20.3.2.1
such Fund shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Fund seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Fund shall take any corporate action to authorize any of the preceding actions, provided, however, that State Street may not resign its position on the basis that a Fund is being liquidated or reorganized for reasons other than bankruptcy or insolvency; or

17

20.3.2.2	such Fund shall commit a material breach of this Agreement, which breach, although capable of remedy, has not been remedied by the Fund within thirty (30) days of written notice by State Street; or

20.3.2.3
the obligations and duties in respect of a Fund under the Service Level Agreement have consistently not been met in a material respect and such failure has not been resolved by the JSC or the Executive Officers in accordance with Sections 5.5 through 5.8 above.

20.4	A Fund may terminate the appointment of State Street:

20.4.1	following expiration of the Initial Term, by giving not less than 270 days notice in writing to expire at any time.

20.4.2	with immediate effect at any time prior to the expiry of the Initial Term if:

20.4.2.1
State Street shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against State Street seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or State Street shall take any corporate action to authorize any of the preceding actions;

20.4.2.2	State Street shall commit any material breach hereunder, which breach, although capable of remedy, has not been remedied by State Street within thirty (30) days of written notice by a Fund;

20.4.2.3	The Fund has substantially liquidated or distributed its assets to shareholders or a successor following a vote of such shareholders or other action to dissolve the Fund; or

20.4.2.4
State Street has consistently failed to meet the key performance indicators, delivery benchmarks or other aspects of the Service Level Agreement in a material respect and such failure has not been resolved by the JSC or the Executive Officers in accordance with Sections 5.5 through 5.8 above.

20.4.3	A Fund may terminate this Agreement with effect on the expiry of the Initial Term by giving twelve months prior written notice or anytime thereafter in accordance with Section 20.4.1.

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20.5
In the event that a Fund terminates one or more series of shares with respect to which State Street renders Services or a Fund terminates State Street's appointment pursuant to Section 20.4.2 above, it shall so notify State Street in writing.

20.6
Following any termination of this Agreement, State Street and each Fund agree to provide their committed cooperation to effect an orderly transition of State Street's duties and responsibilities hereunder to a new administrative services provider(s) selected by the Fund or Funds as soon as may be reasonably practicable.

20.7
In the event this Agreement is terminated' by one or more of the Funds pursuant to Section 20.4.2.4 or by State Street pursuant to Section 20.3.2.3, State Street shall pay one-half of the direct costs and expenses incurred by State Street and the Fund(s) in connection with such termination and the conversion to a successor administrative services provider and the Fund or Funds involved shall arrange for the payment of the balance.

21.	NOTICES

Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such. other address as a party may specify by written notice to the other): if to a Fund do Merrill Lynch Investment Managers, L.P., 500 College Road East, Plainsboro, NJ 08536, Attn: Treasurer, fax (609) 282-7231; and if to State Street: State Street Bank and Trust Company, 500 College Road East, Plainsboro, NJ 08536, Attn: Donald DeMarco, fax: 609-282-9239.

22.	FURTHER ASSURANCE.

Each party to this Agreement shall do and execute or procure to be done and executed all necessary acts, deeds, documents and things reasonably in its power to give effect to this Agreement.

23.	NON-EXCLUSIVITY.

23.1
The services of State Street to the Funds hereunder are not to be deemed exclusive and State Street and any affiliate shall be free to render similar services to others and to retain for its own use and benefit all fees or other monies payable thereby and neither State Street nor any affiliate shall be deemed to be affected with notice of or to be under any duty to disclose to the Funds any fact or thing which comes to the notice of State Street or that affiliate or any servant or agent of State Street or that affiliate in the course of State Street rendering similar services to others or in the course of its business in any other capacity or in any manner whatsoever otherwise than in the course of carrying out its duties hereunder.

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23.2
Nothing herein contained shall prevent State Street or any affiliate from buying holding and dealing in any assets upon its own account or the account of others notwithstanding that similar assets may be held by State Street for the account of a Fund.

24.	NO PARTNERSHIP OR AGENCY.

Nothing in this Agreement shall be construed as creating a partnership between State Street and a Fund or as constituting any party the agent of another party (save as expressly set out in this Agreement) for any purpose whatsoever and no party shall have the authority or power to bind another party or to contract in the name of or create a liability against another party in any way or for any purpose.

25.	NON-WAIVER; FORBEARANCE.

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party to exercise or any delay in exercising a right or remedy under this Agreement (including any right implied by law) shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

26.	DISPUTES.

26.1
The parties desire to prevent both disputes and unanticipated issues arising under or relating to this Agreement. The parties further desire to resolve such disputes and unanticipated issues that nevertheless do occur by use of processes that are intended to avoid and prevent delaying or impairing in any way the performance by all parties of their respective obligations under this Agreement. Therefore, the parties have agreed to utilize the processes specified below in this Section 26 to resolve certain disputes, as described below, arising under or relating to this Agreement.

26.2
The parties agree that any issue(s) which may arise in connection with the Agreement shall initially be referred to the JSC, which shall establish a deadline for resolution of each matter submitted to it.

26.3	If the JSC has not fully resolved such issue(s) by the stated deadline, then the matter shall be referred to the Executive Officers for resolution.

26.4
If the Executive Officers are unable to resolve the matter within thirty (30) Business Days of the referral, and if (but only if) all relevant parties agree in writing within five (5) Business Days of the aforementioned deadline, then a mutually-acceptable Professional Mediator (as defined below) may be utilized to review the open issue(s) and attempt to facilitate a resolution within thirty (30) Business Days of referral of the issue(s). The parties will mutually determine the location, date, duration, and process for any such mediation effort, which shall be in all respects advisory to, and not binding on, the parties. State Street shall pay one-half of the costs of the Professional Mediator and the Fund or Funds involved shall arrange for the payment of the balance.

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26.5
To be considered as the Professional Mediator, an individual must have experience in the investment and/or administrative services industry/ies (preferably both). Any individual employed during the last two (2) calendar years by any party or any party's current primary legal, accounting, or consulting firm may not be utilized.

26.6
In order to enable and facilitate candor and completeness during, and the optimal potential benefits of, the mediation process, both (I) the parties' respective contentions, communications, documents, and/or submissions, if any, during the mediation, and (2) the analysis, comments, and/or recommendations of the Professional Mediator, if any (x) will remain confidential among the parties (to the extent permissible under applicable law, State Street and each Fund hereby acknowledging that State laws and/or regulations may require the public availability of some or all information and documents relating to this Agreement) and (y) may not be asserted, admitted, or otherwise utilized by any party as evidence against another party in any later or simultaneous mediation, binding arbitration, litigation, or otherwise.

26.7
If either (i) following a failure by the Executive Officers to resolve the matter, the relevant parties do not agree on use of a Professional Mediator or (ii) the open issue(s) have not been resolved within thirty (30) Business Days of the conclusion of such mediation effort, then resolution between the parties' will be deemed to have failed and each party shall be free to enforce of its legal rights under this Agreement in such manner as it shall deem fit.

27.	REMEDIES ARE CUMULATIVE.

Except as expressly provided in this Agreement, the rights and remedies contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

28.	REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself, subject to any challenge on the grounds that the reproduction has been materially altered so that it does not conform to the terms of the original agreement, in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

29.	VARIATION OF AGREEMENT.

No variation, amendment or modification of this Agreement shall be valid unless it is in writing and signed for or on behalf of each party hereto.

21

30.	ASSIGNABILITY

This Agreement shall not be assigned by either State Street or a Fund without the prior consent in writing of the other party; except that State Street may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with State Street.

31.	SUCCESSORS

This Agreement shall be binding on and shall inure to the benefit of the Fund and State Street and their respective successors and permitted assigns.

32.	SEVERABILITY

In the event that any part of this Agreement shall be determined to be void or unenforceable for any reason, the remainder of this Agreement shall be unaffected thereby (unless the purpose of the agreement is substantially frustrated by such determination), and shall be enforceable in accordance with the remainder of its terms as if the void or unenforceable part were not part hereof.

33.	COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall, when executed and delivered be an original, but all the counterparts taken together shall constitute one and the same agreement.

34.	LIMITATION ON LIABILITY OF TRUSTEES.

In relation to each Fund which is a business trust, this Agreement is executed and made by the Trustees of the Fund not individually, but as trustees under the Declarations of Trust of the Fund and the obligations of this Agreement are not binding upon any of such Trustees or upon any of the shareholders of the Fund individually, but bind only the trust estate of the Fund.

35.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

36.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between State Street and each Fund on the subject matter hereof and supersedes and terminates as of the date hereof, all prior oral or written agreements, arrangements or understandings between the parties.

[Remainder of Page Intentionally Blank]

22

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Donald DeMarco

Name:	Donald DeMarco
Title:	Senior Vice President

TERRY K. GLENN,
President
for and on behalf of the Funds listed on Schedule I hereto

/s/ Terry K. Glenn

23

SCHEDULE I

MUM-ADVISED1 INVESTMENT COMPANIES

Apex Municipal Fund, Inc.
CBA Money Fund
CMA Government Securities Fund
CMA Money Fund
CMA Multi-State Municipal Series Trust (10 series)
CMA Tax-Exempt Fund
CMA Treasury Fund
Corporate High Yield Fund II, Inc.
Corporate High Yield Fund III, Inc.
Corporate High Yield Fund, Inc.
Debt Strategies Fund II, Inc.
Financial Institutions Series Trust (Summit Cash Reserves Fund)
Global Financial Services Master Trust
Income Opportunities Fund 2000, Inc.
Master Basic Value Trust
Master Equity Income Trust
Mercury Master Trust (7 portfolios
Mercury Asset Management VI Funds, Inc.
Master Small Cap Value Trust
Master Large Cap Series Trust (3 series)
Master Premier Growth Trust
Master Mid Cap Growth Trust
Master Senior Floating Rate Trust
Master U.S. High Yield Trust
Mercury Basic Value Fund
Mercury Focus Twenty Fund
Mercury Large Cap Series Funds, Inc. (3 series)
Mercury Mid Cap Growth Fund
Mercury Premier Growth Fund
Mercury Small Cap Value Fund
Mercury Internet Strategies Fund
Mercury U.S. High Yield Fund
Mercury Senior Floating Rate Fund
Mercury US Large Cap Fund

1	Includes funds advised by Merrill Lynch Investment Managers, L.P. and Fund Asset Management, L.P.

Mercury US Small Cap Growth Fund

Master Focus Twenty Trust
Master Internet Strategies Trust
Master Large Cap Series Trust
Master Premier Growth Trust
Mercury Global Holdings, Inc.
Mercury QA Equity Series, Inc.
Mercury QA Strategy Series, Inc.
Mercury Pan-European Growth Fund
Mercury International Fund
Mercury Global Balanced Fund
Mercury Gold and Mining Fund
Mercury Select Growth Fund
Mercury VI US Large Cap Fund
Mercury VI Pan-European Growth Fund
Mercury Puerto Rico Tax-Exempt Fund
Merrill Lynch Short-Term US Government Fund (formerly Adjustable Rate)
Merrill Lynch Emerging Markets Debt Fund (formerly Americas Income Fund)
Merrill Lynch Balanced Capital Fund, Inc.2
Merrill Lynch Basic Value Fund, Inc.
Merrill Lynch California Municipal Series Trust (2 series)
Merrill Lynch Corporate Bond Fund, Inc. (3 series)
Merrill Lynch Developing Capital Markets Fund, Inc.
Merrill Lynch Disciplined Equity Fund, Inc.
Merrill Lynch Dragon Fund, Inc.
Merrill Lynch EuroFund
Merrill Lynch Fundamental Growth Fund, Inc.
Merrill Lynch Funds for Institutions Series
Merrill Lynch Government Fund
Merrill Lynch Institutional Fund
Merrill Lynch Premier Institutional Fund
Merrill Lynch Rated Institutional Fund
Merrill Lynch Institutional Tax-Exempt Fund
Merrill Lynch Treasury Fund
Merrill Lynch Global Allocation Fund, Inc.
Merrill Lynch Global Bond Fund for Investment and Retirement
Merrill Lynch Global Financial Services Fund
Merrill Lynch Global Growth Fund, Inc.

2	Costs of Services for this Fund to be billed to and paid by MLIM

2

Merrill Lynch Natural Resources Trust (formerly Global Resources Trust)
Merrill Lynch Global SmallCap Fund, Inc.
Merrill Lynch Global Technology Fund, Inc.
Merrill Lynch Utilities & Telecommunications Fund (formerly Global Utility Fund)
Merrill Lynch Global Value Fund, Inc.
Merrill Lynch Growth Fund
Merrill Lynch Healthcare Fund, Inc.
Merrill Lynch High Income Municipal Bond Fund, Inc.
Merrill Lynch Index Funds, Inc. (Administration Agreement only)
Merrill Lynch Intermediate Government Bond Fund
Merrill Lynch International Equity Fund
Merrill Lynch Large Cap Series Funds, Inc. (3 series)
Merrill Lynch Focus Twenty Fund, Inc.
Merrill Lynch Premier Growth Fund, Inc.
Merrill Lynch Mid Cap Growth Fund, Inc.
Merrill Lynch Latin America Fund, Inc.
Merrill Lynch Multi-State Limited Maturity Municipal Series Trust (2 series)
Merrill Lynch Multi-State Municipal Series Trust (17 series)
Merrill Lynch Municipal Bond Fund, Inc. (3 series)
Merrill Lynch Municipal Series Trust (Merrill Lynch Municipal Intermediate Term Fund)
Merrill Lynch Municipal Strategy Fund, Inc.
Merrill Lynch Pacific Fund, Inc.
Merrill Lynch Focus Value Fund (formerly Merrill Lynch Phoenix Fund)
Merrill Lynch Ready Assets Trust
Merrill Lynch Real Estate Fund, Inc.
Merrill Lynch Retirement Series Trust (Merrill Lynch Retirement Reserves Money Fund)
Merrill Lynch Senior Floating Rate Fund, Inc.
Merrill Lynch Senior Floating Rate Fund II, Inc.
Merrill Lynch Series Fund, Inc. (10 portfolios)
Merrill Lynch Short-Term Global Income Fund, Inc.
Merrill Lynch Small Cap Value Fund, Inc. (formerly Merrill Lynch Special Value Fund, Inc.)
Merrill Lynch Equity Income Fund (formerly Strategic Dividend Fund)
Merrill Lynch U.S. Treasury Money Fund
Merrill Lynch U.S. High Yield Fund, Inc. (formerly Merrill Lynch Corporate High Yield)
Merrill Lynch U.S. Government Mortgage Fund (formerly Merrill Lynch Federal Securities Trust)
Merrill Lynch U.S.A. Government Reserves
Merrill Lynch Variable Series Funds, Inc. (20 portfolios)
Merrill Lynch World Income Fund, Inc.
MuniAssets Fund, Inc.
MuniEnhanced Fund, Inc.
MuniHoldings California Insured Fund, Inc.

3

MuniHoldings Florida Insured Fund
MuniHoldings Florida Insured Fund V
MuniHoldings Fund, Inc.
MuniHoldings Fund II, Inc.
MuniHoldings Insured Fund, Inc.
MuniHoldings Insured Fund II, Inc.
MuniHoldings Michigan Insured Fund II, Inc.
MuniHoldings New Jersey Insured Fund, Inc.
MuniHoldings New Jersey Insured Fund IV, Inc.
MuniHoldings New York Insured Fund, Inc.
MuniHoldings New York Insured Fund IV, Inc.
MuniInsured Fund, Inc.
MuniVest Fund, Inc.
Muni Vest Fund II, Inc.
MuniYield Arizona Fund, Inc.
MuniYield California Fund, Inc.
MuniYield California Insured Fund, Inc.
MuniYield California Insured Fund II, Inc.
MuniYield Florida Fund
MuniYield Florida Insured Fund
MuniYield Fund, Inc.
MuniYield Insured Fund, Inc.
MuniYield Michigan Insured Fund, Inc.
MuniYield Michigan Fund, Inc.
MuniYield New Jersey Fund, Inc.
MuniYield New Jersey Insured Fund, Inc.
MuniYield New York Insured Fund, Inc.
MuniYield Pennsylvania Insured Fund
MuniYield Quality Fund, Inc.
MuniYield Quality Fund H, Inc.
Quantitative Master Series Trust
Senior High Income Portfolio, Inc.
The Asset Program, Inc. (formerly Asset Builder Program, Inc.) (5 series)
The Corporate Fund Accumulation Program, Inc.
The Municipal Fund Accumulation Program, Inc.
Worldwide DollarVest Fund, Inc.

4

EXHIBIT 1

Instrument of Accession

Reference is hereby made to the Administrative Services Agreement (the "Agreement") dated December 29, 2000 by and between STATE STREET BANK AND TRUST COMPANY ("State Street") and each entity listed on Schedule I thereto or which has or shall become a signatory thereto by execution of an instrument of accession substantially in the form hereof.

In order that it may become a party to the aforesaid Agreement, including, without limitation, any and all schedules and exhibits thereto, [Fund Name] agrees and binds itself to the terms and conditions thereof and acknowledges that by its execution and delivery of this Instrument it shall assume all of the obligations and shall be entitled to all of the rights of a Fund (as such term is defined in the Agreement), as if it were an original party thereto.

This Instrument of Accession shall take effect and shall become a part of said Agreement immediately upon its execution and delivery.

Executed as of the date set forth below under the laws of the State of New York.

[NAME OF FUND]

By:
Name:
Title:

Accepted and agreed to:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Donald De Mallo
Name:	Donald De Mallo
Title:	Senior Vice President

Date:	12/28/00

25

EXHIBIT 2

Compliance Monitoring Services Addendum

1.	DEFINITIONS.

For purposes of this addendum (the "Addendum"):

"Contract Year" means the twelve-month period beginning on the commencement date of the Compliance Monitoring Service in respect of a Portfolio and each subsequent twelve-month period thereafter.

"Compliance Test" means periodic checks carried out by State Street to determine or assist in the determination of compliance or non-compliance by a Portfolio with the investment guidelines, restrictions and policies specified for such Portfolio in a Test Matrix or as required by the Service Level Agreement, including without limitation the tests to be carried out pursuant to Section 4.1.9 of the Agreement and Sections 11.1 and 9.11 of the Service Level Agreement relating to AMPS Compliance and Subchapter "M" and Subchapter "L" Compliance (as applicable in each case, the "Investment Criteria")

"Compliance Breach" means, as applicable in relation to the test being conducted, the failure of a Portfolio to comply with any of the Investment Criteria specified for such Portfolio in the applicable Test Matrix or the Service Level Agreement.

"Compliance Monitoring Services" means the performance by State Street of the Compliance Tests set forth in a Test Matrix or as required by the Service Level Agreement with respect to one or more Portfolios designated therein.

"Compliance Report" means, as applicable in relation to the test being conducted, a report containing the results of the Compliance Tests carried out by State Street.

"Test Matrix" means State Street's standard form test matrix, together with any exhibits or attachments thereto, setting forth the Investment Criteria, Compliance Tests to be carried out, Portfolios to be tested and frequency of tests, as agreed between State Street and a Fund from time to time.

"Portfolio" means each portfolio of assets of a Fund in respect of which a Fund has requested State Street to carry out Compliance Tests.

2.	COMPLIANCE MONITORING SERVICES

2.1
Subject to the general terms and conditions of the Agreement and Section 3 below, State Street agrees to carry out the Compliance Tests set forth in a Test Matrix or the Service Level Agreement, as the case may be, with respect to one or more Portfolios designated therein as may be agreed from time to time by State Street and a Fund.

26

2.2
Unless otherwise specified in a Test Matrix or the Service Level Agreement, as the case may be, all Compliance Tests will be based on unaudited daily, monthly or other appropriate period end data obtained from the record keeping systems employed by State Street and will utilize standard dictionary classifications with respect to all assets and each Compliance Test.

2.3
State Street shall communicate Compliance Breaches and Compliance Reports to the relevant Fund at such times and in such manner as may be agreed from time to time between State Street and the Fund; provided that in carrying out the Compliance Monitoring Services, State Street shall report Compliance Breaches to a Fund promptly after becoming aware of any such breach.

2.4	The Compliance Monitoring Services will commence in respect of a Portfolio at such time as may be agreed from time to time between State Street and the Fund.

3.	LIABILITY

3.1
Each Fund acknowledges and agrees that State Street shall assume no duty to discharge any legal or regulatory obligation imposed on a Fund or its investment adviser to ensure or otherwise monitor investment or legal compliance by the Fund.

3.1
Except as expressly set forth in Section 3.2 -below, State Street shall have no liability for any loss, liability, damage, claim, cost or expense, in contract, tort or otherwise (including, but not limited to, any liability relating to qualification of a Fund as a regulated investment company or any liability relating to a Fund's compliance with any federal or state tax or securities statute, regulation or ruling), whether ordinary, direct, indirect, consequential, incidental, special, punitive or exemplary arising out or in connection with the Compliance Monitoring Services or any decision made or action taken by any party in reliance upon such service, even if State Street has been advised of the possibility of such loss, damage or expense and regardless of the form of action in which a claim is brought.

3.2
In the event a Fund incurs a loss or liability with respect to a Portfolio by reason of State Street's fraud, bad faith, willful default or negligence in the performance of the Compliance Monitoring Services, State Street shall reimburse the Fund an amount in respect of such loss or liability up to (but not in excess of) the fees paid or accrued and payable by the Fund for the Compliance Monitoring Services in respect of such Portfolio, provided, however, that in no event will the aggregate liability of State Street for the provision of Compliance Monitoring Services in respect of any Portfolio in any Contract Year exceed the annual fee payable by the Fund for such services in respect of such Portfolio. For purposes of this Section 3.2, the annual fee payable by a Fund for Compliance Monitoring Services shall be deemed to be an amount equal to ten (10) per cent of the aggregate annual fee payable by such Fund to State Street in respect of the accounting and administrative services provided pursuant to the Agreement.

3.3
The liability of State Street under Section 3.2 for any loss shall be limited to the extent of its relative degree of fault in relation to that of the party responsible for the management of the Portfolio. To the extent that a Fund and State Street are unable to agree initially as to the relative degree of fault, the particular matter shall be referred to the JSC, which shall refer the matter to a committee of representatives of State Street and the Funds appointed by the JSC. To the extent that the committee is unable to reach a determination of relative degree of fault, and the dispute

27

is not subsequently resolved by the JSC, the matter shall be resolved under the dispute resolution procedures set forth in Section 26 of the Agreement.

3.4
Notwithstanding Section 3.2, State Street shall be without liability to a Fund for any loss or liability incurred subsequent to a Fund or the investment adviser of the Fund becoming aware of a Compliance Breach.

28

Instrument of Accession

Reference is hereby made to the Administrative Services Agreement (the "Agreement") dated December 29, 2000, by and between STATE STREET BANK AND TRUST COMPANY ("State Street") and each entity listed on Schedule 1 thereto or which has or shall become a signatory thereto by execution of an instrument of accession substantially in the form hereof.

In order that it may become a party to the aforesaid Agreement, including, without limitation, any and all schedules and exhibits thereto, Floating Rate Income Strategies Fund, Inc. agrees and binds itself to the terms and conditions thereof and acknowledges that by its execution and delivery of this Instrument it shall assume all of the obligations and shall be entitled to all of the rights of a Fund (as such term is defined in the Agreement), as if it were an original party thereto.

This Instrument of Accession shall take effect and shall become a part of said Agreement immediately upon its execution and delivery.

Executed as of the date set forth below under the laws of the State of New York.

FLOATING RATE INCOME STRATEGIES FUND, INC.

By:	/s/ Donald C. Burke

Name:	Donald C. Burke

Title:	First Vice President/Treasurer

Date:	10/24/03

Accepted and agreed to:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Donald P. DeMarco

Name:	Donald P. DeMarco

Title:	Senior Vice President

Date:	10/16/03

Transfer Agency and Service Agreement

Among

Each of the BlackRock Closed-End Investment Companies

Listed Herein on Exhibit C

and

Computershare Trust Company, N.A.

and

Computershare Shareholder Services, Inc.

1

2

Section 16.5.	Governing Law	18

Section 16.6	Force Majeure	18

Section 16.7	Descriptive Headings	18

Section 16.8	Third Party Beneficiaries	18

Section 16.9	Survival	18

Section 16.10	Priorities	19

Section 16.11	Merger of Agreement	19

Section 16.12	Counterparts	19

3

AGREEMENT made as of the 1st day of December, 2006, by and among each of the BlackRock closed-end investment companies listed on Exhibit C attached hereto, having a principal office and place of business at 100 Bellevue Parkway, Wilmington, Delaware 19809 (each the "Customer"). and Computershare Shareholder Services, Inc., a Delaware corporation, and its fully owned subsidiary Computershare Trust Company, N.A., a federally charted trust company doing business at 150 Royall Street, Canton, Massachusetts 02021 (collectively the "Transfer Agent").

WHEREAS, the Customer desires to appoint the Transfer Agent as sole transfer agent, registrar, dividend disbursing agent and administrator of dividend reinvestment plans.

WHEREAS, the Board of Directors or Trustees, as applicable, of each Customer has approved appointment of the Transfer Agent and the form of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

I. Certain Definitions.

(a)           "Account" or "Accounts" shall mean the account of each Shareholder which account shall hold any full or fractional shares of stock held by such Shareholder and or outstanding funds or tax reporting to be done.

(b)           "Additional Services" shall mean any and all services which are not Services as set forth in the Fee and Service Schedule, but performed by Transfer Agent upon request of Customer.

(c)           "Agreement" shall mean this agreement and any and all exhibits or schedules attached hereto and any and all amendments or modifications, which may from time to time be executed.

(d)           "Annual Period" shall mean each twelve (12) month period commencing on the Effective Date and, thereafter, on each anniversary of the Effective Date.

(e)           "Board of Directors" means the Board of Directors or the Board of Trustees, as the case may be, of each Customer.

(f)           "Closed Account" shall mean an account with a zero share balance, no outstanding funds or no reportable tax information.

(g)           "Dividend Reinvestment Plan" shall mean the services as set forth in Section 4 and in the Fee and Service Schedule.

(h)           "Effective Date" shall mean the date first stated above.

(i)           "Fee and Service Schedule" shall mean the fees and services set forth in the "Fee and Service Schedule" attached hereto.

4

(j)           "Participant" or "Participants" shall mean Shareholders enrolled in a Dividend Reinvestment Plan.

(k)           "Services" shall mean any and all services as further described herein and in the "Fee and Service Schedule" or other schedules attached hereto.

(l)           "Share" shall mean common units of beneficial interest or common stock, as the case may be, of each Customer authorized by the Customer's respective Declaration of Trust or Articles of Incorporation, as the case may be.

(m)           "Shareholder" shall mean the holder of record of Shares.

2. Appointment of Agent.

2.1           Appointments. The Customer hereby appoints the Transfer Agent to act as sole transfer agent and registrar for all Shares in accordance with the terms and conditions hereof, and the Transfer Agent accepts said appointment.

2.2           Documents. In connection with the appointment of Transfer Agent as the transfer agent and registrar for a Customer, the Customer will provide or has previously provided the following documents to the Transfer Agent:

(a)	Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission for initial public offerings;

(b)
Specimens of all forms of stock certificates relating to outstanding Shares, in forms approved by the Board of Directors of the Customer, with a certificate of the Secretary of each Customer as to such approval; and

(c)	Specimens of the Signatures of the officers of the Customer authorized to sign stock certificates and individuals authorized to sign written instructions and requests.

2.3           Records. Transfer Agent may adopt as part of its records all lists of holders, records of the Customer's stock, books, documents and records which have been employed by any former agent of the Customer for the maintenance of the ledgers for the Customer's Shares, provided such ledger is certified by an officer of Customer or the prior transfer agent to be true, authentic and complete.

2.4           Shares. Customer shall, if applicable, inform Transfer Agent as to (i) the existence or termination of any restrictions on the transfer of Shares and in the application to or removal from any certificate of stock of any legend restricting the transfer of such Shares or the substitution for such certificate of a certificate without such legend, (ii) any authorized but unissued Shares reserved for specific purposes, (iii) any outstanding shares which are exchangeable for Shares and the basis for exchange, (iv) reserved Shares subject to option and the details of such

5

reservation and (v) special instructions regarding dividends and information of foreign holders.

2.5           Customer's Agent. Transfer Agent represents that it is engaged in an independent business and will perform its obligations under this Agreement as an agent of Customer.

2.6           Certificates. Upon notification from Transfer Agent, Customer shall deliver to Transfer Agent an appropriate supply of stock certificates, which certificates shall provide a signature panel for use by an officer of or authorized signor for Transfer Agent to sign as transfer agent and registrar. and which shall state that such certificates are only valid after being countersigned and registered.

3. Standard Services.

3.1           Services. The Transfer Agent will perform the following services:

In accordance with the procedures established from time to time by agreement between the Customer and the Transfer Agent, the Transfer Agent shall:

(a)	issue and record the appropriate number of Shares as authorized and hold such shares in the appropriate shareholder ("Shareholder") account;

(b)	effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation;

(c)
prepare and transmit payments for dividends and distributions declared by the Customer, provided good funds for said dividends or distributions are received by the Transfer Agent on or prior to the scheduled payable date for said dividends or distributions;

(d)
act as agent for Shareholders pursuant to the dividend reinvestment plan, and other investment programs, if any, as amended from time to time in accordance with the terms of the agreements relating thereto to which the Transfer Agent is or will be a party;

(e)
issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt from the respective Shareholder by the Transfer Agent of an open penalty surety bond satisfactory to it and holding it and the Customer harmless, absent notice to the Customer and the Transfer Agent that such certificates have been acquired by a bona fide purchaser. The Transfer Agent, at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof without such indemnity. Further, the Transfer Agent may at its sole option accept indemnification from a Customer to issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed in lieu of an open penalty bond; and

(f)	issue replacement checks and place a stop payment order on original checks

6

based on shareholder's representation that a check was not received or was lost. Such stops and replacement will be deemed to have been made at the request of Customer and Customer shall be responsible for all losses or claims resulting from such replacement.

3.2           Customary Services. The Transfer Agent shall perform all the customary services of a transfer agent, dividend disbursing agent, dividend reinvestment plan agent, and other investment programs as described in Section 3.1 consistent with those requirements in effect as of the date of this Agreement. The detailed services and definition, frequency, limitations and associated costs (if any) are set out in the attached fee and service schedule ("Fee and Service Schedule").

3.3           Compliance with Laws. The Customer agrees the Transfer Agent is obligated to and the Transfer Agent agrees to comply with all applicable federal, state and local laws and regulations, codes, order and government rules in the performance of its duties under this Agreement.

3.4           Unclaimed Property and Lost Shareholders. The Transfer Agent shall report unclaimed property to each state in compliance with state law and Section 17Ad-17 of the Exchange Act of 1934 as amended (the "Exchange Act") for lost shareholders. If the Funds are not in compliance with applicable state laws, there will be no charge for such Funds for the first two years for this service, other than a charge of $3.00 per due diligence notice mailed; provided that after the first two years, the Transfer Agent will charge Customer its then standard fee plus any out-of-pocket expenses, and such lees will be estimated and provided upon liquidation of any Customer.

3.5           Compliance with Office of Foreign Asset Control ("OFAC") Regulations. The Transfer Agent shall ensure compliance with OFAC laws and regulations promulgated thereunder.

4. Dividend Disbursing Services.

4.1           Declaration of Dividends. Upon receipt of a written notice from the President, any Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of Customer declaring the payment of a dividend. Transfer Agent shall disburse such dividend payments provided that in advance of such payment, Customer furnishes Transfer Agent with sufficient funds. The payment of such funds to Transfer Agent for the purpose of being available for the payment of dividend checks from time to time is not intended by Customer to confer any rights in such funds on Fund Shareholders whether in trust or in contract or otherwise.

4.2           Stop Payments. Customer hereby authorizes Transfer Agent to stop payment of checks issued in payment of dividends, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or, through no fault of theirs, are otherwise beyond their control and cannot be produced by them for presentation and collection, and Transfer Agent shall issue and deliver

7

duplicate checks in replacement thereof. and Customer shall indemnify Transfer Agent against any loss or damage resulting from reissuance of the checks.

4.3           Tax Withholding. Transfer Agent is hereby authorized to deduct from all dividends declared by the Funds and disbursed by Transfer Agent, as dividend disbursing agent, the tax required to be withheld pursuant to Sections 1441, 1442 and 3406 of the Internal Revenue Code of 1986, as amended, or by any Federal or State statutes subsequently enacted, and to make the necessary return and payment of such tax in connection therewith.

4.4           Dividends and Other Distributions. For Customers that are municipal term trusts, Transfer Agent will act as the paying agent for the Customer for all dividends and distributions, but upon receipt thereof-shall hold such dividends or distributions on behalf of the shareholders.

5. Fees and Expenses.

5.1           Fee and Service Schedules. Customer agrees to pay Transfer Agent fees for services performed pursuant to this Agreement as set forth in the Fee and Service Schedule attached hereto, for the Initial Term of the Agreement, as defined in Section 13.

5.2           COLA Fee Increases. After the Initial Term of the Agreement, providing that service mix and volumes remain constant, the fees listed in the Fee and Service Schedule shall be increased by the accumulated change in the National Employment Cost Index for Service Producing Industries (Finance, Insurance, Real Estate) for the preceding years of the contract, as published by the Bureau of Labor Statistics of the United States Department of. Fees will be increased on this basis on each successive contract anniversary thereafter.

5.3           Adjustments. Notwithstanding Section 5.1 above, fees, and the out-of-pocket expenses and advances identified under Section 5.4 below, may be changed from time to time as agreed upon in writing between the Transfer Agent and the Customer.

5.4           Out-of-Pocket Expenses. In addition to the fees paid under Section 5.1 above, the Customer agrees to reimburse the Transfer Agent for out-of-pocket expenses, including but not limited to postage, forms, telephone, microfilm, microfiche, taxes, records storage, exchange and broker fees, or advances incurred by the Transfer Agent for the items set out in Exhibit A attached hereto. Out-of-pocket expenses may include the costs to Transfer Agent of administrative expenses, as indicated on Exhibit A. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Customer, will be reimbursed by the Customer.

5.5           Postage. Postage for mailing of dividends, proxies, Customer reports and other mailings to all shareholder accounts shall be advanced to the Transfer Agent by the Customer prior to commencement of the mailing date of such materials.

5.6           Invoices. The Customer agrees to pay all fees and reimbursable expenses within forty-five (45) days of receipt of the respective billing notice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Customer may only

8

withhold that portion of the fee or expense subject to the good faith dispute. The Customer shall notify the Transfer Agent in writing within forty-five (45) days following the receipt of each billing notice if the Customer is disputing any amounts in good faith. If the Customer does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by the Customer. The Customer shall settle such disputed amounts within five (5) days of-the day on which the parties agree on the amount to be paid by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process. Invoices shall be sent to each Customer, with a duplicate copy to BlackRock Financial Management, Inc.

5.7           Taxes. Customer shall pay all sales or use taxes in lieu thereof with respect to the Services (if applicable) provided by Transfer Agent under this Agreement.

5.8           Late Payments.

(a) If any undisputed amount in an invoice of the Transfer Agent (for fees or reimbursable expenses) is not paid when due, the Customer shall pay the Transfer Agent interest thereon (from the due date to the date of payment) at a per annum rate equal to one percent (1.0%) plus the Prime Rate (that is, the base rate on corporate loans posted by large domestic Transfer Agents) published by The Wall Street Journal (or, in the event such rate is not so published, a reasonably equivalent published rate selected by Customer on the first day of publication during the month when such amount was due. Notwithstanding any other provision hereof, such interest rate shall be no greater than permitted under applicable provisions of Massachusetts law.

(b) The failure by Customer to pay an invoice within 45 days alter written and telephonic notice to Customer that payment is overdue or the failure by the Customer to timely pay two consecutive invoices shall constitute a material breach pursuant to Section 15.4(a) below. Transfer Agent will provide notice by writing and telephone forty-five (45) days after payment is past due. The Transfer Agent may terminate this Agreement for such material breach immediately and shall not be obligated to provide the Customer with 30 days to cure such breach,

5.9           Services Required by Legislation. Services required by legislation or regulatory mandate that become effective after the effective date of this Agreement shall not be part of the standard services, and shall be billed by appraisal.

5.10           Overtime Charges. Overtime charges will be assessed in the event of a late delivery to the Transfer Agent of Customer material for mailings to shareholders, unless the mail date is rescheduled. Such material includes, but is not limited to, proxy statements, quarterly and annual reports, dividend enclosures and news releases.

5.11           Bank Accounts. The Customer acknowledges that the Transfer Agent may receive float benefits and or investment earnings in connection with maintaining certain bank accounts required to provide services under this Agreement (e.g. dividend disbursing accounts).

6. Representations and Warranties of Transfer Agent.

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6.1           Governance. Computershare Trust Company, N.A. is a federally chartered limited purpose national bank duly organized under the laws of the United States and Computershare Shareholder Services, Inc. is a corporation validly existing and in good standing under the laws of the State of Delaware and they have full corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Transfer Agent has been duly authorized by all necessary corporate action and constitutes the legal valid and binding obligation or Transfer Agent enforceable against Transfer Agent in accordance with its terms.

6.2           Compliance. The execution, delivery and performance of the Agreement by Transfer Agent will not violate, conflict with or result in the breach of any material term, condition or provision of, or require the consent of any other party to, (i) any existing law ordinance, or governmental rule or regulation to which Transfer Agent is subject, (ii) any judgement, order, writ, injunction, decree or award of any court, arbitrator or governmental or governmental or regulatory official, body or authority which is applicable to Transfer Agent, (iii) the incorporation documents or by-laws of or any material agreement to which Transfer Agent is a party.

6.3           Facilities. The Transfer Agent has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

7. Representations and Warranties of Customer.

Each Customer severally and not jointly represents and warrants to the Transfer Agent that:

7.1           Organizations. It is a corporation duly organized and existing and in good standing under the laws of the jurisdiction of its organization;

7.2           Governance. It is empowered under applicable laws and by its charter documents to enter into and perform this Agreement. All corporate proceedings required by said charter documents and applicable law have been taken to authorize it to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by each Customer has been duly authorized by all necessary corporate or trust action and constitutes the legal valid and binding obligation of each Customer enforceable against each Customer in accordance with its terms;

7.3           Securities Act of 1933. A registration statement under the Securities Act of 1933. as amended (the "1933 Act") has been filed and is currently effective, or will be effective prior to the sale of any Shares, and will remain so effective, and all appropriate state securities law filings have been made with respect to all the Shares of each Customer outstanding or being offered for sale except for any Shares which are offered in a transaction or series of transactions which are exempt from the registration requirements of the 1933 Act and state securities laws; information to the contrary will result in immediate notification to the Transfer Agent.

8. Indemnification/Limitation of Liability.

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8.1           Standard of Care. The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable time limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith or willful misconduct or that of its employees as set forth and subject to the limitations set forth in Section 8.4 below.

8.2           Customer Indemnity. The Transfer Agent shall not be responsible for, and the Customer shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, claims, damages, costs, charges, and counsel fees reasonably acceptable to Customer and expenses, payments, expenses and liability arising out of or attributable to:

(a)           All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided such actions are taken in good faith and without negligence or willful misconduct;

(b)           The Customer's bad faith, negligence or willful misconduct or the material breach of any representation or warranty of the Customer hereunder;

(c)           The reliance or use by the Transfer Agent or its agents or subcontractors of information, records and documents which (i) are received by the Transfer Agent or its agents or subcontractors and furnished to it by or on behalf of the Customer, and (ii) have been prepared and or maintained by the Customer or any other person or firm on behalf of the Customer. Such other person or firm shall include any former transfer agent or former registrar, or co-transfer agent or co-registrar or any current registrar where the Transfer Agent is not the current registrar other than State Street Bank and Trust Company in its role as prior transfer agent during the period from September 30, 1995 until the date of this Agreement;

(d)           The reliance or use by the Transfer Agent or its agents or subcontractors of any paper or document reasonably believed to be genuine and to have been signed by the proper person or persons including Shareholders;

(e)           The reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Customer's representatives, provided such actions are taken in good faith and without negligence or willful misconduct;

(f)           The offer or sale of Shares in violation of any federal or state securities laws requiring that such shares be registered or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares; and

(g)           Any actions taken or omitted to be taken by any former agent of Customer (other than State Street Bank and Trust Company in its role as prior transfer agent during the period from September 30, 1995 until the date of this Agreement) and arising from

11

Transfer Agent's reliance on the certified list of holders.

8.3           Instructions. At any time the Transfer Agent may apply to any officer of the Customer for instruction, and may consult with legal counsel reasonably acceptable to Customer with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and Transfer Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Customer for taking action or omitting to take action by it in reliance upon such instructions or upon the advice or opinion of such counsel provided that when the action is taken it is performed in good faith and without negligence or willful misconduct. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by telephone, in person, machine readable input, telex, CRT data entry or similar means authorized by the Customer or the Funds, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Customer. The Transfer Agent, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of officers of the Customer, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

8.4           Transfer Agent Indemnification Limitation of Liability. Transfer Agent shall be responsible for and shall indemnify and hold the Customer harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to Transfer Agent's refusal or failure to comply with the terms of this Agreement, or which arise out of Transfer Agent's bad faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of Transfer Agent hereunder, for which Transfer Agent is not entitled to indemnification under this Agreement; provided, however, that Transfer Agent's aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or as a result of any services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the following amounts: (a) amounts paid hereunder by the Customer to Transfer Agent as fees and charges, but not including reimbursable expenses, during the thirty-six (36) calendar months immediately preceding the event for which recovery from the Transfer Agent is being sought which arises out of the Transfer Agent's negligence and (b) amounts paid hereunder by the Customer to Transfer agent as fees and charges, but not including reimbursable expenses, during the sixty (60) calendar months immediately preceding the event for which recovery is being sought which arises out of the Transfer Agent's bad faith, gross negligence or willful misconduct.

8.5           Notice. In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which one party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or the name of the indemnified

12

party. The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify it except with the indemnifying party's prior written consent.

9. Damages.

NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, OCCASIONED BY A BREACH OF ANY PROVISION OF THIS AGREEMENT EVEN IF APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

10. Responsibilities of the Transfer Agent.

The Transfer Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Customer, by its acceptance hereof, shall be bound:

10.1           Whenever in the performance of its duties hereunder the Transfer Agent shall deem it necessary or desirable that any fact or matter be proved or established prior to taking or suffering any action hereunder, such fact or matter be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant treasurer, the Secretary or any Assistant Secretary of the Customer or the Funds and delivered to the Transfer Agent. Such certificate shall be full authorization to the Transfer Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate provided the action taken is without negligence, bad faith or willful misconduct.

10.2           The Customer agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Transfer Agent for the carrying out, or performing by the Transfer Agent of the provisions of this Agreement.

10.3           Transfer Agent, any of its affiliates or subsidiaries, and any stockholder, director, officer or employee of the Transfer Agent may buy, sell or deal in the securities of the Customer or the Funds or become pecuniary interested in any transaction in which the Customer may be interested, or contract with or lend money to the Customer or the Funds or otherwise act as fully and freely as though it were not appointed as agent under this Agreement. Nothing herein shall preclude the Transfer Agent from acting in any other capacity for the Customer or the Funds or for any other legal entity.

10.4           No provision of this Agreement shall require the Transfer Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it shall believe in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

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11. Covenants of the Customer and Transfer Agent.

11.1           Customer Corporate Authority. The Customer has previously furnished or shall furnish to the Transfer Agent the following:

(a)           A copy of the Articles of Incorporation and By-Laws of the Customer;

(b)           Copies of all material amendments to its Articles of Incorporation or By-Laws made after the date of this Agreement, promptly after such amendments are made; and

(c)           A certificate of the Customer as to the Shares authorized, issued and outstanding, as well as a description of all reserves of unissued shares relating to the exercise of options, warrants or a conversion of debentures or otherwise.

11.2           Transfer Agent Facilities. The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Customer for the safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any, and for the preparation, use, and recordkeeping of such certificates, forms and devices.

11.3           Records. The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner it may deem advisable and as required under the Exchange Act. The Transfer Agent agrees that all such records prepared or maintained by it relating to the services performed hereunder are the property of the Customer and will be preserved, maintained and made available in accordance with the requirements of law, and will be surrendered promptly to the Customer on and in accordance with its request.

11.4           Non-Solicitation of Transfer Agent Employees. Customer shall not attempt to hire or assist with the hiring of an employee of EquiServe or affiliated companies or encourage any employee to terminate their relationship with EquiServe or its affiliated companies.

11.5           Notification. Customer shall notify Transfer Agent as soon as possible in advance of any stock split, stock dividend or any similar event which may affect the Shares and any bankruptcy, insolvency, moratorium or other proceeding regarding Customer affecting the enforcement of creditors' rights. Notwithstanding any other provision of the Agreement to the contrary, Transfer Agent will have no obligation to perform any Services under the Agreement subsequent to the commencement of any bankruptcy, insolvency, moratorium or other proceeding regarding Customer affecting the enforcement of creditor rights unless Transfer Agent receives assurance satisfactory to it that it will receive full payment for such services. Further, Customer may not assume the Agreement after the filing of a bankruptcy petition without Transfer Agent's written consent.

12. Confidentiality.

12.1           Covenant. The Transfer Agent and the Customer agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any customers' lists, trade

14

secrets, or any other secret or confidential information whatsoever identified as confidential, whether of the Transfer Agent or of the Customer, used or gained by the Transfer Agent or the Customer during performance under this Agreement. The Customer and the Transfer Agent further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of the Transfer Agent or the Customer and their successors and assigns. The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such data to its sub-contractor or agents for purposes of providing services under this Agreement.

12.2           Shareholder "Non-Public Personal Information". The Transfer Agent agrees that it will not disclose or use any "non-public personal information" about a Customer's Shareholders other than such uses or disclosures which are necessary to permit the Transfer Agent to carry out its duties under this Agreement, or are otherwise required by the Transfer Agent in compliance with a regulatory investigation or in response to judicial process, including as set forth in Section 12.3 below. "Non-public personal information" about a Shareholder shall mean (i) personally identifiable financial information; (ii) any list, description, or other grouping of consumers that is derived from using any personally identifiable information that is not publicly available; and (iii) any other information that the Transfer Agent is prohibited from using or disclosing pursuant to Regulation S-P under Section 504 of the Gramm Leach Bliley Act.

12.3           Request for Records. In the event that any requests or demands are made for the inspection of the Shareholder records, other than request for records of Shareholders pursuant to standard subpoenas from state or federal government authorities (e.g., in divorce and criminal actions), the Transfer Agent will endeavor to notify the Customer and to secure instructions from an authorized officer of the Customer as to such inspection. The Transfer Agent expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person or if required by law or court order.

13. Term and Termination.

13.1           Term. The initial term of this Agreement (the "Initial Term") shall be three (3) years from the date first stated above unless terminated pursuant to the provisions of this Section 13. Unless a terminating party gives written notice to the other party sixty (60) days before the expiration of the Initial Term this Agreement will renew automatically from year to year ("Renewal Term"). Sixty (60) days before the expiration of the initial Term or a Renewal Term the parties to this Agreement will agree upon a Fee Schedule for the upcoming Renewal Term. If no new fee schedule is agreed upon, the fees will increase as set forth in Section 5.2.

13.2           Early Termination. Notwithstanding anything contained in this Agreement to the contrary, should Customer desire to move any of its services provided by the Transfer Agent hereunder to a successor service provider prior to the expiration of the then current Initial or Renewal Term, or without the required notice period, the Transfer Agent shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that the

15

Transfer Agent will be able to facilitate a conversion of services on such prior date. In connection with the foregoing, should services be convened to a successor service provider, or if the Customer is fully liquidated other than the liquidation of a Customer which is a term trust at its scheduled liquidation time, or its assets merged or purchased or the like with another entity which does not utilize the services of the Transfer Agent, all reasonable out-of-pocket expenses or costs associated with the movement of records and material will be borne by the Customer. Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination and a de-conversion transition fee in an amount equal to 20% of the aggregate fees incurred by Customer during the immediately preceding twelve (12) month period.

13.3           Expiration of Term. After the expiration of the Initial Term or Renewal Term whichever currently in effect, should either party exercise its right to terminate, all reasonable out-of-pocket expenses or costs associated with the movement of records and material will be borne by the Customer. Additionally, the Transfer .Agent reserves the right to charge for any other reasonable expenses associated with such termination and a de-conversion transition fee in an amount equal to 20% of the aggregate fees incurred by Customer during the immediately preceding twelve (12) month period.

13.4           Termination.

This Agreement may be terminated in accordance with the following:

(a) at any time by either party upon a material breach of a representation, covenant or term of this Agreement by the other which is not cured within a period not to exceed thirty (30) days after the date of written notice thereof by the other party; and

(b) by Transfer Agent, at any time, in the event that during the term if this Agreement, a bankruptcy or insolvency proceeding is filed by or against Customer or a trustee or receiver is appointed for any substantial part of Customer's property (and in a case of involuntary bankruptcy, insolvency or receivership proceeding, there is entered an order for relief, or order appointing a receiver or some similar order or decree and Customer does not succeed in having such order lifted or staved within sixty (60) days from the date of its entry), or Customer makes an assignment of all or substantially all of its property for the benefit of creditors or ceases to conduct its operations in the normal course or business.

13.5           Records. Upon receipt of written notice of termination, the parties will use commercially practicable efforts to effect an orderly termination of this Agreement. Without limiting the foregoing, Transfer Agent will deliver promptly to Customer, in machine readable form on media as reasonable requested by Customer, all stockholder and other records, files and data supplied to or compiled by Transfer Agent on behalf of Customer.

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14. Assignment.

14.1           Affiliates. The Transfer Agent may, without further consent of the Customer assign its right and obligations hereunto to any affiliated and registered transfer agent under Section 17(A)(c)(2) of the Securities and Exchange Act. The Transfer Agent will not assign its rights and obligations to any other person without consent.

14.2           Sub-contractors. Transfer Agent may, without further consent on the part of Customer, subcontract with other subcontractors for telephone and mailing services as may be required from time to time; provided, however, that the Transfer Agent shall be as fully responsible to the Customer for the acts and omissions of any subcontractor as it is for its own acts and omissions.

15. Unaffiliated Third Parties.

Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, airborne services, the U.S. mails and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

16. Miscellaneous.

16.1           Notices.

Any notice or communication by the Transfer Agent or the Customer to the other is duly given if in writing and delivered in person or mailed by first class mail, postage prepaid, telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

If to the Customer:

c/o BlackRock Advisors, LLC
100 Bellevue Parkway
Wilmington, Delaware 19809
Attn: _______________

If to the Transfer Agent:

Computershare Trust Company, N.A.
c/o Computershare Shareholder Services, Inc.
150 Royall Street
Canton, MA 02021
Telecopy No.: (781) 575-4210
Attn: General Counsel

The Transfer Agent and the Customer may, by notice to the other, designate additional or different addresses for subsequent notices or communications.

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16.2           Successors.

All the covenants and provisions of this agreement by or for the benefit of the Customer or the Transfer Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

16.3           Amendments.

This Agreement may be amended or modified by a written amendment executed by both parties hereto and authorized or approved by a resolution of the Board of Directors of the Customer.

16.4           Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority. to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16.5           Governing Law.

This Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

16.6           Force Majeure.

Notwithstanding anything to the contrary contained herein, Transfer Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

16.7           Descriptive Headings.

Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

16.8           Third Party Beneficiaries.

The provisions of this Agreement are intended to benefit only the Transfer Agent, the Customer and their respective permitted successors and assigns. No rights shall be granted to any other person by virtue of this agreement, and there are no third party beneficiaries hereof.

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16.9           Survival.

All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

16.10           Priorities.

In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

16.11           Merger of Agreement.

This agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

16.12           Counterparts.

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its officers thereunto duly authorized, all as of the date first written above.

BlackRock Advisors, LLC

On behalf of the Black Rock Closed-End Investment
Companies listed on Exhibit C

By:	/s/ Donald C. Burke
Name:	Donald C. Burke
Title:	Managing Director

Computershare Shareholder Services, Inc.		Computershare Trust Company, N.A.

By:	/s/	By:	/s/
Name:		Name:
Title:	Managing Director	Title:	Managing Director

19

EXHIBIT C

BAI Liquidating LLC
BlackRock Broad Investment Grade 2009 Term Trust, Inc.
BlackRock California Insured Muni 2008 Term Trust, Inc.
BlackRock California Insured Municipal Income Trust
BlackRock California Investment Quality Muni Trust, Inc.
BlackRock California Municipal 2018 Term Trust
BlackRock California Municipal Bond Trust
BlackRock California Municipal Income Trust
BlackRock California Municipal Income Trust II
BlackRock Core Bond Trust
BlackRock Florida Insured Muni 2008 Term Trust
BlackRock Florida Insured Municipal Income Trust
BlackRock Florida Investment Quality Muni Trust, Inc.
BlackRock Florida Municipal 2020 Term Trust
BlackRock Florida Municipal Bond Trust
BlackRock Florida Municipal Income Trust
BlackRock Global Floating Rate Income Trust
BlackRock High Income Shares
BlackRock High Yield Trust
BlackRock Income Opportunity Trust, Inc.
BlackRock Income Trust, Inc.
BlackRock Insured Muni 2008 Term Trust, Inc.
BlackRock Insured Municipal Income Trust
BlackRock Insured Municipal Term Trust, Inc.
BlackRock Investment Quality Muni Trust, Inc.
BlackRock Limited Duration Income Trust
BlackRock Long-Term Municipal Advantage Trust
BlackRock Maryland Municipal Bond Trust
BlackRock Municipal 2018 Term Trust
BlackRock Municipal 2020 Term Trust
BlackRock Municipal Bond Trust
BlackRock Municipal Income Trust
BlackRock Municipal Income Trust II
BlackRock Municipal Target Term Trust, Inc.
BlackRock New Jersey Investment Quality Muni Trust, Inc.

Exhibit C

BlackRock New Jersey Municipal Bond Trust
BlackRock New Jersey Municipal Income Trust
BlackRock New York Insured Muni 2008 Term Trust, Inc.
BlackRock New York Insured Municipal Income Trust
BlackRock New York Investment Quality Muni Trust, Inc.
BlackRock New York Municipal 2018 Term Trust
BlackRock New York Municipal Bond Trust
BlackRock New York Municipal Income Trust
BlackRock New York Municipal Income Trust II
BlackRock Pennsylvania Strategic Municipal Trust
BlackRock Preferred Opportunity Trust
BlackRock Strategic Bond Trust
BlackRock Strategic Municipal Trust
BlackRock Virginia Municipal Bond Trust
BlackRock Muni Intermediate Duration Fund, Inc.
BlackRock MuniEnhanced Fund, Inc.
BlackRock MuniHoldings Insured Fund II, Inc.
BlackRock MuniYield Insured Fund, Inc.
BlackRock MuniYield Quality Fund, Inc.
BlackRock MuniYield California Insured Fund, Inc.
BlackRock Muni New York Intermediate Duration Fund, Inc.
BlackRock MuniYield Pennsylvania Insured Fund
BlackRock Preferred Income Strategies Fund, Inc.
BlackRock Preferred and Corporate Income Strategies Fund, Inc.
BlackRock Corporate High Yield Fund, Inc.
BlackRock Corporate High Yield Fund III, Inc.
BlackRock Corporate High Yield Fund V, Inc.
BlackRock Corporate High Yield Fund VI, Inc.
BlackRock Diversified Income Strategies Fund, Inc.
BlackRock Floating Rate Income Strategies Fund, Inc.
BlackRock Floating Rate Income Strategies Fund II, Inc.
BlackRock S&P 500 Protected Equity Fund, Inc.
BlackRock Preferred and Equity Advantage Trust

AMENDMENT NO. 2

TO THE TRANSFER AGENCY AND SERVICE AGREEMENT

among
EACH OF THE BLACKROCK CLOSED-END INVESTMENT COMPANIES
LISTED HEREIN ON EXHIBIT C

and
COMPUTERSHARE INC.

and
COMPUTERSHARE TRUST COMPANY, N.A.

This Amendment No. 2 ("Amendment"), dated as of December 1, 2009 ("Effective Date"), is by and between each of the Blackrock Closed-End Investment Companies listed on Exhibit C attached hereto, having a principal place of business at 100 Bellevue Parkway, Wilmington, Delaware 19809 (each the "Customer"), and Computershare Inc. (formerly known as Computershare Shareholder Services, Inc.), a Delaware corporation, and Computershare Trust Company, N.A., a federally chartered trust company (collectively, the "Transfer Agent" or individually, "Computershare" and "Trust Company", respectively).

WHEREAS, the Customer and the Transfer Agent are parties to a Transfer Agency and Service Agreement dated December 1, 2006, as amended, and currently in effect ("Agreement"); and

WHEREAS, the Customer and Computershare now desire to amend the Agreement;

NOW THEREFORE, in consideration of the premises and mutual agreements set forth herein, the parties hereby agree as follows:

1.	Amendment to Section 3.4. Section 3.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Unclaimed Property and Lost Shareholders. The Transfer Agent shall report unclaimed property to each state in compliance with applicable law and shall comply with Rule 17 Ad-17 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for lost Shareholders."

2.	Amendment to Section 4.1. Section 4.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Declaration of Dividends. Upon receipt of a written notice from the President, any Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or Chief Financial Officer of Customer declaring the payment of a dividend, Transfer Agent shall disburse such dividend payments provided that in advance of such payment, Customer furnishes Transfer Agent with sufficient funds. The payment of such funds to Transfer Agent for the purpose of being available for the payment of dividend checks from time to time is not intended by Customer to confer any rights in such funds on Fund Shareholders whether in trust or in contract or otherwise."

3.	Amendment to Section 5.1. Section 5.1 of the Agreement is deleted and replaced with the following:

"5.1 Fee and Service Schedules. The Company agrees to pay the Transfer Agent the fees and out-of-pocket expenses for Services performed pursuant to this Agreement as set forth in the Fee and Service Schedule, for the Initial Term (as defined below) of the Agreement. No later than sixty (60) days before the expiration of the Initial Term or a Renewal Term (as defined below) whichever is applicable, the parties to this Agreement will use good faith efforts to agree upon a Fee Schedule for the upcoming Renewal Term."

4.	Amendment to Section 5.2. Section 5.2 of the Agreement is hereby deleted in its entirety.

5.	Amendment to Section 5.8(b). Section 5.8(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

"The failure by Customer to pay an invoice within 45 days after written and telephonic notice to Customer that payment is overdue or the failure by the Customer to timely pay two consecutive invoices shall constitute a material breach pursuant to Section 13.4(a) below. Transfer Agent will provide notice by writing and telephone forty-five (45) days after payment is past due. The Transfer Agent may terminate this Agreement for such material breach immediately and shall not be obligated to provide the Customer with 30 days to cure such breach."

6.	Amendment to Section 5.9. Section 5.9 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Services Required by Legislation. Services required by legislation or regulatory mandate that become effective after the effective date of this Agreement shall not be part of the standard services, and shall be billed by appraisal. Transfer Agent shall provide advance notice of fees for services required by legislation or regulatory fiat. Transfer Agent fees shall be reasonable and shall comply with industry standards."

7.	Amendment to Section 5.11. Section 5.11 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Bank Accounts. The Customer acknowledges that Computershare Inc., as dividend disbursing agent and processor of all payments under this Agreement, may receive float benefits and/or investment earnings in connection with maintaining certain bank accounts required to provide Services under this Agreement (e.g., dividend disbursing accounts)."

8.	Amendment to Section 8.1. Section 8.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Standard of Care. The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable time limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage unless said loss or damage is caused by its negligence, bad faith or willful misconduct or that of its employees as set Forth or the breach of any representation or warranty of the Transfer Agent hereunder and subject to the limitations set forth in Section 8.4 below."

9.	Amendment to Section 8.4. Section 8.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Transfer Agent Indemnification/Limitation of Liability. Transfer Agent shall be responsible for and shall indemnify and hold the Customer harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to Transfer Agent's refusal or failure to comply with the terms of this Agreement, or which arise out of Transfer Agent's bad faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of Transfer Agent hereunder, for which Transfer Agent is not entitled to indemnification under this Agreement; provided, however, that Transfer Agent's aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or as a result of any Services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the following amounts: (a) amounts paid hereunder by the Customer to Transfer Agent as fees and charges, but not including reimbursable expenses, during the thirty-six (36) calendar months immediately preceding the event for which recovery from the Transfer Agent is being sought which arises out of the Transfer Agent's negligence, and (b) amounts paid hereunder by the Customer to Transfer Agent as fees and charges, but not including reimbursable expenses, during the sixty (60) calendar months immediately preceding the event for which recovery is being sought which arises out of the Transfer Agent's gross negligence. For the avoidance of doubt, the Transfer Agent's aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or as a result of any Services provided or omitted to be provided under this Agreement, whether in contracts, or in tort, or otherwise, which arises out of the Transfer Agent's bad faith of willful misconduct shall not be subject to the foregoing limitations."

10.	Amendment to Section 10.1. Section 10.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Whenever in the performance of its duties hereunder the Transfer Agent shall deem it necessary or desirable that any fact or matter be proved or established prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or Chief Financial Officer of the Customer and delivered to the Transfer Agent. Such certificate shall be full authorization to the Transfer Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate provided the action taken is without negligence, bad faith or willful misconduct."

11.	Amendment to Section 10.3. Section 10.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Transfer Agent, any of its affiliates or subsidiaries, and any stockholder, director, officer or employee of the Transfer Agent may buy, sell or deal in the securities of the Customer or become pecuniary interested in any transaction in which the Customer may be interested, or contract with or lend money to the Customer or otherwise act as fully and freely as though it were not appointed as agent under this Agreement. Nothing herein shall preclude the Transfer Agent from acting in any other capacity for the Customer or for any other legal entity."

12.	Amendment to Section 11.4. Section 11.4 of the Agreement is hereby deleted in its entirety.

13.	Amendment to Section 12. Section 12 of the Agreement is hereby amended as follows:

(a)	Section 12.2 is amended to delete the definition of "Non-public personal information" in its entirety and replaced with the following:

"Non-public personal information" about a Shareholder shall mean (i) personally identifiable financial information; (ii) any list, description, or other grouping of consumers that is derived from using any personally identifiable information that is not publicly available, and (iii) any other information that the Transfer Agent is prohibited from using or disclosing pursuant to Regulation S-P under Section 504 of the Gramm Leach Bliley Act or applicable state law."

(b)	Section 12.3 is deleted in its entirety and replaced with the following:

"Request for Records. In the event that any requests or demands are made for the inspection of Shareholder records, other than requests for records of Shareholder pursuant to standard subpoenas from state or federal government authorities (e.g., in divorce or criminal actions), the Transfer Agent will use commercially reasonable efforts to notify the Customer and to secure instructions from an authorized officer of the Customer as to such inspection, unless such notification is otherwise prohibited by law or court order. The Transfer Agent expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person or if required by law or court order."

(c)	A new Section 12.4 is inserted, as follows:

"Unauthorized Disclosure. As may be required by law and without limiting any party's rights in respect of a breach of this Section 12, each party will promptly:
(a)	notify the other party in writing of any unauthorized possession, use or disclosure of the other party's confidential information by any person or entity that may become known to such party;

(b)	furnish to the other party full details of the unauthorized possession, use or disclosure; and

(c)	use commercially reasonable efforts to prevent a recurrence of any such unauthorized possession, use or disclosure of Confidential Information."

14.	Amendment to Section 13.1. Section 13.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Term. The initial term of this Agreement (the "Initial Term") shall be three (3) years from the date first stated above unless terminated pursuant to the provisions of this Section 13. Unless a terminating party gives written notice to the other party sixty (60) days before the expiration of the Initial Term or Renewal Term (as herein defined), this Agreement will renew automatically from year to year ("Renewal Term"). Sixty (60) days before the expiration of the Initial Term or a Renewal Term, the parties to this Agreement will use good faith efforts to agree upon a Fee Schedule for the upcoming Renewal Term."

15.	Amendment to Section 13.2. Section 13.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

"13.2 Early Termination. Notwithstanding anything contained in this Agreement to the contrary, should Customer desire to move any of its services provided by the Transfer Agent hereunder to a successor service provider prior to the expiration of the then current Initial Term or Renewal Term, or does not provide notice of termination within the time period referenced in Section 13.1, the Transfer Agent shalt make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that the Transfer Agent will be able to facilitate a conversion of services on such prior date. In connection with the foregoing, should services be converted to a successor service provider, or if the Customer is fully liquidated other than a liquidation of a

Customer which is a term trust at its scheduled liquidation time, or its assets merged or purchased or the like with another entity which does not utilize the services of the Transfer Agent, all reasonable out-of-pocket expenses or costs associated with the movement of records and material will be borne by the Customer."

16.	Amendment to Section 13.3. Section 13.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

"13.3 Termination Costs and Expenses. In the event of the expiration or termination of this Agreement by the Company, or by the Transfer Agent in the event that the Transfer Agent terminates pursuant to Section 13.4(a) below due to the Company's material breach, the Company agrees to pay all costs and out of pocket expenses associated with the movement of records and materials to the Company or the successor agent, including costs such as, but not limited to data files and reports, at the then set fee, and any out of pocket expenses incurred, including but not limited to freight. In the event that Company terminates pursuant to Section 13.4(a) below due to Transfer Agent's material breach or the Transfer Agent terminates the Agreement for reasons other than pursuant to Section 13.4(a), the Transfer Agent agrees to pay all its costs and out of pocket expenses associated with the movement of records to a successor agent."

17.	Amendment to Section 14. Sections 14.1 and 14.2 of the Agreement is hereby deleted in their entirety, respectively, and replaced with the following:

"14.1 Affiliates. The Transfer Agent may, without further consent of the Customer, assign its rights and obligations hereunto to any affiliated and registered transfer agent under Section 17Ac2-1 promulgated under the Securities Exchange Act of 1934, as amended. The Transfer Agent will not assign its rights and obligations to any other person without the Customer's prior written consent.

14.2 Sub-contractors. Transfer Agent may, without further consent on the part of Customer, subcontract with (a) any affiliates, or (b) unaffiliated subcontractors for such services as may be required from time to time (e.g. lost shareholder searches, escheatment, telephone and mailing services); provided, however, that Transfer Agent shall be as fully responsible to Company for the acts and omissions of any subcontractor as it is for its own acts and omissions."

18.	Amendment to Section 16.1. Section 16.1 of the Agreement is hereby amended as follows:

(a)	The Customer's notice information is deleted in its entirety and replaced with the following:

"c/o BlackRock Advisors, LLC
100 Bellevue Parkway
Wilmington, Delaware 19809
Attn: General Counsel"

(b)	Transfer Agent's notice information is deleted in its entirety and replaced it with the following:

"Computershare Trust Company, N. A.
250 Royall Street
Canton, MA 02021
Attn: General Counsel"

19.	Amendment to Section 16.3. Section 16.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Amendments. This Amendment may be amended or modified by a written amendment executed by both parties hereto and, to the extent required by Customer, authorized or approved by a resolution of the Board of Directors of the Customer."

20.	Amendment to Section 16.6. Section 16.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Force Majeure. Notwithstanding anything to the contrary contained herein, Transfer Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest."

21.
Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

22.
Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

Computershare Inc.		BlackRock Advisors, LLC
Computershare Trust Company, N.A.

On Behalf of Both Entities:		On behalf of the BlackRock Closed-End Investment Companies Listed on Exhibit C

By:	/s/ Martin J. McHale	By:
Name:	Martin J. McHale	Name:
Title:	President, U.S. Equity Services	Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

Computershare Inc.		BlackRock Advisors, LLC
Computershare Trust Company, N.A.

On Behalf of Both Entities:		On behalf of the BlackRock Closed-End Investment Companies Listed on Exhibit C

By:	/s/ Martin J. McHale	By:	/s/ Brenda Sklar
Name:	Martin J. McHale	Name:	Brenda Sklar
Title:	President, U.S. Equity Services	Title:	Managing Director

EXHIBIT C

BlackRock Insured Municipal Income Investment Trust
BlackRock Municipal Income Investment, Trust
BlackRock Municipal Bond Trust
BlackRock Municipal Income Trust
BlackRock Florida Municipal 2020 Term Trust
BlackRock New York Municipal Income Trust II
BlackRock California Municipal Income Trust
BlackRock Floating Rate Income Trust
BlackRock Strategic Bond Trust
BlackRock Core Bond Trust
BlackRock Defined Opportunity Credit Trust
BlackRock Virginia Municipal Bond Trust
BlackRock High Yield Trust
BlackRock Municipal Bond Investment Trust
BlackRock California Municipal 2018 Term Trust
BlackRock Municipal 2020 Term Trust
BlackRock Investment Quality Municipal Trust Inc
BlackRock Income Trust Inc
BlackRock Municipal Income Trust II
BlackRock New York Municipal 2018 Term Trust
BlackRock New Jersey Municipal Bond Trust
BlackRock Limited Duration Income Trust
BlackRock Insured Municipal Term Trust Inc
BlackRock Income Opportunity Trust Inc
BlackRock New Jersey Municipal Income Trust
BlackRock New York Municipal Income Trust
BlackRock Municipal 2018 Term Trust
BlackRock Credit Allocation Income Trust III
BlackRock Pennsylvania Strategic Municipal Trust
BlackRock New York Municipal Bond Trust
BlackRock Strategic Municipal Trust
BlackRock New York Insured Municipal Income Trust
BlackRock Long-Term Municipal Advantage Trust
BlackRock-Credit Allocation Income Trust IV
BlackRock Insured Municipal Income Trust
BlackRock Maryland Municipal Bond Trust
BlackRock Corporate High Yield Fund Inc
BlackRock Corporate High Yield Fund III Inc
BlackRock Diversified Income Strategies Fund Inc
BlackRock Floating Rate Income Strategies Fund Inc

BlackRock Floating Rate Income Strategies Fund II
BlackRock High Income Shares
BlackRock Corporate High Yield Fund VI Inc
BlackRock Corporate High Yield Fund V Inc
BlackRock Muniyield California Insured Fund Inc
BlackRock Munienhanced Fund Inc
BlackRock Muni New York Intermediate Duration Fund
BlackRock Muniyield Pennsylvania Insured Fund
BlackRock Muniyield Quality Fund Inc
BlackRock Muniholdings Insured Fund II Inc
BlackRock Muni Intermediate Duration Fund Inc
BlackRock Muniyield Insured Fund Inc
BlackRock Credit Allocation Income Trust I, Inc.
BlackRock Credit Allocation Income Trust II, Inc.
BlackRock California Investment Quality Muni Trust
BlackRock Investment Quality Muni Income Trust
BlackRock New Jersey Investment Quality Muni Trust
BlackRock New York Investment Quality Muni Trust

Fourth Amendment to Transfer Agency and Service Agreement

This Fourth Amendment ("Amendment"), effective as of August 30, 2012 ("Effective Date"), is to the Transfer Agency and Service Agreement (the "Agreement") dated December 1, 2006, by and among Computershare Inc., formerly known as Computershare Shareholder Services, Inc., and its fully owned subsidiary Computershare Trust Company, N.A. (collectively, "Transfer Agent") and each of the BlackRock Closed-End Investment Companies listed on Exhibit C attached to the Agreement (each, a "Customer").

WHEREAS, each Customer and the Transfer Agent are parties to the Agreement; and

WHEREAS, each Customer and the Transfer Agent desire to amend the Agreement upon the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.           Amendment to Fee and Service Schedule for Stock Transfer Services. The Fee and Service Schedule is hereby amended to extend the term to December 31, 2012.

2.           BlackRock Municipal Target Term Trust is hereby added as a party to the Agreement.

3.           In order that it may become a party to the Agreement, including, without limitation, any and all schedules and exhibits thereto, BlackRock Municipal Target Term Trust agrees and binds itself to the terms and conditions thereof and acknowledges that by its execution and delivery of this Amendment it shall assume all of the obligations and shall be entitled to all of the rights, duties and obligations of a Customer (as such term is defined in the Agreement), as if it were an original party thereto.

4.           Exhibit C is hereby deleted in its entirety and replaced with the new Exhibit C attached hereto as Schedule 1, which reflects the addition of BlackRock Municipal Target Term Trust as a party to the Agreement.

5.           Section 16.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Amendments. This Agreement may be amended or modified by a written amendment executed by both parties hereto and, to the extent required by the Customer, authorized or approved by a resolution of the Board of Directors of the Customer. Notwithstanding anything in the first sentence of this Section 16.3 of the Agreement, the parties agree that on an ongoing basis, Exhibit C of this Agreement shall be amended without the need for a formal signed amendment to the Agreement so long as each party has received an updated Exhibit C (including for these purposes, in an electronic format) and has provided written confirmation of such amendment (including for these purposes, via E-mail from any of the respective authorized signatories of the parties)."

6.           Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

7.           Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.           Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

BLACKROCK MUNICIPAL TARGET TERM TRUST

By:	/s/ Neal J. Andrews

Name:	Neal J. Andrews

Title:	CFO

Date:	7/18/12

BLACKROCK ADVISORS, LLC
On behalf of each of the BlackRock Closed-End Investment
Companies listed on Exhibit C attached to the Agreement

By:	/s/ Neal J. Andrews

Name:	Neal J. Andrews

Title:	MD

Date:	7/18/12

COMPUTERSHARE INC. and
COMPUTERSHARE TRUST COMPANY, N.A.
On behalf of both entities

By:	/s/ Martin J. McHale

Name:	Martin J. McHale

Title:	President, US Equity Services

Date:	7/13/12

Schedule 1
EXHIBIT C

Coy (Legacy Co Code)	Company Name
BAF	BlackRock Municipal Income Investment Quality Trust
BBF	BlackRock Municipal Income Investment Trust
BBK	BlackRock Municipal Bond Trust
BBN	BlackRock Build America Bond Trust
BFK	BlackRock Municipal Income Trust
BFO	BlackRock Florida Municipal 2020 Term Trust
BFY	BlackRock New York Municipal Income Trust II
BFZ	BlackRock California Municipal Income Trust
BGT	BlackRock Floating Rate Income Trust
BHD	BlackRock Strategic Bond Trust
BHK	BlackRock Core Bond Trust
BHL	BlackRock Defined Opportunity Credit Trust
BHV	BlackRock Virginia Municipal Bond Trust
BHY	BlackRock High Yield Trust
BIE	BlackRock Municipal Bond Investment Trust
BJZ	BlackRock California Municipal 2018 Term Trust
BKK	BlackRock Municipal 2020 Term Trust
BKN	BlackRock Investment Quality Municipal Trust Inc
BKT	BlackRock Income Trust Inc
BLE	BlackRock Municipal Income Trust II
BLH	BlackRock New York Municipal 2018 Term Trust
BLJ	BlackRock New Jersey Municipal Bond Trust
BLW	BlackRock Limited Duration Income Trust
BNA	BlackRock Income Opportunity Trust Inc
BNJ	BlackRock New Jersey Municipal Income Trust
BNY	BlackRock New York Municipal Income Trust
BPK	BlackRock Municipal 2018 Term Trust
BPP	BlackRock Credit Allocation Income Trust III
BPS	BlackRock Pennsylvania Strategic Municipal Trust
BQH	BlackRock New York Municipal Bond Trust
BSD	BlackRock Strategic Municipal Trust
BSE	BlackRock New York Municipal Income Quality Trust
BTA	BlackRock Long-Term Municipal Advantage Trust
BTT	BlackRock Municipal Target Term Trust
BTZ	BlackRock Credit Allocation Income Trust IV
BYM	BlackRock Municipal Income Quality Trust
BZM	BlackRock Maryland Municipal Bond Trust
COY	BlackRock Corporate High Yield Fund Inc
CYE	BlackRock Corporate High Yield Fund III Inc
DVF	BlackRock Diversified Income Strategies Fund Inc
FRA	BlackRock Floating Rate Income Strategies Fund Inc
FRB	BlackRock Floating Rate Income Strategies Fund II
HIS	BlackRock High Income Shares
HYT	BlackRock Corporate High Yield Fund VI Inc

Schedule 1
EXHIBIT C

HYV	BlackRock Corporate High Yield Fund V Inc
MCA	BlackRock MuniYield California Quality Fund, Inc.
MEN	BlackRock Munienhanced Fund Inc
MNE	BlackRock Muni New York Intermediate Duration Fund
MPA	BlackRock MuniYield Pennsylvania Quality Fund
MQY	BlackRock Muniyield Quality Fund Inc
MUE	BlackRock MuniHoldings Quality Fund II, Inc.
MUI	BlackRock Muni Intermediate Duration Fund Inc
MYI	BlackRock MuniYield Quality Fund III, Inc.
PSW	BlackRock Credit Allocation Income Trust I, Inc.
PSY	BlackRock Credit Allocation Income Trust II, Inc.

FIRST ADDENDUM
TO THE FEE SCHEDULE FOR
STOCK TRANSFER SERVICES

between

BlackRock Family of Closed End Funds

and

COMPUTERSHARE SHAREOWNER SERVICES LLC

This first addendum will confirm that the terms and conditions as set forth in the Stock Transfer Agency Fee Schedule for BlackRock Family of Closed-end Funds listed on Exhibit C attached, and Computershare Shareowner Services LLC, dated January 1, 2010, shall continue in full force and effect until June 30, 2013.

ACCEPTANCE

In witness whereof, the parties hereto have caused this Addendum to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this addendum, dated October 25, 2012.

COMPUTERSHARE SHAREOWNER SERVICES LLC	BLACKROCK FAMILY OF CLOSED END FUNDS
(On behalf of the BlackRock Closed-End Investment Companies listed on Exhibit C)

By:	By:	/s/ Neal J. Andrews
Name:	Name:	Neal J. Andrews
Title:	Title:	CFO

EXHIBIT C

Fund Symbol	Company Name
BUI	BlackRock Utility and Infrastructure Trust
BQY	BlackRock S&P Quality Rankings Global Equity Trust
BGR	BlackRock Energy & Resources Trust
BME	BlackRock Health Sciences Trust
BOE	BlackRock Global Opportunities Equity Trust
BDJ	BlackRock Enhanced Equity Dividend Trust
MHD	BlackRock MuniHoldings Fund, Inc.
MUH	BlackRock MuniHoldings Fund II, Inc.
MVF	BlackRock MuniVest Fund, Inc.
MVT	BlackRock MuniVest Fund II, Inc.
MYD	BlackRock MuniYield Fund, Inc.
MUS	BlackRock MuniHoldings Quality Fund, Inc.
BCF	BlackRock Real Asset Equity Trust
MQT	BlackRock MuniYield Quality Fund II, Inc.
MUA	BlackRock MuniAssets Fund, Inc.
MZA	BlackRock MuniYield Arizona Fund, Inc.
MUC	BlackRock MuniHoldings California Quality Fund, Inc.
MYC	BlackRock MuniYield California Fund, Inc.
MFL	BlackRock MuniHoldings Investment Quality Fund
MYF	BlackRock MuniYield Investment Fund
MFT	BlackRock MuniYield Investment Quality Fund
MIY	BlackRock MuniYield Michigan Quality Fund, Inc.
MYM	BlackRock MuniYield Michigan Quality Fund II, Inc.
MUJ	BlackRock MuniHoldings New Jersey Quality Fund, Inc.
MYJ	BlackRock MuniYield New Jersey Fund, Inc.
MJI	BlackRock MuniYield New Jersey Quality Fund, Inc.
MHN	BlackRock MuniHoldings New York Quality Fund, Inc.
MYN	BlackRock MuniYield New York Quality Fund, Inc.
EGF	BlackRock Enhanced Government Fund, Inc.
DSU	BlackRock Debt Strategies Fund, Inc.
ARK	BlackRock Senior High Income Fund, Inc.
CII	BlackRock Enhanced Capital & Income Fund, Inc.
BGY	BlackRock International Growth & Income Trust
BQR	BlackRock EcoSolutions Investment Trust
BCX	BlackRock Resources & Commodities Strategy Trust
MHE	Massachusetts Health & Education Tax Exempt Trust

Fifth Amendment to Transfer Agency and Service Agreement

This Fifth Amendment ("Amendment"), effective as of April 17, 2014 ("Effective Date"), is to the Transfer Agency and Service Agreement (the "Agreement") dated December 1, 2006, by and among Computershare Inc., formerly known as Computershare Shareholder Services, Inc., and its fully owned subsidiary Computershare Trust Company, N.A. (collectively, "Transfer Agent") and each of the BlackRock Closed-End Investment Companies listed on Exhibit C attached to the Agreement (each, a "Customer").

WHEREAS, each Customer and the Transfer Agent are parties to the Agreement; and

WHEREAS, each Customer and the Transfer Agent desire to amend the Agreement upon the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.           Amendment to the Agreement. The Fee and Service Schedule dated May 1, 2013 (the "Schedule") of the Agreement is hereby amended to extend the term to May 31, 2014. If the parties have not entered into a new service agreement by the end of the term, the Schedule will automatically renew for additional one-month periods.

2.           Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

3.           Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4.           Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

BLACKROCK ADVISORS, LLC		COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A.

On behalf of each of the BlackRock Closed-End Investment Companies listed on Exhibit C attached to the Agreement		On behalf of both entities

By:	/s/ Neal J. Andrews	By:	/s/ Martin J. McHale, Jr.
Name:	Neal J. Andrews	Name:	Martin J. McHale, Jr.
Title:	Managing Director	Title:	President, U.S. Equity Services
Date:	4/24/14	Date:	4/24/14

1

TENDER AND PAYING AGENT AGREEMENT

between

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.

and

THE BANK OF NEW YORK MELLON,

as Tender and Paying Agent

Dated as of June 30, 2011

Relating to

Series W-7 Variable Rate Demand Preferred Shares,
 Liquidation Preference $100,000 per Share

of

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.

TABLE OF CONTENTS

- i -

Exhibit A	Notice of Tender
Exhibit B	Notice of Purchase
Exhibit C	Notice of Revocation
Exhibit D	Mandatory Tender Notice
Exhibit E	Mandatory Purchase Notice
Exhibit F	Contact Notification Form
Exhibit G	Cancellation Form

- ii -

TENDER AND PAYING AGENT AGREEMENT

This TENDER AND PAYING AGENT AGREEMENT (this "Agreement") is entered into as of June 30, 2011 between BlackRock MuniHoldings New Jersey Quality Fund, Inc., a Maryland corporation (the "Fund"), and The Bank of New York Mellon, a New York banking corporation, as agent, as and to the extent provided for hereinafter (and any successor hereunder, the "Tender and Paying Agent").  All capitalized terms used but not otherwise defined herein shall have the meanings specified in the Fund’s Articles Supplementary (as defined below).

RECITALS

WHEREAS, the Fund expects to issue 1,727 Series W-7 Variable Rate Demand Preferred Shares, par value of $0.10 per share (the "VRDP Shares"), with a liquidation preference of $100,000 per share (the "Liquidation Preference"), pursuant to and with the preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption assigned to them in the Articles Supplementary;

WHEREAS, VRDP Shares will initially be placed by BlackRock Investments, LLC (the "Placement Agent") pursuant to the terms of a placement agreement, dated as of June 28, 2011, between the Fund and the Placement Agent (the "Placement Agreement");

WHEREAS, in connection with an Optional Tender, Beneficial Owners of VRDP Shares may elect to tender their VRDP Shares (in denominations of $100,000 and integral multiples thereof) pursuant to a Notice of Tender, a form of which is attached hereto as Exhibit A, for Remarketing by the Remarketing Agent or purchase by the Liquidity Provider at the Purchase Price on the Purchase Date, as described in the Articles Supplementary;

WHEREAS, upon the occurrence of a Mandatory Tender Event, VRDP Shares will be subject to Mandatory Tender by Holders of VRDP Shares to the Tender and Paying Agent for Remarketing by the Remarketing Agent or purchase by the Liquidity Provider at the Purchase Price on the Purchase Date, as described in the Articles Supplementary;

WHEREAS, if, in connection with an Optional Tender or a Mandatory Tender, (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), the Tender and Paying Agent shall deliver all unsold VRDP Shares that have been delivered to the Tender and Paying Agent to the Liquidity Provider for purchase at the Purchase Price on the designated Purchase Date pursuant to a Final Notice of Purchase, as attached to the VRDP Shares Purchase Agreement, a form of which is attached hereto as Exhibit B;

WHEREAS, VRDP Shares will be subject to Mandatory Purchase upon the occurrence of a Mandatory Purchase Event pursuant to the Articles Supplementary and such VRDP Shares (including any VRDP Shares tendered pursuant to an Optional Tender or Mandatory Tender for which the Purchase Date has not yet occurred) shall be purchased by the Liquidity Provider in accordance with the Purchase Obligation;

WHEREAS, as long as VRDP Shares are Outstanding, the Fund shall maintain a VRDP Shares Purchase Agreement which provides for the Purchase Obligation of the Liquidity Provider, which Liquidity Provider shall have (i) short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act, on an ongoing basis, to the extent that the Fund can do so on a commercially reasonable basis, as determined in the sole discretion of the Board (as defined below);

WHEREAS, the Fund has appointed the Remarketing Agent to perform such other duties as are assigned to the Remarketing Agent in the VRDP Shares Remarketing Agreement and in the Articles Supplementary, all pursuant to the procedures set forth in the Articles Supplementary and the offering memorandum in respect of the Fund’s offering of Series W-7 VRDP Shares, dated June 29, 2011, as amended, revised or supplemented from time to time including in connection with any Remarketing, if applicable (the "Offering Memorandum");

WHEREAS, pursuant to the Articles Supplementary, the Fund shall use its best efforts to engage at all times a Tender and Paying Agent to perform the duties specified in the Articles Supplementary, this Agreement and the VRDP Shares Purchase Agreement with respect to the Tender and Paying Agent;

WHEREAS, the Fund desires that the Tender and Paying Agent perform certain duties as the tender agent, transfer agent, registrar, dividend disbursing agent, paying agent and redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to VRDP Shares, and the Tender and Paying Agent agrees to act as such in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Board hereby appoints The Bank of New York Mellon as said Tender and Paying Agent to act in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the Fund and the Tender and Paying Agent agree as follows:

ARTICLE ONE

PURPOSE; DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01   Purpose.  The Board has adopted a resolution appointing the Tender and Paying Agent as the Fund’s tender agent, transfer agent and registrar, dividend disbursing agent, paying agent and redemption price disbursing agent with respect to the VRDP Shares.  Additionally, the Tender and Paying Agent shall calculate the regularly scheduled dividend amount (i.e., the amount to be calculated pursuant to and in accordance with Section 2(e)(ii) of Part I of the Articles Supplementary with respect to regularly scheduled dividend amounts) to be paid to the Holders of VRDP Shares on each Dividend Payment Date subject to its receipt of notification of the Applicable Rates for the Dividend Period from the Remarketing Agent at least one (1) Business Day prior to the Dividend Payment Date by Electronic Means.  The Tender and Paying Agent accepts such appointment and agrees to act as Tender and Paying Agent with

2

respect to the VRDP Shares pursuant to and in accordance with, and upon and subject to, the terms and conditions of this Agreement.

Section 1.02   Definitions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Fund’s Articles Supplementary.  Any day not referred to herein as a Business Day shall mean a calendar day.

"1940 Act" means the Investment Company Act of 1940, as amended.

"Agent Member" means a Person with an account at the Securities Depository that holds one or more VRDP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent and the Tender and Paying Agent with respect to such Beneficial Owner.

"Agreement" has the meaning set forth in the preamble to this Agreement.

"Articles Supplementary" means the Articles Supplementary Establishing and Fixing the Rights and Preferences of the VRDP Shares with respect to the Fund.

"Authorized Officer" means the Chairman of the Board, the President, each Vice President (whether or not designated by a number or word added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary, each Assistant Treasurer, and every other officer or employee of the Tender and Paying Agent designated as an authorized officer for purposes hereof in a notice to the Fund.

"Beneficial Owner" means a Person in whose name VRDP Shares are recorded as beneficial owner of such VRDP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person’s subrogee, including the Liquidity Provider to the extent it is at any time the Beneficial Owner of VRDP Shares (irrespective of any assignment or transfer by the Liquidity Provider of its voting rights).

"Board" means the Board of Directors of the Fund or any duly authorized committee thereof.

"Business Day" means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

"Cancellation Form" has the meaning set forth in Section 7.13(b).

"Charter" means the Articles of Incorporation  of the Fund, and all amendments thereto, as filed with the State Department of Assessments and Taxation of the State of Maryland.

"Contact Notification Form" has the meaning set forth in Section 7.13(a).

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"Effective Leverage Ratio" shall have the meaning set forth in the Fee Agreement.

"Effective Leverage Ratio Cure Period" shall have the meaning set forth in the Fee Agreement.

"Electronic Means" means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means as set forth in Section 7.02 of this Agreement or as specified in the related notice.

"Extraordinary Corporate Event" means as to the Liquidity Provider, (i) the consolidation, amalgamation with, or merger with or into or the transfer of all or substantially all of the Liquidity Provider’s assets to another entity, or (ii) the dissolution, for any reason, of the Liquidity Provider other than in connection with the consolidation, amalgamation with, or merger with or into another entity or the transfer of all or substantially all of the Liquidity Provider’s assets; provided, however, that with respect to (i) above, an Extraordinary Corporate Event does not include any of the listed occurrences where (x) the surviving entity, or transferee of all or substantially all of the Liquidity Provider’s assets (a) assumes all of the obligations of the Liquidity Provider under the terms of the VRDP Shares Purchase Agreement and (b) has (i) short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act and (y) the Liquidity Provider has provided notice in writing to the Fund confirming the information described in (x) at least ten (10) days prior to the scheduled date of the applicable listed occurrence in (i) above.

"Failed Remarketing Condition" means a Failed Remarketing Condition—Purchased VRDP Shares or a Failed Remarketing Condition—Unpurchased VRDP Shares.

"Failed Remarketing Condition—Purchased VRDP Shares" means the Liquidity Provider acquires and continues to be the beneficial owner for federal income tax purposes of any VRDP Shares in connection with purchases made pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) on any Purchase Date including VRDP Shares the Liquidity Provider continues to be the beneficial owner of for federal income tax purposes after the expiration or termination of the VRDP Shares Purchase Agreement.

"Failed Remarketing Condition—Purchased VRDP Shares Redemption" means redemption by the Fund, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed by the Board for redemption, of VRDP Shares that the Liquidity Provider shall have acquired pursuant to the Purchase Obligation and continued to be the beneficial owner of for federal income tax purposes for a continuous period of six (6) months during which such VRDP Shares are tendered for Remarketing on each Business Day in accordance with the Related Documents but cannot be successfully remarketed (i.e., a Failed Remarketing Condition—Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such VRDP

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Shares), determined by the Fund on a first-in, first-out basis, in accordance with and subject to the provisions of the Fee Agreement and the Articles Supplementary.

"Failed Remarketing Condition—Unpurchased VRDP Shares" means that a Beneficial Owner (other than the Liquidity Provider or its affiliates) continues to hold VRDP Shares, that were subject to a Tender in accordance with the VRDP Shares Purchase Agreement, after any Purchase Date as a result of the failure by the Liquidity Provider for any reason to purchase such VRDP Shares pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) (“Unpurchased VRDP Shares”), until such time as all Outstanding Unpurchased VRDP Shares are (i) successfully remarketed pursuant to a Remarketing, (ii) purchased by the Liquidity Provider pursuant to the Purchase Obligation, or (iii) if not successfully remarketed pursuant to a Remarketing or purchased by the Liquidity Provider pursuant to the Purchase Obligation, the subject of a validly tendered Notice of Revocation (or any combination of the foregoing); and any Unpurchased VRDP Shares shall be deemed tendered for Remarketing until the earliest to occur of the foregoing events (i), (ii) or (iii) with respect to such Unpurchased VRDP Shares.

"Fee Agreement" means the VRDP Shares Fee Agreement, dated as of June 30, 2011, between the Fund and the Liquidity Provider, as amended, modified or supplemented from time to time, or any similar agreement with a successor liquidity provider.

"Fitch" means Fitch Ratings, a part of the Fitch Group, which is a majority-owned subsidiary of Fimalac, S.A.

"Fund" has the meaning set forth in the preamble to this Agreement.

"Global VRDP Shares" means the VRDP Shares issued in book-entry form, deposited with the Tender and Paying Agent on behalf of the Securities Depository and registered in the name of a nominee of the Securities Depository.

"Gross-Up Notice" has the meaning set forth in Section 3.04(f).

"Holder" means a Person in whose name a VRDP Share is registered in the registration books of the Fund maintained by the Tender and Paying Agent.

"Indemnitees" has the meaning set forth in Section 6.04(c).

"Liquidation Preference" has the meaning set forth in the recitals to this Agreement.

"Liquidity Provider Ratings Event" means the Liquidity Provider shall fail to maintain at any time (i) short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act.

"Losses" has the meaning set forth in Section 6.04(c).

"Mandatory Purchase Notice" means, in connection with the Mandatory Purchase of VRDP Shares, a notice, substantially in the form attached to this Agreement as Exhibit E,

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delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider specifying a Mandatory Purchase Date.

"Mandatory Tender Event" means (a) each failure by the Fund to make a scheduled payment of dividends on a Dividend Payment Date; (b) the occurrence of a Liquidity Provider Ratings Event (which shall constitute a single Mandatory Tender Event upon the occurrence of such Liquidity Provider Ratings Event, whether or not continuing and whether or not such Liquidity Provider Ratings Event also results in a Mandatory Purchase Event; provided that, following restoration of the short-term debt ratings to the requisite level, a subsequent Liquidity Provider Ratings Event shall constitute a new Mandatory Tender Event); (c) in the event of a failure by the Fund to pay the Liquidity Provider the applicable fee when due under the terms of the Fee Agreement if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that such failure to pay such fee constitutes a Mandatory Tender Event; (d) the eighth (8th) day prior to the scheduled date of the occurrence of an Extraordinary Corporate Event; (e) the Fund shall have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement by the fifteenth (15th) day prior to the Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced; (f) the Fund shall have provided a Notice of Proposed Special Rate Period in accordance with the Articles Supplementary; or (g) in the event of a breach by the Fund of its Effective Leverage Ratio covenant with the Liquidity Provider in the Fee Agreement and the failure to cure such breach within sixty (60) days from the date of such breach (which 60-day period would include the Effective Leverage Ratio Cure Period), if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund and the Tender and Paying Agent that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the Fund curing such breach prior to the delivery date of such notice from the Liquidity Provider).

"Mandatory Tender Notice" means, in connection with the Mandatory Tender of VRDP Shares, a notice, substantially in the form attached to this Agreement as Exhibit D, delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider specifying a Mandatory Tender Event and Purchase Date.

"Moody’s" means Moody’s Investors Service, Inc., a Delaware corporation, and its successors.

"Notice of Redemption" has the meaning set forth in Section 2.01(a).

"Notice of Revocation" means, in connection with the revocation by a Beneficial Owner or its Agent Member of its Notice of Tender, a notice, substantially in the form attached to this Agreement as Exhibit C and the VRDP Shares Purchase Agreement as Exhibit D, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to revoke the tender of some or all of the VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II the Articles Supplementary.

“Notice of Tender” means, in connection with an Optional Tender, a notice, substantially in the form attached to this Agreement as Exhibit A and the VRDP Shares Purchase Agreement as Exhibit C, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying

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Agent indicating an intention to tender VRDP Shares for sale on a Purchase Date pursuant to the Articles Supplementary.

"NRSRO" means a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, that is not an "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Fund or the Liquidity Provider, including, at the date hereof, Moody’s and Fitch.

"Offering Memorandum" has the meaning set forth in the recitals to this Agreement.

"Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

"Placement Agent" has the meaning set forth in the recitals to this Agreement.

"Placement Agreement" has the meaning set forth in the recitals to this Agreement.

"Purchase Date," with respect to any purchase of VRDP Shares, means (i) in connection with an Optional Tender, the date specified in a Notice of Tender, which date shall be no earlier than the seventh (7th) day (or, if such day is not a Business Day, the next succeeding Business Day) following delivery to the Tender and Paying Agent of the Notice of Tender, (ii) in connection with a Mandatory Tender, the date specified in the Mandatory Tender Notice (or, if such day is not a Business Day, the next succeeding Business Day), subject to the immediately succeeding sentence below, or (iii) in connection with a Mandatory Purchase, the Mandatory Purchase Date specified in the Mandatory Purchase Notice (or, if such day is not a Business Day, the next succeeding Business Day).   The Purchase Date in respect of a Mandatory Tender Event shall be not later than seven (7) days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided, that: (A) the Purchase Date in connection with the failure of the Fund to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (B) the Purchase Date in connection with the occurrence of an Extraordinary Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate Event, the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event shall be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender Notice); (C) the Purchase Date in connection with the Fund obtaining an Alternate VRDP Shares Purchase Agreement may not be later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement and the effective date of such Alternate VRDP Shares Purchase Agreement (which may not be later than the termination date of the VRDP Shares Purchase Agreement); and (D) the Purchase Date in connection with a Notice of Proposed Special Rate Period may not be later than the first day of such proposed Special Rate Period.

"Purchase Price" means an amount equal to the Liquidation Preference of any VRDP Shares to be purchased on a Purchase Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to, but excluding, the relevant Purchase Date.

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"Redemption Date" has the meaning set forth in Section 2.01(a).

"Related Documents" means the Charter, the Articles Supplementary, the VRDP Shares, the Placement Agreement, the VRDP Shares Remarketing Agreement, the Fee Agreement, the VRDP Shares Purchase Agreement and this Agreement.

"Remarketing Agent" means, with respect to the VRDP Shares, the Person or Persons designated, with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld) as Remarketing Agent for the VRDP Shares, initially as set forth in Schedule I to the Fee Agreement, and its or their permitted successors and assigns.

"Remarketing Notice" has the meaning set forth in Section 3.02(d).

"Requisite NRSROs" means (i) any two (2) NRSROs that have issued a rating with respect to a security or class of debt obligations of an issuer, or (ii) if only one (1) NRSRO has issued a rating with respect to such security or class of debt obligations of an issuer at the time a purchaser Acquires (as such term is defined from time to time in Rule 2a-7 under the 1940 Act) the security, that NRSRO.

"Securities Depository" means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VRDP Shares.

"Signing Officer" means the President, Vice President, Chief Financial Officer, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or any officer of the Fund who is duly authorized by the Fund to act in respect of matters relating to this Agreement.

"Special Optional Tender Provisions" has the meaning set forth in Section 3.01(e).

"STAMP" has the meaning set forth in Section 4.03(a).

"Tender and Paying Agent" has the meaning set forth in the preamble to this Agreement.

"VRDP Shares" has the meaning set forth in the recitals to this Agreement.

"VRDP Shares Purchase Agreement" means the VRDP Shares purchase agreement, dated as of June 30, 2011, between the Liquidity Provider and the Tender and Paying Agent, as amended, modified or supplemented, or any Alternate VRDP Shares Purchase Agreement.

"VRDP Shares Remarketing Agreement" means the VRDP Shares remarketing agreement with respect to the VRDP Shares, dated as of June 30, 2011, between the Fund and the Remarketing Agent, as amended, modified or supplemented from time to time.

Section 1.03   Rules of Construction.  Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement: (i) words importing the singular number shall include the plural number and vice versa: (ii) any reference to an "Article," "Section" or other subdivision refers to an Article, Section or other subdivision of this Agreement; (iii) the words "hereof," "hereunder," "herein," "hereto" and other

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words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (iv) references to "including" mean "including but not limited to," and (v) all references herein to times of day shall be to New York City time.

ARTICLE TWO

REDEMPTION OF VRDP SHARES

Section 2.01   Notice of Redemption; Other Redemption Procedures.

(a)            If the Fund shall determine or be required to redeem, in whole or in part, VRDP Shares pursuant to the Articles Supplementary, the Fund will send a notice of redemption (the "Notice of Redemption"), by Electronic Means (or by first class mail, postage prepaid, in the case where the VRDP Shares are in physical form), to Holders of VRDP Shares to be redeemed, the Liquidity Provider and the Remarketing Agent or, in the case of a redemption resulting from a Failed Remarketing Condition—Purchased VRDP Shares Redemption, only to the Liquidity Provider and the Remarketing Agent, or request the Tender and Paying Agent, on behalf of the Fund, to promptly do so by Electronic Means (or by first class mail, postage prepaid, in the case where the VRDP Shares are in physical form) so long as the Notice of Redemption is furnished by the Fund to the Tender and Paying Agent in electronic format at least five (5) Business Days prior to the date a Notice of Redemption is required to be delivered to the Holders, unless a shorter period of time shall be acceptable to the Tender and Paying Agent.  A Notice of Redemption shall be sent to Holders not less than ten (10) days prior to the date fixed for redemption in such Notice of Redemption (the "Redemption Date").  Each such Notice of Redemption shall state: (i) the Redemption Date; (ii) the number of VRDP Shares to be redeemed and the Series thereof; (iii) the CUSIP number for the VRDP Shares; (iv) the Redemption Price; (v) the place or places where the certificate(s), if any, for such VRDP Shares (properly endorsed or assigned for transfer, if the Board requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the VRDP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (vii) the provisions of the Articles Supplementary under which such redemption is made.  If fewer than all VRDP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of VRDP Shares to be redeemed from such Holder.  The Fund may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to the Articles Supplementary that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption.  No defect in the Notice of Redemption or failure of delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(b)            Except in the case of a Failed Remarketing Condition—Purchased VRDP Shares Redemption, if fewer than all of the Outstanding VRDP Shares are to be redeemed pursuant to the Articles Supplementary, the number of VRDP Shares to be redeemed shall be selected pro rata from among the Holders of VRDP Shares in proportion to the number of VRDP Shares held by such Holders of VRDP Shares, by lot or in such manner as the Board may determine to be fair and equitable.  Subject to the Articles Supplementary, the Board will have the full power and

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authority to prescribe the terms and conditions upon which VRDP Shares will be redeemed from time to time.

(c)            Notwithstanding the provisions governing a Mandatory Redemption or Optional Redemption under the Articles Supplementary, if any dividends on VRDP Shares (whether or not earned or declared) are in arrears, no VRDP Shares shall be redeemed unless all Outstanding VRDP Shares are simultaneously redeemed, and the Fund shall not purchase or otherwise acquire any VRDP Shares; provided, however, that the foregoing shall not prevent the purchase or acquisition of all Outstanding VRDP Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding VRDP Shares.

(d)            The Fund may, in its sole discretion, modify the procedures set forth above concerning notification of redemption for the VRDP Shares so long as any such modification does not materially and adversely affect the Holders of VRDP Shares or cause the Fund to violate any law, rule or regulation; provided further that no such modification shall in any way alter the obligations of the Tender and Paying Agent without its prior written consent.

ARTICLE THREE

TENDER AND PAYING AGENT AS DIVIDEND AND REDEMPTION PRICE
DISBURSING AGENT, SETTLEMENT AGENT AND AGENT
FOR CERTAIN NOTIFICATIONS

Section 3.01   Remarketing Procedures.

(a)            Pursuant to an Optional Tender, Beneficial Owners may elect to tender their VRDP Shares (in one or more shares) for purchase at the Purchase Price on the Purchase Date designated in the Notice of Tender (or if such day is not a Business Day, on the next succeeding Business Day) by an effective delivery of a Notice of Tender to the Tender and Paying Agent.  Each Notice of Tender shall be irrevocable (except as provided below) and effective upon receipt by the Tender and Paying Agent and shall:

(i)           be delivered by a Beneficial Owner, directly or through its Agent Member, by email transmission (or if email transmission shall be unavailable, by facsimile transmission), to the Tender and Paying Agent as provided in Section 7.02 hereof not later than 2:00 p.m., New York City time, on any Business Day, with a copy to the Remarketing Agent;

(ii)           state the series and the aggregate number of VRDP Shares to be purchased, the CUSIP number of the VRDP Shares to be purchased and the Purchase Date and be in substantially the form of and contain such other information specified in Exhibit A hereto; and

(iii)           state that the tendering Beneficial Owner acknowledges that such Beneficial Owner is required to deliver the VRDP Shares that are the subject of a Notice

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of Tender (that has not been duly revoked as provided below) on or before 2:00 p.m., New York City time, on the Purchase Date.

(b)            Upon receipt of a Notice of Tender, the Tender and Paying Agent shall provide a copy of such notice to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund) as promptly as practicable by Electronic Means, but no later than 4:00 p.m., New York City time, on the date of receipt or deemed receipt.  Any Notice of Tender that is delivered to the Tender and Paying Agent by a Beneficial Owner or its Agent Member after 2:00 p.m., New York City time, shall be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day, and the Purchase Date shall be adjusted such that the Purchase Date shall be the Business Day next succeeding the date specified as the Purchase Date in the Notice of Tender.  Anything herein or in any other Related Document to the contrary notwithstanding, any failure by a Beneficial Owner or its Agent Member to deliver a copy of the Notice of Tender to the Remarketing Agent or any defect in the copy of the Notice of Tender to the Remarketing Agent will have no effect on the effectiveness of a Notice of Tender properly delivered to the Tender and Paying Agent.  The Tender and Paying Agent’s determination as to whether a Notice of Tender has been properly delivered shall be conclusive and binding on a Beneficial Owner and its Agent Member.

(c)            VRDP Shares are subject to Mandatory Tender upon the occurrence of a Mandatory Tender Event.  So long as the VRDP Shares are in book-entry form and held through the Securities Depository, any Mandatory Tender will be effected automatically through the book-entry system of the Securities Depository, without any action required on the part of the Holders or Beneficial Owners.

(i)           Promptly following the occurrence of a Mandatory Tender Event, and in any event within three (3) Business Days thereafter, the Fund, or the Tender and Paying Agent at the direction of the Fund (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Fund), shall provide a Mandatory Tender Notice by Electronic Means to Holders, the Remarketing Agent and the Liquidity Provider, specifying a Purchase Date for all Outstanding VRDP Shares.  Any notice given in respect of a Mandatory Tender under the Articles Supplementary shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

(ii)           Upon the occurrence of a Mandatory Tender Event, all Outstanding VRDP Shares automatically shall be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the designated Purchase Date by purchasers in the Remarketing in the event of a successful Remarketing or otherwise by the Liquidity Provider, including any VRDP Shares previously tendered pursuant to an Optional Tender for which the Purchase Date has not yet occurred.  In the event that VRDP Shares are issued in certificated form and a Holder of VRDP Shares fails to deliver such VRDP Shares to which a Mandatory Tender relates on or prior to the Purchase Date, the Holder of such VRDP Shares shall not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date.  Any such undelivered VRDP Shares shall be deemed to be delivered to the Tender and Paying

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Agent, and the Tender and Paying Agent shall place stop-transfer orders against the undelivered VRDP Shares.  Any moneys held by the Tender and Paying Agent for the purchase of undelivered VRDP Shares shall be held in a separate account by the Tender and Paying Agent, shall not be invested, and shall be held for the exclusive benefit of the Holder of such undelivered VRDP Shares.  The undelivered VRDP Shares shall be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser a replacement VRDP Shares certificate in lieu of such undelivered VRDP Shares.

(d)            A Beneficial Owner or its Agent Member that delivered a Notice of Tender in connection with an Optional Tender may deliver in writing by email transmission (or if email transmission shall be unavailable, by facsimile transmission) to the Tender and Paying Agent, not later than 10:00 a.m., New York City time, on or prior to the Business Day immediately preceding the Purchase Date, a Notice of Revocation, a form of which is attached hereto as Exhibit C, to the effect that such Beneficial Owner wishes to revoke its election to tender some or all of the VRDP Shares that were specified in such Notice of Tender to be purchased.  Any Notice of Revocation delivered to the Tender and Paying Agent shall be promptly delivered by Electronic Means by the Tender and Paying Agent to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund) by 12:00 noon, New York City time, on the Business Day immediately preceding the relevant Purchase Date.  The Remarketing Agent (following receipt of such Notice of Revocation) shall notify the Tender and Paying Agent and the Liquidity Provider of the number of VRDP Shares specified in such Notice of Revocation that are subject to an agreement of sale pursuant to a Remarketing by Electronic Means not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date.  The Tender and Paying Agent shall contact the Remarketing Agent by Electronic Means by 1:45 p.m., New York City time, if such notification has not been received by such time.  The Tender and Paying Agent shall deliver such notification to the Beneficial Owner or its Agent Member promptly following receipt from the Remarketing Agent, and in any event by 4:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date.  Any such Notice of Revocation shall be effective (without further action on the part of the Beneficial Owner or its Agent Member) as a revocation of the Optional Tender of the number of VRDP Shares specified therein as being sought to be revoked, but (except as set forth below) only if and to the extent that the Remarketing Agent has not entered into an agreement to sell such VRDP Shares.  A Notice of Revocation shall be effective as to the number of VRDP Shares specified therein as having been revoked less the number of such VRDP Shares in respect of which the Remarketing Agent has so notified the Tender and Paying Agent and the Liquidity Provider that it has entered into an agreement of sale.  Notwithstanding the foregoing, tendered VRDP Shares, if any, that remain unsold on the related Purchase Date shall be allocated by the Remarketing Agent to each Notice of Revocation received in respect of VRDP Shares tendered for purchase on such Purchase Date and not already satisfied in the chronological order in which each such Notice of Revocation was received by the Tender and Paying Agent, and each such Notice of Revocation shall be effective only to the extent of such allocation and availability of unsold VRDP Shares.

(e)            In connection with any Special Rate Period designated pursuant to the Articles Supplementary, the Board, without the vote or consent of any Holder of VRDP Shares but with prior written consent of the Liquidity Provider, in the Notice of Special Rate Period relating to

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the VRDP Shares as delivered to the Remarketing Agent and the Liquidity Provider, may provide for optional tender provisions relating solely to such Special Rate Period ("Special Optional Tender Provisions") whereby the minimum number of days’ notice required for an Optional Tender may exceed seven (7) days as specified in the Special Optional Tender Provisions for such Special Rate Period.

(f)            The Tender and Paying Agent shall promptly provide a form of Notice of Revocation to a Beneficial Owner or its Agent Member requesting same.

Section 3.02   Optional Tender, Mandatory Tender and Remarketing.

(a)            The Fund shall use its best efforts to engage at all times a Remarketing Agent that is a nationally recognized securities dealer with experience in remarketing variable rate securities whose appointment has been consented to in writing by the Liquidity Provider (which consent shall not be unreasonably withheld) to use its best efforts to find purchasers for all VRDP Shares properly tendered pursuant to a Tender.

(b)            In connection with any attempted Remarketing, all tendered VRDP Shares shall be remarketed at the Purchase Price of such VRDP Shares.  The calculation of the Purchase Price of the VRDP Shares that are remarketed or purchased by the Liquidity Provider shall be made by the Remarketing Agent in advance of such Remarketing or purchase and, together with the details of the aggregate number and Purchase Price of remarketed VRDP Shares and the aggregate number and Purchase Price of VRDP Shares to be purchased by the Liquidity Provider pursuant to the Purchase Obligation, shall be communicated by the Remarketing Agent to the Fund, the Liquidity Provider and the Tender and Paying Agent by Electronic Means by 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, as described below.  The proceeds of any sale of any remarketed VRDP Shares by the Remarketing Agent relating to tendered VRDP Shares will be used by the Tender and Paying Agent for the purchase of the tendered VRDP Shares at the Purchase Price, and the terms of the sale will provide for the wire transfer of such Purchase Price by the Remarketing Agent to be received by the Tender and Paying Agent no later than 11:00 a.m., New York City time, on the related Purchase Date for payment to the Agent Member of the Beneficial Owner, in the case of an Optional Tender, or Holder, in the case of a Mandatory Tender, tendering VRDP Shares for sale through the Securities Depository in immediately available funds against delivery of the tendered VRDP Shares to the Tender and Paying Agent through the Securities Depository, the delivery of such VRDP Shares to the Tender and Paying Agent through the Securities Depository no later than 2:00 p.m., New York City time, on the related Purchase Date, and the re-delivery of such VRDP Shares by means of "FREE" delivery through the Securities Depository to the Remarketing Agent for delivery to the purchaser’s Agent Member through the Securities Depository by 3:00 p.m., New York City time, on the related Purchase Date.

(c)            The Tender and Paying Agent shall establish a trust account for each of the (i) receipt and deposit of the Purchase Price received from the Remarketing Agent in connection with a Remarketing and (ii) receipt and deposit of the Purchase Price received from the Liquidity Provider on account of the exercise of its Purchase Obligation.  Any funds paid by the Liquidity Provider and held in the account of the Tender and Paying Agent for the payment of the Purchase Price shall be held in trust for the parties specified in Section 3.02(f) or returned to the

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Liquidity Provider as provided in Section 3.02(f).  Any funds paid by the Remarketing Agent and held in an account of the Tender and Paying Agent for the payment of the Purchase Price in connection with a Remarketing shall be held in trust for the parties specified in Section 3.02(f) or returned to the Remarketing Agent on account of purchasers purchasing in a Remarketing as provided in Section 3.02(f).  Upon receipt of VRDP Shares from the tendering Beneficial Owners or their Agent Members, in the case of an Optional Tender, or from the tendering Holders, in the case of a Mandatory Tender, by the Tender and Paying Agent, the Tender and Paying Agent shall pay, subject to receipt of the Purchase Price by the Tender and Paying Agent in the form of remarketing proceeds from the Remarketing Agent, with respect to VRDP Shares remarketed by the Remarketing Agent, or in the form of payment pursuant to the VRDP Shares Purchase Agreement from the Liquidity Provider, with respect to VRDP Shares subject to purchase pursuant to the Purchase Obligation, the Purchase Price for such VRDP Shares to such tendering Beneficial Owner, Agent Member or Holder, as the case may be.  In accordance with and subject to the foregoing, the Tender and Paying Agent shall effect any such payment on the applicable Purchase Date.

(d)            By 2:00 p.m., New York City time, on the Business Day immediately preceding each Purchase Date, the Remarketing Agent shall deliver a notice to the Tender and Paying Agent and the Liquidity Provider (a “Remarketing Notice”), by Electronic Means, that sets forth the number of VRDP Shares, if any, that it successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such sold VRDP Shares and the number of VRDP Shares, if any, not successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such unsold VRDP Shares to be paid by the Liquidity Provider.  If the  Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the VRDP Shares to be purchased on such Purchase Date, the Tender and Paying Agent shall promptly, and in any event not later than 4:00 p.m., New York City time, on such Business Day, deliver by Electronic Means to the Liquidity Provider (with a copy to the Fund) a Preliminary Notice of Purchase that, subject to delivery of the Final Notice of Purchase on the Purchase Date described below, provides for the purchase by the Liquidity Provider of the number of such VRDP Shares that the Remarketing Agent stated in the Remarketing Notice as not having been successfully remarketed, including the aggregate Purchase Price of such VRDP Shares, as calculated by the Remarketing Agent.  If the  Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the VRDP Shares to be purchased on such Purchase Date (or if proceeds from a Remarketing for any tendered VRDP Shares have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date), the Tender and Paying Agent shall deliver by Electronic Means to the Liquidity Provider (with a copy to the Fund) by 12:00 noon, New York City time, on such Purchase Date a Final Notice of Purchase that states the number of VRDP Shares required to be purchased by the Liquidity Provider.  For purposes of the Final Notice of Purchase, any tendered VRDP Shares for which remarketing proceeds have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date (other than VRDP Shares owned by the Remarketing Agent and tendered for Remarketing), shall be treated as not having been successfully remarketed and shall be required to be purchased by the Liquidity Provider.  The payment obligation of the Liquidity Provider shall equal the Purchase Price of the VRDP Shares stated in the Final Notice of Purchase delivered to the Liquidity Provider as being required to be purchased by the Liquidity Provider.

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(e)            The Liquidity Provider shall, no later than 2:00 p.m., New York City time, on a Purchase Date for any VRDP Shares, wire transfer the aggregate Purchase Price of all VRDP Shares in respect of which Final Notices of Purchase have been delivered to it for purchase of VRDP Shares on such date, as follows:  (i) in the case of a Final Notice of Purchase delivered by the Tender and Paying Agent, by wire transfer, in immediately available funds, to the account of the Tender and Paying Agent specified by the Tender and Paying Agent in any such Final Notice of Purchase; and (ii) in the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under the VRDP Shares Purchase Agreement and the Liquidity Provider has received a Remarketing Notice that such VRDP Shares have not been the subject of an agreement of sale in a Remarketing and has received written notice from the Fund that there is no Tender and Paying Agent or that the Tender and Paying Agent does not intend to perform its obligations under the VRDP Shares Purchase Agreement, in the case of a Final Notice of Purchase delivered by a Beneficial Owner or its Agent Member, in the case of an Optional Tender, or by a Holder, in the case of a Mandatory Tender, by payment against delivery of the VRDP Shares that are the subject of any such Final Notice of Purchase, through means of the Securities Depository in the case of Global VRDP Shares.  The Fund is required pursuant to the Articles Supplementary, in the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under the VRDP Shares Purchase Agreement, to (i) upon becoming aware thereof, promptly notify the Liquidity Provider, the Remarketing Agent and Holders by Electronic Means of such event, and (ii) so long as such event is continuing, use its best efforts to direct and request the Remarketing Agent to forward, concurrently with the delivery thereof to the Liquidity Provider or as promptly as practicable thereafter, any Remarketing Notice to each Beneficial Owner or Holder tendering VRDP Shares that are the subject of such notices.

(f)            Upon receipt by the Tender and Paying Agent from the Beneficial Owner or its Agent Member, in the case of an Optional Tender, or by the Holder, in the case of a Mandatory Tender, of tendered VRDP Shares and the payment by the Tender and Paying Agent to such Beneficial Owner or its Agent Member, or such Holder as the case may be, of the Purchase Price therefor on the applicable Purchase Date, the Tender and Paying Agent shall deliver to the Liquidity Provider, by means of "FREE" delivery through the system of the Securities Depository, VRDP Shares in satisfaction of the Liquidity Provider’s Purchase Obligation on such Purchase Date. Any funds paid by the Liquidity Provider and held in the account of the Tender and Paying Agent for the payment of the Purchase Price shall be held in trust (i) in the case of an Optional Tender, on the Purchase Date, for the benefit of the tendering Beneficial Owners or their Agent Members until the VRDP Shares are delivered by the tendering Beneficial Owners or their Agent Members and, after the Purchase Date, in trust for the benefit of the Liquidity Provider, for payment of the Purchase Price upon delivery of the VRDP Shares or, with respect to VRDP Shares that are not delivered, for return to the Liquidity Provider upon its request and (ii) in the case of a Mandatory Tender, for the benefit of the tendering Holders until delivery of the VRDP Shares by the tendering Holders against payment therefor.  Any funds paid by the Remarketing Agent and held in an account of the Tender and Paying Agent for the payment of the Purchase Price in connection with a Remarketing shall be held in trust (i) in the case of an Optional Tender, on the Purchase Date, for the benefit of the tendering Beneficial Owners or their Agent Members until the VRDP Shares are delivered by the tendering Beneficial Owners or their Agent Members and, after the Purchase Date, in trust for the benefit of the Remarketing Agent on account of purchasers purchasing in a Remarketing or for the

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Remarketing Agent’s account to the extent it has advanced the Purchase Price of any VRDP Shares (which it may or may not do in its sole discretion) on behalf of one or more purchasers, as applicable, for payment of the Purchase Price upon delivery of the VRDP Shares or, with respect to VRDP Shares that are not delivered, for return to the Remarketing Agent on account of purchasers purchasing in a Remarketing or for the Remarketing Agent’s account to the extent it has advanced the Purchase Price of any VRDP Shares (which it may or may not do in its sole discretion) on behalf of one or more purchasers, as applicable, upon the Remarketing Agent's request and (ii) in the case of a Mandatory Tender, for the benefit of the tendering Holders until delivery of the VRDP Shares by the tendering Holders against payment therefor.  Upon receipt of VRDP Shares from the tendering Beneficial Owners or their Agent Members, in the case of an Optional Tender, or from the tendering Holders, in the case of a Mandatory Tender, by the Tender and Paying Agent, the Tender and Paying Agent will pay, subject to receipt of the Purchase Price by the Tender and Paying Agent in the form of remarketing proceeds from the Remarketing Agent, with respect to VRDP Shares remarketed by the Remarketing Agent, or in the form of payment pursuant to the VRDP Shares Purchase Agreement from the Liquidity Provider, with respect to the VRDP Shares subject to purchase pursuant to the Purchase Obligation, the Purchase Price for such VRDP Shares to such tendering Beneficial Owner, Agent Member or Holder, as the case may be.  In accordance with and subject to the foregoing, the Tender and Paying Agent shall effect any such payment on the applicable Purchase Date.

(g)            Except as otherwise expressly provided for herein, the purchase and delivery of tendered Global VRDP Shares and their Remarketing will be accomplished in accordance with the applicable procedures of the Securities Depository.

(h)            In the event of a Failed Remarketing Condition, of which the Tender and Paying Agent has received notice labeled "Notice of Failed Remarketing Condition" by Electronic Means from the Fund, the Tender and Paying Agent shall provide notice of such Failed Remarketing Condition within two (2) Business Days of receipt by the Tender and Paying Agent of such notice of such Failed Remarketing Condition, by Electronic Means (or by first class mail, postage prepaid, in the case where the VRDP Shares are in physical form), to the Holders (with a copy to the Fund).

(i)            The Remarketing Agent and the Tender and Paying Agent each shall use commercially reasonable efforts to meet the timing requirements set forth above.  At any time that no Purchase Obligation is in effect, any VRDP Shares unsold in a Remarketing shall be returned to the tendering Beneficial Owners or their Agent Members, or the tendering Holders, as the case may be, by the Tender and Paying Agent.

(j)            The Remarketing Agent may, in its sole discretion, modify the settlement procedures set forth above with respect to any Remarketing upon ten (10) days’ prior written notice to the Fund, the Liquidity Provider and the Tender and Paying Agent, provided any such modification does not adversely affect the Holders, the Beneficial Owners, the Tender and Paying Agent, the Liquidity Provider or the Fund.

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Section 3.03   Mandatory Purchase.

(a)            VRDP Shares are subject to Mandatory Purchase by the Liquidity Provider upon the occurrence of a Mandatory Purchase Event. So long as the VRDP Shares are in book-entry form, any Mandatory Purchase will be effected automatically through the book-entry system, without any action required on the part of the Holders or Beneficial Owners.

(b)            Promptly following the occurrence of a Mandatory Purchase Event, and in any event within three (3) Business Days thereafter, the Fund, or the Tender and Paying Agent at the direction of the Fund (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Fund) shall provide a Mandatory Purchase Notice by Electronic Means to Holders and the Liquidity Provider, specifying a Mandatory Purchase Date for all Outstanding VRDP Shares.  The Mandatory Purchase Date shall not be later than seven (7) days following the date a Mandatory Purchase Notice is sent to Holders by Electronic Means, and in any event shall be not later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement.  Any notice given in respect of a Mandatory Purchase under the Articles Supplementary shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice.  Upon the occurrence of a Mandatory Purchase Event, all Outstanding VRDP Shares automatically shall be subject to Mandatory Purchase by the Liquidity Provider at the Purchase Price on the Mandatory Purchase Date, including any VRDP Shares tendered pursuant to an Optional Tender or Mandatory Tender for which the Purchase Date has not yet occurred.

(c)            In the event that VRDP Shares are issued in certificated form and a Holder fails to deliver such VRDP Shares to which a Mandatory Purchase relates, on or prior to the Mandatory Purchase Date, the Holder of such VRDP Shares will not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date.  Any such undelivered VRDP Shares shall be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent shall place stop transfer orders against the undelivered VRDP Shares.  Any moneys held by the Tender and Paying Agent for the purchase of undelivered VRDP Shares shall be held in a separate account, shall not be invested, and shall be held for the exclusive benefit of the Holder of such undelivered VRDP Shares.  The undelivered VRDP Shares shall be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser a replacement VRDP Shares certificate in lieu of such undelivered VRDP Shares.

Section 3.04   Disbursing Dividends and Redemption Price.

(a)            The Tender and Paying Agent shall calculate the regularly scheduled dividend amount (i.e., the amount to be calculated pursuant to and in accordance with Section 2(e)(ii) of Part I of the Articles Supplementary with respect to regularly scheduled dividend amounts) to be paid to the Holders of VRDP Shares on each Dividend Payment Date subject to its receipt of the Applicable Rate from the Remarketing Agent at least one (1) Business Day prior to the Dividend Payment Date by Electronic Means.  The Fund shall confirm the Tender and Paying Agent’s calculation of the regularly scheduled dividend amount upon its receipt of any request therefor from the Tender and Paying Agent.

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(b)            The Fund shall irrevocably deposit in The City of New York, New York, with the Tender and Paying Agent not later than 12:00 noon, New York City time (and shall provide, if applicable, to the Tender and Paying Agent, a Fed Fund wire confirmation number), (i) on the earlier of (A) the third (3rd) Business Day next succeeding the Rate Determination Date immediately preceding a Dividend Payment Date and (B) the Business Day immediately preceding a Dividend Payment Date (or as otherwise provided for and in connection with designation of a Special Rate Period), an aggregate amount of Deposit Securities equal to the dividends to be paid to all Holders on such Dividend Payment Date as determined in accordance with the foregoing clause (a), and (ii) on a Business Day not less than ten (10) Business Days preceding any Redemption Date for such VRDP Shares, Deposit Securities in an aggregate amount equal to the Redemption Price to be paid on such Redemption Date in respect of any VRDP Shares called for Redemption on such date.  If an aggregate amount of Deposit Securities equal to (i) the dividends of which the Tender and Paying Agent has knowledge are to be paid to all Holders on such Dividend Payment Date are not available in New York, New York by 12:00 noon, New York City time, on the Business Day immediately preceding such Dividend Payment Date or (ii) the Redemption Price to be paid on the Redemption Date in respect of any VRDP Shares that are subject to a Notice of Redemption are not available in New York, New York by 12:00 noon, New York City time, on a Business Day not less than ten (10) Business Days preceding the Redemption Date for such VRDP Shares, the Tender and Paying Agent shall notify the Liquidity Provider by Electronic Means of such fact prior to the close of business on such day.  The Tender and Paying Agent agrees to hold all Deposit Securities so deposited for the payment of dividends, the Redemption Price or any applicable Late Charge of which the Fund has notified the Tender and Paying Agent on the VRDP Shares with the Tender and Paying Agent by the Fund in trust for the benefit of the Holders entitled thereto and in each such case to apply such Deposit Securities as set forth in clause (c) below.

(c)            Upon the Tender and Paying Agent’s receipt of the Fund’s deposit of funds in accordance with the provisions of clause (b) above (provided, however, that payment in next-day funds at any time on a preceding Business Day shall be considered equivalent to payment in same-day funds on the next Business Day at the same time, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds before 12:00 noon, New York City time, on the next Business Day) or, in the case of dividends in arrears on any VRDP Shares, at any time as may be fixed by the Fund and in respect of which the Fund has advised the Tender and Paying Agent, the Tender and Paying Agent shall pay to the applicable Holder, as determined by the Fund pursuant to the Articles Supplementary and in respect of which the Fund has advised the Tender and Paying Agent, on the Dividend Payment Date or Redemption Date related  thereto, (i) dividends, including any Late Charge, on the applicable VRDP Shares, and (ii) the Redemption Price.  The amount of dividends for any Dividend Period to be paid by the Tender and Paying Agent to the Holder entitled thereto will be determined as set forth in clause (a) above and in Section 2 of Part I of the Articles Supplementary.  The Redemption Price to be paid by the Tender and Paying Agent to the Holder entitled thereto will be determined by the Fund as set forth in Section 10 of Part I of the Articles Supplementary and in respect of which the Fund has advised the Tender and Paying Agent.  The Tender and Paying Agent shall have no duty to determine the Redemption Price or the Late Charge or other amounts due hereunder (except for the calculation of the regularly scheduled dividend amount) and, with respect to the Redemption Price, may rely on the amount thereof set forth in the Notice of Redemption or otherwise communicated by the Fund to

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the Tender and Paying Agent.  The Tender and Paying Agent may conclusively presume that it may make any payment required to be made by it hereunder, whether in respect of dividends, Redemption Price or otherwise, without restriction of any kind (including but not limited to the restriction referred to in Section 2.01(c) hereof), unless and until it shall have been notified otherwise by the Fund at least two (2) Business Days prior to the date scheduled for any such payment.  Upon the request of the Fund, the Tender and Paying Agent shall promptly transmit to the Fund after the Dividend Payment Date and date of any redemption as described above any cash held by the Tender and Paying Agent in excess of the sum of (i) the aggregate dividend payment due on VRDP Shares on such Dividend Payment Date or the Redemption Price of, as the case may be, the VRDP Shares called for redemption on such date, as the case may be, and (ii) all other amounts to which Holders of VRDP Shares called for redemption may be entitled. The Tender and Paying Agent shall, upon the written request of the Fund, invest any moneys deposited by the Fund with the Tender and Paying Agent for the payment of the Redemption Price of VRDP Shares in Deposit Securities.  The Tender and Paying Agent shall have no responsibility or liability for any loss which may result from any investment made pursuant to this Agreement, or for any loss resulting from the sale of any such investment.

(d)            Whenever the Fund intends to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on the VRDP Shares pursuant to the Articles Supplementary, the Fund may notify the Remarketing Agent and the Tender and Paying Agent of the amount to be so included (i) not later than fourteen (14) calendar days preceding the first Rate Determination Date on which the Applicable Rate for such dividend is to be established, and (ii) for any immediately successive Rate Determination Date on which the Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding the Rate Determination Date.  Whenever such advance notice is received from the Fund, the Tender and Paying Agent shall notify each Holder within two (2) Business Days of receipt by the Tender and Paying Agent of such notice and the Remarketing Agent will promptly notify each potential Beneficial Owner or its Agent Member.  With respect to a Rate Period for which such advance notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the Rate Period.

(e)            Whenever the Fund intends to include any net capital gains or ordinary income in any dividend on VRDP Shares, without giving advance notice thereof pursuant to the Articles Supplementary, the Fund shall notify the Tender and Paying Agent of the additional amounts to be included in such dividend as provided in the Articles Supplementary at least five (5) Business Days prior to the applicable Dividend Payment Date.

(f)            Whenever the Fund intends to make a Gross-Up Payment on VRDP Shares pursuant to the Articles Supplementary, the Fund will notify the Tender and Paying Agent (a "Gross-Up Notice"), in which case the Tender and Paying Agent shall deliver such Gross-Up Notice within two (2) Business Days of receipt by the Tender and Paying Agent of such notice to each Holder of such VRDP Shares entitled to such Gross-Up Payment, who shall be determined by the Fund, at such Holder’s address as the same appears on the record books of the Fund maintained by the Tender and Paying Agent.

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(g)            Nothing contained herein shall be construed to require the Tender and Paying Agent to advance its own funds to any Holder if sufficient funds have not been deposited with the Tender and Paying Agent by the Fund for the purpose of making payments hereunder or otherwise.

(h)            Except with respect to the entitlements of the Holders as provided in the last sentence of clause (b) above, the Tender and Paying Agent, in carrying out its responsibilities as the Tender and Paying Agent, shall be acting solely as the agent of the Fund.  No delivery of VRDP Shares to the Tender and Paying Agent, or any agent of the Tender and Paying Agent, shall constitute a redemption of the VRDP Shares.

Section 3.05   Special Rate Periods.  The provisions contained in the Articles Supplementary concerning Special Rate Periods and proposed Special Rate Periods and the notification of a Special Rate Period and a proposed Special Rate Period will be followed by the Fund and in respect of which the Fund has notified the Tender and Paying Agent and, to the extent applicable, the Tender and Paying Agent, and such provisions are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

Section 3.06   Notice to the Fund, the Liquidity Provider, the Remarketing Agent and Holders of VRDP Shares.  Without limitation of the other provisions of this Agreement, the Fund will deliver or, if the Fund so directs, the Tender and Paying Agent, pursuant to and in accordance with the last paragraph of this Section 3.06, will deliver:

(a)            a copy of any Notice of Tender received by the Tender and Paying Agent from a Beneficial Owner or its Agent Member to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund);

(b)            a copy of any Preliminary Notice of Purchase and Final Notice of Purchase to the Liquidity Provider;

(c)            a copy of any Notice of Revocation received by the Tender and Paying Agent from a Beneficial Owner or its Agent Member to the Liquidity Provider and the Remarketing Agent;

(d)            a copy of any Notice of Redemption to Holders of VRDP Shares and the Liquidity Provider;

(e)            a copy of a notice pursuant to Section 3.04(d) hereof to the Liquidity Provider and Holders of VRDP Shares;

(f)            a copy of a Gross-Up Notice to Holders of VRDP Shares and the Liquidity Provider;

(g)            a Mandatory Tender Notice by Electronic Means, to Holders of VRDP Shares, the Remarketing Agent and the Liquidity Provider;

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(h)            a Mandatory Purchase Notice by Electronic Means, to Holders of VRDP Shares and the Liquidity Provider;

(i)            notice by Electronic Means to Holders of VRDP Shares of the failure by the Fund to pay the Liquidity Provider the applicable fee when due under the terms of the Fee Agreement;

(j)            as promptly as practicable after the preparation and filing thereof with the Securities and Exchange Commission, each annual and semi-annual report prepared with respect to the Fund to the Liquidity Provider and Holders of VRDP Shares, which delivery may be made by notice of the electronic availability of any such document on a public website;

(k)            notice of any change (including being put on Credit Watch or Watchlist), suspension or termination in or of the ratings on the VRDP Shares by any NRSRO then rating the VRDP Shares at the request of the Fund as promptly as practicable upon the occurrence thereof to the Holders of VRDP Shares and the Liquidity Provider;

(l)            notice of any other repurchase of any or all of the VRDP Shares to Holders of VRDP Shares and the Liquidity Provider;

(m)            notice of any proposed amendments to the Charter, the Articles Supplementary, the VRDP Shares Purchase Agreement, the VRDP Shares Remarketing Agreement and this Agreement not less than ten (10) Business Days prior to any proposed amendment (provided, that notice of any proposed amendment to Section 2(m) of the VRDP Shares Remarketing Agreement shall be provided to the Holders of VRDP Shares not less than fifteen (15) Business Days prior to the effective date of such proposed amendment and again not less than ten (10) Business Days prior to the effective date of such proposed amendment), and copies of all actual amendments thereto to Holders of VRDP Shares;

(n)            notice of any proposed amendments to or waivers of the Related Documents and copies of all actual amendments and waivers thereto to the Liquidity Provider;

(o)            to the Liquidity Provider, from time to time such additional information regarding the financial position, results of operations or prospects of the Fund as the Liquidity Provider may reasonably request, including, without limitation, copies of all offering memoranda or other offering material with respect to the sale of any securities of the Fund as soon as reasonably practicable, but in no event later than ten (10) Business Days after a request;

(p)            notice to the Liquidity Provider and the Holders of VRDP Shares of any missed, reduced or deferred dividend payment that remains uncured for more than three (3) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the grace period;

(q)            notice to the Liquidity Provider and the Holders of VRDP Shares of insufficient deposit to provide for a properly noticed redemption or liquidation as soon as practicable, but in no event later than two (2) Business Days after discovery of insufficient deposits;

(r)            notice to the Liquidity Provider and the Holders of VRDP Shares of non-compliance with the Rating Agency Guidelines of the NRSROs for more than five (5) Business

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Days or of the Minimum VRDP Shares Asset Coverage for more than five (5) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the grace period;

(s)            notice to the Liquidity Provider and the Holders of VRDP Shares of any change to any investment adviser or sub-adviser of the Fund within two (2) Business Days after a resignation or a notice of removal has been sent by or to any investment adviser or sub-adviser; provided, however, that this clause shall not apply to personnel changes of the investment adviser or the sub-adviser;

(t)            notice to the Liquidity Provider of any proxy solicitation as soon as reasonably practicable, but in no event later than five (5) Business Days after mailing thereof;

(u)            notice one (1) Business Day after the occurrence thereof to the Liquidity Provider and the Holders of VRDP Shares of (i) the failure of the Fund to pay the amount due on any senior securities or other debt at the time outstanding, and any period of grace or cure with respect thereto shall have expired; or (ii) the failure of the Fund to pay, or admitting in writing its inability to pay, its debts generally as they become due; or (iii) the failure of the Fund to pay accumulated dividends on any additional preferred stock ranking pari passu with the VRDP Shares, and any period of grace or cure with respect thereto shall have expired;

(v)            notice to each Holder of VRDP Shares by Electronic Means (or by first class mail, postage prepaid, in the case where the VRDP Shares are in physical form), upon at least seven (7) days prior notice in the event that there is a substitute Liquidity Provider (including, but not limited to, as to the Liquidity Provider, the consolidation, amalgamation with, or merger with or into another entity, or the transfer of all or substantially all the Liquidity Provider’s assets to another entity), or any downgrade in the rating of the VRDP Shares or the Liquidity Provider by an NRSRO then rating the VRDP Shares at the request of the Fund or the Liquidity Provider;

(w)            in the event of the occurrence of a Failed Remarketing Condition, notice to the Holders of VRDP Shares with a copy to the Fund (if delivered by the Tender and Paying Agent) by Electronic Means (or by first class mail, postage prepaid, in the case where the VRDP Shares are in physical form) of such Failed Remarketing Condition;

(x)            notice to the Liquidity Provider of a material breach of any representation, warranty or covenant of the Fund, or the Tender and Paying Agent or Remarketing Agent set forth herein or in any of the other Related Documents as soon as reasonably practicable, but in no event later than five (5) days after knowledge of senior management of the Fund or the Investment Adviser thereof;

(y)            notice to the Liquidity Provider of any action, suit, proceeding, investigation or regulatory or business development, including any that is pending or threatened in writing against the Fund or other Person in any court or before any governmental authority (i) in any way contesting or affecting the validity of this Agreement or any Related Document to which the Fund is a party; or (ii) in which a final adverse decision or outcome would materially adversely affect the ability of the Fund to perform its obligations under this Agreement or any Related Document to which the Fund is a party as promptly as practicable, but in no event later than ten

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(10) Business Days after knowledge of senior management of the Fund or the Investment Adviser thereof;

(z)            notice to the Liquidity Provider of the distribution of net capital gains or ordinary income pursuant to the Articles Supplementary in advance of the Rate Period that such income will or may be distributed, simultaneously with the Tender and Paying Agent providing such notice to each Holder of VRDP Shares;

(aa)            to the Liquidity Provider as soon as reasonably practicable upon request of the Liquidity Provider, any Remarketing Materials required of the Fund under the terms of the Fee Agreement;

(bb)            copies to the Liquidity Provider of all certificates that the Fund has delivered to each NRSRO which is then rating VRDP Shares at the request of the Fund that are set forth in the respective Rating Agency Guidelines regarding Minimum VRDP Shares Asset Coverage, the VRDP Shares Basic Maintenance Amount and all related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines as soon as reasonably practicable, but in no event later than ten (10) Business Days after such certificates have been sent;

(cc)            notice to the Liquidity Provider and the Holders of the VRDP Shares if the Remarketing Agent establishes the Maximum Rate as the Applicable Rate;

(dd)            in the event of a Liquidity Provider Ratings Event, of which the Tender and Paying Agent has received notice, labeled "Notice of Liquidity Provider Ratings Event" and specifying a Liquidity Provider Ratings Event Termination Date, by Electronic Means from the Fund, the Tender and Paying Agent shall provide notice of termination of the VRDP Shares Purchase Agreement specifying the Liquidity Provider Ratings Event Termination Date  by Electronic Means to the Liquidity Provider in accordance with Section 7.06(b) of the VRDP Shares Purchase Agreement (with a copy to the Fund); and

(ee)            notice to the Fund if the Liquidity Provider fails to purchase any VRDP Shares pursuant to the Purchase Obligation.

The documents specified in subsections (a), (b), (c) and (ee) above shall be delivered by the Tender and Paying Agent (with a copy to the Fund) as provided elsewhere in this Agreement.  Upon the request of the Fund made to the Tender and Paying Agent at least two (2) Business Days prior to each date that such items are required to be given, and if and to the extent that the Fund provides the Tender and Paying Agent with copies of any of the foregoing items in subsections (d) through (dd) by Electronic Means, the Tender and Paying Agent shall deliver same by Electronic Means to the designated recipients thereof promptly, but in any event, within two (2) Business Days of receipt thereof. The Tender and Paying Agent shall have no duty to examine and shall not be charged with knowledge of the contents of any of the foregoing items (a) through (dd), its sole duty in respect thereof being to deliver same to the Liquidity Provider, the Remarketing Agent and the Holders, as the case may be (with copies to the Fund, as applicable), if and when requested and as and to the extent hereinabove provided or as otherwise provided herein.

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ARTICLE FOUR

TENDER AND PAYING AGENT AS TRANSFER AGENT AND REGISTRAR

Section 4.01   Issue of Stock Certificates.  On the Date of Original Issue of any VRDP Shares, one or more certificates for the VRDP Shares shall be issued by the Fund and registered in the name of the Securities Depository or its nominee ("Global VRDP Shares"), and countersigned by the Tender and Paying Agent.  The Tender and Paying Agent may hold the Global VRDP Shares as custodian for the Securities Depository.  The Fund will give the Tender and Paying Agent prior written notice, which will include instructions, as to the issuance of VRDP Shares.

Section 4.02   Share Register; Allocation of Shares.

(a)            The Tender and Paying Agent shall maintain a registry of the Holders of the VRDP Shares.  The Fund, the Tender and Paying Agent and any agent of the Fund or the Tender and Paying Agent may treat the Person in whose name any VRDP Shares are registered as the owner of such VRDP Shares for the purpose of receiving payment of the liquidation amount of and (subject to Section 2(j) of Part I of the Articles Supplementary) dividends in respect of such VRDP Shares and, except as expressly provided in Sections 3.01 and 3.02 with respect to Beneficial Owners in the case of Optional Tenders, for all other purposes whatsoever, whether or not such payment may be overdue, and neither the Fund, the Tender and Paying Agent nor any agent of the Fund or the Tender and Paying Agent shall be affected by notice to the contrary.

(b)            None of the Fund or the Tender and Paying Agent shall have any responsibility or obligation to any Beneficial Owner of the Global VRDP Shares, an Agent Member or other Person with respect to the accuracy of the records of the Securities Depository or its nominee or of any Agent Member, with respect to any ownership interest in the Global VRDP Shares or with respect to the delivery to any Agent Member, Beneficial Owner or other Person (other than the Securities Depository) of any notice (including any Notice of Redemption) or the payment of any amount, under or with respect to such VRDP Shares.  All notices and communications to be given to the Holders and all payments to be made to Holders under the applicable Related Documents shall be given or made only to or upon the order of the registered holders (which shall be the Securities Depository or its nominee in the case of Global VRDP Shares).  The rights of Beneficial Owners in the Global VRDP Shares shall be exercised only through the Securities Depository subject to the applicable procedures of the Securities Depository.  The Fund and the Tender and Paying Agent shall be entitled to rely and shall be fully protected in acting upon information furnished by the Securities Depository with respect to its members, participants and any beneficial owners.  The Fund and the Tender and Paying Agent shall be entitled to deal with the Securities Depository, and any nominee thereof that is the registered holder of any Global VRDP Shares, for all purposes of the Related Documents relating to such Global VRDP Shares (including the payment of dividends, Redemption Price, if any, and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global VRDP Shares) as the sole holder of such Global VRDP Shares and shall have no obligations to the Beneficial Owners thereof.  None of the Fund or the Tender and Paying Agent shall have any responsibility or liability for any acts or omissions of the Securities Depository with respect to such Global VRDP Shares, for the records of the Securities

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Depository, including records in respect of beneficial ownership interests in respect of any such Global VRDP Shares, for any transactions between the Securities Depository and any Agent Member or between or among the Securities Depository, any such Agent Member and/or any holder or owner of a beneficial interest in such Global VRDP Shares, or for any transfers of beneficial interests in any of such Global VRDP Shares.

(c)            The Tender and Paying Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Related Documents or under applicable law with respect to any transfer of any interest in any VRDP Shares (including any transfers between or among Agent Members or Beneficial Owners of interests in any Global VRDP Shares), other than to require delivery of such certificates, other documentation or evidence, if any, as are expressly required by, and to do so if and when expressly required by the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 4.03   Registration of Shares.

(a)            Except as set forth in this Section 4.03, if a Securities Depository is used, the VRDP Shares shall be registered solely in the name of the Securities Depository or its nominee.  If the Securities Depository shall give notice of its intention to resign as such, and if the Fund shall not have selected a substitute Securities Depository with respect to the VRDP Shares, then upon such resignation such VRDP Shares shall be registered for transfer or exchange and new certificates shall be issued in the name of the transferee or transferees designated by the Securities Depository upon surrender of the old certificates in a form deemed by the Tender and Paying Agent in its capacity as registrar properly endorsed for transfer with (i) all necessary endorsers’ signatures guaranteed by an "eligible guarantor institution" meeting the requirements of the Tender and Paying Agent in its capacity as registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Tender and Paying Agent in its capacity as registrar, in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act; and (ii) evidence satisfactory to the Fund of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

(b)            If certificates representing VRDP Shares are at the direction of the Fund, to be held by Holders other than the Securities Depository, such shares shall be registered for transfer or exchange, and the Fund shall issue one or more new certificates with respect to such shares registered in the names of the Beneficial Owners thereof or their nominees, upon surrender of the old certificates in a form deemed by the Tender and Paying Agent properly endorsed for transfer, with (i) all necessary endorsers’ signatures guaranteed in such manner and form as the Tender and Paying Agent may require by a guarantor reasonably believed by the Tender and Paying Agent to be responsible; (ii) such assurances as the Tender and Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement: and (iii) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

Section 4.04   Lost Certificates.  The Tender and Paying Agent shall issue and register replacement certificates for certificates evidencing VRDP Shares represented to have been lost,

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stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and the Tender and Paying Agent, subject at all times to provisions of law, the Charter of the Fund governing such matters and resolutions adopted by the Fund with respect to lost securities.  The Tender and Paying Agent may treat any certificates that were replaced due to an alleged loss, theft or destruction as if such certificates were cancelled at the time of the issuance of replacements therefor.  The Tender and Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates.  Any request by the Fund to the Tender and Paying Agent to issue a replacement or new certificate pursuant to this Section 4.04 shall be deemed to be a representation and warranty by the Fund to the Tender and Paying Agent that such issuance will comply with applicable provisions of law and the Charter and resolutions of the Fund.

Section 4.05   Disposition of Cancelled Certificates; Record Retention.  The Tender and Paying Agent shall retain certificates evidencing VRDP Shares which have been cancelled in transfer or in exchange and accompanying documentation for two (2) calendar years from the date of such cancellation.  The Tender and Paying Agent shall afford access to the Fund, its agents and counsel at reasonable times during normal business hours to review and make extracts or copies of such certificates and accompanying documentation.  Upon the expiration of such two year period and at the Fund’s request, the Tender and Paying Agent shall deliver to the Fund the cancelled certificates and accompanying documentation.  The Fund shall, at its sole cost and expense, retain such records for a minimum additional period of ten (10) calendar years from the date of delivery of the records to the Fund and shall make such records available during normal business hours during this period at any time, or from time to time, for reasonable periodic, special or other examinations by representatives of the SEC.  The Fund shall also undertake to furnish to the SEC, upon demand, at either its principal office or at any regional office, complete, correct and current hard copies of any and all such records.

Section 4.06   Stock Transfer Books.  The Tender and Paying Agent shall maintain the stock transfer books listing the Holders of VRDP Shares.  In case of any request or demand for the inspection of the stock transfer books of the Fund or any other books of the Fund in the possession of the Tender and Paying Agent, the Tender and Paying Agent will notify the Fund and secure instructions as to permitting or refusing such inspection.  Notwithstanding the foregoing, the Tender and Paying Agent reserves the right to allow such stock transfer books or other books to be inspected by any Person in case it is advised by its counsel that its failure to do so would: (i) be unlawful or (ii) expose it to liability, unless the Tender and Paying Agent shall have received an offer of indemnification acceptable to it.

Section 4.07   Return of Funds.  The Tender and Paying Agent shall notify the Fund or the Liquidity Provider, as the case may be, by Electronic Means of the amount of any funds deposited with the Tender and Paying Agent by the Fund or the Liquidity Provider, as the case may be, for any reason under this Agreement, including for the payment of dividends, the Redemption Price or any applicable Late Charge, that remain with the Tender and Paying Agent after ninety (90) days from the date of such deposit and such amount shall, to the extent permitted by law, be repaid to the Fund or the Liquidity Provider, as the case may be, by the Tender and Paying Agent upon the request by Electronic Means of the Fund or the Liquidity Provider, as the case may be.  The Tender and Paying Agent shall have no duty to invest any funds deposited with it at any time pursuant to this Agreement.

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ARTICLE FIVE

REPRESENTATIONS AND WARRANTIES

Section 5.01   Representations and Warranties of the Fund.  The Fund represents and warrants to the Tender and Paying Agent and the Liquidity Provider that as of the date hereof:

(a)            the Fund is a corporation in good standing under the laws of the State of Maryland and has full power to execute and deliver this Agreement and to authorize, create and issue the VRDP Shares;

(b)            this Agreement has been duly and validly authorized, executed and delivered by the Fund and constitutes the legal, valid and binding obligation of the Fund except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally from time to time in effect and by general principles of equity;

(c)            the forms of the certificates evidencing VRDP Shares comply with all applicable laws of the State of Maryland;

(d)            the VRDP Shares have been duly authorized and, upon payment of the consideration therefor set forth in the Placement Agreement, will be validly issued, fully paid and nonassessable;

(e)            no action by or before any governmental body or authority of the State of Maryland is required in connection with the execution and delivery of this Agreement or the issuance of VRDP Shares; and

(f)            the execution and delivery of this Agreement and the issuance and delivery of the VRDP Shares will not conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under the Charter, the Articles Supplementary, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Fund is a party or by which it is bound except for such violations or contraventions which would not have a material adverse effect on the Fund.

Section 5.02   Representations and Warranties of the Tender and Paying Agent.  The Tender and Paying Agent represents and warrants to the Fund and the Liquidity Provider that as of the date hereof:

(a) the Tender and Paying Agent is duly organized and is validly existing as a banking corporation under the laws of the State of New York and has the corporate power to enter into and perform its obligations under this Agreement and the VRDP Shares Purchase Agreement; and

(b) this Agreement constitutes the legal, valid and binding obligation of the Tender and Paying Agent except as the same may be limited by bankruptcy, insolvency, reorganization,

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moratorium and similar laws related to or affecting the rights of creditors generally from time to time in effect and by general principles of equity.

ARTICLE SIX

THE TENDER AND PAYING AGENT

Section 6.01   Duties and Responsibilities.

(a)            The Tender and Paying Agent is acting solely as agent for the Fund hereunder and owes no duties, fiduciary or otherwise, to any other Person by reason of this Agreement, except as otherwise may be provided by Sections 3.02(c), 3.04(b) and 7.04 hereof.

(b)            The Tender and Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Tender and Paying Agent.

(c)            In the absence of negligence or willful misconduct on its part, the Tender and Paying Agent shall not be liable for any action taken, suffered or omitted by it in the performance of its duties under this Agreement.  The Tender and Paying Agent shall not be liable for any error of judgment made in good faith unless and to the extent it is negligent in ascertaining the pertinent facts.

(d)            The Tender and Paying Agent is authorized and directed to execute and deliver the VRDP Shares Purchase Agreement and perform its obligations thereunder.

(e)            Any application by the Tender and Paying Agent for written instructions from the Fund may, at the option of the Tender and Paying Agent, set forth in writing any action proposed to be taken or omitted by the Tender and Paying Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective.  The Tender and Paying Agent shall not be liable for any action taken by, or omission of, the Tender and Paying Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any Signing Officer of the Fund actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Tender and Paying Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(f)            The Tender and Paying Agent has no obligation under the terms of this Agreement or otherwise to enforce any rights or exercise any remedies that may be available to any Holder or Beneficial Owner or other Person that arise out of or relate to this Agreement or otherwise.

(g)            Unless otherwise specified as set forth in Sections 2.01, 3.01, 3.02, 3.04(f), 3.06 and 7.13, the Tender and Paying Agent shall not be required to deliver any notice or other communication referred to herein or in the VRDP Shares Purchase Agreement to be delivered by it unless and until it shall have received by Electronic Means from the Fund a request to deliver such notice or other communication at least two (2) Business Days prior to the date upon which

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any such notice or communication is so required to be delivered (unless a shorter period of time shall be acceptable to the Tender and Paying Agent).  The Fund will not, without the prior written consent of the Tender and Paying Agent (which consent shall not be unreasonably withheld), amend the Articles Supplementary in a manner that adversely changes the rights, duties, privileges and immunities of the Tender and Paying Agent under this Agreement, the VRDP Shares Purchase Agreement or otherwise. The Fund shall deliver to the Tender and Paying Agent (a) each proposed amendment or revision of, or supplement to, the Articles Supplementary that includes any such changes not later than ten (10) days prior to its effectiveness and (b) the Articles Supplementary, as it may be so amended, revised or supplemented, promptly after the effectiveness of each amendment or revision thereof, or supplement thereto.

(h)            In purchasing VRDP Shares hereunder, the Tender and Paying Agent shall be acting as a conduit and shall not be purchasing VRDP Shares for the Fund’s or its own account, and in the absence of notice delivered by Electronic Means from the Liquidity Provider shall be entitled to assume that any VRDP Shares tendered to it for purchase are entitled to be so purchased (and the Tender and Paying Agent may assume that any Person submitting a Notice of Tender or otherwise holding himself or itself out as a Beneficial Owner or its Agent Member in fact is a Beneficial Owner or its Agent Member).

Section 6.02   Rights of the Tender and Paying Agent.

(a)            The Tender and Paying Agent shall not incur liability for following the instructions herein contained or expressly provided for, or written instructions authorized hereby.  The Tender and Paying Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document, believed by it, in the absence of manifest error or bad faith, to be genuine.  The Tender and Paying Agent shall not be liable for acting upon any telephone communication authorized hereby which the Tender and Paying Agent reasonably believes in the absence of bad faith to have been given by the Fund, a Holder, a Beneficial Owner, an Agent Member, the Liquidity Provider or the Remarketing Agent.  The Tender and Paying Agent may record telephone communications with the Fund, the Liquidity Provider and the Remarketing Agent in connection with its duties hereunder.

(b)            The Tender and Paying Agent may consult with counsel of its choice and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Tender and Paying Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

(d)            The Tender and Paying Agent may perform its duties and its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for misconduct or negligence on the part of any agent or attorney not affiliated with the Tender and Paying Agent

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appointed by it with due care hereunder. The Tender and Paying Agent shall notify the Fund of the appointment of any such non-affiliated agents or attorneys hereunder.

(e)            Anything in this Agreement to the contrary notwithstanding, in no event shall the Tender and Paying Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Tender and Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(f)            The Tender and Paying Agent shall not be obligated to take any legal action hereunder that might, in its judgment, involve any expenses or liability, unless it has been furnished with indemnity reasonably satisfactory to it.

(g)            The Tender and Paying Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.  The Tender and Paying Agent shall use commercially reasonable efforts to commence performance of its obligations during any of the foregoing circumstances.

(h)            The Tender and Paying Agent makes no representation as to, and shall have no liability with respect to, the correctness of the recitals in, or the validity (with respect to parties other than the Tender and Paying Agent), accuracy or adequacy of this Agreement (including any schedules hereto), any VRDP Shares, the Articles Supplementary, the Placement Agreement, any offering material used in connection with the offer and sale of any VRDP Shares or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof.

(i)            The permissive right of the Tender and Paying Agent under this Agreement to take or omit to take any action shall not be construed as a duty.

(j)            The Tender and Paying Agent may request that the Fund deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which certificate may be signed by any Signing Officer or by any other Person authorized to sign such a certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)            Except as otherwise provided in the penultimate sentence of Section 3.04(c) and unless otherwise mutually agreed in writing between the Fund and the Tender and Paying Agent, the Tender and Paying Agent shall be under no duty or obligation to pay any interest or earnings on or with respect to amounts held or deposited hereunder or to invest any funds deposited with it at any time pursuant to this Agreement.  In the event the Fund and the Tender and Paying Agent shall otherwise agree, any interest or earnings on or with respect to any amount held or deposited hereunder shall be remitted to the Fund in accordance with such agreement.  The Tender and Paying Agent shall be under no duty or obligation to collateralize or pledge any

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security therefor, or to segregate any amounts hereunder except as required by law; provided, however, that pursuant to Section 3.02(c) hereof, the Tender and Paying Agent shall hold any Purchase Price received from the Liquidity Provider, with respect to VRDP Shares subject to purchase pursuant to the Purchase Obligation, or the Remarketing Agent, with respect to VRDP Shares remarketed by the Remarketing Agent, in separate accounts in trust for the benefit of the parties specified in Section 3.02(f) or the return of such Purchase Price to the Liquidity Provider or the Remarketing Agent as provided in Section 3.02(f).

(l)            The Tender and Paying Agent, in its individual or any other capacity, may become the owner or pledgee of VRDP Shares with the same rights it would have if it were not Tender and Paying Agent.

(m)            The Tender and Paying Agent has no duty under, pursuant to, or in connection with any Related Document or any other agreement, indenture or document, including but not limited to the Placement Agreement (except as otherwise expressly provided herein), or to comply or to cause or monitor compliance by the Fund or any other Person with the provisions of any Related Document or such agreement, indenture or document.

(n)            Except with respect to the calculation of the amount of regularly scheduled dividends paid on each Dividend Payment Date, as set forth in Section 3.04(a) hereof, the Tender and Paying Agent shall have no duty to calculate the amount of any payment to be made by it hereunder and may conclusively rely on the Fund’s or the Remarketing Agent’s determination of any such other amounts.  The Tender and Paying Agent shall have no duty to determine the occurrence or continuance of any event or events that constitute a Liquidity Provider Ratings Event, Mandatory Tender Event, Mandatory Purchase Event, Failed Remarketing Condition, Failed Remarketing Condition – Purchased VRDP Shares Redemption or Related Party Termination Event, or to determine whether any agreement satisfies the requirements of an Alternate VRDP Shares Purchase Agreement.

(o)            The Tender and Paying Agent shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by Persons reasonably believed by the Tender and Paying Agent to be authorized to give instructions and directions on behalf of the proper party.  The Tender and Paying Agent shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of such proper party; and the Tender Agent shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions or directions.  The Fund agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Tender and Paying Agent, including without limitation the risk of the Tender and Paying Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 6.03   Tender and Paying Agent’s Disclaimer.  Except as provided in Section 5.02, the Tender and Paying Agent makes no representation as to the validity or adequacy of this Agreement or any VRDP Shares issued or to be issued.

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Section 6.04   Compensation, Expenses and Indemnification.

(a)            The Fund shall pay the Tender and Paying Agent, from time to time, compensation for all services rendered by it under this Agreement, including under the VRDP Shares Purchase Agreement, as shall be agreed upon, from time to time, in writing by the Fund and the Tender and Paying Agent.

(b)            The Fund shall reimburse the Tender and Paying Agent, upon the Tender and Paying Agent’s request, for all reasonable out of pocket expenses, disbursements and advances incurred or made by the Tender and Paying Agent in accordance with the provisions of this Agreement or the VRDP Shares Purchase Agreement (including the reasonable compensation, expenses and disbursements of any agent or counsel for the Tender and Paying Agent), except any expense or disbursement attributable to its negligence, willful misconduct or bad faith.

(c)            The Fund shall indemnify, defend and hold the Tender and Paying Agent and its directors, officers, employees and agents (collectively with the Tender and Paying Agent, the "Indemnitees") harmless from and against every loss, liability or expense, including without limitation, damages, fines, suits, actions, demands, costs, out-of-pocket expenses, and reasonable legal fees and expenses (collectively, "Losses"), that may be imposed on, incurred by, or asserted against, any Indemnitee for or in respect of its (1) execution and delivery of this Agreement and the VRDP Shares Purchase Agreement, (2) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Tender and Paying Agent is authorized to rely pursuant to the terms of this Agreement or the VRDP Shares Purchase Agreement and (3) performance under this Agreement and the VRDP Shares Purchase Agreement, except in the case of such performance only and with respect to any Indemnitee to the extent that the Loss resulted from such Indemnitee’s negligence or willful misconduct.

(d)            The provisions of this Section 6.04 shall survive the resignation or removal of the Tender and Paying Agent and the termination of this Agreement or the VRDP Shares Purchase Agreement for any reason.

Section 6.05   Resignation and Removal of the Tender and Paying Agent.

(a)            The Tender and Paying Agent may resign and be discharged from its duties and obligations hereunder with respect to any VRDP Shares by giving sixty (60) days’ prior written notice to the Fund, the Liquidity Provider and the Remarketing Agent or Remarketing Agents, if any; provided, however, that no such resignation of the Tender and Paying Agent shall be effective until the Fund shall have appointed, with the prior written consent of the Liquidity Provider (such consent not to be unreasonably withheld), a successor Tender and Paying Agent for such shares and such successor Tender and Paying Agent shall (x) have entered into (i) a tender and paying agent agreement with the Fund, in form and substance reasonably satisfactory to the Liquidity Provider, in which it shall have agreed to substantially the same duties and obligations with respect to such shares in accordance with the terms and conditions of this Agreement and (ii) a VRDP Shares Purchase Agreement with the Liquidity Provider and (y) be a licensed banking entity with trust powers or a trust company and have total assets of at least $50 million.  In such case, the Fund shall use its best efforts to appoint a successor Tender and

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Paying Agent for such shares and enter into such tender and paying agent  agreement with such Person as soon as reasonably practicable.

(b)            The Fund, with the prior written consent of the Liquidity Provider (such consent not to be unreasonably withheld), may remove the Tender and Paying Agent with respect to any VRDP Shares by giving at least sixty (60) days’ prior written notice to the Tender and Paying Agent, the Remarketing Agent or Remarketing Agents, if any, and the Liquidity Provider; provided, however, that no such removal shall become effective until the Fund shall have appointed, with the prior written consent of the Liquidity Provider (such consent not to be unreasonably withheld), a successor Tender and Paying Agent for such shares and such successor Tender and Paying Agent shall (x) have  entered into (i) a tender and paying agent agreement with the Fund, in form and substance reasonably satisfactory to the Liquidity Provider, in which it shall have agreed to undertake the same duties and assume the same obligations for such shares in accordance with the terms and conditions of this Agreement and (ii) a VRDP Shares Purchase Agreement with the Liquidity Provider and (y) be a licensed banking entity with trust powers or a trust company and have total assets of at least $50 million.  In such case, the Fund shall use its best efforts to appoint a successor Tender and Paying Agent for such shares and enter into such a tender and paying agent agreement with such Person as soon as reasonably practicable.

(c)            The provisions of this Section 6.05 shall survive the termination for any reason of this Agreement, or the resignation or removal of the Tender and Paying Agent.

(d)            If no appointment of a successor Tender and Paying Agent shall be made within sixty (60) days pursuant to the foregoing provisions, the Tender and Paying Agent resigning or being removed from office may apply to any court of competent jurisdiction to appoint a successor Tender and Paying Agent hereunder and under the VRDP Shares Purchase Agreement.  Such court may, as it may deem proper, prescribe or appoint a successor Tender and Paying Agent.

(e)            Any Person into which the Tender and Paying Agent or any successor to it may be merged or converted or with which it or any successor to it may be consolidated, or any Person resulting from any merger, conversion, consolidation or reorganization to which the Tender and Paying Agent or any successor to it shall be a party or any Person to which all or substantially all of the corporate trust business of the Tender and Paying Agent or any such successor shall be transferred shall be the successor Tender and Paying Agent under this Agreement.

ARTICLE SEVEN

MISCELLANEOUS

Section 7.01   Term of Agreement.

(a)            Subject to the provisions of Section 6.04(d), the term of this Agreement shall continue for so long as any VRDP Shares are Outstanding, unless it shall be terminated as provided in Section 6.05.

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(b)            Except as otherwise provided in this Section 7.01(b), the respective rights and duties of the Fund and the Tender Paying Agent under this Agreement with respect to VRDP Shares shall cease upon termination of this Agreement.  The Fund’s representations, warranties, covenants and obligations to the Tender and Paying Agent under Sections 5.01 and 6.04 hereof shall survive the termination hereof and the resignation or removal of the Tender and Paying Agent.  Upon termination of this Agreement with respect to VRDP Shares, the Tender and Paying Agent shall (i) at the request of the Fund, promptly deliver to the Fund copies of all books and records maintained by it with respect to VRDP Shares in connection with its duties hereunder, and (ii) at the request of the Fund, promptly transfer to the Fund or any successor Tender and Paying Agent any funds held for the Fund with respect to VRDP Shares of such Series which have not previously been distributed by the Tender and Paying Agent in accordance with this Agreement.

Section 7.02   Communications and Wire Instructions.  Except for communications authorized to be by telephone, or authorized or required to be given by Electronic Means, all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) given to such Person at its address or telecopy number set forth below:

If to the Fund:

BlackRock MuniHoldings New Jersey Quality Fund, Inc.
100 Bellevue Parkway
Wilmington, Delaware 19809-3700
Attention:  Accounting Custody
Telephone:  (302) 797-6179
Fax:  (302) 797-2455
Email:  Accounting.Custody@BlackRock.com

In case the Tender and Paying Agent is required to return any funds advanced by the Fund, the Fund’s wire instructions are as follows:

Wire Instructions:

The Bank of New York Mellon
ABA 021000018
Beneficiary account: 250415
Further reference to: BLACKROCK MUNIHOLDINGS NJ INS FD, INC.

If to the Liquidity Provider:

34

Bank of America, N.A.
One Bryant Park
1111 Avenue of the Americas, 9th Floor
New York, NY 10036
Attention:  James Nacos/Thomas Visone
Telephone:  (212) 449-7358 / (646) 743-1408
Telecopy:    (646) 736-7286
Email:  DG.Pfloats@baml.com; james.nacos@baml.com; Thomas.visone@baml.com

In case the Tender and Paying Agent is required to return any funds advanced by the Liquidity Provider (and held in trust in the account of the Tender and Paying Agent for the benefit of the Liquidity Provider) for the payment of the Purchase Price, or deliver any VRDP Shares, in connection with an Optional Tender or a Mandatory Tender, the Liquidity Provider’s DTC Participation number and wire instructions are as follows:

DTC Participant Number:  2236

Wire Instructions:

BANK OF AMERICA, NEW YORK
ABA:  026009593
FOR:  BANK OF AMERICA CHARLOTTE GLOBAL DERIVATIVE SETTLEMENTS
Acct #:  6550219386
Ref:  BlackRock VRDP Transactions

In case the Tender and Paying Agent is required to return any funds advanced by the Remarketing Agent (and held in trust in the account of the Tender and Paying Agent for the benefit of the Remarketing Agent) for the payment of the Purchase Price, or deliver any VRDP Shares, in connection with a Remarketing, the Remarketing Agent’s wire instructions and DTC Participant number are as follows:

If to the Remarketing Agent:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
1111 Avenue of the Americas, 9th Floor
New York, New York 10036
Telephone: (212) 449-5544
Telecopy:  (646) 736-6960
Email: dg.temm@baml.com, mona.payton@baml.com, Robert.holmes@baml.com, Robert.tomeny@baml.com

DTC Participant Number: 0161

Wire Instructions:

35

Chase Manhattan Bank, NA
New York, NY
ABA # 021 000 021
Account: 930-019-012
Credit To: Merrill Lynch, Pierce, Fenner & Smith, Inc.
For Further Credit To: 031-82002

If Deposit Securities will be delivered by State Street Bank and Trust Company, as Custodian of the Fund pursuant to Section 3.04 hereof, the Custodian’s DTC Participant number is as follows:

DTC Participant Number: 0997

All notices, requests, demands, instructions, directions and other communications to be delivered to the Tender and Paying Agent, unless otherwise expressly provided for in the applicable document, shall be sent by Electronic Means to the attention of the Tender and Paying Agent at the office of the Tender and Paying Agent set forth below (notices sent by email shall be sent by email to each of the representatives listed below at their respective email addresses shown below):

The Bank of New York Mellon
Corporate Trust Division
Dealing and Trading Group
101 Barclay Street
Floor 7W
New York, New York 10286
Fax: (212) 815-2830

Joseph Denno
Vice President
Tel:  (212) 815-2898
Fax:  (212) 815-2830
Email:  joseph.denno@bnymellon.com

Christina Sotiriou
Senior Associate
Tel: (212) 815-2888
Fax: (212) 815-2830
Email: christina.sotiriou@bnymellon.com

Kristen Tartaglione
Senior Associate
Tel:  (212) 815-2902
Fax:  (212) 815-2830
Email:  kristen.tartaglione@bnymellon.com

36

or to such other address and/or Persons, telecopy numbers and/or e-mail addresses as the party to whom the communication is addressed shall have previously communicated to the other party.  Communications shall be given on behalf of the Fund by a Signing Officer and on behalf of the Tender and Paying Agent by an Authorized Officer.  Communications shall be effective when actually received at the proper address.  Any notice, request, demand or communication to the parties in this Section 7.02 shall be deemed to be effective upon actual receipt by the applicable party in the manner provided above.

All moneys delivered by the Fund to the Tender and Paying Agent whether for payment of dividends, Redemption Price, Gross-up Amounts, or otherwise, and all Deposit Securities, shall be sent by wire transfer to the following account:

The Bank of New York Mellon
New York, New York
ABA# 021 000 018
G/L/A# 111 565
For Further Credit to Account #704145
Ref: mm/dd/yy and Event (e.g., Purchase Date or Mandatory Tender)
Attn:  Joe Denno, Tel: (212) 815-2898
In the case Deposit Securities, also reference DTC Participant No.: 901

Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to each Holder affected by such event, at his address as it appears in the registry of the Holders of the VRDP Shares maintained by the Tender and Paying Agent, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; provided, however, that, in the case of Global VRDP Shares, any notice given by the Tender and Paying Agent to the Securities Depository or its nominee may be given by Electronic Means or otherwise in accordance with the applicable procedures of the Securities Depository in lieu of by mail within the aforesaid time periods prescribed for the giving of any such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Tender and Paying Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Email transmissions shall be deemed to have been validly given or made when sent to the following email addresses; if to the Fund or the Adviser, to Accounting.Custody@BlackRock.com; if to the Remarketing Agent, to dg.temm@baml.com, mona.payton@baml.com, Robert.holmes@baml.com, Robert.tomeny@baml.com; or to such other address as any such parties shall specify to the other party in writing; if to the Liquidity Provider, to dg.pfloats@baml.com, james.nacos@baml.com and Thomas.visone@baml.com; and, if to the Tender and Paying Agent, to BlackRockTenders@bnymellon.com.

37

Section 7.03   Entire Agreement.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties.

Section 7.04   Benefits.  Nothing herein, express or implied, shall give to any Person, other than the Fund, the Tender and Paying Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder, except that (a) the Liquidity Provider and the Holders and, but only in connection with specific references herein to Beneficial Owners (as distinguished from references to Holders), Beneficial Owners from time to time of the VRDP Shares, are express third party beneficiaries of this Agreement with respect to those provisions hereof pursuant to which the Tender and Paying Agent is obligated to hold funds, Deposit Securities or VRDP Shares for or on their respective behalves, subject, however, to the terms and provisions of this Agreement, and with respect to Section 2.02 of the VRDP Shares Purchase Agreement pursuant to which the Tender and Paying Agent is obligated to deliver a Preliminary Notice of Purchase and Final Notice of Purchase to the Liquidity Provider, deliver tendered VRDP Shares to the Liquidity Provider and deliver the Purchase Price received from the Liquidity Provider to the tendering Beneficial Owner, Agent Member or Holder, as applicable, subject, however, to the terms and provisions of the VRDP Shares Purchase Agreement.

Section 7.05   Amendment; Waiver.

(a)            This Agreement shall not be, and not be deemed or construed to be, modified, amended, rescinded, cancelled or waived, in whole or in part, except, upon the prior written consent of the Liquidity Provider (such consent not to be unreasonably withheld), and by a written instrument signed by a duly authorized representative of each party hereto.

(b)            Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

(c)            The Tender and Paying Agent shall not execute any amendment or waiver pursuant to the provisions of Section 7.04 of the VRDP Shares Purchase Agreement, or terminate the VRDP Shares Purchase Agreement in accordance with Section 7.06 (b)(i) thereof, without the prior written consent or instruction of the Fund, which consent or instruction shall include a certification of the Fund that such amendment, waiver or termination is permitted by the Charter, including the Articles Supplementary.

Section 7.06   Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Fund and the Tender and Paying Agent.  Except as otherwise provided in Section 6.05(d) and (e), without the prior written consent of the Fund and the Liquidity Provider, the Tender and Paying Agent may not assign this Agreement except by operation of law or to a Person who acquires all or substantially all of the assets and assumes all of the liabilities of the Tender and Paying Agent, either directly or by operation of law.

38

Section 7.07   Severability.  If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

Section 7.08   Articles and Section Headings.  The Articles and Section headings and the Table of Contents herein are for convenience of reference only, and shall not affect the construction, or limit or otherwise affect the meaning hereof.

Section 7.09   Counterparts.  This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

Section 7.10   Governing Law; Jurisdiction; Consent to Service of Process.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

The Fund and the Tender and Paying Agent each hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Related Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

The Fund and the Tender and Paying Agent each hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Related Documents in any court referred to in the preceding paragraph of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.11   Waiver of Jury Trial.  Each of the Fund, the Tender and Paying Agent and each third party beneficiary of this Agreement hereby waives trial by jury in any action, proceeding or counterclaim brought by any of the parties hereto or beneficiaries hereof against the other on any matters whatsoever arising out of or in any way connected with this Agreement.

Section 7.12   Nonpetition Covenant.  Notwithstanding any prior termination of this Agreement, The Bank of New York Mellon, solely in its capacity as Tender and Paying Agent, hereby covenants and agrees that it shall not, prior to the date which is one (1) year and one (1)

39

day after the redemption and the payment in full of the VRDP Shares and all accumulated dividends, petition or otherwise invoke process of any court or government authority for the purpose of commencing a case against, the Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Fund or any substantial part of the property of the Fund; provided, however, that nothing in this provision shall preclude, or be deemed to stop, the Tender and Paying Agent from taking any action prior to the expiration of the aforementioned one (1) year and one (1) day period (x) in any case or proceeding voluntarily filed or commenced by the Fund, (y) in any involuntary insolvency proceeding filed or commenced against the Fund by a Person other than the Tender and Paying Agent, or (z) with respect to its rights or preferences as a Beneficial Owner or Holder of VRDP Shares.

Section 7.13   Notices to Beneficial Owners.

(a)            Any Beneficial Owner may request to receive by email transmission (or, only if email transmission shall be unavailable, by facsimile transmission) any notice provided by the Tender and Paying Agent to Holders pursuant to this Agreement by completing and delivering to the Fund a contact notification form in substantially the form attached hereto as Exhibit F (a "Contact Notification Form").  The Contact Notification Form shall include: (i) the name of the contact person to whom such notice shall be addressed; (ii) an email address; (iii) a facsimile number; (iv) a telephone number; and (v) the other information required therein. The Remarketing Agent will agree in the VRDP Shares Remarketing Agreement to make available in connection with Remarketings copies of the Contact Notification Forms, which Beneficial Owners may complete and deliver to the Fund.  The Fund shall forward to the Tender and Paying Agent by email transmission (or, only if email transmission shall be unavailable, by facsimile transmission) copies of any Contact Notification Forms received.  The Tender and Paying Agent shall provide by email transmission (or, only if email transmission shall be unavailable, by facsimile transmission) such notice to the Person that is identified as the contact person on any Contact Notification Form (that has not been cancelled as provided in clause (b) below) that the Tender and Paying Agent shall have received from the Fund.  The Tender and Paying Agent shall provide such notice at the same time that it provides such notice to Holders.

(b)            A Beneficial Owner or former Beneficial Owner may request to cease receiving notices by completing and delivering to the Fund a contact notification cancellation form in the form attached hereto as Exhibit G (a "Cancellation Form"); the Fund shall forward to the Tender and Paying Agent by email transmission (or, only if email transmission shall be unavailable, by facsimile transmission) any Cancellation Forms received.  The Remarketing Agent will agree in the VRDP Shares Remarketing Agreement to make available in connection with Remarketings copies of the Cancellation Forms, which Beneficial Owners or former Beneficial Owners may complete and deliver to the Fund.  The Tender and Paying Agent shall cease sending notices to the Person identified as the contact person on any Cancellation Form that the Tender and Paying Agent shall have received from the Fund.  In addition, the Fund at any time may direct the Tender and Paying Agent to cease providing notices to any Person.  Any such Person that is a Beneficial Owner may seek to reinstate itself as a Beneficial Owner eligible to receive notices by completing and submitting to the Fund a new Contact Notification Form.

40

(c)            The validity of any Contact Notification Form or Cancellation Form shall be determined in the sole discretion of the Fund; provided, however, that the Tender and Paying Agent may conclusively rely upon any Contact Notification Form or Cancellation Form received by it and upon which it has acted.

(d)            Notwithstanding the foregoing provisions of this Section 7.13 with respect to notices to Beneficial Owners, it is expressly understood and agreed that the Fund, the Tender and Paying Agent and the Remarketing Agent are agreeing to give such notices (or to facilitate the giving of such notices) solely as a matter of convenience to Beneficial Owners (to supplement procedures for the distribution of such notices to Holders) and will endeavor to provide them, but shall not incur any liability or obligation of any kind with respect to any such notices delivered to any Person or by reason of any failure to deliver, or any delay in delivering, any such notice or to accept any Contact Notification Form or Cancellation Form or maintain the accuracy of any list of Beneficial Owners.

41

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Tender and Paying Agent

By:
Name:
Title:

42

EXHIBIT A

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC. (THE "FUND")
SERIES W-7
VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP Shares")

NOTICE OF TENDER

Note:           The substance of this notice must be given by the Beneficial Owner or its Agent Member to The Bank of New York Mellon, as Tender and Paying Agent (the “Tender and Paying Agent”), appointed under the Tender and Paying Agent Agreement, dated as of June 30, 2011, between BlackRock MuniHoldings New Jersey Quality Fund, Inc. and the Tender and Paying Agent, with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent), the remarketing agent appointed under the VRDP Shares Remarketing Agreement, dated as of June 30, 2011, between BlackRock MuniHoldings New Jersey Quality Fund, Inc. and the Remarketing Agent, in the manner provided in Schedule 1 hereto by email transmission (or if email transmission shall be unavailable, by facsimile transmission) at or prior to 2:00 p.m., New York City time, on any Business Day. Any Notice of Tender delivered after 2:00 p.m., New York City time, will be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day and the Purchase Date specified in this Notice of Tender will be adjusted such that the Purchase Date shall be the next succeeding Business Day following the Purchase Date specified in this Notice of Tender.  The determination of the Tender and Paying Agent as to whether a Notice of Tender has been properly delivered shall be conclusive and binding upon the Beneficial Owner and its Agent Member.

TO:	The Bank of New York Mellon, as Tender and Paying Agent
COPY TO:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Agent

1.           In accordance with the Fund’s Articles Supplementary Establishing and Fixing the Rights and Preferences of VRDP Shares dated June 28, 2011 (the "Articles Supplementary"), the undersigned, ____________________, [Beneficial Owner] [Agent Member of the Beneficial Owner] of the following VRDP Shares:

VRDP Shares Series	CUSIP Number	Number of VRDP Shares to be Tendered*
09254X 705

* VRDP Shares may be tendered only in denominations of $100,000 and integral multiples thereof.

Exhibit A - 1

hereby notifies you of the election by the Beneficial Owner of the referenced VRDP Shares to tender such VRDP Shares for purchase in the amount set forth above on the Purchase Date specified below, which is a Business Day and a date on which such VRDP Shares are subject to Optional Tender for purchase pursuant to a notice given on the date hereof.  Such Purchase Date shall be on any day not less than seven (7) days (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery of this Notice of Tender.

Purchase Date: _________________________

The name and DTC Participant No. of the Agent Member tendering on behalf of itself or the Beneficial Owner is: ________________________________________

Name of Agent Member: _____________________________________

DTC Participant No. of Agent Member: _________________________

Name of Beneficial Owner: ___________________________________

Beneficial Owner’s account number: ____________________________

The person to contact at the Beneficial Owner or its Agent Member and the related contact information are as follows:

Name: ________________________________________

Telephone No: _________________________________

Email address: _________________________________

The Beneficial Owner or its Agent Member acknowledges and agrees that the Person or Persons to whom or to whose order the Purchase Price of the tendered VRDP Shares is to be paid is/are the same as identified above.

2.           The undersigned acknowledges the obligation of the tendering Beneficial Owner to deliver the VRDP Shares that are the subject of this Notice of Tender (that has not been duly revoked in accordance with the procedures referenced in item 5 below) on or before 2:00 p.m., New York City time on the Purchase Date, and, in accordance with such obligation, the undersigned hereby undertakes to deliver or to cause to be delivered the VRDP Shares being sold [directly] or [through an Agent Member] to the Tender and Paying Agent, through the "funds against delivery" procedures of the Securities Depository, no later than 2:00 p.m., New York City time, on the Purchase Date.  The undersigned hereby also assigns and transfers and directs the Securities Depository or its nominee or the Tender and Paying Agent to transfer the tendered VRDP Shares to the purchaser in accordance with the procedures described under the caption "Remarketing" in the Offering Memorandum, dated June 29, 2011 (the "Offering Memorandum"), relating to the VRDP Shares, and otherwise according to the Securities Depository’s procedures, in exchange for the payment of the Purchase Price thereof on the Purchase Date.

Exhibit A - 2

3.           The undersigned confirms its agreement that it hereby transfers to the purchaser of the VRDP Shares tendered pursuant to this Notice of Tender the right to receive from the Fund any dividends declared and unpaid for each day prior to the purchaser becoming the Beneficial Owner of the VRDP Shares in exchange for payment of the Purchase Price for such VRDP Shares by the purchaser.

4.           The undersigned hereby represents and warrants for the benefit of the Tender and Paying Agent, the Remarketing Agent, the Liquidity Provider and the Fund that the undersigned has full power and authority to tender, exchange, assign and transfer the VRDP Shares to be tendered hereby, and that the transferee will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, when the same are tendered.

5.           The undersigned acknowledges that this Notice of Tender is irrevocable and effective upon the receipt by the Tender and Paying Agent, except that a Notice of Revocation to tender any or all of  the VRDP Shares specified in this Notice of Tender may be delivered by email transmission (or if email transmission shall be unavailable, by facsimile transmission)  to the Tender and Paying Agent, not later than 10:00 a.m., New York City time, on or prior to the Business Day immediately preceding the Purchase Date; provided, that the revocation will be effective only to the extent set forth in the Offering Memorandum.

6.           Terms used herein and not otherwise defined shall have the meanings given to such terms in the Articles Supplementary.

Dated: ____________________________

[Complete applicable signature block below.]

___________________________________
Print name of Beneficial Owner

By: ________________________________
Name:
Title:

                  [OR]

___________________________________
Print name of Agent Member

By: ________________________________
Name:
Title:

Exhibit A - 3

SCHEDULE 1

NOTICE OF TENDER DELIVERY INFORMATION FOR THE TENDER AND PAYING AGENT AND FOR THE REMARKETING AGENT

This Notice of Tender must be delivered by the Beneficial Owner or its Agent Member to The Bank of New York Mellon (the “Tender and Paying Agent”), with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent"), by email transmission at the email addresses listed below or such other email address as the Tender and Paying Agent and Remarketing Agent, as applicable, shall designate, (or if email transmission shall be unavailable, by facsimile transmission to the fax number listed below or such other fax number as the Tender and Paying Agent and the Remarketing Agent, as applicable, shall designate) at or prior to 2:00 p.m., New York City time, on any Business Day.  If this Notice of Tender is delivered after 2:00 p.m., New York City time, it will be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day, and the Purchase Date will be adjusted such that the Purchase Date will be the Business Day next succeeding the date specified as the Purchase Date in this Notice of Tender:

Tender and Paying Agent Notice Details:

The Bank of New York Mellon
Corporate Trust Division
Dealing and Trading Group
101 Barclay Street
Floor 7W
New York, New York 10286

Email: BlackRockTenders@bnymellon.com
Fax: (212) 815-2830 (only if email transmission is unavailable)

Remarketing Agent Notice Details:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
1111 Avenue of the Americas
9th Floor
New York, New York 10036

Telephone: (212) 449-5544
Telecopy: (646) 736-6960
Email:	dg.temm@baml.com
mona.payton@baml.com
robert.holmes@baml.com
robert.tomeny@baml.com

This Notice of Tender shall not be deemed to be delivered unless and until the Tender and Paying Agent actually receives it by the above-described means.

Exhibit A - 4

EXHIBIT B

To be completed by Tender and Paying Agent only –Check applicable box:
☐ This is a Preliminary Notice of Purchase
☐ This is a Final Notice of Purchase

NOTICE OF PURCHASE

[Date]

Bank of America, N.A.
One Bryant Park
1111 Avenue of the Americas, 9th Floor
New York, NY 10036
Attention:  James Nacos/Thomas Visone
Telecopy:    (646) 736-7286
Email:  DG.Pfloats@baml.com; james.nacos@baml.com; Thomas.visone@baml.com

BlackRock MuniHoldings New Jersey Quality Fund, Inc.
100 Bellevue Parkway
Wilmington, DE 19809

Re:	1,727 Series W-7 Variable Rate Demand Preferred Shares ("VRDP Shares")

Dear Ladies and Gentlemen:

Reference is made to the VRDP Shares Purchase Agreement dated as of June 30, 2011 (as heretofore amended, modified or supplemented, the "Agreement") between The Bank of New York Mellon, as the Tender and Paying Agent, and Bank of America, N.A., as the Liquidity Provider.  Capitalized terms used herein shall have the meanings given to them in or by reference to the Agreement.

Pursuant to Section 2.01(b) of the Agreement, the undersigned [Tender and Paying Agent] [Beneficial Owner] [Agent Member of a Beneficial Owner] [Holder] hereby notifies you of [number] VRDP Shares (09254X 705) to be purchased by you today (the "Purchase Date") pursuant to Section 2.02 of the Agreement.  The aggregate Purchase Price of such VRDP Shares is __________ dollars ($__________).  Of such aggregate Purchase Price, __________ dollars ($__________) comprises the aggregate liquidation preference of such VRDP Shares and __________ dollars ($__________) comprises accumulated but unpaid dividends on such VRDP Shares to and including the Purchase Date.

Exhibit B - 1

The Purchase Price should be provided in immediately available funds to [specify account information]:

Very truly yours,

The Bank of New York Mellon,
as Tender and Paying Agent

By:
Name:
Title:

[To be executed only if there is no Tender and Paying Agent or the Tender and Paying Agent does not perform its obligations]

In the case of a Beneficial Owner:

By:
Name:
Title:

[Address of Beneficial Owner]

[To be executed only if there is no Tender and Paying Agent or the Tender and Paying Agent does not perform its obligations]

In the case of an Agent Member of a Beneficial Owner:

By:
Name:
Title:

[Address of Agent Member of a Beneficial Owner]

Exhibit B - 2

[To be executed only if there is no Tender and Paying Agent or the Tender and Paying Agent does not perform its obligations]

In the case of a Holder:

By:
Name:
Title:

[Address of Holder]

Exhibit B - 3

EXHIBIT C

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC. (THE “FUND”)
SERIES W-7 VARIABLE RATE DEMAND PREFERRED SHARES (“VRDP Shares”)

NOTICE OF REVOCATION

Note:
The substance of this notice must be given to The Bank of New York Mellon (the “Tender and Paying Agent”), in the manner provided in Schedule 1 hereto by email transmission (or if email transmission shall be unavailable, by facsimile transmission), at or prior to 10:00 a.m., New York City time, on or prior to the Business Day immediately preceding the Purchase Date.

1.           In accordance with the Fund’s Articles Supplementary Establishing and Fixing the Rights and Preferences of VRDP Shares dated June 28, 2011 (the “Articles Supplementary”), the undersigned [Beneficial Owner] or [Agent Member of the Beneficial Owner] delivered to the Tender and Paying Agent on ___________ ___, _____ a Notice of Tender (the “Notice of Tender”) in connection with an Optional Tender relating to the following VRDP Shares:

VRDP Shares Series	CUSIP Number	Number of VRDP Shares to be Tendered
09254X 705

and specifying the following additional information applicable to such Optional Tender and Notice of Tender:

Purchase Date: __________________________

The name and DTC Participant No. of the Agent Member tendering on behalf of itself or the Beneficial Owner is:

Name of Agent Member ______________________

DTC Participant No. of Agent Member: _________________________

Beneficial Owner’s account number: ____________________________

The person to contact at the Beneficial Owner or its Agent Member and the related contact information are as follows:

Name: _________________________

Telephone No: __________________

Email address: __________________

Exhibit C - 1

2.           The undersigned, ____________________, [Beneficial Owner] [Agent Member of the Beneficial Owner] hereby requests revocation of the following number of VRDP Shares that were the subject of the Notice of Tender:

VRDP Shares Series	CUSIP Number	Number of VRDP Shares hereby requested to be Revoked*
09254X 705

3.           The undersigned hereby acknowledges that this Notice of Revocation shall only be effective as a revocation of the Optional Tender of such number of VRDP Shares that are the subject of the Notice of Tender if all of the following conditions are met:

(i) the Remarketing Agent has not entered into an agreement to sell such VRDP Shares; and

(ii) this Notice of Revocation is received by the Tender and Paying Agent by email transmission (or if email transmission shall be unavailable, by facsimile transmission) not later than 10:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Date.

4.           The undersigned hereby acknowledges that this Notice of Revocation is irrevocable.

5.           The undersigned acknowledges that this Notice of Revocation shall be effective to revoke the number of VRDP Shares requested to be revoked hereby only if and to the extent that the Remarketing Agent has so determined the effectiveness of such revocation with respect to such number of VRDP Shares (as evidenced by the Remarketing Agent below) and, to the extent not so effective, the Beneficial Owner (or its Agent Member on its behalf) continues to be obligated to tender such VRDP Shares for purchase for Optional Tender pursuant to and in accordance with the terms and conditions of the Notice of Tender.

6.           Terms used herein and not otherwise defined shall have the meanings given to such terms in the Articles Supplementary.

Dated:	[Complete applicable signature block below.]

Print name of Beneficial Owner

By:
Name:
Title:

*           VRDP Shares may be revoked only in denominations of $100,000 and integral multiples thereof.

Exhibit C - 2

[OR]

Print name of Agent Member

By:
Name:
Title:

Exhibit C - 3

Extent to which this Notice of Revocation is Effective

The undersigned Remarketing Agent has determined in accordance with the Remarketing procedures set forth in the Offering Memorandum that the foregoing Notice of Revocation is effective for the following number of VRDP Shares that are the subject of the Notice of Tender:  _______ VRDP Shares.

[●]

By:
Name:
Title:
Date:

Exhibit C - 4

SCHEDULE 1

NOTICE OF REVOCATION DELIVERY INFORMATION FOR THE TENDER AND PAYING AGENT

This Notice of Revocation must be delivered by the Beneficial Owner or its Agent Member to The Bank of New York Mellon (the “Tender and Paying Agent”) by email transmission at the email address listed below or such other email address as the Tender and Paying Agent shall designate, (or if email transmission shall be unavailable, by facsimile transmission to the fax number listed below or such other fax number as the Tender and Paying Agent shall designate) at or prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Date:

The Bank of New York Mellon
Corporate Trust Division
Dealing and Trading Group
101 Barclay Street
Floor 7W
New York, New York  10286

Email:  BlackRockTenders@bnymellon.com
Fax:  (212) 815-2830 (only if email transmission is unavailable)

Exhibit C - 5

EXHIBIT D

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC. (THE "FUND")
SERIES W-7
VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP Shares")

CUSIP NO. 09254X 705*

MANDATORY TENDER NOTICE

In accordance with the Fund’s Articles Supplementary Establishing and Fixing the Rights and Preferences of VRDP Shares dated June 28, 2011 (the "Articles Supplementary"), the Fund hereby notifies Holders of VRDP Shares and the Liquidity Provider of the Mandatory Tender of the Outstanding VRDP Shares for Remarketing or purchase by the Liquidity Provider on the Mandatory Tender Date specified below due to the occurrence of the following Mandatory Tender Event:

(please select the applicable Mandatory Tender Event)

(a)            [Failure by the Fund to make a scheduled payment of dividends on a Dividend Payment Date]

(b)            [Liquidity Provider Ratings Event]

(c)            [Failure by the Fund to pay the Liquidity Provider the applicable fee when due under the terms of the Fee Agreement if the Liquidity Provider (in its sole discretion) provides written notice to the Fund that such failure to pay such fee constitutes a Mandatory Tender Event]

(d)            [The eighth (8th) day prior to the scheduled date of the occurrence of an Extraordinary Corporate Event]

(e)            [The Fund has obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement by the fifteenth (15th) day prior to the Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced] [ the Effective Date of the Alternate VRDP Shares Purchase Agreement is [●], and the Liquidity Provider is [●]]

(f)            [The Fund has provided a Notice of Proposed Special Rate Period in accordance with the Articles Supplementary]

*           NOTE:  Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Shares certificate.  It is included solely as a convenience to Holders of VRDP Shares.

Exhibit D - 1

(g)            [A breach by the Fund of its Effective Leverage Ratio covenant with the Liquidity Provider in the Fee Agreement and the failure to cure such breach within 60 days from the date of such breach (which 60-day period would include the Effective Leverage Ratio Cure Period), if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the Fund curing such breach prior to the delivery date of such notice from the Liquidity Provider)]

The Purchase Date for all Outstanding VRDP Shares for purchase by the Remarketing Agent in the event of a successful Remarketing or otherwise by the Liquidity Provider will be ___________, 20___.

(to determine the applicable Purchase Date, please note:)

The Purchase Date in respect of a Mandatory Tender Event will be not later than seven (7) days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided, that: (i) the Purchase Date in connection with the failure of the Fund to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (ii) the Purchase Date in connection with the occurrence of an Extraordinary Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate Event, the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event will be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender Notice); (iii) the Purchase Date in connection with the Fund obtaining an Alternate VRDP Shares Purchase Agreement may not be later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement and the effective date of such Alternate VRDP Shares Purchase Agreement (which may not be later than the termination date of the VRDP Shares Purchase Agreement); and (iv) the Purchase Date in connection with a Notice of Proposed Special Rate Period may not be later than the first day of such proposed Special Rate Period.

Upon the occurrence of a Mandatory Tender Event, all Outstanding VRDP Shares automatically will be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the designated Purchase Date by purchasers in the Remarketing in the event of a successful Remarketing or otherwise by the Liquidity Provider, including any VRDP Shares previously tendered pursuant to an Optional Tender for which the Purchase Date has not yet occurred.

In the event that VRDP Shares are issued in certificated form and a Holder of VRDP Shares fails to deliver such VRDP Shares to which a Mandatory Tender relates on or prior to the Purchase Date, the Holder of such VRDP Shares will not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date.  Any such undelivered VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered VRDP Shares.  Any moneys held by the Tender and Paying Agent for the purchase of undelivered VRDP Shares will be held in a separate account by the Tender and Paying Agent, will not be

Exhibit D - 2

invested, and will be held for the exclusive benefit of the Holder of such undelivered VRDP Shares.  The undelivered VRDP Shares will be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser a replacement VRDP Shares certificate in lieu of such undelivered VRDP Shares.

Any notice given to Holders in respect of a Mandatory Tender shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

Terms used herein and not otherwise defined shall have the meanings given to such terms in the Articles Supplementary.

Dated:

[●]

By:

Name:

Title:

Exhibit D - 3

EXHIBIT E

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC. (THE "FUND")
SERIES W-7
VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP Shares")

CUSIP NO.  09254X 705*

MANDATORY PURCHASE NOTICE

In accordance with the Fund’s Articles Supplementary Establishing and Fixing the Rights and Preferences of VRDP Shares dated June 28, 2011 (the "Articles Supplementary"), the Fund hereby notifies Holders and the Liquidity Provider of the Mandatory Purchase of the Outstanding VRDP Shares for purchase by the Liquidity Provider on the Mandatory Purchase Date specified below due to the occurrence of the following Mandatory Purchase Event:

The termination of the VRDP Shares Purchase Agreement prior to or on a Scheduled Termination Date where:

(i) at least fifteen (15) days prior to any such termination, the Liquidity Provider has not agreed to an extension or further extension of the Scheduled Termination Date to a date not earlier than 364 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement currently in effect,

(ii) at least fifteen (15) days prior to such termination, the Fund has not obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 364 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement; or

(iii) by the fifteenth (15th) day prior to a Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, the Fund has not obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 364 days from the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement.

The Mandatory Purchase Date for purchase of all Outstanding VRDP Shares by the Liquidity Provider will be ___________, 20___,

All Outstanding VRDP Shares will be automatically subject to Mandatory Purchase by the Liquidity Provider at the Purchase Price on the Mandatory Purchase Date, including any VRDP Shares tendered pursuant to an Optional Tender or Mandatory Tender for which the Purchase Date has not yet occurred.

In the event VRDP Shares are issued in certificated form and a Holder fails to deliver any VRDP Shares to which the Mandatory Purchase relates, on or prior to the Mandatory Purchase Date and the Holder of such VRDP Shares will not be entitled to any payment (including any

*  NOTE:  Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Shares certificate.  It is included solely as a convenience to Holders of VRDP Shares.

Exhibit E - 1

accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date.  Any such undelivered VRDP Shares shall be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent shall place stop-transfer orders against the undelivered VRDP Shares.  Any monies held by the Tender and Paying Agent for the purchase of undelivered VRDP Shares shall be held in a separate account, shall not be invested, and shall be held for the exclusive benefit of the Holder of such undelivered VRDP Shares.  The undelivered VRDP Shares shall be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser a replacement VRDP Shares certificate in lieu of such undelivered VRDP Shares.

The Notice of Purchase to the Liquidity Provider will automatically be deemed given upon the delivery of this Mandatory Purchase Notice to the Liquidity Provider as provided in the VRDP Shares Purchase Agreement.

The Mandatory Purchase Notice shall be conclusively presumed to have been duly given, whether or not the Holders receive this notice.

Terms used herein and not otherwise defined shall have the meanings given to such terms in the Articles Supplementary.

Dated:

[●]

By:

Name:

Title:

Exhibit E - 2

EXHIBIT F

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.
SERIES W-7
VARIABLE RATE DEMAND PREFERRED SHARES (“VRDP Shares”)

CONTACT NOTIFICATION FORM

Note:                    The substance of this notice must be given by the Beneficial Owner to BlackRock MuniHoldings New Jersey Quality Fund, Inc. (the “Fund”) for forwarding to The Bank of New York Mellon, as Tender and Paying Agent (the “Tender and Paying Agent”), appointed under the Tender and Paying Agent Agreement, dated as of June 30, 2011 (the “Tender and Paying Agent Agreement”), between the Fund and the Tender and Paying Agent, in the manner provided in Schedule 1 hereto by Electronic Means.  The determination of the Fund as to the validity of this form shall be conclusive and binding upon the Beneficial Owner.

TO: BlackRock MuniHoldings New Jersey Quality Fund, Inc.

1.      The undersigned is Beneficial Owner of VRDP Shares of the Fund as of the date of this submission.

2.  The contact information for the undersigned Beneficial Owner is as follows:

Name of Beneficial Owner: ___________________________________

Taxpayer Identification No.: ___________________________________

The person to contact at the Beneficial Owner and the related contact information are as follows:

Name: ________________________________________

Email address for Notices: _________________________________

Facsimile No. for Notices: __________________________________ (only if email transmission is unavailable)

Telephone No. for  Other Communications: __________________________________

Exhibit F - 1

3.      The undersigned hereby undertakes to deliver a Cancellation Notice in the form attached as Exhibit G to the Tender and Paying Agent Agreement by Electronic Means to the Fund promptly upon ceasing to be Beneficial Owner of VRDP Shares of the Fund

4.      The undersigned expressly understands and agrees that the Fund, the Tender and Paying Agent and the Remarketing Agent are agreeing to give notices (or to facilitate the giving of such notices) to Beneficial Owners solely as a matter of convenience to Beneficial Owners (to supplement procedures for the distribution of such notices to Holders) and will endeavor to provide them, but shall not incur any liability or obligation of any kind with respect to any such notices delivered to any Person or by reason of any failure to deliver, or delay in delivering, any such notice or to accept any Contact Notification Form or Cancellation form or maintain the accuracy of any list of Beneficial Owners.

5.      Terms used herein and not otherwise defined shall have the meanings given to such terms in the Tender and Paying Agent Agreement.

Dated:

Print name of Beneficial Owner

By:
Name:
Title:

Exhibit F - 2

SCHEDULE 1

CONTACT NOTIFICATION FORM
DELIVERY INFORMATION

This form must be delivered by the Beneficial Owner to the Fund by Electronic Means (including, by email transmission, facsimile transmission or other similar electronic means) at the fax number or email address listed below:

Fax:  (302) 797-2455
-OR-
Email:  Accounting.Custody@BlackRock.com

To ask any questions relating to this form, please contact:

BlackRock Advisors, LLC
100 Bellevue Parkway
Wilmington, DE 19809
Attention: Accounting Custody

Exhibit F - 3

EXHIBIT G

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.
SERIES W-7
VARIABLE RATE DEMAND PREFERRED SHARES (“VRDP Shares”)

CANCELLATION FORM

Note:                    The substance of this notice must be given to BlackRock MuniHoldings New Jersey Quality Fund, Inc. (the “Fund”) for forwarding to The Bank of New York Mellon, as Tender and Paying Agent (the “Tender and Paying Agent”), appointed under the Tender and Paying Agent Agreement, dated as of June 30, 2011 (the “Tender and Paying Agent Agreement”), between the Fund and the Tender and Paying Agent, in the manner provided in Schedule 1 hereto by Electronic Means.  The determination of the Fund as to the validity of this form shall be conclusive and binding.

TO: BlackRock MuniHoldings New Jersey Quality Fund, Inc.

1.      The undersigned is a current or former Beneficial Owner of VRDP Shares of the Fund as of the date of this submission.

2.      The undersigned requests that the Tender and Paying Agent cease sending notices to the undersigned.

3.  The contact information for the undersigned is as follows:

Name: ___________________________________

Taxpayer Identification No.: __________________

The person to contact at the undersigned and the related contact information are as follows:

Name: ________________________________________

Email address: _________________________________

Facsimile No.: __________________________________ (only if email transmission is unavailable)

Exhibit G - 1

Telephone No. for  Other Communications: __________________________________

4.      The undersigned expressly understands and agrees that the Fund, the Tender and Paying Agent and the Remarketing Agent have agreed to give notices (or to facilitate the giving of such notices) to Beneficial Owners solely as a matter of convenience to Beneficial Owners (to supplement procedures for the distribution of such notices to Holders) and will endeavor to provide them, but shall not incur any liability or obligation of any kind with respect to any such notices delivered to any Person or by reason of any failure to deliver, or delay in delivering, any such notice or to accept any Contact Notification Form or Cancellation Form or maintain the accuracy of any list of Beneficial Owners.

5.      Terms used herein and not otherwise defined shall have the meanings given to such terms in the Tender and Paying Agent Agreement.

Dated:

Print name of current or former Beneficial Owner

By:
Name:
Title:

Exhibit G - 2

SCHEDULE 1

CANCELLATION FORM
DELIVERY INFORMATION

This form must be delivered to the Fund by Electronic Means (including, by email transmission, facsimile transmission or other similar electronic means) at the fax number or email address listed below:

Fax:  (302) 797-2455
-OR-
Email:  Accounting.Custody@BlackRock.com

To ask any questions relating to this form, please contact:

BlackRock Advisors, LLC
100 Bellevue Parkway
Wilmington, DE 19809
Attention: Accounting Custody

Exhibit G - 3

AMENDMENT

dated as of

April 17, 2014

to the

TENDER AND PAYING AGENT AGREEMENT

between

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.

and

THE BANK OF NEW YORK MELLON,

as Tender and Paying Agent

Dated as of June 30, 2011

relating to

Series W-7 Variable Rate Demand Preferred Shares

Liquidation Preference $100,000 per Share

of

BlackRock MuniHoldings New Jersey Quality Fund, Inc.

AMENDMENT
TO THE
TENDER AND PAYING AGENT AGREEMENT

AMENDMENT TO THE TENDER AND PAYING AGENT AGREEMENT dated as of April 17, 2014 (this “Amendment”)

BETWEEN:

(1)	BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC., a Maryland corporation (the “Fund”).

(2)	THE BANK OF NEW YORK MELLON, a New York banking corporation, including its successors and assigns, as tender and paying agent, (the “Tender and Paying Agent”); and

WHEREAS:

BlackRock MuniHoldings New Jersey Quality Fund, Inc. (the “Fund”) issued pursuant to its Articles Supplementary Establishing and Fixing the Rights of VRDP Shares, dated June 28, 2011, as the same may be amended from time to time (the “Articles Supplementary”) its Series W-7 Variable Rate Demand Preferred Shares (the “VRDP Shares”);

In connection with the issuance of the VRDP Shares, the Tender and Paying Agent and the Fund entered into a Tender and Paying Agent Agreement, dated as of June 30, 2011 (the “Tender and Paying Agent Agreement”);

The Fund has determined to designate a Special Rate Period for the VRDP Shares pursuant to, and in accordance with, the Articles Supplementary.  The Special Rate Period will commence on April 17, 2014 and end on April 19, 2017 or such later date to which it may be extended in accordance with the terms set forth under “Additional Provisions Relating to the Termination of Special Rate Period” in the Notice of Special Rate Period attached hereto as Exhibit A (the “Notice of Special Rate Period”).  All references in this Amendment to the “Special Rate Period” shall be to such Special Rate Period; and

The Fund wishes to amend, and hereby requests the Tender and Paying Agent to enter into this amendment of, the Tender and Paying Agent Agreement for the purpose of modifying certain of the respective rights and duties of the Fund and the Tender and Paying Agent under the Tender and Paying Agent Agreement during the Special Rate Period.

NOW, THEREFORE, in consideration of the respective agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1

ARTICLE I
TENDER AND PAYING AGENT AGREEMENT

Section 1.01                      Definitions

(a)           Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Tender and Paying Agent Agreement or by reference therein to other Related Documents.

(b)           The following defined terms shall apply to the Tender and Paying Agent Agreement only during the Special Rate Period:

“Base Rate” means, with respect to an SRP Calculation Period, the SIFMA Municipal Swap Index on the SRP Calculation Date for such SRP Calculation Period.

“Initial Extended Termination Date” and “Special Rate Period Commencement Date” shall have the meaning given to such terms in the Notice of Special Rate Period.

"Maximum Rate" means 15% per annum, exclusive of any applicable Gross-up Payment or increased dividend payment relating to the inclusion in any dividend of net capital gains or ordinary income taxable for regular federal income tax purposes, in each case due and payable in accordance with the Articles Supplementary.

“Ratings Spread” means, with respect to an SRP Calculation Period, the percentage per annum set forth below opposite the highest applicable credit rating assigned to the VRDP Shares, unless the lowest applicable rating is below A3/A-, in which case the Ratings Spread shall mean the percentage per annum set forth below opposite the lowest applicable credit rating assigned to the VRDP Shares by Moody’s, Fitch or any Other Rating Agency, in each case rating the VRDP Shares at the request of the Fund, on the SRP Calculation Date for such SRP Calculation Period:

Moody’s/Fitch	Percentage
Aaa/AAA	0.88%
Aa3/AA- to Aa1/AA+	1.20%
A3/A- to A1/A+	2.00%
Baa3/BBB- to Baa1/BBB+	3.00%
Non-investment grade or Unrated	4.00%

“Redemption Premium” means, if the VRDP Shares are rated above A1/A+ and its equivalent by all Rating Agencies then rating the VRDP Shares as of the relevant Redemption Date and with respect to the VRDP Shares subject to redemption on such Redemption Date, other than in respect of any redemption required to comply with the VRDP Shares Basic Maintenance Amount or the Minimum VRDP Shares Asset Coverage requirements or any optional redemption in connection with a redemption to comply with the Minimum VRDP Shares Asset Coverage requirements that results in Minimum VRDP Shares Asset Coverage of up to 240%, an amount equal to:

2

(a)           if such Redemption Date occurs on a date two years or more before the last day of the Special Rate Period, the product of 3% and the Liquidation Preference of the VRDP Shares subject to redemption;

(b)           if such Redemption Date occurs on a date that is less than two years but more than or equal to 18 months from the last day of the Special Rate Period, the product of 2% and the Liquidation Preference of the VRDP Shares subject to redemption; and

(c)           if such Redemption Date occurs on a date that is less than 18 months but more than or equal to one year from the last day of the Special Rate Period, the product of 1% and the Liquidation Preference of the VRDP Shares subject to redemption.

Any VRDP Share exchanged for a preferred share of an acquiring entity or successor entity in connection with a reorganization, merger or redomestication of the Fund in another state that had been previously approved by the Holders of VRDP Shares or that otherwise does not require the vote or consent of the Holders of VRDP Shares shall not be subject to the Redemption Premium solely as a result of such exchange of shares.

“SRP Calculation Date” means (i) with respect to the SRP Initial Calculation Period, the Business Day immediately preceding the Special Rate Period Commencement Date and (ii) with respect to any SRP Subsequent Calculation Period, the last day of the immediately preceding SRP Calculation Period, provided that the next succeeding SRP Calculation Date will be determined without regard to any prior extension of a SRP Calculation Date to a Business Day.

“SRP Calculation Period” means the SRP Initial Calculation Period and any SRP Subsequent Calculation Period.

“SRP Initial Calculation Period” means, with respect to the VRDP Shares, the period commencing on, and including, the Special Rate Period Commencement Date and ending on, and including, the next succeeding Wednesday, or, if such day is not a Business Day, the next succeeding Business Day.

“SRP Subsequent Calculation Period” means, with respect to the VRDP Shares, the period from, and including, the first day following a SRP Calculation Date to, and including, the next succeeding Wednesday, or, if such day is not a Business Day, the next succeeding Business Day.

Section 1.02                      Determination of Applicable Rate during the Special Rate Period

(a)           Notwithstanding Section 3.04(a) or any other provision of the Tender and Paying Agent Agreement to the contrary, during the Special Rate Period, the Tender and Paying Agent shall establish the Applicable Rate in accordance with this Section 1.02.

(b)           For each SRP Calculation Period for the VRDP Shares, the dividend rate on the VRDP Shares (the “SRP Applicable Rate”) shall be calculated by the Tender and Paying Agent

3

and shall be equal to the rate per annum that results from the sum of the (1) Base Rate and (2) Ratings Spread (the “SRP Applicable Rate Determination”).  During the Special Rate Period, references in the Articles Supplementary and the other Related Documents to the “Applicable Rate Determination,” the “Applicable Rate,” a “Subsequent Rate Period” or a “Rate Determination Date,” in each case with respect to the VRDP Shares, shall be deemed to be references to the SRP Applicable Rate Determination, the SRP Applicable Rate, an SRP Calculation Period or an SRP Calculation Date, respectively.  The SRP Applicable Rate for any SRP Calculation Period (or part thereof) shall in no event be greater than the Maximum Rate.

(c)           The Tender and Paying Agent shall (i) establish the SRP Applicable Rate in accordance with this Section 1.02 not later than 5:00 p.m., New York City time, on each SRP Calculation Date for each SRP Calculation Period and (ii) notify the Fund, the Fund’s Custodian, and upon request from the Fund, the Holders, of the SRP Applicable Rate by Electronic Means after 5:00 p.m., New York City time, on each SRP Calculation Date.

(d)           The Tender and Paying Agent shall obtain the Applicable Base Rate from Thompson Reuters, or if the Applicable Base Rate is not available on Thompson Reuters, then the Tender and Paying Agent shall obtain the Applicable Base Rate from any other information source for the Applicable Base Rate approved by the Fund.  On the first day of the SRP Initial Calculation Period, the Fund shall give written notice to the Tender and Paying Agent of the initial ratings of Moody’s and Fitch and the Ratings Spread on the VRDP Shares.  Thereafter, if there is a change in one or both of such ratings, the Fund shall give written notice to the Tender and Paying Agent within three (3) Business Days of its receipt of notice of such change, but not later than the close of business on the Business Day immediately preceding a SRP Calculation Date if notice has been provided to the Fund (which may be in the form of a press release) of such change in a rating or ratings prior to 12:00 noon on such Business Day, and the Tender and Paying Agent shall take into account such change in rating or ratings for purposes hereof so long as such notice is received by the Tender and Paying Agent no later than the close of business on such Business Day.  In determining the SRP Applicable Rate on any SRP Calculation Date, the Tender and Paying Agent shall be entitled to rely on the Ratings Spread of which it has most recently received notice.  Notwithstanding the foregoing, the Fund shall be obligated to pay dividends determined on the basis of ratings of the VRDP Shares in effect on the relevant SRP Calculation Dates as set forth in the Notice of Special Rate Period and the Articles Supplementary.

(e)           The amount of dividends payable on each VRDP Share on any Dividend Payment Date during the Special Rate Period shall be calculated by the Tender and Paying Agent and shall equal the sum of the dividends accumulated but not yet paid for each SRP Calculation Period (or part thereof) and, if applicable, any other Rate Period (or part thereof) occurring during the related Dividend Period.  The amount of dividends accumulated for each such SRP Calculation Period (or part thereof) shall be computed by multiplying the SRP Applicable Rate for the VRDP Shares for such SRP Calculation Period (or part thereof) by a fraction, the numerator of which shall be the number of days in such SRP Calculation Period (or part thereof) and the denominator of which shall be the actual number of days in the year (365 or 366), and multiplying such product by $100,000.

4

(f)           During the Special Rate Period, the scheduled Dividend Payment Dates for the VRDP Shares shall continue to be the first Business Day of each calendar month.

Section 1.03                      Special Redemption Provisions

During the Special Rate Period, the VRDP Shares may be redeemed pursuant to Section 10(a)(i) of the Articles Supplementary only upon the payment of the applicable Redemption Premium and otherwise in accordance with Section 10(a) of the Articles Supplementary.

Section 1.04                      Optional and Mandatory Tenders and Short-Term Ratings

(a)           During the Special Rate Period, Beneficial Owners and Holders shall not have the right to tender their VRDP Shares for Remarketing pursuant to an Optional Tender.

(b)           During the Special Rate Period, there shall be no Mandatory Tender Events or Mandatory Tenders or any consequences or penalties as a result of there being no Mandatory Tender Events or Mandatory Tenders.

(c)           During the Special Rate Period, there shall be no other consequences, penalties or notices with respect to the withdrawal of the VRDP Shares’ short-term preferred shares ratings by a Rating Agency.

Section 1.05                      Notices and Information Reporting

(a)           During the Special Rate Period and so long as Bank of America, N.A. or any Affiliate thereof is the Beneficial Owner of any Outstanding VRDP Shares, the Tender and Paying Agent, upon delivery to the Tender and Paying Agent by the Fund, will deliver to Bank of America, N.A. and such Affiliate:

i.
on the fifteenth (15th) day of each calendar month (each a “Portfolio Reporting Date”), the information set forth in Exhibit B to this Amendment as of the end of the last Business Day of the calendar month immediately preceding the Portfolio Reporting Date;

ii.
on each Monday, provided that if a Monday is not a Business Day, then the next succeeding Business Day, the information set forth in Exhibit C to this Amendment and a calculation of the Effective Leverage Ratio and the Minimum VRDP Shares Asset Coverage of the Fund, in each case, as of the close of business on the immediately preceding Business Day; and

iii.
the failure of the Fund to maintain the Minimum VRDP Share Asset Coverage as required by Section 6 of Part I of the Articles Supplementary or the Effective Leverage Ratio as required by Section 6.18 of the Fee Agreement, notice of such failure within one (1) Business Day of the occurrence thereof.

(b)           The Tender and Paying Agent shall forward any notice sent by the Fund to the Tender and Paying Agent terminating the services of any Rating Agency upon receipt of such notice from the Fund in accordance with Section 3.03(d)(i) of the Amendment to the VRDP

5

Shares Fee Agreement, dated as of April 17, 2014, by and between the Fund and the Liquidity Provider.

Section 1.06                      Notice of Taxable Allocations and Gross-Up Payments during the Special Rate Period

(a)           Sections 3.04(d), (e) and (f) and Sections 3.06(e) and (f)  of the Tender and Paying Agent Agreement shall have no effect during the Special Rate Period.

(b)           During the Special Rate Period, whenever the Fund intends or expects to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on VRDP Shares, the Fund shall notify the Tender and Paying Agent of the amount to be so included (i) not later than 14 calendar days preceding the first SRP Calculation Date on which the SRP Applicable Rate for such dividend is to be established and (ii) for any successive SRP Calculation Date on which the SRP Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding SRP Calculation Date.  Whenever such advance notice is received from the Fund, the Tender and Paying Agent will notify each Holder and each Beneficial Owner or its Agent Member identified to the Tender and Paying Agent in accordance with Section 7.13 of the Tender and Paying Agent Agreement.  The Tender and Paying Agent shall have no responsibility for any such notice which is not provided to the Tender and Paying Agent on or before the dates specified in clauses (i) or (ii) above other than to notify each Holder of such notice within two (2) Business Days of receipt.  With respect to an SRP Calculation Period for which such notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the SRP Calculation Period.

(c)           (i) If the Fund allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VRDP Shares during the Special Rate Period, the Fund shall to the extent practical simultaneously increase such dividend payment by an additional amount equal to the Gross-up Payment and direct the Tender and Paying Agent to send notice with such dividend describing the Gross-up Payment and (ii) if the Fund allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VRDP Shares without simultaneously increasing such dividend as described in clause (i) above the Fund shall, prior to the end of the calendar year in which such dividend was paid, direct the Tender and Paying Agent to send notice with a Gross-up Payment to the Holder that was entitled to such dividend payment during such calendar year at such Holder's address as the same appears or last appeared on the record books of the Fund.  The Fund shall compute the Gross-up Payment and the Tender and Paying Agent shall have no duty to compute the Gross-up Payment or monitor the Fund’s computation of the Gross-up Payment.

Section 1.07                      The Notice of Special Rate Period and Ambiguities

(a)           During the Special Rate Period, the terms and provisions of the Notice of Special Rate Period shall be deemed a part of the Articles Supplementary.

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(b)           In the event of any conflict between the terms of the Notice of Special Rate Period and the terms of the Tender and Paying Agent Agreement (as amended by this Amendment) or the Related Documents (as amended by any amendments thereto), the terms of the Notice of Special Rate Period shall govern.

ARTICLE II
MISCELLANEOUS

SECTION 2.01.                                Successors and Assigns.

This Amendment shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Fund and the Tender and Paying Agent.  Neither party hereto may assign or otherwise transfer any of its rights under this Amendment, by operation of law or otherwise, without the prior written consent of the other party.  Any assignment without such prior written consent shall be void.

SECTION 2.02.                                Governing Law.

This amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

THE FUND AND THE TENDER AND PAYING AGENT EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

THE FUND AND THE TENDER AND PAYING AGENT EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN ANY COURT REFERRED TO IN THE PRECEDING PARAGRAPH OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE

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OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 2.03.                                Waiver of Jury Trial.

EACH OF THE FUND, THE TENDER AND PAYING AGENT AND EACH THIRD PARTY BENEFICIARY OF THIS AMENDMENT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO OR BENEFICIARIES HEREOF AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AMENDMENT.

SECTION 2.04.                                Counterparts.

This Amendment may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

SECTION 2.05.                                Beneficiaries.

Nothing herein, express or implied, shall give to any Person, other than the Fund, the Tender and Paying Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder, provided that the Liquidity Provider, Holders and Beneficial Owners shall be express third party beneficiaries hereof and of the Tender and Paying Agent Agreement as amended hereby to the extent provided in Section 7.04 of the Tender and Paying Agent Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.

By:	/s/ Robert W. Crothers
	Name:	Robert W. Crothers
	Title:	Vice President

THE BANK OF NEW YORK MELLON,
as Tender and Paying Agent

By:	/s/Glenn McKeever
	Name:	Glenn McKeever
	Title:	Vice President

Signature Page to Amendment to MUJ Tender and Paying Agent Agreement

EXHIBIT A

NOTICE OF SPECIAL RATE PERIOD

Exhibit A

EXHIBIT B

PORTFOLIO INFORMATION

Reporting as of:____________

TOB Floaters: $____________

CUSIP	Portfolio Name	Description	Market Value	Payment Default (Yes/No)	Par Value	Rating	State
[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]

Exhihit B

EXHIBIT C

EFFECTIVE LEVERAGE RATIO AND ASSET COVERAGE INFORMATION

EFFECTIVE LEVERAGE RATIO TEST

Preferred Shares Outstanding -	[●]
Accrued Dividends	[●]

Total Preferred Liability	[●]

Preferred Shares Outstanding - VRDP	[●]
Accrued Dividends	[●]

Total Debt Senior Securities	[●]

Floaters Issued by Trust	[●]

Market Value of Total Assets	[●]

Total Market Value of Total Assets	[●]

NOTE: Derivative Termination Value of Derivatives Contract

Effective Leverage Ratio	[●]

Pass/Fail	[●]

ASSET COVERAGE RATIO TEST

Minimum VRDP Shares Asset Coverage	[●]
Pass/Fail	[●]

Exhibit C

VRDP SHARES PURCHASE AGREEMENT

dated as of

June 30, 2011

between

The Bank of New York Mellon,
as Tender and Paying Agent

and

BANK OF AMERICA, N.A.,
as Liquidity Provider

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.
Series W-7
Variable Rate Demand Preferred Shares ("VRDP Shares")

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2

3

VRDP SHARES
PURCHASE AGREEMENT

VRDP SHARES PURCHASE AGREEMENT, dated as of June 30, 2011 between THE BANK OF NEW YORK MELLON, a New York banking corporation, including its successors and assigns, as tender and paying agent (the "Tender and Paying Agent") and BANK OF AMERICA, N.A., a national banking association, including its successors and assigns, as liquidity provider (the "Liquidity Provider").

WHEREAS, BlackRock MuniHoldings New Jersey Quality Fund, Inc., a closed-end investment company organized as a Maryland corporation (the "Fund"), has authorized the issuance to Holders (as defined below) of its Variable Rate Demand Preferred Shares, as set forth on Schedule I hereto, which are subject to this Agreement (the "VRDP Shares");

WHEREAS, the Fund wishes to enhance the liquidity of the VRDP Shares by providing for the right of Holders (as defined below) and Beneficial Owners (as defined below) to tender VRDP Shares pursuant to the Articles Supplementary (as defined below) and for the obligation of the Liquidity Provider to purchase VRDP Shares pursuant to the Purchase Obligation (as defined below);

WHEREAS, pursuant to the terms of the Tender and Paying Agent Agreement (as defined below), the Fund has retained the Tender and Paying Agent to perform certain duties with respect to the VRDP Shares, including entering into and performing its duties under this Agreement (as defined below);

WHEREAS, the original issuance and sale of the VRDP Shares by the Fund is conditioned upon, and subject to, the Purchase Obligation being in effect with respect to the VRDP Shares; and

WHEREAS, the Articles Supplementary provides that the Fund for the benefit of the Holders or Beneficial Owners of VRDP Shares, as the case may be, shall (i) maintain an agreement providing a Purchase Obligation on an ongoing basis to the extent that the Fund can do so on a commercially reasonable basis, and (ii) cause Holders and Beneficial Owners to receive advance notice of any termination of the Purchase Obligation.

NOW, THEREFORE, in consideration of the respective agreements contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01.   Definitions.

The following terms, as used herein, have the following meanings:

"1940 Act" means the Investment Company Act of 1940, as amended.

"Agent Member" means a Person with an account at the Securities Depository that holds one or more VRDP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent and the Tender and Paying Agent with respect to such Beneficial Owner.

"Agreement" means this VRDP Shares Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

"Alternate VRDP Shares Purchase Agreement" means any agreement with a successor liquidity provider replacing this Agreement (or any replacement herefor) upon its termination in accordance with its terms and containing a Purchase Obligation substantially similar to the Purchase Obligation herein, as determined by the Fund.

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"Articles Supplementary" means the Articles Supplementary Establishing and Fixing the Rights and Preferences of the VRDP Shares.

"Available Commitment" as of any day means, with respect to the VRDP Shares, the sum of the aggregate Liquidation Preference of the VRDP Shares then Outstanding plus all accumulated but unpaid dividends, whether or not earned or declared.

"Beneficial Owner" means a Person in whose name VRDP Shares are recorded as beneficial owner of such VRDP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person's subrogee, including the Liquidity Provider to the extent it is at any time the Beneficial Owner of VRDP Shares (irrespective of any assignment or transfer by the Liquidity Provider of its voting rights).

"Board" means the Board of Directors of the Fund or any duly authorized committee thereof.

"Business Day" means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

"Charter" means the Articles of Incorporation of the Fund, and all amendments thereto, as filed with the State Department of Assessments and Taxation of the State of Maryland.

"Code" means the Internal Revenue Code of 1986, as amended.

"Conditional Acceptance" means a conditional acceptance by the Liquidity Provider of an extension of the Scheduled Termination Date.

"Date of Original Issue" with respect to the VRDP Shares, means the date on which the Fund initially issued such VRDP Shares.

"Deposit Securities" means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(1)     cash or any cash equivalent;

(2)     any U.S. Government Security;

(3)     any Municipal Obligation that has a credit rating from at least one (1) NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Obligations with substantially similar terms as of the date of the Articles Supplementary (or such rating's future equivalent), including (A) any such Municipal Obligation that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Obligation that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;

(4)     any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Obligations or U.S. Government Securities or any combination thereof; or

(5)     any letter of credit from a bank or other financial institution that has a credit rating from at least one (1) NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of the Articles Supplementary (or such rating's future equivalent).

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"Dividend Payment Date" except as otherwise provided in the Articles Supplementary, means the date that is the first (1st) Business Day of each calendar month.

"Effective Date" means the date of this Agreement.

"Effective Leverage Ratio" has the meaning set forth in the Fee Agreement.

"Effective Leverage Ratio Cure Period" has the meaning set forth in the Fee Agreement.

"Electronic Means" means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two (2) parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means as set forth in the Tender and Paying Agent Agreement or as specified in the related notice.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

"Extraordinary Corporate Event" means as to the Liquidity Provider, (i) the consolidation, amalgamation with, or merger with or into or the transfer of all or substantially all of the Liquidity Provider's assets to another entity, or (ii) the dissolution, for any reason, of the Liquidity Provider other than in connection with the consolidation, amalgamation with, or merger with or into another entity or the transfer of all or substantially all of the Liquidity Provider's assets; provided, however, that with respect to (i) above, an Extraordinary Corporate Event does not include any of the listed occurrences where (x) the surviving entity, or transferee of all or substantially all of the Liquidity Provider's assets, (a) assumes all of the obligations of the Liquidity Provider under the terms of this Agreement and (b) has (i) short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act and (y) the Liquidity Provider has provided notice in writing to the Fund confirming the information described in (x) at least ten (10) days prior to the scheduled date of the applicable listed occurrence in (i) above.

"Failed Remarketing Condition" means a Failed Remarketing Condition—Purchased VRDP Shares or a Failed Remarketing Condition—Unpurchased VRDP Shares.

"Failed Remarketing Condition—Purchased VRDP Shares" means the Liquidity Provider acquires and continues to be the beneficial owner for federal income tax purposes of any VRDP Shares in connection with purchases made pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) on any Purchase Date including VRDP Shares that the Liquidity Provider continues to be the beneficial owner of for federal income tax purposes after the expiration or termination of this Agreement.

"Failed Remarketing Condition—Purchased VRDP Shares Redemption" means redemption by the Fund, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed by the Board for redemption, of VRDP Shares that the Liquidity Provider shall have acquired pursuant to the Purchase Obligation and continued to be the beneficial owner of for federal income tax purposes for a continuous period of six (6) months during which such VRDP Shares are tendered for Remarketing on each Business Day in accordance with the Related Documents but cannot be successfully remarketed (i.e., a Failed Remarketing Condition—Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such VRDP Shares), determined by the Fund on a first-in, first-out basis, in accordance with and subject to the provisions of the Fee Agreement and the Articles Supplementary.

"Failed Remarketing Condition—Unpurchased VRDP Shares" means that a Beneficial Owner (other than the Liquidity Provider or its affiliates) continues to hold VRDP Shares, that were subject to a Tender in accordance with this Agreement, after any Purchase Date as a result of the failure by the Liquidity Provider for any reason to purchase such VRDP Shares pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) ("Unpurchased VRDP Shares"), until such time as all Outstanding Unpurchased VRDP Shares are (i) successfully remarketed pursuant to a Remarketing, (ii) purchased by the Liquidity Provider pursuant to the Purchase Obligation, or (iii) if not successfully remarketed pursuant to a Remarketing or purchased by the Liquidity Provider pursuant to the Purchase Obligation, the subject of a validly tendered Notice of Revocation (or any combination of the foregoing); and any Unpurchased VRDP Shares shall be deemed tendered for Remarketing until the earliest to occur of the foregoing events (i), (ii) or (iii) with respect to such Unpurchased VRDP Shares.

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 "Fee Agreement" means the VRDP Shares Fee Agreement, dated as of June 30, 2011, between the Fund and the Liquidity Provider, as amended, modified or supplemented from time to time, or any similar agreement with a successor liquidity provider.

"Final Notice of Purchase" means, in connection with an Optional Tender or a Mandatory Tender, a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members, in the case of an Optional Tender, or Holders, in the case of a Mandatory Tender, if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Purchase Date indicating the number of VRDP Shares to be purchased on such date pursuant to the Purchase Obligation, or, in connection with a Mandatory Purchase, the Mandatory Purchase Notice delivered by the Fund or the Tender and Paying Agent on behalf of the Fund.

"Fitch" means Fitch Ratings, a part of the Fitch Group, which is a majority-owned subsidiary of Fimalac, S.A.

"Fund" has the meaning set forth in the recitals to this Agreement.

"Fund Insolvency Event" means that the Fund becomes a debtor under Title 11 of the United States Bankruptcy Code or becomes subject to insolvency or liquidation proceedings under any United States federal or state, or any other law.

"Global VRDP Shares" means the VRDP Shares issued in book-entry form, deposited with the Tender and Paying Agent on behalf of the Securities Depository and registered in the name of a nominee of the Securities Depository.

"Holder" means a Person in whose name a VRDP Share is registered in the registration books of the Fund maintained by the Tender and Paying Agent.

The word "including" means "including without limitation."

"Investment Adviser" means BlackRock Advisors, LLC, or any successor company or entity.

"Liquidation Preference" with respect to a given number of VRDP Shares, means $100,000 times that number.

"Liquidity Provider" has the meaning set forth in the preamble to this Agreement.

"Liquidity Provider Ratings Event" means the Liquidity Provider shall fail to maintain at any time (i) short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act.

"Liquidity Provider Ratings Event Termination Date" means the date established by the Tender and Paying Agent, acting upon instructions of the Fund pursuant to the Tender and Paying Agent Agreement, for termination of this Agreement upon the occurrence of a Liquidity Provider Ratings Event, which date shall be not less than sixteen (16) days nor more than thirty (30) days following such Liquidity Provider Ratings Event.

"Losses" has the meaning set forth in Section 2.02(o).

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"Mandatory Purchase" means the mandatory purchase of Outstanding VRDP Shares by the Liquidity Provider pursuant to this Agreement in connection with a Mandatory Purchase Event.

"Mandatory Purchase Date" means the Purchase Date for a Mandatory Purchase in accordance with the Articles Supplementary and this Agreement.

"Mandatory Purchase Event" means, (i) in connection with the termination of this Agreement due to its expiration as of a Scheduled Termination Date, by the fifteenth (15th) day prior to any such Scheduled Termination Date, (a) the Liquidity Provider shall not have agreed to an extension or further extension of the Scheduled Termination Date to a date not earlier than 364 days from the Scheduled Termination Date of this Agreement then in effect, and (b) the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 364 days from the Scheduled Termination Date of this Agreement being replaced, or (ii) in connection with the termination of this Agreement due to a Liquidity Provider Ratings Event or Related Party Termination Event, by the fifteenth (15th) day prior to the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 364 days from the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of this Agreement being replaced.  The Mandatory Purchase Event shall be deemed to occur on such fifteenth (15th) day prior to any Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be.

"Mandatory Purchase Notice" means, in connection with the Mandatory Purchase of VRDP Shares, a notice substantially in the form attached to this Agreement as Exhibit B, delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider specifying a Mandatory Purchase Date.

"Mandatory Tender," with respect to a Mandatory Tender Event, means the mandatory tender of all VRDP Shares by Holders for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider at the Purchase Price pursuant to Section 2 of Part II of the Articles Supplementary and this Agreement.

"Mandatory Tender Event" means (a) each failure by the Fund to make a scheduled payment of dividends on a Dividend Payment Date; (b) the occurrence of a Liquidity Provider Ratings Event (which shall constitute a single Mandatory Tender Event upon the occurrence of such Liquidity Provider Ratings Event, whether or not continuing and whether or not such Liquidity Provider Ratings Event also results in a Mandatory Purchase Event; provided that, following restoration of the short-term debt ratings to the requisite level, a subsequent Liquidity Provider Ratings Event shall constitute a new Mandatory Tender Event); (c) in the event of a failure by the Fund to pay the Liquidity Provider the applicable fee when due under the terms of the Fee Agreement if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that such failure to pay such fee constitutes a Mandatory Tender Event; (d) the eighth (8th) day prior to the scheduled date of the occurrence of an Extraordinary Corporate Event; (e) the Fund shall have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement by the fifteenth (15th) day prior to the Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of this Agreement being replaced; (f) the Fund shall have provided a Notice of Proposed Special Rate Period in accordance with the Articles Supplementary; or (g) in the event of a breach by the Fund of its Effective Leverage Ratio covenant with the Liquidity Provider in the Fee Agreement and the failure to cure such breach within sixty (60) days from the date of such breach (which 60-day period would include the Effective Leverage Ratio Cure Period), if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund and the Tender and Paying Agent that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the Fund curing such breach prior to the delivery date of such notice from the Liquidity Provider).

"Mandatory Tender Notice" means, in connection with the Mandatory Tender of VRDP Shares, a notice, substantially in the form attached to the VRDP Shares Remarketing Agreement as Annex II, delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider specifying a Mandatory Tender Event and Purchase Date.

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"Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors.

"Municipal Obligations" means Municipal Bonds as described in the Offering Memorandum.

"Notice of Purchase" means, as the context requires, a Preliminary Notice of Purchase or a Final Notice of Purchase, in each case, substantially in the form of Exhibit A hereto.

"Notice of Redemption" means any notice with respect to the redemption of VRDP Shares pursuant to the Articles Supplementary.

"Notice of Revocation" means, in connection with the revocation by a Beneficial Owner or its Agent Member of its Notice of Tender, a notice, substantially in the form attached to this Agreement as Exhibit D and the Tender and Paying Agent Agreement as Exhibit C, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to revoke the tender of some or all of the VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II of the Articles Supplementary.

"Notice of Tender" means, in connection with an Optional Tender, a notice, substantially in the form attached to this Agreement as Exhibit C and the Tender and Paying Agent Agreement as Exhibit A, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to tender VRDP Shares for sale on a Purchase Date pursuant to the Articles Supplementary.

"NRSRO" means a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, that is not an "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Fund or the Liquidity Provider, including, at the date hereof, Moody's and Fitch.

"Offering Memorandum" means the Offering Memorandum of the Fund relating to the offering and sale of the VRDP Shares, dated June 29, 2011 as amended, revised or supplemented from time to time, including in connection with any Remarketing, if applicable.

"Optional Tender" means any tender of VRDP Shares by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, other than a Mandatory Tender, for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date, or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider pursuant to Section 2 of Part II of the Articles Supplementary and this Agreement.

"Outstanding" means, as of any date with respect to the VRDP Shares, the number of VRDP Shares theretofore issued by the Fund except, without duplication, (i) any VRDP Shares theretofore cancelled or delivered to the Tender and Paying Agent for cancellation or redemption by the Fund, (ii) any VRDP Shares with respect to which the Fund has given a Notice of Redemption and irrevocably deposited with the Tender and Paying Agent sufficient Deposit Securities to redeem such VRDP Shares, pursuant to Section 10 of Part I of the Articles Supplementary, (iii) any VRDP Shares as to which the Fund shall be a Beneficial Owner, and (iv) any VRDP Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund; provided, however, with respect to clause (ii), any such VRDP Shares will be deemed to be Outstanding for purposes of this Agreement until redeemed by the Fund.

"Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

"Placement Agent" means BlackRock Investments, LLC.

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"Placement Agreement" means the placement agreement, dated as of June 28, 2011, between the Fund and the Placement Agent with respect to the offering and sale of the VRDP Shares.

"Preliminary Notice of Purchase" means a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Business Day immediately preceding a Purchase Date indicating the number of shares of VRDP Shares to be purchased on the Purchase Date pursuant to the Purchase Obligation.

"Purchase Date," with respect to any purchase of VRDP Shares, means (i) in connection with an Optional Tender, the date specified in a Notice of Tender, which date shall be no earlier than the seventh (7th) day (or, if such day is not a Business Day, the next succeeding Business Day) following delivery to the Tender and Paying Agent of the Notice of Tender, (ii) in connection with a Mandatory Tender, the date specified in the Mandatory Tender Notice (or, if such day is not a Business Day, the next succeeding Business Day), subject to the immediately succeeding sentence below, or (iii) in connection with a Mandatory Purchase, the Mandatory Purchase Date specified in the Mandatory Purchase Notice (or, if such day is not a Business Day, the next succeeding Business Day).  The Purchase Date in respect of a Mandatory Tender Event shall be not later than seven (7) days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided, that:  (A) the Purchase Date in connection with the failure of the Fund to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (B) the Purchase Date in connection with the occurrence of an Extraordinary Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate Event, the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event shall be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender Notice); (C) the Purchase Date in connection with the Fund obtaining an Alternate VRDP Shares Purchase Agreement may not be later than the Business Day immediately preceding the termination of this Agreement and the effective date of such Alternate VRDP Shares Purchase Agreement (which may not be later than the termination date of this Agreement); and (D) the Purchase Date in connection with a Notice of Proposed Special Rate Period may not be later than the first (1st) day of such proposed Special Rate Period.

"Purchase Obligation" means the unconditional and irrevocable obligation of the Liquidity Provider during the term and pursuant to the terms of this Agreement to purchase Outstanding VRDP Shares on any Purchase Date at the Purchase Price from Beneficial Owners, in the case of any Optional Tender, and Holders, in the case of any Mandatory Tender or any Mandatory Purchase, in each case following delivery of a Final Notice of Purchase with respect to such VRDP Shares.

"Purchase Price" means an amount equal to the Liquidation Preference of any VRDP Shares to be purchased on a Purchase Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to but excluding, the relevant Purchase Date.

"Purchased VRDP Shares" means all VRDP Shares purchased by the Liquidity Provider pursuant to Article II of this Agreement, so long as the Liquidity Provider continues to be the beneficial owner for federal income tax purposes of such VRDP Shares.

"Related Documents" means this Agreement, the Charter, the Articles Supplementary, the VRDP Shares, the Placement Agreement, the VRDP Shares Remarketing Agreement, the Fee Agreement and the Tender and Paying Agent Agreement.

"Related Party" means a related party for purposes of Section 267(b) or Section 707(b) of the Code, as such provisions may be amended from time to time.

"Related Party Termination Date" means the effective date of the termination of this Agreement in accordance with its terms following the occurrence of a Related Party Termination Event.

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"Related Party Termination Event" means the Liquidity Provider becoming a Related Party of the Fund other than through the acquisition of VRDP Shares pursuant to the terms of this Agreement.

"Remarketing" means the remarketing of VRDP Shares by the Remarketing Agent on behalf of the Beneficial Owners thereof pursuant to an Optional Tender or on behalf of the Holders thereof pursuant to a Mandatory Tender, as provided in the VRDP Shares Remarketing Agreement and the Articles Supplementary.

"Remarketing Agent" means, with respect to the VRDP Shares, the Person or Persons designated as Remarketing Agent for the VRDP Shares with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld), initially as set forth in Schedule I hereto, and its or their permitted successors and assigns.  The Liquidity Provider's execution of this Agreement shall constitute its consent to the designation of the Remarketing Agent set forth in Schedule I.

"Remarketing Notice" has the meaning set forth in Section 2.02(h).

"Requisite NRSROs" means (i) any two (2) NRSROs that have issued a rating with respect to a security or class of debt obligations of an issuer; or (ii) if only one (1) NRSRO has issued a rating with respect to such security or class of debt obligations of an issuer at the time a purchaser Acquires (as such term is defined from time to time in Rule 2a-7 under the 1940 Act) the security, that NRSRO.

"Scheduled Termination Date" means the date that is 364 days from (and including) the Effective Date, or any succeeding date to which the term of this Agreement is extended pursuant to Section 2.03.

"SEC" means the Securities and Exchange Commission.

"Securities Depository" means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VRDP Shares.

"Special Optional Tender Provisions" has the meaning set forth in Section 2.02(e).

"Special Rate Period" with respect to the VRDP Shares, has the meaning specified in paragraph (a) of Section 4 of Part I of the Articles Supplementary.

"Tender" means either an Optional Tender or a Mandatory Tender, as applicable.

"Tender and Paying Agent" means The Bank of New York Mellon or, with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld), any successor Person, which has entered into an agreement with the Fund to act in such capacity as the Fund's tender agent, transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to VRDP Shares.

"Tender and Paying Agent Agreement" means the tender and paying agent agreement, dated as of June 30, 2011, between the Fund and the Tender and Paying Agent, as amended, modified or supplemented from time to time, or any similar agreement with a successor tender and paying agent.

"Termination Event" means a termination of this Agreement (a) on a Scheduled Termination Date, as such date may be extended pursuant to the terms hereof, (b) following written notice provided by the Tender and Paying Agent pursuant to Section 7.06(b) hereof following the occurrence of a Liquidity Provider Ratings Event at any time during the term hereof or (c) on a Related Party Termination Date.

"U.S. Government Securities" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

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"VRDP Shares" has the meaning set forth in the recitals to this Agreement.

"VRDP Shares Remarketing Agreement" means the VRDP Shares remarketing agreement, dated as of June 30, 2011, between the Fund and the Remarketing Agent, as amended, modified or supplemented from time to time.

"written" or "in writing" means any form of written communication, including communication by means of telex, telecopier or electronic mail.

SECTION 1.02. Incorporation of Certain Definitions by Reference.

Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor (including by incorporation by reference) in the Articles Supplementary.  Any day not referred to herein as a Business Day shall mean a calendar day.

ARTICLE II
PURCHASE OBLIGATION

SECTION 2.01.   Commitment to Purchase VRDP Shares.

(a)The Liquidity Provider agrees, commencing on the Effective Date of this Agreement, to purchase at the Purchase Price any Outstanding VRDP Shares that are properly tendered in accordance with the Articles Supplementary and this Agreement, including, without limitation to any other provision of this Agreement, on the Purchase Date for a Mandatory Tender in connection with the Fund obtaining an Alternate VRDP Shares Purchase Agreement and the Purchase Date for a Mandatory Purchase Event.  The Liquidity Provider agrees that in no event shall amounts paid by it in respect of the Purchase Price be paid from funds or property of the Fund, including, without limitation, any funds derived from funds that the Fund may have on deposit with the Liquidity Provider.  The obligation of the Liquidity Provider to purchase VRDP Shares pursuant to this Agreement shall run to the benefit of those beneficiaries identified in Section 7.10 and shall be unconditional and irrevocable in accordance with the provisions hereof, without regard to, without limitation, any failure of the representations, warranties, agreements or performance of the Tender and Paying Agent set forth herein or of the Fund set forth in the Fee Agreement or the termination of the obligations of the Remarketing Agent under Section 10 of the VRDP Shares Remarketing Agreement.

(b)The obligation of the Liquidity Provider hereunder to purchase VRDP Shares of any Holder or Beneficial Owner on any Purchase Date shall be unconditional upon delivery to the Liquidity Provider of a written Final Notice of Purchase from the Tender and Paying Agent by Electronic Means or, if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations hereunder, from any Holder or Beneficial Owner, with respect to an election by one or more Beneficial Owners to submit such VRDP Shares for purchase by the Liquidity Provider (subject to Section 2.02(k)); provided that, in the case of a Mandatory Purchase, the Final Notice of Purchase shall automatically be deemed given upon the Mandatory Purchase Notice being delivered to the Liquidity Provider in accordance herewith.

(c)In the case of an Optional Tender or a Mandatory Tender, the Liquidity Provider shall be obligated to purchase only those VRDP Shares subject to a Final Notice of Purchase.  In the case of a Mandatory Purchase, the Liquidity Provider shall be obligated to purchase all Outstanding VRDP Shares.

SECTION 2.02.   Method of Purchasing.

(a)Pursuant to an Optional Tender, Beneficial Owners may elect to tender their VRDP Shares (in one or more shares) for purchase at the Purchase Price on the Purchase Date designated in the Notice of Tender (or if such day is not a Business Day, on the next succeeding Business Day) by an effective delivery of a Notice of Tender to the Tender and Paying Agent.  Each Notice of Tender will be irrevocable (except as described below) and effective upon receipt by the Tender and Paying Agent and shall:

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(i)be delivered by a Beneficial Owner, directly or through its Agent Member, by email transmission (or if email transmission shall be unavailable, by facsimile transmission), to the Tender and Paying Agent not later than 2:00 p.m., New York City time, on any Business Day, with a copy to the Remarketing Agent;

(ii)state the series and the aggregate number of VRDP Shares to be purchased, the CUSIP number of the VRDP Shares to be purchased and the Purchase Date and be in substantially the form of and contain such other information specified in Exhibit C to this Agreement; and

(iii)state that the tendering Beneficial Owner acknowledges that such Beneficial Owner is required to deliver the VRDP Shares that are the subject of a Notice of Tender (that has not been duly revoked as described below) on or before 2:00 p.m., New York City time, on the Purchase Date.

(b)Upon receipt of a Notice of Tender, the Tender and Paying Agent shall provide a copy of such notice to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund) as promptly as practicable by Electronic Means, but no later than 4:00 p.m., New York City time, on the date of receipt or deemed receipt.  Any Notice of Tender that is delivered to the Tender and Paying Agent by a Beneficial Owner or its Agent Member after 2:00 p.m., New York City time, shall be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day, and the Purchase Date shall be adjusted such that the Purchase Date shall be the Business Day next succeeding the date specified as the Purchase Date in the Notice of Tender.  Anything herein or in any other Related Document to the contrary notwithstanding, any failure by a Beneficial Owner or its Agent Member to deliver a copy of the Notice of Tender to the Remarketing Agent or any defect in the copy of the Notice of Tender to the Remarketing Agent will have no effect on the effectiveness of a Notice of Tender properly delivered to the Tender and Paying Agent.  The Tender and Paying Agent's determination as to whether a Notice of Tender has been properly delivered shall be conclusive and binding on a Beneficial Owner and its Agent Member.

(c)VRDP Shares are subject to Mandatory Tender upon the occurrence of a Mandatory Tender Event. So long as the VRDP Shares are in book-entry form and held through the Securities Depository, any Mandatory Tender will be effected automatically through the book entry system of the Securities Depository, without any action required on the part of the Holders or Beneficial Owners.

(i)Promptly following the occurrence of a Mandatory Tender Event, and in any event within three (3) Business Days thereafter, the Fund, or the Tender and Paying Agent at the direction of the Fund (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Fund), shall provide a Mandatory Tender Notice by Electronic Means to Holders, the Remarketing Agent and the Liquidity Provider, specifying a Purchase Date for all Outstanding VRDP Shares.  Any notice given in respect of a Mandatory Tender under the Articles Supplementary shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

(ii)Upon the occurrence of a Mandatory Tender Event, all Outstanding VRDP Shares automatically shall be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the designated Purchase Date by purchasers in the Remarketing in the event of a successful Remarketing or otherwise by the Liquidity Provider, including any VRDP Shares previously tendered pursuant to an Optional Tender for which the Purchase Date has not yet occurred.  In the event that VRDP Shares are issued in certificated form and a Holder of VRDP Shares fails to deliver such VRDP Shares to which a Mandatory Tender relates on or prior to the Purchase Date, the Holder of such VRDP Shares shall not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date.  Any such undelivered VRDP Shares shall be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent shall place stop-transfer orders against the undelivered VRDP Shares.  Any moneys held by the Tender and Paying Agent for the purchase of undelivered VRDP Shares shall be held in a separate account by the Tender and Paying Agent, shall not be invested, and shall be held for the exclusive benefit of the Holder of such undelivered VRDP Shares.  The undelivered VRDP Shares shall be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund shall issue to the purchaser a replacement VRDP Shares certificate in lieu of such undelivered VRDP Shares.

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(d)A Beneficial Owner or its Agent Member that delivered a Notice of Tender in connection with an Optional Tender may deliver in writing by email transmission (or if email transmission shall be unavailable, by facsimile transmission) to the Tender and Paying Agent, not later than 10:00 a.m., New York City time, on or prior to the Business Day immediately preceding the Purchase Date, a Notice of Revocation, a form of which is attached hereto as Exhibit D, to the effect that such Beneficial Owner wishes to revoke its election to tender some or all of the VRDP Shares that were specified in such Notice of Tender to be purchased.  Any Notice of Revocation delivered to the Tender and Paying Agent shall be promptly delivered by Electronic Means by the Tender and Paying Agent to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund) by 12:00 noon, New York City time, on the Business Day immediately preceding the relevant Purchase Date.  The Remarketing Agent (following receipt of such Notice of Revocation) shall notify the Tender and Paying Agent and the Liquidity Provider of the number of VRDP Shares specified in such Notice of Revocation that are subject to an agreement of sale pursuant to a Remarketing by Electronic Means not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date.  The Tender and Paying Agent shall contact the Remarketing Agent by Electronic Means by 1:45 p.m., New York City time, if such notification has not been received by such time.  The Tender and Paying Agent shall deliver such notification to the Beneficial Owner or its Agent Member promptly following receipt from the Remarketing Agent, and in any event by 4:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date.  Any such Notice of Revocation shall be effective (without further action on the part of the Beneficial Owner or its  Agent Member) as a revocation of the Optional Tender of the number of VRDP Shares specified therein as being sought to be revoked, but (except as set forth below) only if and to the extent that the Remarketing Agent has not entered into an agreement to sell such VRDP Shares.  A Notice of Revocation shall be effective as to the number of VRDP Shares specified therein as having been revoked less the number of such VRDP Shares in respect of which the Remarketing Agent has so notified the Tender and Paying Agent and the Liquidity Provider that it has entered into an agreement of sale.  Notwithstanding the foregoing, tendered VRDP Shares, if any, that remain unsold on the related Purchase Date shall be allocated by the Remarketing Agent to each Notice of Revocation received in respect of VRDP Shares tendered for purchase on such Purchase Date and not already satisfied in the chronological order in which each such Notice of Revocation was received by the Tender and Paying Agent, and each such Notice of Revocation shall be effective only to the extent of such allocation and availability of unsold VRDP Shares.

(e)In connection with any Special Rate Period designated pursuant to the Articles Supplementary, the Board, without the vote or consent of any Holder of VRDP Shares but with prior written consent of the Liquidity Provider, in the Notice of Special Rate Period relating to the VRDP Shares, as delivered to the Remarketing Agent and the Liquidity Provider, may provide for optional tender provisions relating solely to such Special Rate Period ("Special Optional Tender Provisions") whereby the minimum number of days' notice required for an Optional Tender may exceed seven (7) days as specified in the Special Optional Tender Provisions for such Special Rate Period.

(f)The Fund shall use its best efforts to engage at all times a Remarketing Agent that is a nationally recognized securities dealer with experience in remarketing variable-rate securities whose appointment has been consented to in writing by the Liquidity Provider (which consent shall not be unreasonably withheld) to use its best efforts to find purchasers for all VRDP Shares properly tendered pursuant to a Tender.  All such VRDP Shares shall be remarketed at the Purchase Price of such VRDP Shares.

(g)In connection with any attempted Remarketing, all tendered VRDP Shares shall be remarketed at the Purchase Price of such VRDP Shares.  The calculation of the Purchase Price of the VRDP Shares that are remarketed or purchased by the Liquidity Provider shall be made by the Remarketing Agent in advance of such Remarketing or purchase and, together with the details of the aggregate number and Purchase Price of remarketed VRDP Shares and the aggregate number and Purchase Price of VRDP Shares to be purchased by the Liquidity Provider pursuant to the Purchase Obligation, shall be communicated by the Remarketing Agent to the Fund, the Liquidity Provider and the Tender and Paying Agent by Electronic Means by 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, as described below.  The proceeds of any sale of any remarketed VRDP Shares by the Remarketing Agent relating to tendered VRDP Shares will be used by the Tender and Paying Agent for the purchase of the tendered VRDP Shares at the Purchase Price, and the terms of the sale will provide for the wire transfer of such Purchase Price by the Remarketing Agent to be received by the Tender and Paying Agent no later than 11:00 a.m., New York City time, on the related Purchase Date for payment to the Agent Member of the Beneficial Owner, in the case of an Optional Tender, or Holder, in the case of a Mandatory Tender, tendering VRDP Shares for sale through the Securities Depository in immediately available funds against delivery of the tendered VRDP Shares to the Tender and Paying Agent through the Securities Depository, the delivery of such VRDP Shares to the Tender and Paying Agent through the Securities Depository no later than 2:00 p.m., New York City time, on the related Purchase Date, and the re-delivery of such VRDP Shares by means of "FREE" delivery through the Securities Depository to the Remarketing Agent for delivery to the purchaser's Agent Member through the Securities Depository by 3:00 p.m., New York City time, on the related Purchase Date.

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(h)By 2:00 p.m., New York City time, on the Business Day immediately preceding each Purchase Date, the Remarketing Agent shall deliver a notice to the Tender and Paying Agent and the Liquidity Provider (a "Remarketing Notice"), by Electronic Means, that sets forth the number of VRDP Shares, if any, that it successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such sold VRDP Shares and the number of VRDP Shares, if any, not successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such unsold VRDP Shares to be paid by the Liquidity Provider.  If the Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the VRDP Shares to be purchased on such Purchase Date, the Tender and Paying Agent shall promptly, and in any event not later than 4:00 p.m., New York City time, on such Business Day, deliver by Electronic Means to the Liquidity Provider (with a copy to the Fund) a Preliminary Notice of Purchase that, subject to delivery of the Final Notice of Purchase on the Purchase Date described below, provides for the purchase by the Liquidity Provider of the number of such VRDP Shares that the Remarketing Agent stated in the Remarketing Notice as not having been successfully remarketed, including the aggregate Purchase Price of such VRDP Shares, as calculated by the Remarketing Agent.  If the Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the VRDP Shares to be purchased on such Purchase Date (or if proceeds from a Remarketing for any tendered VRDP Shares have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date), the Tender and Paying Agent shall deliver by Electronic Means to the Liquidity Provider (with a copy to the Fund) by 12:00 noon, New York City time, on such Purchase Date a Final Notice of Purchase that states the number of VRDP Shares required to be purchased by the Liquidity Provider.  For purposes of the Final Notice of Purchase, any tendered VRDP Shares for which remarketing proceeds have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date (other than VRDP Shares owned by the Remarketing Agent and tendered for Remarketing), shall be treated as not having been successfully remarketed and shall be required to be purchased by the Liquidity Provider.  The payment obligation of the Liquidity Provider shall equal the Purchase Price of the VRDP Shares, stated in the Final Notice of Purchase delivered to the Liquidity Provider, as being required to be purchased by the Liquidity Provider.

(i)The Liquidity Provider shall, no later than 2:00 p.m., New York City time, on a Purchase Date for any VRDP Shares, wire transfer the aggregate Purchase Price of all VRDP Shares in respect of which Final Notices of Purchase have been delivered to it for purchase of VRDP Shares on such date, as follows:  (i) in the case of a Final Notice of Purchase delivered by the Tender and Paying Agent, by wire transfer, in immediately available funds, to the account of the Tender and Paying Agent specified by the Tender and Paying Agent in any such Final Notice of Purchase; and (ii) in the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under this Agreement and the Liquidity Provider has received a Remarketing Notice that such VRDP Shares have not been the subject of an agreement of sale in a Remarketing and has received written notice from the Fund that there is no Tender and Paying Agent or that the Tender and Paying Agent does not intend to perform its obligations hereunder, in the case of a Final Notice of Purchase delivered by a Beneficial Owner or its Agent Member, in the case of an Optional Tender, or by a Holder, in the case of a Mandatory Tender, by payment against delivery of the VRDP Shares that are the subject of any such Final Notice of Purchase, through means of the Securities Depository in the case of Global VRDP Shares.  The Fund is required pursuant to the Articles Supplementary, in the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under this Agreement, to (i) upon becoming aware thereof, promptly notify the Liquidity Provider, the Remarketing Agent and Holders by Electronic Means of such event, and (ii) so long as such event is continuing, use its best efforts to direct and request the Remarketing Agent to forward, concurrently with the delivery thereof to the Liquidity Provider or as promptly as practicable thereafter, any Remarketing Notice to each Beneficial Owner or Holder tendering VRDP Shares that are the subject of such notices.

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(j)Upon receipt by the Tender and Paying Agent from the Beneficial Owner or its Agent Member, in the case of an Optional Tender, or by the Holder, in the case of a Mandatory Tender, of tendered VRDP Shares and the payment by the Tender and Paying Agent to such Beneficial Owner or its Agent Member, or such Holder as the case may be, of the Purchase Price therefor on the applicable Purchase Date, the Tender and Paying Agent shall deliver to the Liquidity Provider, by means of "FREE" delivery through the system of the Securities Depository, VRDP Shares in satisfaction of the Liquidity Provider's Purchase Obligation on such Purchase Date.  Any funds paid by the Liquidity Provider and held in the account of the Tender and Paying Agent for the payment of the Purchase Price shall be held in trust (i) in the case of an Optional Tender, on the Purchase Date, for the benefit of the tendering Beneficial Owners or their Agent Members until the VRDP Shares are delivered by the tendering Beneficial Owners or their Agent Members and, after the Purchase Date, in trust for the benefit of the Liquidity Provider, for payment of the Purchase Price upon delivery of the VRDP Shares or, with respect to VRDP Shares that are not delivered, for return to the Liquidity Provider upon its request and (ii) in the case of a Mandatory Tender, for the benefit of the tendering Holders until delivery of the VRDP Shares by the tendering Holders against payment therefor. Any funds paid by the Remarketing Agent and held in an account of the Tender and Paying Agent for the payment of the Purchase Price in connection with a Remarketing shall be held in trust (i) in the case of an Optional Tender, on the Purchase Date, for the benefit of the tendering Beneficial Owners or their Agent Members until the VRDP Shares are delivered by the tendering Beneficial Owners or their Agent Members and, after the Purchase Date, in trust for the benefit of the Remarketing Agent on account of purchasers purchasing in a Remarketing or for the Remarketing Agent's account to the extent it has advanced the Purchase Price of any VRDP Shares  (which it may or may not do in its sole discretion) on behalf of one or more purchasers, as applicable, for payment of the Purchase Price upon delivery of the VRDP Shares or, with respect to VRDP Shares that are not delivered, for return to the Remarketing Agent on account of purchasers purchasing in a Remarketing or for the Remarketing Agent's account to the extent it has advanced the Purchase Price of any VRDP Shares (which it may or may not do in its sole discretion) on behalf of one or more purchasers, as applicable, upon the Remarketing Agent's request and (ii) in the case of a Mandatory Tender, for the benefit of the tendering Holders until delivery of the VRDP Shares by the tendering Holders against payment therefor.  Upon receipt of VRDP Shares from the tendering Beneficial Owners or their Agent Members, in the case of an Optional Tender, or from the tendering Holders, in the case of a Mandatory Tender, by the Tender and Paying Agent, the Tender and Paying Agent shall pay, subject to receipt of the Purchase Price by the Tender and Paying Agent in the form of remarketing proceeds from the Remarketing Agent, with respect to VRDP Shares remarketed by the Remarketing Agent, or in the form of payment pursuant to this Agreement from the Liquidity Provider, with respect to the VRDP Shares subject to purchase pursuant to the Purchase Obligation, the Purchase Price for such VRDP Shares to such tendering Beneficial Owner, Agent Member or Holder, as the case may be. In accordance with and subject to the foregoing, the Tender and Paying Agent shall effect any such payment on the applicable Purchase Date.

(k)Except as otherwise expressly provided for herein, the purchase and delivery of tendered Global VRDP Shares and their Remarketing will be accomplished in accordance with the applicable procedures of the Securities Depository.

(l)In the event of a Failed Remarketing Condition, of which the Tender and Paying Agent has received notice labeled "Notice of Failed Remarketing Condition" by Electronic Means from the Fund, the Tender and Paying Agent shall provide notice of such Failed Remarketing Condition within two (2) Business Days of receipt by the Tender and Paying Agent of such notice of such Failed Remarketing Condition, by Electronic Means (or by first class mail, postage prepaid, in the case where the VRDP Shares are in physical form), to the Holders (with a copy to the Fund).

(m)At any time that no Purchase Obligation is in effect, any VRDP Shares unsold in a Remarketing shall be returned to the tendering Beneficial Owners or their Agent Members, or the tendering Holders, as the case may be, by the Tender and Paying Agent.

(n)VRDP Shares are subject to Mandatory Purchase by the Liquidity Provider upon the occurrence of a Mandatory Purchase Event.  Promptly following the occurrence of a Mandatory Purchase Event, and in any event within three (3) Business Days thereafter, the Fund, or the Tender and Paying Agent at the direction of the Fund (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Fund), shall provide a Mandatory Purchase Notice by Electronic Means to Holders and the Liquidity Provider, specifying a Mandatory Purchase Date for all Outstanding VRDP Shares.  The Mandatory Purchase Date shall not be later than seven (7) days following the date a Mandatory Purchase Notice is sent to Holders by Electronic Means, and in any event shall be not later than the Business Day immediately preceding the termination of this Agreement.  Any notice given in respect of a Mandatory Purchase under the Articles Supplementary shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice.  Upon the occurrence of a Mandatory Purchase Event, all Outstanding VRDP Shares automatically shall be subject to Mandatory Purchase by the Liquidity Provider at the Purchase Price on the Mandatory Purchase Date, including any VRDP Shares tendered pursuant to an Optional Tender or Mandatory Tender for which the Purchase Date has not yet occurred.  In the event that VRDP Shares are issued in certificated form and a Holder fails to deliver such VRDP Shares to which a Mandatory Purchase relates, on or prior to the Mandatory Purchase Date, the Holder of such VRDP Shares will not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date.  Any such undelivered VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered VRDP Shares.  Any moneys held by the Tender and Paying Agent for the purchase of undelivered VRDP Shares shall be held in a separate account, shall not be invested, and shall be held for the exclusive benefit of the Holder of such undelivered VRDP Shares.  The undelivered VRDP Shares shall be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser a replacement VRDP Shares certificate in lieu of such undelivered VRDP Shares.

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(o)The Liquidity Provider shall not have any responsibility for, or incur any liability in respect of, any losses, claims, damages, liabilities or expenses (including reasonable fees and expenses of counsel) ("Losses") relating to any act by the Tender and Paying Agent, or any failure to act or to perform any of its obligations, other than Losses arising out of the bad faith, gross negligence or willful misconduct of the Liquidity Provider.

(p)VRDP Shares purchased by the Liquidity Provider pursuant to this Section 2.02 shall be delivered to the Liquidity Provider or its nominee as specified by the Liquidity Provider.

(q)If there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform any of its foregoing obligations hereunder on behalf of any Beneficial Owner or Holder, such Beneficial Owner or its Agent Member or Holder may perform any such obligations in place of the Tender and Paying Agent (if any) with respect to the VRDP Shares of such Beneficial Owner or Holder and payments shall be made to the account(s) specified by such Beneficial Owners or Holders.

SECTION 2.03.   Extension of Scheduled Termination Date.

Under the Fee Agreement, the Fund shall have the right, exercisable not more than one hundred twenty (120) days nor less than ninety (90) days prior to the Scheduled Termination Date, to request that the Liquidity Provider extend the term of such Scheduled Termination Date for an additional period of 364 days or, if mutually agreed upon by the parties to the Fee Agreement, a period greater than 364 days, which request may be conditioned upon terms and conditions that are different from the terms and conditions of this Agreement and the Fee Agreement then in effect.  The Liquidity Provider shall, no later than thirty (30) days after receiving such request, notify the Fund and the Tender and Paying Agent of its acceptance or rejection of such request, which acceptance by the Liquidity Provider may be a Conditional Acceptance conditioned upon terms and conditions which are different from the terms and conditions of this Agreement and the Fee Agreement then in effect or the terms and conditions proposed by the Fund in making an extension request.  If the Liquidity Provider fails to notify the Fund and the Tender and Paying Agent of its acceptance or rejection of the Fund's request for extension within such 30-day period, such failure to respond shall constitute a rejection of such request.  If the Liquidity Provider provides a Conditional Acceptance, then the Fund shall have thirty (30) days thereafter to notify the Liquidity Provider and the Tender and Paying Agent of its acceptance or rejection of the terms and conditions specified in the Liquidity Provider's Conditional Acceptance.  The Fund's failure to notify the Liquidity Provider and the Tender and Paying Agent within the 30-day period will be deemed a rejection of the terms and conditions specified in the Liquidity Provider's Conditional Acceptance.  Under the Fee Agreement, the Fund will acknowledge and agree that the Liquidity Provider may grant or deny any request for extension of the Scheduled Termination Date in its sole and absolute discretion.

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SECTION 2.04.   Reduction of Available Commitment.

As of the opening of business on the day following the Liquidity Provider's receipt of written notice (which the Tender and Paying Agent will provide within two (2) Business Days of receipt of notice from the Fund) of any redemption or other repurchase of VRDP Shares consummated by the Fund, the Available Commitment shall automatically be reduced by the amount applicable to the VRDP Shares so redeemed or otherwise repurchased; and the Available Commitment in respect of such VRDP Shares shall be extinguished and shall not thereafter be revived, except with the prior written consent of the Liquidity Provider.

SECTION 2.05.   Claw-Back Provision.

In the event that any dividends or redemption proceeds paid by the Fund on Outstanding VRDP Shares prior to the occurrence of a Fund Insolvency Event are required to be, and are, paid over to the bankruptcy estate of the Fund pursuant to a final, non-appealable judgment of a court of competent jurisdiction arising out of a Fund Insolvency Event, any Beneficial Owner (or former Beneficial Owner) of VRDP Shares that has paid over to the bankruptcy estate of the Fund pursuant to such judgment any dividends or redemption proceeds previously received from the Fund may demand reimbursement from the Liquidity Provider of any amounts so paid.  The Liquidity Provider agrees to make such reimbursement payment within three (3) Business Days of receipt of any such demand for payment made in writing and accompanied by evidence reasonably satisfactory to the Liquidity Provider of payment made to the bankruptcy estate of the Fund by or on behalf of the demanding party.  In connection with any reimbursement payment by the Liquidity Provider, the Beneficial Owner (or former Beneficial Owner) of VRDP Shares shall be deemed to have transferred, assigned and conveyed to the Liquidity Provider the right to receive from the Fund and the bankruptcy estate of the Fund any such dividends or redemption proceeds in exchange for the reimbursement payment by the Liquidity Provider, and the Beneficial Owner (or former Beneficial Owner) shall execute, acknowledge and deliver such further conveyances, assignments and other documents as the Liquidity Provider may reasonably request and are reasonably necessary in order to effectuate such assignment.  The provisions of this Section 2.05 shall survive any expiration or termination of this Agreement, in respect of any dividends or redemption proceeds paid by the Fund on Outstanding VRDP Shares during the term of this Agreement, and shall be in addition to any other obligation of the Liquidity Provider under this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE TENDER AND PAYING AGENT

The representations and warranties set out in this Article III are given hereunder by the Tender and Paying Agent on the Effective Date only and are not repeated on any subsequent date.

SECTION 3.01.   Existence; Binding Effect.

The Tender and Paying Agent represents and warrants to the Liquidity Provider that (i) the Tender and Paying Agent is duly organized and is validly existing as a banking corporation under the laws of the State of New York, (ii) it has the corporate power to enter into and perform its obligations under this Agreement and the Tender and Paying Agent Agreement and (iii) this Agreement constitutes the legal, valid and binding obligation of the Tender and Paying Agent except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws related to or affecting the rights of creditors generally from time to time in effect and by general principles of equity.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE LIQUIDITY PROVIDER

The representations and warranties set out in this Article IV are given hereunder by the Liquidity Provider on the Effective Date only and are not repeated on any subsequent date.

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SECTION 4.01.   Existence.

The Liquidity Provider is a national banking association duly organized and validly existing under the laws of the United States.  The Liquidity Provider has all requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement, including, without limitation, the Purchase Obligation.

SECTION 4.02.   Authorization; Contravention.

The execution, delivery and performance by the Liquidity Provider of this Agreement, including, without limitation, the Purchase Obligation, are within the Liquidity Provider's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation binding upon the Liquidity Provider.

SECTION 4.03.   Binding Effect.

This Agreement, including, without limitation, the Purchase Obligation, constitutes a valid and binding agreement of the Liquidity Provider, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws.

SECTION 4.04.   Financial Information.

The publicly available portions of the Liquidity Provider's most recent Call Report, and any amendments and supplements thereto, present fairly, in all material respects, the financial position of the Liquidity Provider and its subsidiaries as of the date of such report.  Since the date of the most recent such Call Report, no transaction or event has occurred and no change has occurred in the condition (financial or otherwise) or operations of the Liquidity Provider that would materially and adversely affect its ability to perform its obligations under this Agreement, including, without limitation, the Purchase Obligation.

SECTION 4.05.   Litigation.

Except as disclosed in the Offering Memorandum or in a schedule delivered to the Fund prior to the Effective Date, no filed action, suit, proceeding or any commenced investigation actually known to the Liquidity Provider is pending against the Liquidity Provider in any court or before any governmental authority in any way contesting or that a reasonably expected adverse decision would affect the validity of this Agreement, including, without limitation, the Purchase Obligation.

SECTION 4.06.   Consents.

All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any regulatory, supervisory or governmental agency, bureau or agency required to be obtained in connection with the performance of the Liquidity Provider under this Agreement or the execution, delivery by, or the validity or enforceability against, the Liquidity Provider of this Agreement and the other Related Documents to which the Liquidity Provider is a party have been obtained and are in full force and effect.

SECTION 4.07.   Ranking.

The obligations of the Liquidity Provider hereunder rank pari passu with all other senior unsecured obligations of the Liquidity Provider (other than any such obligations preferred by statute or by operation of law).

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ARTICLE V
DUTIES OF THE TENDER AND PAYING AGENT

SECTION 5.01.   Duties and Responsibilities.

(a)The Tender and Paying Agent is acting solely as agent for the Fund hereunder and owes no duties, fiduciary or otherwise, to any other Person by reason of this Agreement, other than to the Liquidity Provider as and to the extent expressly provided for herein.

(b)The Tender and Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Tender and Paying Agent.

(c)In the absence of negligence or willful misconduct on its part, the Tender and Paying Agent shall not be liable for any action taken, suffered or omitted by it in the performance of its duties under this Agreement.  The Tender and Paying Agent shall not be liable for any error of judgment made in good faith unless and to the extent it is negligent in ascertaining the pertinent facts.

SECTION 5.02.   Rights of the Tender and Paying Agent.

(a)The Tender and Paying Agent shall not incur liability for following the instructions herein contained or expressly provided for, or written instructions authorized hereby. The Tender and Paying Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document, believed by it, in the absence of manifest error or bad faith, to be genuine.  The Tender and Paying Agent shall not be liable for acting upon any telephone communication authorized hereby which the Tender and Paying Agent reasonably believes in the absence of bad faith to have been given by the Fund, a Holder, a Beneficial Owner, an Agent Member, the Liquidity Provider or the Remarketing Agent.  The Tender and Paying Agent may record telephone communications with the Fund, the Liquidity Provider and the Remarketing Agent in connection with its duties hereunder.

(b)The Tender and Paying Agent may consult with counsel of its choice and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)The Tender and Paying Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

(d)The Tender and Paying Agent may perform its duties and its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for misconduct or negligence on the part of any agent or attorney not affiliated with the Tender and Paying Agent appointed by it with due care hereunder. The Tender and Paying Agent shall notify the Fund of the appointment of any such non-affiliated agents or attorneys hereunder.

(e)Anything in this Agreement to the contrary notwithstanding, in no event shall the Tender and Paying Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Tender and Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(f)The Tender and Paying Agent shall not be obligated to take any legal action hereunder that might, in its judgment, involve any expenses or liability, unless it has been furnished with indemnity reasonably satisfactory to it.

(g)The Tender and Paying Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.  The Tender and Paying Agent shall use commercially reasonable efforts to commence performance of its obligations during any of the foregoing circumstances.

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(h)The Tender and Paying Agent makes no representation as to, and shall have no liability with respect to, the correctness of the recitals in, or the validity (with respect to parties other than the Tender and Paying Agent), accuracy or adequacy of this Agreement (including any schedules hereto), any VRDP Shares, the Articles Supplementary, the Placement Agreement, any offering material used in connection with the offer and sale of any VRDP Shares or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof.

(i)The permissive right of the Tender and Paying Agent under this Agreement to take or omit to take any action shall not be construed as a duty.

(j)The Tender and Paying Agent may request that the Liquidity Provider deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which certificate may be signed by any Person authorized to sign such a certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)Unless otherwise mutually agreed in writing between the Liquidity Provider and the Tender and Paying Agent, the Tender and Paying Agent shall have no duty or obligation to pay any interest or earnings on or with respect to amounts held or deposited hereunder or to invest any funds deposited with it at any time pursuant to this Agreement.  In the event the Liquidity Provider and the Tender and Paying Agent shall otherwise agree, any interest or earnings on or with respect to any amount held or deposited hereunder shall be remitted to the Fund in accordance with such agreement.  The Tender and Paying Agent shall be under no duty or obligation to collateralize or pledge any security therefor, or to segregate any amounts hereunder except as may be required by law; provided, however, that the Tender and Paying Agent shall hold any Purchase Price received from the Liquidity Provider, with respect to VRDP Shares subject to purchase pursuant to the Purchase Obligation, or the Remarketing Agent, with respect to VRDP Shares remarketed by the Remarketing Agent, in separate accounts in trust for the benefit of the parties specified in Section 2.02(j) or the return of such Purchase Price to the Liquidity Provider or the Remarketing Agent as provided in Section 2.02(j).

(l)The Tender and Paying Agent, in its individual or any other capacity, may become the owner or pledgee of VRDP Shares with the same rights it would have if it were not Tender and Paying Agent.

(m)Nothing contained herein shall be construed to require the Tender and Paying Agent to advance its own funds to any Holder if sufficient funds have not been deposited with the Tender and Paying Agent by the Fund for the purpose of making payments hereunder.

(n)The Tender and Paying Agent shall have no duty to examine and shall not be charged with knowledge of the contents of any report, information or document delivered to it hereunder.  The Tender and Paying Agent shall have no duty to determine the occurrence or continuance of any event or events that constitute a Liquidity Provider Ratings Event, Mandatory Tender Event, Mandatory Purchase Event, Failed Remarketing Condition, Failed Remarketing Condition—Purchased VRDP Shares Redemption or Related Party Termination Event, or to determine whether any agreement satisfies the requirements of an Alternate VRDP Shares Purchase Agreement.

(o)The Tender and Paying Agent has no obligation under the terms of this Agreement or otherwise to enforce any rights or exercise any remedies that may be available to any Holder or Beneficial Owner or other Person that arise out of or relate to this Agreement or otherwise.

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SECTION 5.03.   Tender and Paying Agent's Disclaimer.

The Tender and Paying Agent makes no representation as to the validity (except with respect to itself) or adequacy of this Agreement or any VRDP Shares issued or to be issued.

SECTION 5.04.   Concerning the Securities Depository.

(a)None of the Liquidity Provider or the Tender and Paying Agent shall have any responsibility or obligation to any Beneficial Owner in the Global VRDP Shares, an Agent Member or other Person with respect to the accuracy of the records of the Securities Depository or its nominee or of any Agent Member, with respect to any ownership interest in the Global VRDP Shares or with respect to the delivery to any Agent Member, Beneficial Owner or other Person (other than the Securities Depository) of any notice (including any Notice of Redemption) or the payment of any amount, under or with respect to such VRDP Shares.  All notices and communications to be given to the Holders and all payments to be made to Holders under this Agreement or the other Related Documents shall be given or made only to or upon the order of the registered holders (which shall be the Securities Depository or its nominee in the case of Global VRDP Shares).  The rights of Beneficial Owners in the Global VRDP Shares shall be exercised only through the Securities Depository subject to the applicable procedures of the Securities Depository.  The Liquidity Provider and the Tender and Paying Agent shall be entitled to rely and shall be fully protected in acting upon information furnished by the Securities Depository with respect to its members, participants and any beneficial owners.  The Fund and the Tender and Paying Agent shall be entitled to deal with the Securities Depository, and any nominee thereof that is the registered holder of any Global VRDP Shares for all purposes of this Agreement or the other Related Documents relating to such Global VRDP Shares (including the payment of dividends, redemption price, if any, and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global VRDP Shares), as the sole holder of such Global VRDP Shares and shall have no obligations to the Beneficial Owners thereof.  None of the Liquidity Provider or the Tender and Paying Agent shall have any responsibility or liability for any acts or omissions of the Securities Depository with respect to such Global VRDP Shares, for the records of the Securities Depository, including records in respect of beneficial ownership interests in respect of any such Global VRDP Shares, for any transactions between the Securities Depository and any Agent Member or between or among the Securities Depository, any such Agent Member and/or any holder or owner of a beneficial interest in such Global VRDP Shares, or for any transfers of beneficial interests in any such Global VRDP Shares.

(b)The Tender and Paying Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the other Related Documents or this Agreement or under applicable law with respect to any transfer of any interest in any VRDP Shares (including any transfers between or among Agent Members or Beneficial Owners of interests in any Global VRDP Shares), other than to require delivery of such certificates, other documentation or evidence, if any, as are expressly required by, and to do so if and when expressly required by the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE VI
COVENANTS OF THE LIQUIDITY PROVIDER

The Liquidity Provider agrees that, so long as there is any Purchase Obligation hereunder or any amount payable hereunder or under any VRDP Shares remains outstanding:

SECTION 6.01.   Fund Insolvency Event.

The Liquidity Provider agrees to perform all of its obligations hereunder, including the obligation to purchase the VRDP Shares in accordance with Article II herein, notwithstanding a Fund Insolvency Event.

SECTION 6.02.   Waiver.

In the event of a termination of this Agreement as a result of a Termination Event, the Liquidity Provider agrees to waive its right with respect to Purchased VRDP Shares to exercise the Purchase Obligation provided by any subsequent Liquidity Provider; provided, however, that any Purchased VRDP Shares that are subsequently sold by the Liquidity Provider in a successful Remarketing shall at the time of such sale and thereafter have the full benefit of the Purchase Obligation of any subsequent Liquidity Provider; and, provided, further, that any Purchase Obligation of a subsequent Liquidity Provider with respect to the Purchased VRDP Shares shall be on parity with the Purchase Obligation of such Liquidity Provider with respect to all other  Outstanding VRDP Shares.

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SECTION 6.03.   Notice of Extraordinary Corporate Event.

To the extent permitted under applicable confidentiality restrictions, the Liquidity Provider shall provide (a) written notice of an Extraordinary Corporate Event and (b) the written notice referred to in clause (y) in the definition of an Extraordinary Corporate Event, to the Fund at least ten (10) days prior to the scheduled date of the occurrence of an Extraordinary Corporate Event or ten (10) days prior to the scheduled date of the applicable listed occurrence in clause (i) of such definition, respectively.

SECTION 6.04.   Additional Information.

If at any time the Liquidity Provider's bank holding company is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Liquidity Provider shall furnish, or cause to be furnished, to Holders and Beneficial Owners of VRDP Shares and prospective purchasers of VRDP Shares, upon request, information with respect to the Liquidity Provider satisfying the requirements of subsection (d)(4) of Rule 144A.

ARTICLE VII
MISCELLANEOUS

SECTION 7.01.   Resignation or Removal of the Tender and Paying Agent.

Any resignation or removal of the Tender and Paying Agent shall be effective only upon a replacement Tender and Paying Agent entering into a replacement of this Agreement with the Liquidity Provider.

SECTION 7.02.   Notices.

All notices, requests and other communications to the Liquidity Provider shall be in writing (including telecopy, electronic mail or similar writing), except in the case of notices and other communications permitted to be given by telephone, and shall be given to such party at its address or telecopy number or email address set forth below or to such other Person and/or such other address or telecopy number or email address as such party may hereafter specify for the purpose by notice to the other party.  All notices, requests, demands and communications to be delivered to the Tender and Paying Agent shall be sent by Electronic Means to the attention of the Tender and Paying Agent at the office of the Tender and Paying Agent as set forth below or to such other Persons and/or such other addresses, telecopy numbers or email addresses as such party may hereafter specify for the purpose of notice to the other party.  Each such notice, request or other communication shall be effective (i) if given by mail, upon receipt, or (ii) if given by any other means, when delivered at the address specified in this Section.  The notice address for each party is specified below:

(a)            if to the Liquidity Provider:

Bank of America, N.A.
One Bryant Park
1111 Avenue of the Americas, 9th Floor
New York, NY 10036

Attention:  James Nacos/Thomas Visone
Telephone:  (212) 449-7358 / (646) 743-1408
Telecopy:  (646) 736-7286
Email:  DG.Pfloats@baml.com; james.nacos@baml.com; Thomas.visone@baml.com

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Wire Instructions:

Account with bank:
BANK OF AMERICA, NEW YORK
ABA:  026009593
FOR:  BANK OF AMERICA CHARLOTTE GLOBAL DERIVATIVE SETTLEMENTS
Acct #:  6550219386
Ref:  BlackRock VRDP Transactions

(b)      if to the Tender and Paying Agent:

The Bank of New York Mellon
Corporate Trust Division
Dealing and Trading Group
101 Barclay Street
Floor 7W
New York, New York 10286
Fax: (212) 815-2830

Joseph Denno
Vice President
Tel:  (212) 815 2898
Fax:  (212) 815 2830
Email:  joseph.denno@bnymellon.com

Christina Sotiriou
Senior Associate
Tel: (212) 815-2888
Fax: (212) 815-2830
Email: christina.sotiriou@bnymellon.com

Kristen Tartaglione
Senior Associate
Tel:  (212) 815 2902
Fax:  (212) 815 2830
Email:  kristen.tartaglione@bnymellon.com

Wire Instructions:
The Bank of New York Mellon
New York, New York
ABA# 021 000 018
G/L/A# 111 565
For Further Credit to Account #704143
Ref: mm/dd/yy and Event (e.g., Purchase Date or Mandatory Tender)
Attn:  Joe Denno, Tel: (212) 815-2898

Any payments required to be made by either party to the other, or any VRDP Shares required to be delivered by the Tender and Paying Agent to the Liquidity Provider, unless otherwise provided in a Related Document, shall be made in immediately available funds or delivered, by wire transfer, to the account of the applicable party listed under "Wire Instructions."

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SECTION 7.03.   No Waivers.

(a)The rights of the Liquidity Provider hereunder are separate from and in addition to any rights that the Liquidity Provider, as a holder of any VRDP Shares, may have under the terms of such VRDP Shares or any Related Document or otherwise.

(b)No failure or delay by the Liquidity Provider in exercising any right, power or privilege hereunder or under the VRDP Shares shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No failure or delay by the Liquidity Provider in exercising any right, power or privilege under or in respect of the VRDP Shares or any other Related Document shall affect the rights, powers or privileges of the Liquidity Provider hereunder or thereunder or shall operate as a limitation or waiver thereof.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 7.04.   Amendments and Waivers.

Any provision of this Agreement may be amended or waived with the consent of the Fund if, but only if, such amendment or waiver is in writing and is signed by the Tender and Paying Agent and the Liquidity Provider; provided, that no amendment or waiver that affects any preference, right or power of the VRDP Shares or the Holders thereof shall be made except as permitted under the Charter and the Articles Supplementary, and agreed to by the Fund.  The provision of Section 7.10 relating to the third party beneficiary rights of Holders and Beneficial Owners may be amended only with the prior written consent of Holders of 100% of the Outstanding VRDP Shares.

SECTION 7.05.   Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither party hereto may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party and the Fund, except pursuant to the proviso to the definition of "Extraordinary Corporate Event".  Any assignment or transfer without such prior written consent shall be void.  The obligations of the Liquidity Provider to purchase VRDP Shares pursuant to this Agreement shall run to the benefit of those beneficiaries identified in Section 7.10 and the Purchase Obligation evidenced hereby shall not be transferable except in connection with a transfer of VRDP Shares or any beneficial interest therein, whereupon the Purchase Obligation shall automatically run to the benefit of the transferee.

SECTION 7.06.   Term of this Agreement.

(a)Subject to subsections (b) and (c) below, this Agreement shall terminate on the later of (i) the earlier of (x) the Scheduled Termination Date (as such date may be extended in accordance with Section 2.03 hereof) and (y) the reduction of the Available Commitment of the Liquidity Provider to zero; and (ii) the date of payment of all sums payable by the Liquidity Provider pursuant to this Agreement.

(b)Notwithstanding the foregoing, (i) the Tender and Paying Agent, acting upon instructions of the Fund, may terminate this Agreement prior to the Scheduled Termination Date (as such date may be extended in accordance with Section 2.03 hereof) in accordance with this Section 7.06(b) as of the Liquidity Provider Ratings Event Termination Date specified by notice in writing to the Liquidity Provider following the occurrence of a Liquidity Provider Ratings Event or (ii) this Agreement shall terminate prior to the Scheduled Termination Date (as such date may be extended in accordance with Section 2.03 hereof) as of a Related Party Termination Date upon the occurrence of a Related Party Termination Event. The Liquidity Provider will use reasonable efforts to notify the Tender and Paying Agent and the Fund as soon as practicable at any time the Liquidity Provider believes it is highly likely a Related Party Termination Event will occur.

(c)No expiration or termination of this Agreement shall be effective, so long as VRDP Shares are Outstanding, until the completion of a Mandatory Purchase in respect thereof, if then required under the Articles Supplementary, including the purchase by the Liquidity Provider of any VRDP Shares required to be purchased by it as a result thereof pursuant to this Agreement.

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SECTION 7.07.   New York Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles that would require the application of the laws of another jurisdiction.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.

SECTION 7.08.   Waiver of Jury Trial.

Each of the Tender and Paying Agent, the Liquidity Provider and each third party beneficiary of this Agreement hereby waives trial by jury in any action, proceeding or counterclaim brought by any of the parties hereto or beneficiaries hereof against the other on any matters whatsoever arising out of or in any way connected with this Agreement.

SECTION 7.09.   Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7.10.   Beneficiaries.

This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder, except that the agreement of the Liquidity Provider to purchase VRDP Shares in accordance with the terms and conditions of this Agreement is made for the benefit of the Holders and Beneficial Owners from time to time of the VRDP Shares and shall be directly enforceable by the Holders or Beneficial Owners against the Liquidity Provider.

SECTION 7.11.   Entire Agreement.

This Agreement shall constitute the entire agreement and understanding between the parties hereto with respect to the matters set forth herein and shall supersede any and all prior agreements and understandings relating to the subject matter hereof.

SECTION 7.12.   Regulatory Matters.

Each party hereto acknowledges and agrees that it shall not be a condition precedent to the Purchase Obligation that any seller of VRDP Shares demonstrate or account for any loss.

SECTION 7.13.   Severability.

If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

SECTION 7.14.   Articles and Section Headings.

The Articles and Section headings and the Table of Contents herein are for convenience of reference only, and shall not affect the construction, or limit or otherwise affect the meaning hereof.

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SECTION 7.15.   Nonpetition Covenant—Liquidity Provider.

Notwithstanding any prior termination of this Agreement, Bank of America, N.A., solely in its capacity as Liquidity Provider, hereby covenants and agrees that it shall not, prior to the date which is one (1) year and one (1) day after the redemption and the payment in full of the VRDP Shares and all accumulated dividends, petition or otherwise invoke the process of any court or government authority for the purpose of commencing a case against the Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Fund or any substantial part of the property of the Fund; provided, however, that nothing in this provision shall preclude, or be deemed to stop, the Liquidity Provider from taking any action prior to the expiration of the aforementioned one (1) year and one (1) day period (x) in any case or proceeding voluntarily filed or commenced by the Fund, (y) in any involuntary insolvency proceeding filed or commenced against the Fund by a Person other than the Liquidity Provider, or (z) with respect to its rights or preferences as a Beneficial Owner or Holder of VRDP Shares.

SECTION 7.16.   Nonpetition Covenant—Tender and Paying Agent.

Notwithstanding any prior termination of this Agreement, The Bank of New York Mellon, solely in its capacity as Tender and Paying Agent, hereby covenants and agrees that it shall not, prior to the date which is one (1) year and one (1) day after the redemption and the payment in full of the VRDP Shares and all accumulated dividends, petition or otherwise invoke process of any court or government authority for the purpose of commencing a case against, the Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Fund or any substantial part of the property of the Fund; provided, however, that nothing in this provision shall preclude, or be deemed to stop, the Tender and Paying Agent from taking any action prior to the expiration of the aforementioned one (1) year and one (1) day period (x) in any case or proceeding voluntarily filed or commenced by the Fund, (y) in any involuntary insolvency proceeding filed or commenced against the Fund by a Person other than the Tender and Paying Agent, or (z) with respect to its rights or preferences as a Beneficial Owner or Holder of VRDP Shares.

27

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE BANK OF NEW YORK MELLON, AS TENDER AND PAYING AGENT

By:	/s/ Joseph Denno
Name: Joseph Denno
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ James Nacos
Name: James Nacos
Title: Authorized Signatory

28

SCHEDULE I

Description of VRDP Shares:	1,727 Series W-7 Variable Rate Demand Preferred Shares, par value $0.10 per share, with a liquidation preference of $100,000 per share.

Initial Remarketing Agent:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

I-1

EXHIBIT A

To be completed by Tender and Paying Agent only – Check applicable box: ☐ This is a Preliminary Notice of Purchase ☐ This is a Final Notice of Purchase

NOTICE OF PURCHASE
[Date]

Bank of America, N.A.
One Bryant Park
1111 Avenue of the Americas, 9th Floor
New York, NY 10036
Attention:  James Nacos/Thomas Visone
Telecopy:  (646) 736-7286
Email:  DG.Pfloats@baml.com; james.nacos@baml.com; Thomas.visone@baml.com

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.
100 Bellevue Parkway
Wilmington, DE 19809

Re:	BlackRock MuniHoldings New Jersey Quality Fund, Inc. - Series W-7 Variable Rate Demand Preferred Shares

Dear Ladies and Gentlemen:

Reference is made to the VRDP Shares Purchase Agreement dated as of June 30, 2011 (as heretofore amended, modified or supplemented, the "Agreement") between The Bank of New York Mellon, as the Tender and Paying Agent, and Bank of America, N.A., as the Liquidity Provider.  Capitalized terms used herein shall have the meanings given to them in or by reference to the Agreement.

Pursuant to Section 2.01(b) of the Agreement, the undersigned [Tender and Paying Agent] [Beneficial Owner] [Agent Member of a Beneficial Owner] [Holder] hereby notifies you of [number] VRDP Shares (CUSIP 09254X 705) to be purchased by you today (the "Purchase Date") pursuant to Section 2.02 of the Agreement.  The aggregate Purchase Price of such VRDP Shares is _________ dollars ($_________).  Of such aggregate Purchase Price, __________ dollars ($_________) comprises the aggregate liquidation preference of such VRDP Shares and __________ dollars ($__________) comprises accumulated but unpaid dividends on such VRDP Shares to and including the Purchase Date.

The Purchase Price should be provided in immediately available funds to:

[Insert Appropriate Wire Instructions for the Tender and Paying Agent]

[If there is no Tender and Paying Agent or the Tender and Paying Agent does not perform its obligations:]

[Insert Appropriate Wire Instructions]

Very truly yours,
The Bank of New York Mellon, as Tender and Paying Agent
By:
Name:
Title:
[To be executed only if there is no Tender and Paying Agent or the Tender and Paying Agent does not perform its obligations]
In the case of a Beneficial Owner:
By:
Name:
Title:
[Address of Beneficial Owner]
[To be executed only if there is no Tender and Paying Agent or the Tender and Paying Agent does not perform its obligations]
In the case of an Agent Member of a Beneficial Owner:
By:
Name:
Title:
[Address of Agent Member of a Beneficial Owner]
[To be executed only if there is no Tender and Paying Agent or the Tender and Paying Agent does not perform its obligations]

In the case of a Holder:
By:
Name:
Title:
[Address of Holder]

EXHIBIT B

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC. (THE "FUND")
SERIES W-7
VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP Shares")

CUSIP NO. 09254X 7051
MANDATORY PURCHASE NOTICE

In accordance with the Fund's Articles Supplementary Establishing and Fixing the Rights and Preferences of VRDP Shares dated June 28, 2011 (the "Articles Supplementary"), the Fund hereby notifies Holders and the Liquidity Provider of the Mandatory Purchase of the Outstanding VRDP Shares for purchase by the Liquidity Provider on the Mandatory Purchase Date specified below due to the occurrence of the following Mandatory Purchase Event:

The termination of the VRDP Shares Purchase Agreement prior to or on a Scheduled Termination Date where:

(i) at least fifteen (15) days prior to any such termination, the Liquidity Provider has not agreed to an extension or further extension of the Scheduled Termination Date to a date not earlier than 364 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement currently in effect;

(ii) at least fifteen (15) days prior to such termination, the Fund has not obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 364 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement; or

(iii) by the fifteenth (15th) day prior to a Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, the Fund has not obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 364 days from the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement.

The Mandatory Purchase Date for purchase of all Outstanding VRDP Shares by the Liquidity Provider will be ___________, 20__.

All Outstanding VRDP Shares will be automatically subject to Mandatory Purchase by the Liquidity Provider at the Purchase Price on the Mandatory Purchase Date, including any VRDP Shares tendered pursuant to an Optional Tender or Mandatory Tender for which the Purchase Date has not yet occurred.

In the event that VRDP Shares are issued in certificated form and a Holder fails to deliver any VRDP Shares to which the Mandatory Purchase relates, on or prior to the Mandatory Purchase Date, and the Holder of such VRDP Shares will not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date.  Any such undelivered VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered VRDP Shares.  Any monies held by the Tender and Paying Agent for the purchase of undelivered VRDP Shares shall be held in a separate account, shall not be invested, and shall be held for the exclusive benefit of the Holder of such undelivered VRDP Shares.  The undelivered VRDP Shares shall be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser a replacement VRDP Shares certificate in lieu of such undelivered VRDP Shares.
____________________________

NOTE:   Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Shares certificate.  It is included solely as a convenience to Holders of VRDP Shares.

B-1

The Notice of Purchase to the Liquidity Provider will automatically be deemed given upon the delivery of this Mandatory Purchase Notice to the Liquidity Provider as provided in the VRDP Shares Purchase Agreement.

The Mandatory Purchase Notice shall be conclusively presumed to have been duly given, whether or not the Holders receive this notice.

Terms used herein and not otherwise defined shall have the meanings given to such terms in the Articles Supplementary.

Dated:

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.
By:
Name:
Title:

B-2

EXHIBIT C

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC. (THE "FUND")
SERIES W-7
VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP Shares")

NOTICE OF TENDER

Note:
The substance of this notice must be given by the Beneficial Owner or its Agent Member to The Bank of New York Mellon, as Tender and Paying Agent (the "Tender and Paying Agent"), appointed under the Tender and Paying Agent Agreement, dated as of June 30, 2011, between BlackRock MuniHoldings New Jersey Quality Fund, Inc. and the Tender and Paying Agent, with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent), the remarketing agent appointed under the VRDP Shares Remarketing Agreement, dated as of June 30, 2011, between BlackRock MuniHoldings New Jersey Quality Fund, Inc. and the Remarketing Agent, in the manner provided in Schedule 1 hereto by email transmission (or if email transmission shall be unavailable, by facsimile transmission) at or prior to 2:00 p.m., New York City time, on any Business Day, Any Notice of Tender delivered after 2:00 p.m., New York City time, will be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day and the Purchase Date specified in this Notice of Tender will be adjusted such that the Purchase Date shall be the next succeeding Business Day following the Purchase Date specified in this Notice of Tender.  The determination of the Tender and Paying Agent as to whether a Notice of Tender has been properly delivered shall be conclusive and binding upon the Beneficial Owner and its Agent Member.

TO: The Bank of New York Mellon, as Tender and Paying Agent
COPY TO:  Merrill Lynch, Pierce, Fenner & Smith Incorporated

1.In accordance with the Fund's Articles Supplementary Establishing and Fixing the Rights and Preferences of VRDP Shares dated June 28, 2011, (the "Articles Supplementary"), the undersigned, ____________________, [Beneficial Owner] [Agent Member of the Beneficial Owner] of the following VRDP Shares:

VRDP Shares Series	CUSIP Number	Number of VRDP Shares to be Tendered2
09254X 705

hereby notifies you of the election by the Beneficial Owner of the referenced VRDP Shares to tender such VRDP Shares for purchase in the amount set forth above on the Purchase Date specified below, which is a Business Day and a date on which such VRDP Shares are subject to Optional Tender for purchase pursuant to a notice given on the date hereof.  Such Purchase Date shall be on any day not less than seven (7) days (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery of this Notice of Tender.

Purchase Date:
_______________________
2 VRDP Shares may be tendered only in denominations of $100,000 and integral multiples thereof.

The name and DTC Participant No. of the Agent Member tendering on behalf of the Beneficial Owner is:

Name of Agent Member:

DTC Participant No. of Agent Member:

Name of Beneficial Owner:

Beneficial Owner's account number:

The person to contact at the Beneficial Owner or its Agent Member and the related contact information are as follows:

Name:

Telephone No:

Email address:

The Beneficial Owner or its Agent Member acknowledges and agrees that the Person or Persons to whom or to whose order the Purchase Price of the tendered VRDP Shares is to be paid is/are the same as identified above.

2.The undersigned acknowledges the obligation of the tendering Beneficial Owner to deliver the VRDP Shares that are the subject of this Notice of Tender (that has not been duly revoked in accordance with the procedures referenced in Item 5 below) on or before 2:00 p.m., New York City time on the Purchase Date, and, in accordance with such obligation, the undersigned hereby undertakes to deliver or to cause to be delivered the VRDP Shares being sold [directly] or [through an Agent Member] to the Tender and Paying Agent, through the "funds against delivery" procedures of the Securities Depository, no later than 2:00 p.m., New York City time, on the Purchase Date.  The undersigned hereby also assigns and transfers and directs the Securities Depository or its nominee or the Tender and Paying Agent to transfer the tendered VRDP Shares to the purchaser in accordance with the procedures described under the caption "Remarketing" in the Offering Memorandum, dated June 29, 2011, (the "Offering Memorandum"), relating to the VRDP Shares, and otherwise according to the Securities Depository's procedures, in exchange for the payment of the Purchase Price thereof on the Purchase Date.

3.The undersigned confirms its agreement that it hereby transfers to the purchaser of the VRDP Shares tendered pursuant to this Notice of Tender the right to receive from the Fund any dividends declared and unpaid for each day prior to the purchaser becoming the Beneficial Owner of the VRDP Shares in exchange for payment of the Purchase Price for such VRDP Shares by the purchaser.

4.The undersigned hereby represents and warrants for the benefit of the Tender and Paying Agent, the Remarketing Agent, the Liquidity Provider and the Fund that the undersigned has full power and authority to tender, exchange, assign and transfer the VRDP Shares to be tendered hereby, and that the transferee will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, when the same are tendered.

5.The undersigned acknowledges that this Notice of Tender is irrevocable and effective upon the receipt by the Tender and Paying Agent, except that a Notice of Revocation to tender any or all of the VRDP Shares specified in this Notice of Tender may be delivered by email transmission (or if email transmission shall be unavailable, by facsimile transmission) to the Tender and Paying Agent, not later than 10:00 a.m., New York City time, on or prior to the Business Day immediately preceding the Purchase Date; provided, that the revocation will be effective only to the extent set forth in the Offering Memorandum.

6.Terms used herein and not otherwise defined shall have the meanings given to such terms in the Articles Supplementary.

Dated:

[Complete applicable signature block below.]

Print name of Beneficial Owner
By:
Name:
Title:
[OR]

Print name of Agent Member
By:
Name:
Title:

SCHEDULE 1

NOTICE OF TENDER DELIVERY INFORMATION FOR
THE TENDER AND PAYING AGENT AND
FOR THE REMARKETING AGENT

This Notice of Tender must be delivered by the Beneficial Owner or its Agent Member to The Bank of New York Mellon (the "Tender and Paying Agent"), with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent"), by email transmission at the email addresses listed below or such other email address as the Tender and Paying Agent and Remarketing Agent, as applicable, shall designate, (or if email transmission shall be unavailable, by facsimile transmission to the fax number listed below or such other fax number as the Tender and Paying Agent and the Remarketing Agent, as applicable, shall designate) at or prior to 2:00 p.m., New York City time, on any Business Day.  If this Notice of Tender is delivered after 2:00 p.m., New York City time, it will be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day, and the Purchase Date will be adjusted such that the Purchase Date will be the Business Day next succeeding the date specified as the Purchase Date in this Notice of Tender:

Tender and Paying Agent Notice Details:

The Bank of New York Mellon
Corporate Trust Division
Dealing and Trading Group
101 Barclay Street
Floor 7W
New York, New York 10286

Email:  BlackRockTenders@bnymellon.com
Fax:  (212) 815-2830 (only if email transmission is unavailable)

Remarketing Agent Notice Details:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
1111 Avenue of the Americas,
9th Floor,
New York, New York 10036,

Telephone: (212) 449-5544,
Telecopy:  (646) 736-6960,
Email:    dg.temm@baml.com;
mona.payton@baml.com;
robert.holmes@baml.com
robert.tomeny@baml.com

This Notice of Tender shall not be deemed to be delivered unless and until the Tender and Paying Agent actually receives it by the above-described means.

EXHIBIT D

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC. (THE "FUND")
SERIES W-7 VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP Shares")

NOTICE OF REVOCATION

Note:
The substance of this notice must be given to The Bank of New York Mellon (the "Tender and Paying Agent"), in the manner provided in Schedule 1 hereto by email transmission (or if email transmission shall be unavailable, by facsimile transmission), at or prior to 10:00 am., New York City time, on or prior to the Business Day immediately preceding the Purchase Date.

1.In accordance with the Fund's Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares ("VRDP Shares") dated June 28, 2011 (the "Articles Supplementary"), the undersigned [Beneficial Owner] or [Agent Member of the Beneficial Owner] delivered to the Tender and Paying Agent on ___________  __, _____ a Notice of Tender (the "Notice of Tender") in connection with an Optional Tender relating to the following VRDP Shares:

VRDP Shares Series	CUSIP Number	Number of VRDP Shares to be Tendered3
09254X 705

and specifying the following additional information applicable to such Optional Tender and Notice of Tender:

Purchase Date:

The name and DTC Participant No. of the Agent Member tendering on behalf of the Beneficial Owner is:

Name of Agent Member:

DTC Participant No. of Agent Member:

Name of Beneficial Owner:

Beneficial Owner's account number:

The person to contact at the Beneficial Owner or its Agent Member and the related contact information are as follows:

Name:

Telephone No:

Email address:
_______________________
3 VRDP Shares may be tendered only in denominations of $100,000 and integral multiples thereof.

2.The undersigned, ____________________, [Beneficial Owner] [Agent Member of the Beneficial Owner] hereby requests revocation of the following number of VRDP Shares that were the subject of the Notice of Tender:

VRDP Shares Series	CUSIP Number	Number of VRDP Shares to be Revoked1
09254X 705

3.The undersigned hereby acknowledges that this Notice of Revocation shall only be effective as a revocation of the Optional Tender of such number of VRDP Shares that are the subject of the Notice of Tender if all of the following conditions are met:

(i)  the Remarketing Agent has not entered into an agreement to sell such VRDP Shares; and

(ii) this Notice of Revocation is received by the Tender and Paying Agent by email transmission (or if email transmission shall be unavailable, by facsimile transmission) not later than 10:00 a m., New York City time, on the Business Day immediately preceding the Purchase Date.

4.The undersigned hereby acknowledges that this Notice of Revocation is irrevocable.

5.The undersigned acknowledges that this Notice of Revocation shall be effective to revoke the number of VRDP Shares requested to be revoked hereby only if and to the extent that the Remarketing Agent has so determined the effectiveness of such revocation with respect to such number of VRDP Shares (as evidenced by the Remarketing Agent below) and, to the extent not so effective, the Beneficial Owner (or its Agent Member on its behalf) continues to be obligated to tender such VRDP Shares for purchase for Optional Tender pursuant to and in accordance with the terms and conditions of the Notice of Tender.

6.Terms used herein and not otherwise defined shall have the meanings given to such terms in the Articles Supplementary.

Dated:

[Complete applicable signature block below.]

Print name of Beneficial Owner
By:
Name:
Title:
[OR]
Print name of Agent Member
By:
Name:
Title:
_______________________________
4 VRDP Shares may be revoked only in denominations of $100,000 and integral multiples thereof.

Extent to which this Notice of Revocation is Effective

The undersigned Remarketing Agent has determined in accordance with the Remarketing procedures set forth in the Offering Memorandum that the foregoing Notice of Revocation is effective for the following number of VRDP Shares that are the subject of the Notice of Tender:  _______VRDP Shares.

[●]
By:
Name:
Title:

Dated:

SCHEDULE 1

NOTICE OF REVOCATION DELIVERY INFORMATION FOR THE TENDER AND PAYING AGENT

This Notice of Revocation must be delivered by the Beneficial Owner or its Agent Member to The Bank of New York Mellon (the "Tender and Paying Agent") by email transmission at the email address listed below or such other email address as the Tender and Paying Agent shall designate, (or if email transmission shall be unavailable, by facsimile transmission to the fax number listed below or such other fax number as the Tender and Paying Agent shall designate) at or prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Date:

The Bank of New York Mellon
Corporate Trust Division
Dealing and Trading Group
101 Barclay Street
Floor 7W
New York, New York  10286

Email:  BlackRockTenders@bnymellon.com

Fax:  (212) 815-2830 (only if email transmission is unavailable)

AMENDMENT

dated as of

April 17, 2014

to the

VRDP SHARES PURCHASE AGREEMENT

dated as of

June 30, 2011

between

THE BANK OF NEW YORK MELLON,
as Tender and Paying Agent

and

BANK OF AMERICA, N.A.,
as Liquidity Provider
BlackRock MuniHoldings New Jersey Quality Fund, Inc.
Series W-7 Variable Rate Demand Preferred Shares

AMENDMENT
TO THE
VRDP SHARES PURCHASE AGREEMENT

AMENDMENT TO THE VRDP SHARES PURCHASE AGREEMENT dated as of April 17, 2014 (this “Amendment”)

BETWEEN:

(1)THE BANK OF NEW YORK MELLON, a New York banking corporation, including its successors and assigns, as tender and paying agent, (the “Tender and Paying Agent”); and

(2)BANK OF AMERICA, N.A., a national banking association, as liquidity provider, (the “Liquidity Provider”).

WHEREAS:

BlackRock MuniHoldings New Jersey Quality Fund, Inc. (the “Fund”) issued pursuant to its Articles Supplementary Establishing and Fixing the Rights of VRDP Shares, dated June 28, 2011, as the same may be amended from time to time (the “Articles Supplementary”) its Series W-7 Variable Rate Demand Preferred Shares (the “VRDP Shares”);

In connection with the issuance of the VRDP Shares, the Tender and Paying Agent and the Liquidity Provider entered into a VRDP Shares Purchase Agreement, dated as of June 30, 2011 (the “VRDP Shares Purchase Agreement”);

The Fund has determined to designate a Special Rate Period for the VRDP Shares pursuant to, and in accordance with, the Articles Supplementary.  The Special Rate Period will commence on April 17, 2014 and end on April 19, 2017 or such later date to which it may be extended in accordance with the terms set forth under “Additional Provisions Relating to the Termination of Special Rate Period” in the Notice of Special Rate Period attached hereto as Exhibit A (the “Notice of Special Rate Period”).  All references in this Amendment to the “Special Rate Period” shall be to such Special Rate Period; and

The Liquidity Provider wishes to modify, and the Fund has consented to the Tender and Paying Agent entering into this Amendment, for the purposes of modifying, certain provisions of the VRDP Shares Purchase Agreement in connection with the designation of the Special Rate Period.

NOW, THEREFORE, in consideration of the respective agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1

ARTICLE I
MODIFICATIONS TO THE VRDP SHARES PURCHASE AGREEMENT

Section 1.01Definitions

Any capitalized terms used in this Amendment but not defined herein shall have the meanings given to such capitalized terms in the VRDP Shares Purchase Agreement.  The following defined terms shall apply to the VRDP Shares Purchase Agreement only during the Special Rate Period:

“Initial Extended Termination Date” and “Special Rate Period Commencement Date” shall have the meaning given to such terms in the Notice of Special Rate Period.

Section 1.02Extension of Scheduled Termination Date

Effective as of the Special Rate Period Commencement Date, the Scheduled Termination Date will be extended to the Initial Extended Termination Date and the Initial Extended Termination Date will constitute the Scheduled Termination Date.

Section 1.03Optional and Mandatory Tenders

(a)During the Special Rate Period, Beneficial Owners and Holders shall not have the right to tender their VRDP Shares for Remarketing pursuant to an Optional Tender.

(b)During the Special Rate Period, there shall be no Mandatory Tender Events or Mandatory Tenders or any consequences or penalties as a result of there being no Mandatory Tender Events or Mandatory Tenders.

Section 1.04The Notice of Special Rate Period and Ambiguities

(a)During the Special Rate Period, the terms and provisions of the Notice of Special Rate Period shall be deemed a part of the Articles Supplementary.

(b)In the event of any conflict between the terms of the Notice of Special Rate Period and the terms of the VRDP Shares Purchase Agreement (as amended by this Amendment) or the Related Documents (as amended by any amendments thereto), the terms of the Notice of Special Rate Period shall govern.

2

ARTICLE II
MISCELLANEOUS

SECTION 2.01.Successors and Assigns.

The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither party hereto may assign or otherwise transfer any of its rights under this Amendment, by operation of law or otherwise, without the prior written consent of the other party.  Any assignment without such prior written consent shall be void.

SECTION 2.02.Governing Law.

This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AMENDMENT OR ANY MATTERS CONTEMPLATED HEREBY.

SECTION 2.03.Waiver of Jury Trial.

THE TENDER AND PAYING AGENT AND THE LIQUIDITY PROVIDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AMENDMENT.

SECTION 2.04.Counterparts.

This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 2.05.Beneficiaries.

This Amendment is not intended and shall not be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder, except that the agreement of the Liquidity Provider to purchase VRDP Shares in accordance with the terms and conditions of the VRDP Purchase Agreement as amended hereby is made for the benefit of the Holders and Beneficial Owners from time to time of the VRDP Shares and shall be directly enforceable by the Holders or Beneficial Owners against the Liquidity Provider.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

THE BANK OF NEW YORK MELLON, as Tender and Paying Agent

By:	/s/ Glenn Mckeever
Name: Glenn Mckeever
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ James Nacos
Name: James Nacos
Title: Authorized Signatory

Signature Page to the Amendment to the MUJ Purchase Agreement

4

EXHIBIT A

NOTICE OF SPECIAL RATE PERIOD

[On File]

A-1

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.

AND

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

VRDP SHARES REMARKETING AGREEMENT

Dated as of June 30, 2011

VRDP SHARES REMARKETING AGREEMENT

This VRDP SHARES REMARKETING AGREEMENT, dated as of June 30, 2011 (this “Agreement”), by and among BlackRock MuniHoldings New Jersey Quality Fund, Inc., a non-diversified, closed-end investment company organized as a Maryland corporation (the “Fund”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware  corporation (the “Remarketing Agent”).

WITNESSETH:

WHEREAS, the Fund expects to issue 1,727 Series W-7 Variable Rate Demand Preferred Shares, par value $0.10 per share (“VRDP Shares”), with a liquidation preference of $100,000 per share (the “Liquidation Preference”), pursuant to and with the preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption assigned to them in the Fund’s Articles Supplementary (as defined below);

WHEREAS, the VRDP Shares will be distributed by BlackRock Investments, LLC (the “Placement Agent”), acting on an agency basis pursuant to the terms of a placement agreement, dated as of June 28, 2011 between the Fund and the Placement Agent (the “Placement Agreement”);

WHEREAS, in connection with an Optional Tender, Beneficial Owners of VRDP Shares or their Agent Members may elect to tender their VRDP Shares (in denominations of $100,000 and integral multiples thereof) for purchase at the Purchase Price on the Purchase Date designated in the Notice of Tender (or if such day is not a Business Day, on the next succeeding Business Day) after delivery of a Notice of Tender to The Bank of New York Mellon (the “Tender and Paying Agent”), with a copy to the Remarketing Agent, or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), the Tender and Paying Agent will deliver all unsold VRDP Shares that have been delivered to the Tender and Paying Agent to Bank of America, N.A., or its successors or assigns, as liquidity provider (the “Liquidity Provider”) for purchase at the Purchase Price pursuant to the Articles Supplementary and the VRDP Shares Purchase Agreement;

WHEREAS, VRDP Shares will be subject to Mandatory Tender for Remarketing at the Purchase Price for purchase on the designated Purchase Date upon the occurrence of a Mandatory Tender Event, or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), the Tender and Paying Agent will deliver all unsold VRDP Shares that have been delivered to the Tender and Paying Agent to the Liquidity Provider for purchase at the Purchase Price on the Purchase Date pursuant to the Articles Supplementary and the VRDP Shares Purchase Agreement;

WHEREAS, the Fund has requested Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as the Remarketing Agent under this Agreement in accordance with the provisions of the Articles Supplementary (and the Board of Directors of the Fund has adopted a resolution appointing Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Remarketing Agent) to perform the duties set forth herein and to perform such other duties as are assigned to the Remarketing Agent herein and in the Articles Supplementary, all pursuant to the procedures set forth in the Articles Supplementary and the offering memorandum in respect of the Fund’s offering of Series W-7 VRDP Shares, dated June 29, 2011 as amended, revised or supplemented from time to time, including in connection with any Remarketing, if applicable (the “Offering Memorandum”); and

WHEREAS, the Remarketing Agent is willing to assume such duties on the terms and conditions expressly set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

Section 1.   Definitions.  Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Articles Supplementary.  Any day not referred to herein as a Business Day shall mean a calendar day.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1940 Act Documents” has the meaning set forth in Section 3(d).

“1940 Act Regulations” has the meaning set forth in Section 3(d).

“Agent Member” means a Person with an account at the Securities Depository that holds one or more VRDP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent and the Tender and Paying Agent with respect to such Beneficial Owner.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternate VRDP Shares Purchase Agreement” means any agreement with a successor liquidity provider replacing the VRDP Shares Purchase Agreement (or any replacement therefor) upon its termination in accordance with its terms and containing a Purchase Obligation substantially similar to the Purchase Obligation therein as determined by the Fund.

“Articles Supplementary” means the Articles Supplementary Establishing and Fixing the Rights and Preferences of the VRDP Shares with respect to the Fund.

“Beneficial Owner” means a Person in whose name VRDP Shares are recorded as beneficial owner of such VRDP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person’s subrogee, including the Liquidity Provider to the extent it is at any time the Beneficial Owner of VRDP Shares (irrespective of any assignment or transfer by the Liquidity Provider of its voting rights).

“Board” means the Board of Directors of the Fund or any duly authorized committee thereof.

“Business Day” means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

“Charter” means the Articles of Incorporation of the Fund, and all amendments thereto, as filed with the State Department of Assessments and Taxation of the State of Maryland.

“Closing Date” means the Date of Original Issue of the VRDP Shares subject to the satisfaction of the conditions specified in Section 3.01 of the Fee Agreement.

“Commission” has the meaning set forth in Section 3(d).

“Confidential Information” has the meaning set forth in Section 26.

“Effective Leverage Ratio” has the meaning set forth in the Fee Agreement.

“Effective Leverage Ratio Cure Period” has the meaning set forth in the Fee Agreement.

“Electronic Means” means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means as set forth in Section 7.02 of the Tender and Paying Agent Agreement or as specified in the related notice.

“Exchange Act” has the meaning set forth in Section 3(c).

“Extraordinary Corporate Event” means as to the Liquidity Provider, (i) the consolidation, amalgamation with, or merger with or into or the transfer of all or substantially all of the Liquidity Provider’s assets to another entity, or (ii) the dissolution, for any reason, of the Liquidity Provider other than in connection with the consolidation, amalgamation with, or merger with or into another entity or the transfer of all or substantially all of the Liquidity Provider’s assets; provided, however, that with respect to (i) above, an Extraordinary Corporate Event does not include any of the listed occurrences where (x) the surviving entity, or transferee of all or substantially all of the Liquidity Provider’s assets, (a) assumes all of the obligations of the Liquidity Provider under the terms of the VRDP Shares Purchase Agreement and (b) has (i) short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act and (y) the Liquidity Provider has provided notice in writing to the Fund confirming the information described in (x) at least 10 days prior to the scheduled date of the applicable listed occurrence in (i) above.

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“Fee Agreement” means the VRDP Shares Fee Agreement, dated as of June 30, 2011, between the Fund and the Liquidity Provider, as amended, modified or supplemented from time to time, or any similar agreement with a successor liquidity provider.

“Final Notice of Purchase” means, in connection with an Optional Tender or a Mandatory Tender, a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members, in the case of an Optional Tender, or Holders, in the case of a Mandatory Tender, if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Purchase Date indicating the number of VRDP Shares to be purchased on such date pursuant to the Purchase Obligation, or, in connection with a Mandatory Purchase, the Mandatory Purchase Notice delivered by the Fund or the Tender and Paying Agent on behalf of the Fund.

“Fitch” means Fitch Ratings, a part of the Fitch Group, which is a majority-owned subsidiary of Fimalac, S.A.

“Fund” has the meaning set forth in the preamble to this Agreement.

“Indemnified Person” has the meaning set forth in Section 9(a).

“Indemnifying Person” has the meaning set forth in Section 9(c).

“Liquidation Preference” has the meaning set forth in the recitals of this Agreement.

“Liquidity Provider” has the meaning set forth in the recitals to this Agreement.

“Losses” has the meaning set forth in Section 9(c).

“Mandatory Tender,” with respect to a Mandatory Tender Event, means the mandatory tender of all VRDP Shares by Holders for Remarketing, or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider at the Purchase Price  pursuant to Section 2 of Part II of the Articles Supplementary and the VRDP Shares Purchase Agreement.

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“Mandatory Tender Event” means (a) each failure by the Fund to make a scheduled payment of dividends on a Dividend Payment Date; (b) the occurrence of a Liquidity Provider Ratings Event (which shall constitute a single Mandatory Tender Event upon the occurrence of such Liquidity Provider Ratings Event, whether or not continuing and whether or not such Liquidity Provider Ratings Event also results in a Mandatory Purchase Event; provided that, following restoration of the short-term debt ratings to the requisite level, a subsequent Liquidity Provider Ratings Event shall constitute a new Mandatory Tender Event); (c) in the event of a failure by the Fund to pay the Liquidity Provider the applicable fee when due under the terms of the Fee Agreement if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that such failure to pay such fee constitutes a Mandatory Tender Event; (d) the eighth day prior to the scheduled date of the occurrence of an Extraordinary Corporate Event; (e) the Fund shall have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement by the 15th day prior to the Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced; (f) the Fund shall have provided a Notice of Proposed Special Rate Period in accordance with the Articles Supplementary; or (g) in the event of a breach by the Fund of its Effective Leverage Ratio covenant with the Liquidity Provider in the Fee Agreement and the failure to cure such breach within 60 days from the date of such breach (which 60-day period would include the Effective Leverage Ratio Cure Period), if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund and the Tender and Paying Agent that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the Fund curing such breach prior to the delivery date of such notice from the Liquidity Provider).

“Mandatory Tender Notice” means, in connection with the Mandatory Tender of VRDP Shares, a notice delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider specifying a Mandatory Tender Event and Purchase Date, substantially in the form attached as Annex II hereto.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors.

“Notice of Purchase” means, as the context requires, a Preliminary Notice of Purchase or a Final Notice of Purchase, in each case, substantially in the form attached as Exhibit A to the VRDP Shares Purchase Agreement.

“Notice of Revocation” has the meaning set forth in Section 2(c)(iii).

“Notice of Tender” means, in connection with an Optional Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to tender VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II of the Articles Supplementary.

“Offering Memorandum” has the meaning set forth in the recitals hereto.

“Optional Tender” means any tender of VRDP Shares by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, other than a Mandatory Tender, for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider pursuant to Section 2 of Part II of the Articles Supplementary and the VRDP Shares Purchase Agreement.

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“Placement Agent” has the meaning set forth in the recitals to this Agreement.

“Placement Agreement” has the meaning set forth in the recitals to this Agreement.

“Purchase Date,” with respect to any purchase of VRDP Shares, means (i) in connection with an Optional Tender, the date specified in a Notice of Tender, which date shall be no earlier than the seventh day (or, if such day is not a Business Day, the next succeeding Business Day) following delivery to the Tender and Paying Agent of the Notice of Tender, (ii) in connection with a Mandatory Tender, the date specified in the Mandatory Tender Notice (or, if such day is not a Business Day, the next succeeding Business Day), subject to the immediately succeeding sentence below, or (iii) in connection with a Mandatory Purchase, the Mandatory Purchase Date specified in the Mandatory Purchase Notice (or, if such day is not a Business Day, the next succeeding Business Day). The Purchase Date in respect of a Mandatory Tender Event shall be not later than seven days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided, that: (A) the Purchase Date in connection with the failure of the Fund to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (B) the Purchase Date in connection with the occurrence of an Extraordinary Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate Event, the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event shall be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender Notice); (C) the Purchase Date in connection with the Fund obtaining an Alternate VRDP Shares Purchase Agreement may not be later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement and the effective date of such Alternate VRDP Shares Purchase Agreement (which may not be later than the termination date of the VRDP Shares Purchase Agreement); and (D) the Purchase Date in connection with a Notice of Proposed Special Rate Period may not be later than the first day of such proposed Special Rate Period.

“Purchase Obligation” means the unconditional and irrevocable obligation of the Liquidity Provider during the term and pursuant to the terms of the VRDP Shares Purchase Agreement to purchase Outstanding VRDP Shares on any Purchase Date at the Purchase Price from Beneficial Owners, in the case of any Optional Tender, and Holders, in the case of any Mandatory Tender or any Mandatory Purchase, in each case following delivery of a Final Notice of Purchase with respect to such VRDP Shares.

“Purchase Price” means an amount equal to the Liquidation Preference of any VRDP Shares to be purchased on a Purchase Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to, but excluding, the relevant Purchase Date.

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“Related Documents” means this Agreement, the Charter, the Articles Supplementary, the VRDP Shares, the Placement Agreement, the Fee Agreement, the VRDP Shares Purchase Agreement and the Tender and Paying Agent Agreement.

“Remarketing” means the remarketing of VRDP Shares by the Remarketing Agent on behalf of Beneficial Owners thereof pursuant to an Optional Tender or on behalf of the Holders thereof pursuant to a Mandatory Tender, as provided in this Agreement and Part II of the Articles Supplementary.

“Remarketing Agent” has the meaning set forth in the preamble hereto.

“Remarketing Materials” means (i) the Fund’s most recent annual report and, if available, subsequent semi-annual report, which shall be deemed to have been made available upon the electronic availability of any such document on a public website, (ii) the most recent annual and, if available, interim report of the Liquidity Provider, which shall be deemed to have been made available upon the electronic availability of any such document on a public website, (iii) such other publicly available information as the Fund or the Liquidity Provider or the Remarketing Agent, if applicable, may reasonably request from time to time, of the Liquidity Provider, the Fund or the Remarketing Agent, and such other documentation, representations, warranties and certifications as the Fund, the Liquidity Provider or the Remarketing Agent, if applicable, may reasonably request, it being understood that the Fund, the Liquidity Provider or the Remarketing Agent, if applicable, may, in its discretion, determine to deliver to purchasers and prospective purchasers, in connection with the offer and sale of VRDP Shares by the Liquidity Provider, a Remarketing Memorandum, and (iv) such other publicly available information necessary, in the opinion of counsel for the Fund, the Liquidity Provider or the Remarketing Agent, if applicable, to amend or supplement the foregoing materials, in order that the foregoing materials will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time made available to or delivered to a purchaser.

“Remarketing Memorandum” means the Offering Memorandum or any other written communication describing the Fund, the Liquidity Provider and/or the terms of the VRDP Shares and the Purchase Obligation, which has been approved by each party hereto and the Liquidity Provider in writing for use in connection with Remarketing prior to its use, which approval shall not be unreasonably withheld or delayed.

“Remarketing Notice” has the meaning set forth in Section 2(f).

“Representatives” has the meaning set forth in Section 26.

“Securities Act” has the meaning set forth in Section 2(n).

“Securities Depository” means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VRDP Shares.

“Special Optional Tender Provisions” has the meaning set forth in Section 2(c)(iv).

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“Tender” means either an Optional Tender or Mandatory Tender, as applicable.

“Tender and Paying Agent” has the meaning set forth in the recitals to this Agreement.

“Tender and Paying Agent Agreement” means the tender and paying agent agreement, dated as of June 30, 2011, between the Fund and the Tender and Paying Agent, as amended, modified or supplemented from time to time, or any similar agreement with a successor tender and paying agent.

“Transactions” has the meaning set forth in Section 26.

“VRDP Shares” has the meaning set forth in the preamble hereto.

“VRDP Shares Purchase Agreement” means the VRDP Shares purchase agreement, dated as of June 30, 2011, between the Liquidity Provider and the Tender and Paying Agent, as amended, modified or supplemented, or any Alternate VRDP Shares Purchase Agreement.

Section 2.    Appointment and Obligations of the Remarketing Agent.

(a)                        The Fund hereby appoints Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby accepts such appointment, as the exclusive Remarketing Agent of VRDP Shares for the purpose of establishing the Applicable Rate on each Rate Determination Date in respect of the VRDP Shares and, in connection with a Tender, Remarketing such VRDP Shares on behalf of the Beneficial Owners thereof and calculating the Purchase Price therefor, among other things; and performing such other duties as are assigned to the Remarketing Agent in the Articles Supplementary, all pursuant to the procedures set forth in the Articles Supplementary and the Offering Memorandum.

(b)                        The Remarketing Agent agrees with respect to the VRDP Shares to:

  (i)    subject to Section 3 hereof, use its best efforts to remarket tendered VRDP Shares in connection with a Tender, but shall in no way be liable if no purchasers are found, provided it has otherwise performed its obligations as set forth herein and in the Articles Supplementary;

 (ii)    establish the Applicable Rate not later than 5:00 p.m., New York City time, on each Rate Determination Date to the nearest one-thousandth (0.001) of one percent per annum for each Subsequent Rate Period; such Applicable Rate being determined by the Remarketing Agent as the lowest rate under then-existing market conditions that in the Remarketing Agent’s sole judgment would result in the VRDP Shares on the first day of the Subsequent Rate Period next succeeding the Rate Determination Date having a market value equal to the Liquidation Preference thereof, plus accumulated but unpaid dividends thereon (whether or not earned or declared); provided, that the Applicable Rate may not exceed the Maximum Rate;

(iii)   notify the Fund, the Tender and Paying Agent and the Liquidity Provider of the Applicable Rate by Electronic Means after 5:00 p.m., New York City time, on each Rate Determination Date;

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(iv)    calculate the Maximum Rate applicable to each Rate Period and notify the Fund and the Tender and Paying Agent of the Maximum Rate by Electronic Means after 5:00 p.m., New York City time, on each Rate Determination Date;

 (v)      upon request from the Fund, assist the Fund in establishing the Late Charge (if any), relating to such VRDP Shares;

(vi)    calculate the Purchase Price to be paid in connection with a Tender or Mandatory Purchase of VRDP Shares;

(vii)    [Reserved];

  (viii)    deliver a Remarketing Notice to the Tender and Paying Agent and the Liquidity Provider (and, in the event the Tender and Paying Agent does not perform its obligations under the Tender and Paying Agent Agreement, at the Fund’s direction (and not on behalf of the Tender and Paying Agent), concurrently therewith or as promptly as practicable thereafter, to each Beneficial Owner or Holder tendering VRDP Shares that are the subject of such notice) by Electronic Means not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the related Purchase Date of the number of VRDP Shares that were successfully remarketed and the aggregate Purchase Price of such sold VRDP Shares and the number of VRDP Shares that remain unsold and the aggregate Purchase Price of such unsold VRDP Shares to be paid by the Liquidity Provider;

 (ix)   upon receipt of a Notice of Revocation, deliver notification by Electronic Means to the Tender and Paying Agent and the Liquidity Provider not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the related Purchase Date, of the number of VRDP Shares specified in each Notice of Revocation that are the subject of an agreement of sale pursuant to a Remarketing;

  (x)    if the Remarketing Agent and the Liquidity Provider are not affiliates, notify the Liquidity Provider within two Business Days by telephone or Electronic Means, if, at any time, it owns any VRDP Shares;

 (xi)    allocate any unsold VRDP Shares to satisfy any Notice of Revocation;

(xii)    record on Schedule I hereto each adjustment, if any, to the Applicable Percentage, the Applicable Spread or the Maximum Rate made in accordance with this Agreement and provide copies thereof by Electronic Means to each of the Fund, the Liquidity Provider and the Tender and Paying Agent;

   (xiii)    make copies of the Contact Notification Form and Cancellation Form (each as defined in the Tender and Paying Agent Agreement) available in connection with Remarketings, as provided in Section 7.13 of the Tender and Paying Agent Agreement;

   (xiv)    upon request of each purchaser, prospective purchaser or its agent to deliver a copy of the most recent Offering Memorandum prepared by the Fund, and provided to the Remarketing Agent by the Fund, in connection with each Remarketing; and

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    (xv)   carry out such other duties as are assigned to the Remarketing Agent herein and in the Articles Supplementary and the Tender and Paying Agent Agreement, all in accordance with the provisions hereof and thereof.

(c)          The Remarketing Agent acknowledges and agrees to the following procedures in connection with an Optional Tender:

(i)    Beneficial Owners may elect to tender their VRDP Shares (in one or more shares) for purchase at the Purchase Price on the Purchase Date designated in the Notice of Tender (or if such day is not a Business Day, on the next succeeding Business Day) by an effective delivery of a Notice of Tender to the Tender and Paying Agent.  Each Notice of Tender shall be irrevocable (except as described below) and effective upon receipt by the Tender and Paying Agent and shall:

(A)   be delivered by a Beneficial Owner, directly or through its Agent Member, by email transmission (or if email transmission shall be unavailable, by facsimile transmission), to the Tender and Paying Agent not later than 2:00 p.m., New York City time, on any Business Day, with a copy to the Remarketing Agent;

(B)   state the series and the aggregate number of VRDP Shares to be purchased, the CUSIP number of the VRDP Shares to be purchased, and the Purchase Date, and be in substantially the form of and contain such other information specified in the Notice of Tender attached as Exhibit C to the VRDP Shares Purchase Agreement; and

(C)   state that the tendering Beneficial Owner acknowledges that such Beneficial Owner is required to deliver the VRDP Shares that are the subject of a Notice of Tender (that has not been duly revoked as described below) on or before 2:00 p.m., New York City time, on the Purchase Date.

(ii)    Upon receipt of a Notice of Tender, the Tender and Paying Agent will provide a copy of such notice to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund) as promptly as practicable by Electronic Means, but no later than 4:00 p.m., New York City time, on the date of receipt or deemed receipt.  Any Notice of Tender that is delivered to the Tender and Paying Agent by a Beneficial Owner or its Agent Member after 2:00 p.m., New York City time, shall be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day, and the Purchase Date shall be adjusted such that the Purchase Date shall be the Business Day next succeeding the date specified as the Purchase Date in the Notice of Tender.  Anything herein or in any other Related Document to the contrary notwithstanding, any failure by a Beneficial Owner or its Agent Member to deliver a copy of the Notice of Tender to the Remarketing Agent or any defect in the copy of the Notice of Tender to the Remarketing Agent will have no effect on the effectiveness of a Notice of Tender properly delivered to the Tender and Paying Agent.  The Tender and Paying Agent’s determination as to whether a Notice of Tender has been properly delivered shall be conclusive and binding on a Beneficial Owner and its Agent Member.

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(iii)   A Beneficial Owner or its Agent Member that delivered a Notice of Tender in connection with an Optional Tender may deliver in writing by email transmission (or if email transmission shall be unavailable, by facsimile transmission) to the Tender and Paying Agent, not later than 10:00 a.m., New York City time, on or prior to the Business Day immediately preceding the Purchase Date, a notice to the effect that such Beneficial Owner wishes to revoke its election to tender some or all of the VRDP Shares that were specified in such Notice of Tender to be purchased (a “Notice of Revocation”).  Any Notice of Revocation delivered to the Tender and Paying Agent shall be promptly delivered by Electronic Means by the Tender and Paying Agent to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund) by 12:00 noon, New York City time, on the Business Day immediately preceding the relevant Purchase Date. The Remarketing Agent (following receipt of such Notice of Revocation) shall notify the Tender and Paying Agent and the Liquidity Provider of the number of VRDP Shares specified in such Notice of Revocation that are subject to an agreement of sale pursuant to a Remarketing by Electronic Means not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date. The Tender and Paying Agent shall contact the Remarketing Agent by Electronic Means by 1:45 p.m., New York City time, if such notification has not been received by such time.  The Tender and Paying Agent shall deliver such notification to the Beneficial Owner or its Agent Member promptly following receipt from the Remarketing Agent, and in any event by 4:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date.  Any such Notice of Revocation shall be effective (without further action on the part of the Beneficial Owner or its Agent Member) as a revocation of the Optional Tender of the number of VRDP Shares specified therein as being sought to be revoked, but (except as set forth below) only if and to the extent that the Remarketing Agent has not entered into an agreement to sell such VRDP Shares. A Notice of Revocation shall be effective as to the number of VRDP Shares specified therein as having been revoked less the number of such VRDP Shares in respect of which the Remarketing Agent has so notified the Tender and Paying Agent and the Liquidity Provider that it has entered into an agreement of sale.  Notwithstanding the foregoing, tendered VRDP Shares, if any, that remain unsold on the related Purchase Date shall be allocated by the Remarketing Agent to each Notice of Revocation received in respect of VRDP Shares tendered for purchase on such Purchase Date and not already satisfied in the chronological order in which each such Notice of Revocation was received by the Tender and Paying Agent, and each such Notice of Revocation shall be effective only to the extent of such allocation and availability of unsold VRDP Shares.

(iv)   In connection with any Special Rate Period designated pursuant to the Articles Supplementary, the Board, without the vote or consent of any Holder of VRDP Shares but with prior written consent of the Liquidity Provider, in the Notice of Special Rate Period relating to the VRDP Shares, as delivered to the Remarketing Agent and the Liquidity Provider, may provide for optional tender provisions relating solely to such Special Rate Period (“Special Optional Tender Provisions”) whereby the minimum number of days’ notice required for an Optional Tender may exceed seven days as specified in the Special Optional Tender Provisions for such Special Rate Period.

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(d)            The Remarketing Agent acknowledges and agrees to the following procedures in connection with a Mandatory Tender:

(i)     VRDP Shares are subject to Mandatory Tender upon the occurrence of a Mandatory Tender Event.  So long as the VRDP Shares are in book-entry form, any Mandatory Tender will be effected automatically through the book-entry system of the Securities Depository, without any action required on the part of Holders or Beneficial Owners.  Promptly following the occurrence of a Mandatory Tender Event, and in any event within three (3) Business Days thereafter, the Fund, or the Tender and Paying Agent at the direction of the Fund (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Fund), shall provide a Mandatory Tender Notice by Electronic Means to Holders, the Remarketing Agent and the Liquidity Provider, specifying a Purchase Date for all Outstanding VRDP Shares.  Any notice given in respect of a Mandatory Tender under the Articles Supplementary will be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

(ii)    Upon the occurrence of a Mandatory Tender Event, all Outstanding VRDP Shares automatically shall be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the designated Purchase Date by purchasers in the Remarketing in the event of a successful Remarketing or otherwise by the Liquidity Provider, including any VRDP Shares previously tendered pursuant to an Optional Tender for which the Purchase Date has not yet occurred.  In the event that VRDP Shares are issued in certificated form and a Holder of VRDP Shares fails to deliver such VRDP Shares to which a Mandatory Tender relates on or prior to the Purchase Date, the Holder of such VRDP Shares shall not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date.  Any such undelivered VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered VRDP Shares.  Any moneys held by the Tender and Paying Agent for the purchase of undelivered VRDP Shares will be held in a separate account by the Tender and Paying Agent, will not be invested, and will be held for the exclusive benefit of the Holder of such undelivered VRDP Shares.  The undelivered VRDP Shares will be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser a replacement VRDP Share certificate in lieu of such undelivered VRDP Shares.

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(e)                        It is further understood and agreed by and between the parties that, in connection with any attempted Remarketing, all tendered VRDP Shares shall be remarketed at the Purchase Price of such VRDP Shares.  The calculation of the Purchase Price of the VRDP Shares that are remarketed or purchased by the Liquidity Provider shall be made by the Remarketing Agent in advance of such Remarketing or purchase and, together with the details of the aggregate number and Purchase Price of remarketed VRDP Shares and the aggregate number and Purchase Price of VRDP Shares to be purchased by the Liquidity Provider pursuant to the Purchase Obligation, shall be communicated by the Remarketing Agent to the Fund, the Liquidity Provider and the Tender and Paying Agent by Electronic Means by 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, as described below.  The proceeds of any sale of any remarketed VRDP Shares by the Remarketing Agent relating to tendered VRDP Shares will be used by the Tender and Paying Agent for the purchase of the tendered VRDP Shares at the Purchase Price, and the terms of the sale will provide for the wire transfer of such Purchase Price by the Remarketing Agent to be received by the Tender and Paying Agent no later than 11:00 a.m., New York City time, on the related Purchase Date for payment to the Agent Member of the Beneficial Owner, in the case of an Optional Tender, or Holder, in the case of a Mandatory Tender, tendering VRDP Shares for sale through the Securities Depository in immediately available funds against delivery of the tendered VRDP Shares to the Tender and Paying Agent through the Securities Depository, the delivery of such VRDP Shares to the Tender and Paying Agent through the Securities Depository no later than 2:00 p.m., New York City time, on the related Purchase Date, and the re-delivery of such VRDP Shares by means of “FREE” delivery through the Securities Depository to the Remarketing Agent for delivery to the purchaser’s Agent Member through the Securities Depository by 3:00 p.m., New York City time, on the related Purchase Date.

(f)                        The Remarketing Agent acknowledges and agrees that, by 2:00 p.m., New York City time, on the Business Day immediately preceding each Purchase Date, the Remarketing Agent shall deliver a notice, in the form attached as Annex I hereto, to the Tender and Paying Agent and the Liquidity Provider (a “Remarketing Notice”), by Electronic Means, that sets forth the number of VRDP Shares, if any, that it successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such sold VRDP Shares and the number of VRDP Shares, if any, not successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such unsold VRDP Shares to be paid by the Liquidity Provider.  If the  Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the VRDP Shares to be purchased on such Purchase Date, the Tender and Paying Agent shall promptly, and in any event not later than 4:00 p.m., New York City time, on such Business Day, deliver by Electronic Means to the Liquidity Provider (with a copy to the Fund) a Preliminary Notice of Purchase that, subject to delivery of the Final Notice of Purchase on the Purchase Date described below, provides for the purchase by the Liquidity Provider of the number of such VRDP Shares that the Remarketing Agent stated in the Remarketing Notice as not having been successfully remarketed, including the aggregate Purchase Price of such VRDP Shares, as calculated by the Remarketing Agent.  If the Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the VRDP Shares to be purchased on such Purchase Date (or if proceeds from a Remarketing for any tendered VRDP Shares have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date), the Tender and Paying Agent shall deliver by Electronic Means to the Liquidity Provider (with a copy to the Fund) by 12:00 noon, New York City time, on such Purchase Date a Final Notice of Purchase that states the number of VRDP Shares required to be purchased by the Liquidity Provider.  For purposes of the Final Notice of Purchase, any tendered VRDP Shares for which remarketing proceeds have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date (other than VRDP Shares owned by the Remarketing Agent and tendered for Remarketing), shall be treated as not having been successfully remarketed and will be required to be purchased by the Liquidity Provider.  The payment obligation of the Liquidity Provider will equal the Purchase Price of the VRDP Shares, stated in the Final Notice of Purchase delivered to the Liquidity Provider, as being required to be purchased by the Liquidity Provider.

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With respect to the Remarketing Agent’s responsibilities, but without affecting the Tender and Paying Agent’s role as intermediary, the Remarketing Agent hereby agrees that it shall remarket tendered VRDP Shares only to Persons that also are registered investment companies under the 1940 Act (each, a "RIC").

Notwithstanding the foregoing, the Remarketing Agent may, with the prior consent of the Fund, remarket to any Person that is not a RIC (a "Non-RIC") VRDP Shares tendered by a Beneficial Owner or Holder (other than the Liquidity Provider and Remarketing Agent), only if the Remarketing Agent (i) accepts an actionable bid from the Non-RIC, (ii) purchases the tendered VRDP Shares from the Beneficial Owner or Holder thereof on the Purchase Date at the Purchase Price with the Remarketing Agent’s own funds on a riskless principal basis, (iii) resells such VRDP Shares to the Non-RIC making such actionable bid at the Purchase Price, and (iv) records such purchase and resale on its books and records in accordance with this provision (a "Riskless Principal Transaction").

VRDP Shares owned by the Liquidity Provider or the Remarketing Agent other than in a Riskless Principal Transaction, which shall be subject to the requirements of the preceding paragraph, may be sold to Non-RICs through a Remarketing or otherwise with the prior consent of the Fund; provided that such prior consent shall not be required if such VRDP Shares are sold (i) to an affiliate of the Liquidity Provider or Remarketing Agent or (ii) in connection with a repurchase financing transaction.  For purposes of the preceding sentence, the Fund's prior consent shall not be unreasonably withheld or delayed with respect to sales to (1) a tender option bond trust (all of  the investors in which are RICs, banks, insurance companies or any companies that are included in the S&P 500 (or a direct or indirect wholly-owned subsidiary thereof)) or (2) to any bank, insurance company or any company that is included in the S&P 500 (or a direct or indirect wholly-owned subsidiary thereof); provided, that with respect to any other purchaser, any consent withheld by the Fund because of the identity of such purchaser shall not be deemed unreasonable.

(g)                        Except as otherwise expressly provided for herein, the purchase and delivery of tendered VRDP Shares and their Remarketing will be accomplished in accordance with the applicable procedures of the Securities Depository.

(h)                        At any time after the termination of the VRDP Shares Purchase Agreement (or with respect to a remarketing of VRDP Shares held by the Liquidity Provider as to which any then-effective Purchase Obligation by a successor liquidity provider is inapplicable), any VRDP Shares unsold in a Remarketing will be returned to the relevant tendering Beneficial Owners or their Agent Members, or the relevant tendering Holders, as the case may be, by the Tender and Paying Agent.

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(i)                        In connection with the allocation of VRDP Shares tendered for Remarketing, the Remarketing Agent shall allocate those VRDP Shares previously acquired by the Liquidity Provider pursuant to its Purchase Obligation first to any purchasers in a Remarketing (such allocation coming first from those VRDP Shares acquired earliest by the Liquidity Provider).

(j)                        The Remarketing Agent agrees that if, at any time, either Moody’s or Fitch or any Other Rating Agency shall not make available a rating for the VRDP Shares required for the Remarketing Agent to calculate any Maximum Rate, or if both Moody’s and Fitch shall not make available such a rating, the Fund shall select, with the prior written consent of the Liquidity Provider, one or more Other Rating Agencies for such purpose.

(k)                        The Remarketing Agent shall use commercially reasonable efforts to meet the timing requirements set forth above.  Subject to Section 3(h) hereof, the Remarketing Agent may, in its sole discretion, modify the settlement procedures set forth above with respect to any Remarketing upon ten (10) days’ prior written notice to the Fund, the Liquidity Provider and the Tender and Paying Agent, provided any such modification does not adversely affect the Holders, the Beneficial Owners, the Tender and Paying Agent, the Liquidity Provider or the Fund.

(l)                        If the Remarketing Agent in its sole discretion decides to purchase unsold VRDP Shares for its own account, on each Purchase Date, the Remarketing Agent will settle such purchase delivery against payment of the Purchase Price for such VRDP Shares to be received by the Tender and Paying Agent by 11:00 a.m., New York City time, on such Purchase Date.  The Remarketing Agent is not obligated to purchase any VRDP Shares that would otherwise remain unsold in a Remarketing.

(m)                        It is expressly understood and agreed by the parties hereto that VRDP Shares as to which the Remarketing Agent is the Beneficial Owner may be held by the Remarketing Agent for its own account or for the account of others, and may be remarketed or otherwise sold by the Remarketing Agent, subject to the restrictions on sales to Non-RICs set forth in Section 2(f).  The Remarketing Agent may sell VRDP Shares for its own account outside of a Remarketing at a price other than the Purchase Price, subject to the restrictions on sales to Non-RICs set forth in Section 2(f).

(n)                        The Remarketing Agent shall remarket or otherwise offer and sell the VRDP Shares only to Persons that it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in transactions meeting the requirements of Rule 144A.

(o)                        The provisions contained in the Articles Supplementary concerning Special Rate Periods and the notification of a Special Rate Period shall be followed by the Fund and, to the extent applicable, the Remarketing Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

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(p)                        Whenever the Fund intends to include any net capital gains or other taxable income in any dividend on VRDP Shares, the Fund may notify the Remarketing Agent and Tender and Paying Agent of the amount to be so included (i) not later than 14 calendar days preceding the first Rate Determination Date on which the Applicable Rate for such dividend is to be established, and (ii) for any immediately following Rate Determination Date on which the Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding Rate Determination Date.  Whenever such advance notice is received from the Fund, the Tender and Paying Agent will notify each Holder within two Business Days of receipt by the Tender and Paying Agent of such notice and the Remarketing Agent shall promptly notify each potential Beneficial Owner or its Agent Member after receipt of such advance notice by the Remarketing Agent.  With respect to a Rate Period for which such advance notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the Rate Period.

(q)                        The Remarketing Agent acknowledges and agrees that, unless the Liquidity Provider notifies the Remarketing Agent of its intention to sell such VRDP Shares outside of a Remarketing pursuant to Section 2.03 of the Fee Agreement, any VRDP Shares held by the Liquidity Provider shall be deemed to have been tendered for Remarketing pursuant to an Optional Tender on each Business Day immediately following the acquisition of such VRDP Shares by the Liquidity Provider, and such notice shall be deemed to have been given in a timely manner.

(r)                        (i)  The Fund and the Remarketing Agent agree that the Fund, with the prior written consent of the Liquidity Provider and after consultation with the Remarketing Agent, (A) may adjust the Applicable Percentage and the Applicable Spread upward (and if previously adjusted upward, subsequently downward), provided, that, notwithstanding any provision to the contrary in this Agreement, the Maximum Rate is equal to or higher than the rates determined as set forth in the Articles Supplementary, and immediately following any such increase, the Fund would be in compliance with the Minimum VRDP Shares Asset Coverage and the VRDP Shares Basic Maintenance Amount in the Rating Agency Guidelines of the Rating Agency or Rating Agencies then rating the VRDP Shares at the request of the Fund, and (B) in the event of Special Rate Periods of greater than 364 days, may adjust the Maximum Rate upward, provided, that, notwithstanding any provision to the contrary in this Agreement, immediately following any such increase, the Fund would be in compliance with the Minimum VRDP Shares Asset Coverage and the VRDP Shares Basic Maintenance Amount in the Rating Agency Guidelines of the Rating Agency or Rating Agencies then rating the VRDP Shares at the request of the Fund.

   (ii)    Notwithstanding any provision to the contrary in this Agreement, in no event shall the Maximum Rate exceed 15%; provided, however, that in the event the Fund has given notification prior to the Applicable Rate Determination for the Rate Period pursuant to the Articles Supplementary that any ordinary income or capital gains will be included in the dividend on VRDP Shares for that Rate Period, the Maximum Rate shall not exceed 15% divided by the quantity 1 minus (i) the maximum marginal regular federal personal income tax rate applicable to ordinary income or net capital gains (as applicable) each expressed as a decimal applicable to ordinary income or net capital gains (as applicable), or (ii) the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains (as applicable), each expressed as a decimal applicable to ordinary income or net capital gains (as applicable), whichever is greater and determined on a weighted average basis in respect of the relative amounts of ordinary income and net capital gains.

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  (iii)   Upon each adjustment to the Applicable Percentage, the Applicable Spread or the Maximum Rate made in accordance with subsection (r)(i) above, the Remarketing Agent shall record promptly on Schedule I to this Agreement each such adjustment, if any, and thereupon provide copies of the updated Schedule I by Electronic Means to each of the Fund, the Liquidity Provider and the Tender and Paying Agent.

Section 3.     Representations, Warranties and Covenants of the Remarketing Agent and the Fund.

(a)                        The Remarketing Agent hereby represents and warrants to, and agrees with, the Fund and the Liquidity Provider that it shall, subject to Section 2(m), remarket or otherwise offer and sell the VRDP Shares only to Persons that it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A and in accordance with the information under the caption “Notice to Investors” in the Offering Memorandum.

(b)                        The Remarketing Agent hereby represents and warrants to, and agrees with, the Fund and the Liquidity Provider in connection with each Remarketing that no form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) has been or will be used by the Remarketing Agent or any of its representatives in connection with a Remarketing of VRDP Shares, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(c)                        The Fund represents and warrants to, and agrees with, the Remarketing Agent and the Liquidity Provider that the VRDP Shares are not of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system.

(d)                        The Fund represents and warrants to, and agrees with, the Remarketing Agent and the Liquidity Provider as of the date hereof, and as of each Purchase Date, that (i) the Fund has made all the filings with the United States Securities and Exchange Commission (the “Commission”) that are required to be made under the 1940 Act, and the rules and regulations thereunder (the “1940 Act Regulations”) (collectively, the “1940 Act Documents”), (ii) each 1940 Act Document complies in all material respects with the requirements of the 1940 Act and the 1940 Act Regulations, and each 1940 Act Document did not at the time of filing with the Commission include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) as of each Rate Determination Date after the date hereof, the applicable Remarketing Materials (as defined in Section 7), as amended or supplemented, including any subsequently filed 1940 Act Document on or prior to such Purchase Date (or, if applicable, by any document filed pursuant to the Securities Act and the rules and regulations thereunder), except for any Liquidity Provider Information (as defined in Section 9), will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(e)                        The Fund represents, warrants and covenants with the Remarketing Agent and the Liquidity Provider that (i) neither it nor any Person acting on its behalf has or will directly or indirectly, make offers or sales of any security (as defined in the Securities Act) under circumstances that would require the registration of the VRDP Shares under the Securities Act, (ii) it shall not, and shall not permit its affiliates (as defined in Rule 501(b) under the Securities Act) to, make any offer or sale of securities of the Fund of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would, with respect to the VRDP Shares, render invalid the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise, and (iii) if at any time the Fund is not furnishing information to the Commission pursuant to the 1940 Act and/or the 1940 Act Regulations to satisfy its filing requirements pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Fund shall furnish, or cause to be furnished, to holders of VRDP Shares and prospective purchasers of VRDP Shares, upon request and for the benefit of holders from time to time of VRDP Shares, information with respect to the Fund satisfying the requirements of subsection (d)(4) of Rule 144A.

(f)                        It is expressly understood and agreed by the parties hereto that the Remarketing Agent’s obligation to remarket VRDP Shares shall extend to and include any VRDP Shares tendered by the Liquidity Provider as the Beneficial Owner (whether the Liquidity Provider acquired such VRDP Shares pursuant to its Purchase Obligation under the VRDP Shares Purchase Agreement or otherwise).

(g)                        The Remarketing Agent acknowledges and agrees to perform its duties and obligations under the VRDP Purchase Agreement.

(h)                        Without the prior written consent of the Liquidity Provider (such consent not to be unreasonably withheld), the Remarketing Agent shall not modify the settlement procedures as set forth in Section 2 of Part II of the Articles Supplementary as described in Section 2(f) thereof insofar as they affect settlement with the Liquidity Provider.

Section 4.     Fees and Expenses.  For the performance of its services as Remarketing Agent hereunder, the Fund shall pay to the Remarketing Agent in arrears on the first day of each calendar month (or, if such day is not a Business Day, on the next succeeding Business Day) a monthly fee for each VRDP Share Outstanding on the first calendar day of the immediately preceding calendar month, in an amount, equal to (a) the product of (i)          % times $100,000 multiplied by (ii) the actual number of days from and including such first calendar day of the immediately preceding calendar month to and including the last calendar day of such immediately preceding month or, if applicable, the date of any prior redemption or liquidation for such VRDP Share (as the case may be) divided by (b) 365. For purposes of the foregoing calculation the defined term Outstanding shall be deemed not to include clauses (ii) and (iii) of the definition thereof.  The fee for the period from and including the Closing Date to and including July 31, 2011 shall be paid on August 1, 2011, provided, that the day count for such fee calculation pursuant to clause (a)(ii) of the immediately second preceding sentence for such payment on August 1, 2011 shall be 32 days and the fee shall be calculated in respect of each VRDP Share Outstanding on the Closing Date instead of the immediately preceding month.

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The Fund will pay all reasonable expenses of delivering remarketed VRDP Shares and reimburse the Remarketing Agent for all reasonable direct out of pocket expenses incurred by it as Remarketing Agent, including reasonable counsel fees and disbursements.

Section 5.     Resignation, Suspension and Removal of the Remarketing Agent.

(a)                        The Remarketing Agent may resign and be discharged from its duties and obligations hereunder with respect to the VRDP Shares by giving 90 days’ prior written notice to the Fund, the Securities Depository, the Tender and Paying Agent and the Liquidity Provider pursuant to Section 24 of this Agreement and by Electronic Means.

(b)                        In addition to being able to resign pursuant to the provisions of Section 5(a) hereof or terminate the Remarketing Agreement pursuant to the provisions of Section 10(b) hereof, the Remarketing Agent may terminate the Remarketing Agreement with respect to the VRDP Shares or may resign with respect to the VRDP Shares by giving notice in writing to the Fund, the Liquidity Provider, the Securities Depository and the Tender and Paying Agent pursuant to Section 24 of this Agreement and by Electronic Means, if any of the following events has occurred and has not been cured prior to the proposed date of such termination or resignation (in the case of (iv), (v), (vi), (vii) or (viii) below, for a period of 30 days after the Remarketing Agent has given notice thereof to the Fund and the Liquidity Provider specifying the condition or event): (i) the rating of such VRDP Shares shall have been downgraded or withdrawn by an NRSRO, the effect of which, in the reasonable opinion of the Remarketing Agent, is to affect materially and adversely the market price of such VRDP Shares or the ability of the Remarketing Agent to remarket such VRDP Shares; (ii) all of the VRDP Shares shall have been redeemed and redemption proceeds have been paid to the relevant Holders; (iii) without the prior written consent of the Remarketing Agent, the Articles Supplementary, the Charter or the Tender and Paying Agent Agreement shall have been amended in any manner that, in the reasonable opinion of the Remarketing Agent, materially and adversely changes the nature of such VRDP Shares or the remarketing procedures; (iv) legislation, or a decision by a court of the United States shall be rendered, or stop order, ruling, regulation or official statement by, or on behalf of, the Commission or other governmental agency having jurisdiction of the subject matter shall be made, to the effect that the offering or sale of the VRDP Shares is or would be in violation of any provision of the Securities Act as then in effect, or the Exchange Act as then in effect, or with the purpose or effect of otherwise prohibiting the offering or sale of the VRDP Shares, as contemplated hereby, without registration under the Securities Act; (v) any legislation, resolution, ordinance, rule or regulation shall be enacted by, any governmental body, department or agency of the United States or the State of New York, or a decision by any court of competent jurisdiction within the United States or the State of New York shall be rendered, which, in the Remarketing Agent's reasonable opinion, materially adversely affects the marketability of the VRDP Shares; (vi) additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange, which, in the Remarketing Agent's reasonable opinion, materially adversely affects the marketability of the VRDP Shares; (vii) any litigation shall be instituted, pending or threatened to restrain or enjoin the sale or remarketing of the VRDP Shares or in any way protesting or affecting any authority for or the validity of the VRDP Shares or this Agreement, or the existence or powers of the Fund or the Liquidity Provider to perform, as applicable, its obligations hereunder or under the VRDP Shares Purchase Agreement; or (viii) there is any material adverse change in the affairs of the Fund or the Liquidity Provider, which in the sole judgment of the Remarketing Agent, makes it impractical or inadvisable to proceed with the remarketing of the VRDP Shares as contemplated by this Agreement and by the Offering Memorandum.  Notwithstanding the foregoing, so long as the Purchase Obligation is in effect, following notice of a Mandatory Tender Event, the Remarketing Agent may not terminate the Remarketing Agreement or resign until after the purchase of the VRDP Shares required to be made on the related Purchase Date.

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(c)                        The Fund, with the prior written consent of the Liquidity Provider, may remove the Remarketing Agent with respect to the VRDP Shares by giving at least 60 days’ prior written notice to the Remarketing Agent, the Tender and Paying Agent, if any, and the Liquidity Provider; provided, however, that no such removal shall become effective for an additional 30 days unless the Fund shall have appointed, with the prior written consent of the Liquidity Provider (such consent not to be unreasonably withheld), at least one nationally recognized securities dealer with experience in remarketing variable rate securities as a successor Remarketing Agent for the VRDP Shares and the successor Remarketing Agent shall have entered into a remarketing agreement with the Fund, in form and substance satisfactory to the Fund and the Liquidity Provider, in which it shall have agreed to, among other duties, conduct Remarketings in respect of VRDP Shares and determine the Applicable Rate on each Rate Determination Date for the VRDP Shares in accordance with the terms and conditions of the Articles Supplementary; provided, further, however, that if the Liquidity Provider is an affiliate of the Remarketing Agent, the Remarketing Agent may not be removed unless the Liquidity Provider consents to such removal or the successor Remarketing Agent agrees to purchase any VRDP Shares owned by the Remarketing Agent as of the effective date of such removal at a purchase price equal to the Liquidation Preference thereof plus accumulated but unpaid dividends thereon (whether or not earned or declared) to the effective date of such removal.

In each of the occurrences described in clause (a), (b) or (c), the Fund shall use its best efforts to appoint a successor Remarketing Agent for such VRDP Shares and enter into a remarketing agreement with such person as soon as reasonably practicable.

Section 6.    Dealing in the VRDP Shares.  (a) The Remarketing Agent in its sole discretion may purchase for its own account VRDP Shares in a Remarketing; however, the Remarketing Agent shall not be obligated to purchase any VRDP Shares that would otherwise remain unsold in a Remarketing.  None of the Fund, the Tender and Paying Agent nor the Remarketing Agent shall be obligated in any case to provide funds to make payment to a Beneficial Owner or its Agent Member upon such Beneficial Owner’s tender of its VRDP Shares in a Remarketing unless, in each case, such VRDP Shares were acquired for the account of the Fund, the Tender and Paying Agent or the Remarketing Agent.  The Remarketing Agent may exercise any vote or join in any action which any Holder of VRDP Shares may be entitled to exercise or take pursuant to the Articles Supplementary with like effect as if it did not act in any capacity hereunder.  The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Fund as freely as if it did not act in any capacity hereunder.

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(b)                          The Fund acknowledges and agrees, whether or not the Remarketing Agent or any affiliate thereof has advised or is currently advising the Fund on other matters, that in connection with the remarketing of the VRDP Shares and any other duties or obligations of the Remarketing Agent pursuant to and/or as set forth in this Agreement:  (a) the Remarketing Agent is not an advisor (including, without limitation, a Municipal Advisor (as such term is defined in Section 975(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act), an “advisor”) of, and owes no fiduciary duty to, the Fund or any other person, (b) the Remarketing Agent’s duties and obligations to the Fund shall be limited to those contractual duties and obligations expressly set forth in this Agreement and the Articles Supplementary, and (c) the Fund has consulted with those independent legal, financial and any other advisors to the extent it deemed appropriate in connection with any questions or other issues it might have relating to the remarketing of the VRDP Shares.

Section 7.     Information.

(a)                        The Fund agrees to furnish to the Remarketing Agent and the Liquidity Provider:  (i) copies of the Offering Memorandum and the Articles Supplementary and its bylaws and any amendment thereto and each report or other document mailed or made available to Holders (including annual reports to shareholders) or filed by the Fund with the Commission (including any documents incorporated therein by reference); (ii) notice of the creation of any subsidiary by the Fund; (iii) notice of the purchase of VRDP Shares by a subsidiary or affiliate of the Fund as soon as the Fund shall become aware of such purchase; (iv) notice of the occurrence of any of the events set forth in clause (b)(i), (b)(ii) or (b)(iii) of Section 8 hereof; and (v) in connection with a Remarketing, the Offering Memorandum and such other publicly available remarketing information as the Remarketing Agent may reasonably request from time to time, including but not limited to the financial condition of the Fund.  The Fund agrees to provide the Remarketing Agent with as many copies of the foregoing materials and publicly available information as the Remarketing Agent may reasonably request for use in connection with any Remarketing of VRDP Shares and consents to the use thereof for such purpose.

(b)            If at any time during the term of this Agreement any event or condition known to the Fund relating to or affecting the Fund or the VRDP Shares shall occur which causes any of the Remarketing Materials (other than the Liquidity Provider Information) or any other materials or information made publicly available by the Fund to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Fund shall promptly notify the Remarketing Agent in writing of the circumstances and details of such event or condition and the Fund shall promptly prepare or cause to be prepared and delivered to the Remarketing Agent, at the Fund’s expense, a supplement or amendment to the Remarketing Materials describing the circumstances and details of such event or condition.

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Section 8.     Conditions to Obligations of the Remarketing Agent.  The obligations of the Remarketing Agent with respect to VRDP Shares under this Agreement have been undertaken in reliance on, and shall be subject to: (a) the due performance in all material respects by the Fund of its obligations and agreements as set forth in this Agreement (including Sections 3(d) and 7(b) hereof); and (b) the non-occurrence of any of the following events: (i) the rating of the VRDP Shares shall have been downgraded or withdrawn by an NRSRO after the date hereof, the effect of which, in the reasonable opinion of the Remarketing Agent, is to affect materially and adversely the market price of the VRDP Shares or the Remarketing Agent’s ability to remarket the VRDP Shares; (ii) all of the VRDP Shares shall have been redeemed by the Fund and redemption proceeds have been paid to the relevant Holders; or (iii) without the prior written consent of the Remarketing Agent, the Articles Supplementary, the Charter, or the Tender and Paying Agent Agreement, shall have been amended in any manner that in the reasonable opinion of the Remarketing Agent materially and adversely changes the nature of the VRDP Shares or the remarketing procedures; (iv) legislation, or a decision by a court of the United States shall be rendered, or stop order, ruling, regulation or official statement by, or on behalf of, the Commission or other governmental agency having jurisdiction of the subject matter shall be made, to the effect that the offering or sale of the VRDP Shares is or would be in violation of any provision of the Securities Act as then in effect, or the Exchange Act as then in effect, or with the purpose or effect of otherwise prohibiting the offering or sale of the VRDP Shares, as contemplated hereby, without registration under the Securities Act; (v) any legislation, resolution, ordinance, rule or regulation shall be enacted by, any governmental body, department or agency of the United States or the State of New York, or a decision by any court of competent jurisdiction within the United States or the State of New York shall be rendered, which, in the Remarketing Agent’s reasonable opinion, materially adversely affects the marketability of the VRDP Shares; (vi) additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange, which, in the Remarketing Agent’s reasonable opinion materially adversely affects the marketability of the VRDP Shares; (vii) any litigation shall be instituted, pending or threatened, to restrain or enjoin the sale or remarketing of the VRDP Shares or in any way protesting or affecting any authority for or the validity of the VRDP Shares or this Agreement, or the existence or powers of the Fund or the Liquidity Provider to perform, as applicable, its obligations hereunder or under the VRDP Shares Purchase Agreement; or (viii) there is any material adverse change in the affairs of the Fund or the Liquidity Provider, which in the sole judgment of the Remarketing Agent, makes it impractical or inadvisable to proceed with the remarketing of the VRDP Shares as contemplated by this Agreement and by the Offering Memorandum.    In the event of the failure of any such conditions with respect to VRDP Shares, the Remarketing Agent may terminate its obligations under this Agreement with respect to VRDP Shares as provided in Section 10(b).  Notwithstanding the foregoing, so long as the Purchase Obligation is in effect, following notice of a Mandatory Tender Event, the foregoing conditions shall not apply and the Remarketing Agent may not terminate this Agreement or resign until after the purchase of the VRDP Shares required to be made on the related Purchase Date.

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Section 9.     Indemnification.

(a)            The Fund agrees to indemnify and hold harmless the Remarketing Agent and the Liquidity Provider and its respective officers, directors and employees (collectively, the “Indemnified Persons” and individually, an “Indemnified Person”) from and against any losses, claims, damages or liabilities to which any Indemnified Person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any of the Remarketing Materials or the Offering Memorandum or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading (except with respect to the Liquidity Provider Information, or information provided by the Remarketing Agent specifically for use therein), or arise out of, or are based upon, any violation by the Fund of, or any failure by the Fund to perform, any of its obligations under, this Agreement.  The Fund agrees to promptly reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in investigating, defending or preparing to defend any such action or claim; provided, however, that the Fund shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of the use by the Remarketing Agent of any information that is not contained in the Remarketing Materials.  The indemnity agreement in this paragraph shall be in addition to any liability or obligation which the Fund may otherwise have to any Indemnified Person and shall extend upon the same terms and conditions to each person, if any, who controls the Remarketing Agent within the meaning of the Exchange Act. “Liquidity Provider Information” shall mean the (i) information under the captions “Summary — Liquidity Provider” and “Liquidity Provider” in the Offering Memorandum and (ii) any information in the Remarketing Materials under the caption “Liquidity Provider”, which in each case has been furnished in writing by the Liquidity Provider or its affiliates for inclusion therein (including without limitation through incorporation by reference).

(b)                        The Fund agrees to indemnify and hold harmless the Indemnified Persons from and against every loss, liability or expense, including without limitation, damages, fines, suits, actions, demands, costs, out-of-pocket expenses, and reasonable legal fees and expenses (collectively, “Losses”), that may be imposed on, incurred by, or asserted against, any Indemnified Person for or in respect of its (1) execution and delivery of this Agreement, (2) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Remarketing Agent is authorized to rely pursuant to the terms of this Agreement and (3) performance under this Agreement, except to the extent that the Loss resulted from such Indemnified Person’s gross negligence, willful misconduct, bad faith, violations of law, violations of the terms and conditions of this Agreement or the failure of the Remarketing Agent to have the authority to execute, deliver or perform this Agreement.  For the avoidance of doubt, the Fund agrees to indemnify and hold harmless the Indemnified Persons from and against any and all Losses that may be imposed on, incurred by, or asserted against, any Indemnified Person for or in respect of the failure of the Remarketing Agent to deliver Remarketing Materials during the course of a Remarketing, if such failure is due to the failure by the Fund to provide to the Remarketing Agent such Remarketing Materials for delivery (regardless of whether the Remarketing Agent has requested such Remarketing Materials), notwithstanding that such failure by the Remarketing Agent to deliver Remarketing Materials during the course of a Remarketing could be deemed a violation of law by an Indemnified Person.  The indemnity agreement in this paragraph shall be in addition to any liability or obligation which the Fund may otherwise have to any Indemnified Person and shall extend upon the same terms and conditions to each person, if any, who controls any Indemnified Person within the meaning of the Exchange Act.

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(c)                        Each Indemnified Person shall give notice as promptly as reasonably practicable to the Fund (the “Indemnifying Person”) of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Indemnifying Persons shall not relieve the Indemnifying Person from any liability which it may have otherwise than on account of this indemnity agreement.  No settlement or compromise of any such action shall be made without the consent of the Indemnifying Person, which consent shall not be unreasonably withheld.

(d)                        In case any such action is brought against any Indemnified Person, and it notifies the Indemnifying Person from which it seeks indemnification of the commencement thereof, the Indemnifying Person will be entitled to participate in, and, to the extent that it may wish, jointly with any other Indemnifying Person, similarly notified, to assume the defense thereof so long as its interests are not adverse to those of the Indemnified Person, with counsel reasonably satisfactory to such Indemnified Person, and after notice from the Indemnifying Person to such Indemnified Person of its election to assume the defense thereof, the Indemnifying Person will not be liable to such Indemnified Person under this Section 9 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of investigation.  Upon assumption by the Indemnifying Person of the defense of any such action or proceeding, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel but the Indemnifying Person shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof unless (i) the Indemnifying Person has agreed to pay such fees and expenses, (ii) the Indemnifying Person shall have failed to employ counsel reasonably satisfactory to the Indemnified Person in a timely manner, or (iii) the Indemnified Person shall have been advised by counsel that there are actual or potential conflicting interests between the Indemnifying Person and the Indemnified Person, including situations in which there are one or more legal defenses available to the Indemnified Person that are different from or additional to those available to the Fund.  If the Indemnifying Person elects not to assume the defense of any such suit, it will reimburse the Indemnified Persons for the reasonable fees and expenses of any counsel retained by them.  In the event that the parties to any such action (including impleaded parties) include the Indemnifying Person and one or more Indemnified Persons, and one or more Indemnified Persons shall have been advised by counsel reasonably satisfactory to the Indemnifying Person that there may be one or more legal defenses available to any of the Indemnified Persons, which are different from, additional to, or in conflict with those available to the Indemnifying Person, the Indemnifying Person will reimburse the Indemnified Persons for the reasonable fees and expenses of any counsel retained by the Indemnified Persons (it being understood that the Indemnifying Person shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (plus local counsel) for all Indemnified Persons, which firm shall be designated by the Indemnified Persons, the Remarketing Agent or the Indemnifying Person, as the case may be).  The Indemnifying Person agrees promptly to notify each Indemnified Person of the commencement of any litigation or proceedings against it in connection with the remarketing of the VRDP Shares.  The Indemnifying Person shall not consent to the terms of any compromise or settlement of any action against an Indemnified Person and defended by the Indemnifying Person in accordance with the foregoing without the prior consent of the Indemnified Person.  The Indemnifying Person shall not be liable under this Section 9 for the amount of any compromise or settlement of any action unless such compromise or settlement has been approved in writing by the Indemnifying Person, which approval shall not be unreasonably withheld.

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(e)                        If the indemnification provided for in subparagraph (a) of this Section 9 is unavailable, because of limitations imposed by securities laws or for any other reason, to a party that would otherwise have been an Indemnified Person under subparagraph (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the party that would have been an Indemnifying Person thereunder shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion so that the Remarketing Agent is responsible for that portion represented by the percentage that the Remarketing Agent’s fee (calculated for a one year period) with respect to the relevant remarketing bears to the aggregate principal amount of the VRDP Shares being remarketed but will not exceed the amount of such fee (calculated for a one year period) and the Fund is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereon referred to above in this subparagraph (e)) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claims (which shall be limited as provided in this subparagraph (f) above if the Indemnifying Person has assumed the defense of any such action in accordance with the provisions thereof).

(f)                        No person shall be entitled to indemnification or contribution under this Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder.

(g)                        The indemnity agreements contained in clauses (a), (b) and (c) of this Section 9 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent, and shall survive the termination or cancellation of this Agreement and the remarketing of any VRDP Shares hereunder.

(h)                        The parties hereto acknowledge and agree that funds paid by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement are not subject to claims for indemnification made against the Fund under Section 9(a) or 9(b) of this Agreement.

Section 10.  Termination of VRDP Shares Remarketing Agreement.

(a)                        This Agreement shall terminate as to the Remarketing Agent and its obligations hereunder with respect to VRDP Shares on the effective date of the resignation or removal of such Remarketing Agent pursuant to Section 5(a) and Section 5(b), respectively.

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(b)                        In addition, the Remarketing Agent may terminate this Agreement and all of its obligations hereunder with respect to VRDP Shares, by notifying the Fund, the Liquidity Provider and the Tender and Paying Agent of its election to do so, if any of the conditions referred to or set forth in Section 8 hereof with respect to VRDP Shares have not been met or satisfied in full and such failure shall have continued for a period of 30 days after such Remarketing Agent has given notice thereof to the Fund specifying the condition which has not been met and requiring it to be met; provided, however, that, subject to the last sentence of Section 8, termination of this Agreement with respect to VRDP Shares by the Remarketing Agent after giving the required notices with respect to VRDP Shares shall be immediate in the event of the occurrence and continuation of any event set forth in Section 8(b)(i), (ii) or (iii) hereof with respect to VRDP Shares.

(c)                        Upon termination of this Agreement, the Remarketing Agent, at the request of the Fund and at the expense of the Fund, shall use commercially reasonable efforts, subject to confidentiality restrictions, to deliver to the Fund or any person designated by the Fund information maintained by it with respect to the VRDP Shares in connection with its duties hereunder.

Section 11.  Remarketing Agent’s Performance; Duty of Care.

(a)                        The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Articles Supplementary.  No implied covenants or obligations shall be read into this Agreement, or the Articles Supplementary.  In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement and the Articles Supplementary, as to the truth of the statements expressed in any of such documents.  The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties.  The Remarketing Agent shall incur no liability to the Fund, the Fund’s investment adviser (the "Adviser"), the Liquidity Provider, the Tender and Paying Agent or to any Beneficial Owner (or its Agent Member) or any Holder of the VRDP Shares in its individual capacity or as Remarketing Agent for any action or failure to act, in connection with its duties under this Agreement and the Articles Supplementary or otherwise, except as a result of its bad faith, gross negligence or willful misconduct on its part.

(b)                        The Remarketing Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out or caused by the failure of any other party (other than an affiliate of the Remarketing Agent) to provide any notice, statement or document required to be delivered pursuant to any Related Document in connection with performance by the Remarketing Agent of the relevant obligation.

Section 12.  Amendment, Supplement or Modification of Agreements.  Without the prior written consent of the Remarketing Agent, the Fund will not agree or consent to any amendment, supplement or modification of the VRDP Shares Purchase Agreement, the Fee Agreement, the Tender and Paying Agent Agreement, this Agreement or the Articles Supplementary, nor waive any provision thereof, if such amendment, supplement, modification or waiver would materially adversely affect the interests of the Remarketing Agent, in the Remarketing Agent’s sole discretion; provided, that, for purposes of this Section 12, any changes or amendments to the rating agency criteria provided in the Articles Supplementary for the VRDP Shares shall not be deemed to materially adversely affect the interests of the Remarketing Agent if immediately following such changes or amendments the VRDP Shares continue to be rated in the highest preferred stock ratings category by at least one NRSRO.

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Section 13. Books and Records.  The Remarketing Agent shall keep such books and records with respect to the performance of its duties hereunder as shall be consistent with prudent industry practice and shall, to the extent permitted by law, make such books and records available for inspection by the Fund and the Liquidity Provider on reasonable notice during normal business hours.  Any costs and expenses associated with such inspections shall be for the account of the party requesting such inspection.

Section 14.  Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles that would require the application of the laws of another jurisdiction.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.

Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

The Fund, the Remarketing Agent, the Liquidity Provider and the Adviser each hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Related Documents in any court referred to in the preceding paragraph of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 15.  Waiver of Jury Trial.  The Fund and the Remarketing Agent hereby waive trial by jury in any action, proceeding or counterclaim brought by any of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement.

Section 16.  Term of Agreement.  Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof with respect to the VRDP Shares until the first day thereafter on which no such VRDP Shares are outstanding.  Regardless of any termination of this Agreement pursuant to any of the provisions hereof, the obligations of the Fund pursuant to Sections 3, 4 and 9 hereof and of the Remarketing Agent pursuant to Section 9 hereof shall remain operative and in full force and effect until fully satisfied.

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Section 17.  Successors and Assigns.  The rights and obligations of the Fund hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agent and the Liquidity Provider.  The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Fund and the Liquidity Provider.  This Agreement shall inure to the benefit of and be binding upon the Fund and the Remarketing Agent and their respective permitted successors and assigns, and, subject to Section 23, will not confer any benefit upon any other person, partnership, association or corporation other than persons, if any, controlling any Remarketing Agent within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, or any Indemnified Person to the extent provided in Section 9 hereof.  As used in this Section 17, the terms “successors” and “assigns” shall not include any purchaser of VRDP Shares merely because of such purchase.

Section 18.  Headings.  The section headings herein are for convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

Section 19.  Severability.  If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdiction or jurisdictions, because it conflicts with any provision of any constitution, statute, rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

Section 20.  Counterparts.  This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

Section 21. Remarketing Agent Not Acting as Underwriter.  It is understood and agreed by the parties hereto that the only obligations of the Remarketing Agent hereunder are as set forth in Sections 2, 3, 9 and 13 hereof.  When engaged in remarketing any properly-tendered VRDP Shares, the Remarketing Agent shall act only as agent for and on behalf of each owner of the VRDP Shares so tendered.  The Remarketing Agent shall not act as an underwriter for the tendered VRDP Shares and shall in no way be obligated to advance its own funds to purchase any tendered VRDP Shares (except to the extent that in its individual capacity as purchaser of those VRDP Shares it may elect, in accordance with Section 6 hereof, to purchase, in its sole discretion) or to otherwise expend or risk its own funds or incur or become exposed to financial liability in the performance of its duties hereunder.

Section 22.  Amendment.  This Agreement may be amended by any instrument in writing signed by all of the parties hereto so long as this Agreement as amended is not inconsistent with the Articles Supplementary in effect as of the date of any such amendment, provided that the parties to this Agreement agree not to unreasonably withhold or delay consent to any proposed amendment to Section 2(m) hereof.  The parties acknowledge that amendments to this Agreement (including with respect to Section 2(m)) are subject to prior notice requirements as set forth in the Tender and Paying Agent Agreement.

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Section 23.  Benefits.  Nothing herein, express or implied, shall give to any person, other than the Fund, the Liquidity Provider, the Remarketing Agent and their respective permitted successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.  Without limiting the generality of the foregoing, no Holder or Beneficial Owner (or their Agent Member) of VRDP Shares shall have or be deemed to have any right in respect of, or shall in any event be entitled to enforce or to seek recourse against any person in respect of, any provision of this Agreement, and any and all rights of holders of VRDP Shares or obligations of the Fund in respect thereof arise only under and as governed solely by the Charter, Articles Supplementary and by-laws as they are in effect from time to time.

Section 24.  Notices and Wire Instructions.  Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing and shall be deemed to have been validly given or made when delivered or mailed, by registered or certified mail, return receipt requested and postage prepaid, or by prepaid courier service, in each case, addressed as follows:  if to the Fund or the Adviser, to either of them at 100 Bellevue Parkway, Wilmington, Delaware 19809, Attention: Accounting Custody; if to the Remarketing Agent, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, 1111 Avenue of the Americas, 9th Floor, New York, New York 10036, Telephone: (212) 449-5544, Telecopy:  (646) 736-6960, Email:dg.temm@baml.com, mona.payton@baml.com, Robert.holmes@baml.com and Robert.tomeny@baml.com; and if to the Tender and Paying Agent, to The Bank of New York Mellon, Corporate Trust Division, Dealing and Trading Group, 101 Barclay Street, Floor 7W, New York, New York 10286, Attention: Joseph Denno, Telephone: (212) 815-2898, Fax: (212) 815-2830, Email: joseph.denno@bnymellon.com, Christina Sotiriou, Telephone: (212) 815-2888, Fax: (212) 815-2830, Email: christina.sotiriou@bnymellon.com and Kristen Tartaglione, Telephone: (212) 815-2902, Fax: (212) 815-2830, Email: kristen.tartaglione@bnymellon.com; or to such other address as any of the foregoing persons shall specify to the parties hereto in writing.

The Purchase Price of remarketed VRDP Shares shall be paid by the Remarketing Agent in immediately available funds by wire transfer to the Tender and Paying Agent in accordance with the following instructions:

The Bank of New York Mellon

New York, New York

ABA# 021 000 018

G/L/A# 111 565

For Further Credit to Account #704144

Ref: mm/dd/yy and Event (e.g., Purchase Date or Mandatory Tender)

Attn:  Joe Denno, Tel: (212) 815-2898

Email transmissions shall be deemed to have been validly given or made when sent to the following email addresses; if to the Fund or its investment adviser, to Accounting.Custody@BlackRock.com; if to the Remarketing Agent, to dg.temm@baml.com, mona.payton@baml.com, Robert.holmes@baml.com and Robert.tomeny@baml.com; or to such other address as any such parties shall specify to the other party in writing; if to the Liquidity Provider, to dg.pfloats@baml.com, james.nacos@baml.com and Thomas.visone@baml.com; and, if to the Tender and Paying Agent, to BlackRockTenders@bnymellon.com.

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Section 25.  Nonpetition Covenant.  Notwithstanding any prior termination of this Agreement, Merrill Lynch, Pierce, Fenner & Smith Incorporated, solely in its capacity as Remarketing Agent, hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the redemption and the payment in full of the VRDP Shares and all accumulated dividends, petition or otherwise invoke the process of any court or government authority for the purpose of commencing a case against, the Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Fund or any substantial part of the property of the Fund; provided, however, that nothing in this provision shall preclude, or be deemed to stop, the Remarketing Agent from taking any action prior to the expiration of the aforementioned one year and one day period (x) in any case or proceeding voluntarily filed or commenced by the Fund, (y) in any involuntary insolvency proceeding filed or commenced against the Fund by a Person other than the Remarketing Agent, or (z) with respect to its rights or preferences as a Beneficial Owner or Holder of VRDP Shares.

Section 26.  Confidentiality.  All information, whether oral, written, via computer disk or electronic media or otherwise, to which it is given access or is made available to it by the other party (including by such other party’s agents and representatives) in connection with the transactions contemplated by this Agreement or any other Related Document is referred to as “Confidential Information”.  Confidential Information shall include, without limitation, all technology, processes, trade secrets, contracts, proprietary information, portfolio information, historical and projected financial information, operating data and organizational cost structures, strategic or management plans, customer information and customer lists, whether received before or after the date hereof.  Confidential Information shall also include information of or relating to any parent, subsidiary or affiliate of a party.

Each party agrees to hold all Confidential Information in confidence, that it will not disclose any Confidential Information to any person, other than directors, officers, employees, agents or representatives (including those of a legal nature) (collectively, the “Representatives”) who have a need to know such information in connection with the transactions contemplated by this Agreement or any other Related Document (the “Transactions”), and that it will not use any such Confidential Information for purposes other than in connection with the Transactions. For the avoidance of doubt, any Rating Agency rating the VRDP Shares at the request of the Fund shall not be deemed to be a Representative for purposes of this Section 26 and will not be subject to the obligations of this Section 26.  Each party agrees to inform its Representatives of the confidential and valuable nature of the Confidential Information and of its obligations under this Section 26.  Each party shall be responsible and liable for any breach of this Section 26 by its Representatives.  Each party agrees to use reasonable care and implement reasonable controls, but in all events at least the same degree of care and controls that it uses to protect its own confidential and proprietary information of similar importance, to prevent the unauthorized use, disclosure or availability of Confidential Information.

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It is understood and agreed that no information shall be within the protection of this Section 26 where such information: (a) is or becomes publicly available through no fault of either party or its Representatives, (b) is authorized to be released by the disclosing party, (c) is rightly obtained from a third party, who, to the receiving party’s knowledge, is not under obligation of confidentiality, (d) is required to be disclosed as a matter of law or legal process or (e) is made available to any regulatory body.  Furthermore, the obligations of confidentiality set out in this Section 26 shall not extend to Confidential Information that is disclosed to Holders or Beneficial Owners or potential Holders or Beneficial Owners, in each case in their capacity as such, in the Remarketing Memorandum or the Remarketing Materials, in notices to Holders or Beneficial Owners pursuant to one or more of the Related Documents or pursuant to the Fund’s or the Liquidity Provider’s informational obligations under Rule 144A(d)(4) or other reporting obligation of the Securities and Exchange Commission.

In the event that either party to this Agreement or any of its Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, regulatory request or demand, civil investigative demand or similar process ("Legal Process")) to disclose any of the Confidential Information, such party may disclose such Confidential Information to the extent legally required; provided, however, that the Liquidity Provider shall, to the extent permitted by law, rule and regulation and reasonably practicable, notify the Fund prior to such disclosure by the Liquidity Provider so that the Fund may seek, at the Fund's expense, a protective order or other appropriate remedy; provided, further, that the Liquidity Provider will have no liability to the Fund for failure to provide such notice.  In the absence of such protective order, other remedy or waiver by the Fund, the Liquidity Provider may disclose such Confidential Information to the extent legally required.  Notwithstanding anything to the contrary contained herein, either party and its affiliates may disclose Confidential Information, without notice to the other party, to any governmental agency, regulatory authority or self-regulatory authority (including, without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee any aspect of the party's business or that of its affiliates in connection with the exercise of such authority or claimed authority.  Nothing herein shall require a party to fail to honor any Legal Process on a timely basis.

In the event that this Agreement is terminated, or at any time upon request, each party agrees to return promptly or destroy all copies of the Confidential Information without retaining any copies thereof and to destroy all copies of any analyses, compilations, studies or other documents prepared by it or for its use containing or reflecting any Confidential Information.  Provided however each party will be permitted to retain all or any portion or the Confidential Information to comply with its governing laws, regulations or internal policies.  Such Confidential Information shall remain subject to the confidentiality obligations set forth in this Section 26.

Inasmuch as any breach of this Section 26 may result in immediate and irreparable injury, it is recognized and agreed that each party shall be entitled to equitable relief, including injunctive relief and specific performance, in addition to all other remedies available at law.  Further, all obligations, rights and remedies hereunder shall survive any return or destruction of the Confidential Information and any termination of this Agreement; provided, however, that all obligations, rights and remedies hereunder shall survive the termination of this Agreement and remain in full force and effect for one (1) year after the termination of this Agreement.

It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege under this Section 26 shall operate as a waiver hereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Section 26.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.

By	/s/ Brendan Kyne
Name:	Brendan Kyne
Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ James Nacos
Name:	James Nacos
Title:	Authorized Signatory

31

ANNEX I

FORM OF REMARKETING NOTICE

[Date]

Bank of America, N.A.
One Bryant Park
1111 Avenue of the Americas, 9th Floor
New York, NY 10036
Attention:  James Nacos/Thomas Visone
Telephone:  (212) 449-7358 / (646) 743-1408
Fax:  (646) 736-7286
Email:  DG.Pfloats@baml.com; james.nacos@baml.com; Thomas.visone@baml.com

THE BANK OF NEW YORK MELLON
Corporate Trust Division
Dealing and Trading Group
101 Barclay Street, Floor 7W
New York, New York 10286
Fax:  (212) 815-2830
Email:  BlackRockTenders@bnymellon.com

[or to such other Person and/or address or telecopy number or email address as the Tender and Paying Agent and/or the Liquidity Provider may specify for the purpose by notice to the Remarketing Agent]

Re:	BlackRock MuniHoldings New Jersey Quality Fund, Inc.

Series W-7 Variable Rate Demand Preferred Shares (“VRDP Shares”)

Pursuant to Section 2(f) of the VRDP Shares Remarketing Agreement dated as of June 30, 2011 (the “VRDP Shares Remarketing Agreement”), by and among BlackRock MuniHoldings New Jersey Quality Fund, Inc., a non-diversified, closed-end investment company organized as a Maryland corporation, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware  corporation (the “Remarketing Agent”), the undersigned Remarketing Agent hereby notifies you of the following information regarding the Remarketing of the VRDP Shares as of the date hereof:

1.            Information regarding the VRDP Shares is as follows:

VRDP Shares Series:
CUSIP number:
Purchase Date:
Purchase Price per share of VRDP Shares:

2.            Remarketing Results:

(i) The number of VRDP Shares that were successfully remarketed for purchase on the Purchase Date: _________________.

(ii) The aggregate Purchase Price of the VRDP Shares that were SOLD in the Remarketing: _________________.

(iii) The number of VRDP Shares that were NOT successfully remarketed for purchase on the Purchase Date: _______________.

(iv) The aggregate Purchase Price of the VRDP Shares that were NOT SOLD in the Remarketing, to be paid by the Liquidity Provider: _______________.

3.            The undersigned hereby acknowledges that this Remarketing Notice is being provided by 11:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Date, by Electronic Means to the Liquidity Provider and to the Tender and Paying Agent.

4.            Capitalized terms used herein shall have the meanings given to them in or by reference to the VRDP Shares Remarketing Agreement.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Remarketing Agent

By:
Name:
Title:

Annex I - 2

ANNEX II

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC. (THE “FUND”)
SERIES W-7
VARIABLE RATE DEMAND PREFERRED SHARES (“VRDP SHARES”)

CUSIP NO. 09254X 705*

Mandatory Tender Notice

In accordance with the Fund’s Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares (“VRDP Shares”) dated June 28, 2011 (the “Articles Supplementary”), the Fund hereby notifies Holders of VRDP Shares and the Liquidity Provider of the Mandatory Tender of the Outstanding VRDP Shares for Remarketing or purchase by the Liquidity Provider on the Mandatory Tender Date specified below due to the occurrence of the following Mandatory Tender Event:

(please select the applicable Mandatory Tender Event)

  (i)            [Failure by the Fund to make a scheduled payment of dividends on a Dividend Payment Date]

 (ii)            [Liquidity Provider Ratings Event]

(iii)            [Failure by the Fund to pay the Liquidity Provider the applicable fee when due under the terms of the Fee Agreement if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that such failure to pay such fee constitutes a Mandatory Tender Event]

(iv)            [The eighth day prior to the scheduled date of the occurrence of an Extraordinary Corporate Event]

(v)             [The Fund has obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement by the fifteenth day prior to the Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced] [the effective date of the Alternate VRDP Shares Purchase Agreement is [●], and the Liquidity Provider is [●]]

(vi)            [The Fund has provided a Notice of Proposed Special Rate Period in accordance with the Articles Supplementary]

•
NOTE: Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Share certificate.  It is included solely as a convenience to Holders of VRDP Shares.

(vii)          [A breach by the Fund of its Effective Leverage Ratio covenant with the Liquidity Provider in the Fee Agreement and the failure to cure such breach within 60 days from the date of such breach (which 60-day period would include the Effective Leverage Ratio Cure Period), if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the Fund curing such breach prior to the delivery date of such notice from the Liquidity Provider)]

The Purchase Date for all Outstanding VRDP Shares for purchase by the Remarketing Agent in the event of a successful Remarketing or otherwise by the Liquidity Provider will be ___________, 20___.

(to determine the applicable Purchase Date, please note:)

The Purchase Date in respect of a Mandatory Tender Event will be not later than seven days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided, that: (i) the Purchase Date in connection with the failure of the Fund to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (ii) the Purchase Date in connection with the occurrence of an Extraordinary Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate Event, the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event will be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender Notice); (iii) the Purchase Date in connection with the Fund obtaining an Alternate VRDP Shares Purchase Agreement may not be later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement and the effective date of such Alternate VRDP Shares Purchase Agreement (which may not be later than the termination date of the VRDP Shares Purchase Agreement); and (iv) the Purchase Date in connection with a Notice of Proposed Special Rate Period may not be later than the first day of such proposed Special Rate Period.

Upon the occurrence of a Mandatory Tender Event, all Outstanding VRDP Shares automatically will be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the designated Purchase Date by purchasers in the Remarketing in the event of a successful Remarketing or otherwise by the Liquidity Provider, including any VRDP Shares previously tendered pursuant to an Optional Tender for which the Purchase Date has not yet occurred.

In the event that VRDP Shares are issued in certificated form and a Holder of VRDP Shares fails to deliver such VRDP Shares to which a Mandatory Tender relates on or prior to the Purchase Date, the Holder of such VRDP Shares will not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date.  Any such undelivered VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered VRDP Shares.  Any money held by the Tender and Paying Agent for the purchase of undelivered VRDP Shares will be held in a separate account by the Tender and Paying Agent, will not be invested, and will be held for the exclusive benefit of the Holder of such undelivered VRDP Shares.  The undelivered VRDP Shares will be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser a replacement VRDP Share certificate in lieu of such undelivered VRDP Shares.

Annex II - 2

Any notice given to Holders in respect of a Mandatory Tender shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

Terms used herein and not otherwise defined shall have the meanings given to such terms in the Articles Supplementary.

Dated:

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC.

By:

Name:

Title:

Annex II - 3

SCHEDULE I

MAXIMUM RATE ADJUSTMENTS

AMENDMENT

dated as of

April 17, 2014

to the

VRDP SHARES REMARKETING AGREEMENT

dated as of

June 30, 2011

between

BlackRock MuniHoldings New Jersey Quality Fund, Inc.

and
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Series W-7
Variable Rate Demand Preferred Shares (“VRDP Shares”)

AMENDMENT
TO THE
VRDP SHARES REMARKETING AGREEMENT

AMENDMENT TO THE VRDP SHARES REMARKETING AGREEMENT, dated as of April 17, 2014 (this “Amendment”)

BETWEEN:

(1)            BlackRock MuniHoldings New Jersey Quality Fund, Inc., a closed-end investment company organized as a Maryland corporation, (the “Fund”); and

(2)            Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation, (the “Remarketing Agent”).

WHEREAS:

The Fund issued pursuant to its Articles Supplementary Establishing and Fixing the Rights of VRDP Shares, dated June 28, 2011, as the same may be amended (the “Articles Supplementary”) its Series W-7 Variable Rate Demand Preferred Shares (the “VRDP Shares”);

In connection with the issuance of the VRDP Shares, the Fund and the Remarketing Agent entered into a VRDP Shares Remarketing Agreement, dated as of June 30, 2011 (the “Remarketing Agreement”) pursuant to which the Remarketing Agent agreed to act as agent for the Fund for the remarketing of the VRDP Shares that may be tendered for purchase from time to time and to perform certain other duties for the Fund;

The Fund has determined to designate a Special Rate Period for the VRDP Shares pursuant to, and in accordance with, the Articles Supplementary.  The Special Rate Period will commence on April 17, 2014 and end on April 19, 2017 or such later date to which it may be extended in accordance with the terms set forth under “Additional Provisions Relating to the Termination of Special Rate Period” in the Notice of Special Rate Period attached hereto as Exhibit A (the “Notice of Special Rate Period”).  All references in this Amendment to the “Special Rate Period” shall be to such Special Rate Period; and

The Fund and the Remarketing Agent wish to amend the Remarketing Agreement for the purpose of modifying certain of the respective rights and duties of the Fund and the Remarketing Agent under the Remarketing Agreement during the Special Rate Period.

NOW, THEREFORE, in consideration of the respective agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
MODIFICATIONS TO THE REMARKETING AGREEMENT

SECTION 1.01.         Definitions.

(a)                  Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Remarketing Agreement or by reference therein to other Related Documents.

SECTION 1.02.         Modifications to the Remarketing Agreement.

(a)                  The Remarketing Agent shall not be required to establish the Applicable Rate, calculate the Maximum Rate or provide any notification thereof during the Special Rate Period.

(b)                  During the period from (and including) the first day of the Special Rate Period to (but excluding) the day that is seven days prior to the end of the Special Rate Period, Section 4 of the Remarketing Agreement shall be amended by replacing the fee rate of          % with a fee rate of 0.01%.

(c)                  During the period from (and including) the first day of the Special Rate Period to (but excluding) the day that is seven days prior to the end of the Special Rate Period, Section 7 of the Remarketing Agreement shall not be applicable with respect to the information required to be delivered to the Remarketing Agent.

(d)                  Except to the extent provided in the Notice of Special Rate Period, Section 2(q) of the Remarketing Agreement shall not be applicable during the Special Rate Period.

(e)                  Beneficial Owners and Holders shall not have the right to tender their VRDP Shares for Remarketing pursuant to an Optional Tender during the Special Rate Period.

(f)                  During the Special Rate Period, there shall be no Mandatory Tender Events or Mandatory Tenders or any consequences or penalties as a result of there being no Mandatory Tender Events or Mandatory Tenders.

(g)                  Notwithstanding Section 2(m) of the Remarketing Agreement, during the Special Rate Period, the Remarketing Agent shall not transfer or dispose of any VRDP Shares owned by the Remarketing Agent, except in accordance with Section 3.02 of the Amendment, dated as of April 17, 2014, to the VRDP Shares Fee Agreement, dated as of June 30, 2013, by and between the Fund and Bank of America, N.A. (the "Amendment to the Fee Agreement"), as if such Section 3.02 applied to the Remarketing Agent rather than Bank of America, N.A.

(h)                  Section 2(p) of the Remarketing Agreement shall have no effect during the Special Rate Period.

(i)                  During the Special Rate Period, whenever the Fund intends or expects to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on VRDP Shares, the Fund shall notify the Tender and Paying Agent of the amount to be so included (i) not later than 14 calendar days preceding the first SRP Calculation Date on which the SRP Applicable Rate for such dividend is to be established and (ii) for any successive SRP Calculation Date on which the SRP Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding SRP Calculation Date.  Whenever such advance notice is received from the Fund, the Tender and Paying Agent will notify each Holder and each Beneficial Owner or its Agent Member identified to the Tender and Paying Agent.  With respect to a Rate Period for which such advance notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the SRP Calculation Period.

(j)                  During the Special Rate Period, notwithstanding Section 5(b)(i) or Section 8(b)(i), the Remarketing Agent may not have the right to resign or terminate the Remarketing Agent as a result of the withdrawal of the VRDP Shares’ short-term preferred shares ratings by a Rating Agency, and there shall be no other consequences, penalties or notices thereof with respect to such withdrawal.

SECTION 1.03.         The Notice of Special Rate Period and Ambiguities

(a)            During the Special Rate Period, the terms and provisions of the Notice of Special Rate Period shall be deemed a part of the Articles Supplementary.

(b)            In the event of any conflict between the terms of the Notice of Special Rate Period and the terms of the Remarketing Agreement (as amended by this Amendment) or the Related Documents (as amended by any amendments thereto), the terms of the Notice of Special Rate Period shall govern.

2

ARTICLE II
MISCELLANEOUS

SECTION 2.01.          Successors and Assigns.

The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither party hereto may assign or otherwise transfer any of its rights under this Amendment, by operation of law or otherwise, without the prior written consent of the other party.  Any assignment without such prior written consent shall be void.

SECTION 2.02.         Governing Law.

This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEROF IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AMENDMENT OR ANY MATTERS CONTEMPLATED HEREBY.

SECTION 2.03.          Waiver of Jury Trial.

THE FUND AND THE REMARKETING AGENT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AMENDMENT.

SECTION 2.04.          Counterparts.

This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 2.05.          Beneficiaries.

This Amendment is not intended and shall not be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder.

SECTION 2.06.          Indemnification.

During the Special Rate Period, references to this “Agreement” and “hereunder” in Section 9 of the Remarketing Agreement shall mean the Remarketing Agreement, as amended by this Amendment.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BLACKROCK MUNIHOLDINGS NEW JERSEY QUALITY FUND, INC., as Issuer

By:	/s/ Robert W. Crothers
Name: Robert W. Crothers
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ James Nacos
Name: James Nacos
Title: Authorized Signatory

Signature Page to the Amendment to the MUJ Remarketing Agreement

EXHIBIT A

NOTICE OF SPECIAL RATE PERIOD

[On File]